As filed with the U.S. Securities and Exchange Commission on April 25, 2024
1940 Act File No. 811-09599

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT
UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 32

STATE STREET MASTER FUNDS
(Exact Name of Registrant as Specified in Charter)

One Iron Street, Boston, Massachusetts 02210
(Address of Principal Executive Offices)
(617) 664-1465
(Registrant's Telephone Number)
Sean O’Malley, Esq.
Senior Vice President and General Counsel
c/o SSGA Funds Management, Inc.
One Iron Street
Boston, Massachusetts 02210
(Name and Address of Agent for Service)

Copy to:
Adam M. Schlichtmann, Esq.
Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, Massachusetts 02199-3600

EXPLANATORY NOTE
This Registration Statement on Form N-1A has been filed by the State Street Master Funds (the “Trust”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, beneficial interests in the Trust are not registered under the Securities Act of 1933 (the “1933 Act”) because such interests are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Trust may only be made by domestic investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Trust.

Part A
State Street International Developed Equity Index Portfolio
April 30, 2024
Because the State Street Master Funds (the “Trust”) is only registered under the Investment Company Act of 1940, as amended (the “1940 Act”), responses to Items 1, 2, 3, 4 and 13 of Form N-1A have been omitted. Item 8 is omitted because it is not applicable.
Introduction
The Trust is an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts on July 27, 1999.
The Trust offers beneficial interests of its series solely in private placement transactions that do not involve any “public offering”  within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in a series of the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security”  within the meaning of the 1933 Act.
Item 5. Management
SSGA Funds Management, Inc. (“SSGA FM” or the “Adviser”) serves as the investment adviser.
The professionals primarily responsible for the day-to-day management of the State Street International Developed Equity Index Portfolio are Karl Schneider and David Chin, each of which has served as a portfolio manager of the Portfolio since inception in 2015.
Karl Schneider, CAIA, is a Managing Director of the Adviser and Head of Traditional Beta Strategies for the Global Equity Beta Solutions Group in the Americas. He joined the Adviser in 1997.
David Chin is a Vice President of the Adviser and a Senior Portfolio Manager in the Global Equity Beta Solutions Group. He joined the Adviser in 1999.
Item 6. Purchase and Sale of Portfolio Interests
The minimum initial investment in the Portfolio is $50 million, although the Portfolio may waive the minimum in its discretion. There is no minimum subsequent investment.
Interests in the Portfolio (“Portfolio Interests”) are offered solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. An investor may withdraw all or any portion of its investment at the net asset value (“NAV”) next determined after it submits a redemption request, in proper form, to the Portfolio.
Item 7. Tax Information
The Portfolio is treated as a partnership for U.S. federal income tax purposes. As a partnership, the Portfolio generally is not itself subject to U.S. federal income tax. Instead, in computing its income tax liability, each investor in the Portfolio will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its investors. In general, cash distributions by the Portfolio to its investors will be treated as a nontaxable return of capital to investors to the extent of the investor's adjusted tax basis in its Portfolio Interests, and any amounts distributed in excess of basis will generally be
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treated as capital gain. Investors that intend to be treated as “regulated investment companies” under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), may be required to redeem Portfolio Interests in order to obtain sufficient cash to meet distribution requirements to qualify and be eligible for such treatment and to avoid an entity-level tax.
Item 8. Financial Intermediary Compensation
Not applicable to the registrant.
Item 9. Investment Objective, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings
The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the State Street International Developed Equity Index Portfolio (the “International Developed Equity Index Portfolio” or the “Portfolio”) are described below. See the Part B of the Registration Statement (“Part B”) for a description of certain fundamental investment restrictions for the Portfolio. The Portfolio's investment adviser is SSGA FM.
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Investment Objective
The Portfolio seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of a broad-based developed market (ex-U.S. and Canada) large and mid-capitalization equity index over the long term.
Principal Investment Strategies
The Portfolio is an “index” fund that seeks to track, before fees and expenses, the total return of the MSCI EAFE (Europe, Australasia, Far East) Index (the “Index”) over the long term. As an “index” fund, the Portfolio is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment.
In seeking to track the performance of the Index, the Portfolio expects to employ a sampling strategy, which means that the Portfolio will not typically purchase all of the securities represented in the Index. Instead, the Portfolio may purchase a subset of the securities in the Index or other investments in an effort to create a portfolio of securities with generally the same risk and return characteristics of the Index. The number of holdings in the Portfolio will be based on a number of factors, including the asset size of the Portfolio. Based on its analysis of these factors, SSGA FM may, instead, invest the Portfolio's assets in substantially all of the securities represented in the Index in approximately the same proportions as the Index.
Under normal circumstances, the Portfolio invests substantially all, but as a matter of policy no less than 80%, of its net assets (plus borrowings, if any) in securities, or American Depositary Receipts (“ADRs”) or Global Depositary Receipts (“GDRs”) based on securities, comprising the Index, or in other funds, including funds sponsored by the Adviser or its affiliates, or in other investments, that the Adviser expects to provide a return highly correlated to the Index or a portion of the Index. The notional value of the Portfolio's investments in derivatives or other synthetic instruments that provide exposure comparable, in the judgment of the Adviser, to the foregoing types of investments may be counted toward satisfaction of this 80% policy. The Portfolio will provide investors with at least sixty (60) days' notice prior to any change in its policy to invest at least 80% of its assets as described in the foregoing. The Portfolio may invest in equity securities that are not included in the Index (including common stock, preferred stock, depositary receipts and shares of other investment companies), cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by the Adviser). The Portfolio may use derivatives, including futures contracts and options, swaps, and contracts for differences, to obtain investment exposures that the Adviser expects to correlate closely with the Index or a portion of the Index.
Under normal circumstances, the Portfolio will invest at least 80% of its net assets (plus borrowings, if any) in equity securities of issuers in developed economies or securities markets. For this purpose, countries with “developed economies or securities markets” refers to countries that are included in the Index, or a global developed markets equity index, and countries with similar characteristics (countries that have sustained economic development, sufficient liquidity for listed companies and accessible markets). The notional value of the Portfolio's investments in derivatives or other synthetic instruments that provide exposures comparable, in the judgment of the Adviser, to investments in equity securities of issuers in developing economies or securities markets may be counted toward satisfaction of this 80% policy. The Portfolio will provide investors with at least 60 days' notice prior to any change in this 80% investment policy.
The Index is a free float-adjusted market capitalization index that is designed to capture large and mid-cap securities in developed market countries, excluding the United States and Canada. As of February 29, 2024, the Index comprised 782 securities covering companies across 21 countries and represented 85% of the free float-adjusted market capitalization of those countries. As of February 29, 2024, a significant portion of the Index comprised companies in the financials sector and companies located in Japan, the United Kingdom and Europe and a significant portion of the Index constituents are denominated in the Yen, the Pound Sterling and the Euro, although this may change from time to time. As of February 29, 2024, the full market capitalization of the companies included in the Index ranged from $1.36 billion to $388.34 billion. As of February 29, 2024, countries covered in the Index included Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom, although this may change from time to time.
The Index is sponsored by MSCI, Inc. (the “Index Provider”), which is not affiliated with the Portfolio or the Adviser. The Index Provider determines the composition of the Index, relative weightings of the securities in the Index and publishes information regarding the market value of the Index.
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Index Futures Contracts and Related Options. The Portfolio may buy and sell futures contracts and options on those futures contracts. An “index futures” contract is a contract to buy or sell units of an index at an agreed price on a specified future date. Depending on the change in value of the Index between the time when the Portfolio enters into and closes out an index future or option transaction, the Portfolio realizes a gain or loss. Options and futures transactions involve risks. For example, it is possible that changes in the prices of futures contracts will not correlate precisely with changes in the value of the Index. In those cases, use of futures contracts and related options might decrease the correlation between the return of the Portfolio and the return of the Index. In addition, the Portfolio incurs transaction costs in entering into, and closing out, positions in futures contracts and related options. Portfolios that enter into contracts with counterparties run the risk that the counterparty will be unwilling or unable to make timely settlement payments or otherwise honor its obligations. This risk is typically less for exchange-traded derivatives, such as those the Portfolio may invest in.
These costs typically have the effect of reducing the correlation between the return of the Portfolio and the return of the Index. Because the market for futures contracts and options may be illiquid, the Portfolio may have to hold a contract or option when the Adviser would otherwise have closed out the position, or it may only be able to close out at a price lower than what the Adviser believes is the fair value of the contract or option, thereby potentially reducing the return of the Portfolio.
Other Derivative Transactions. The Portfolio may enter into derivatives transactions involving options and swaps. These transactions involve many of the same risks as those described above under “Index Futures Contracts and Related Options.”  In addition, since many of such transactions are conducted directly with counterparties, and not on an exchange or board of trade, the Portfolio's ability to realize any investment return on such transactions may depend on the counterparty's ability or willingness to meet its obligations.
Additional Index Information. The Index's components are reconstituted on an ongoing, event-driven basis and are rebalanced quarterly. The Index Provider classifies each issuer in one country. The Index Provider generally determines the country classification of an issuer based on the issuer's country of incorporation and the primary listing of its securities. To the extent that an issuer is incorporated in a different country than the country in which its securities are principally traded, the Index Provider considers the following additional set of criteria to determine the issuer's country classification: (i) the secondary listings of the issuer's securities, if any; (ii) the geographic distribution of the issuer's shareholder base; (iii) the location of the issuer's headquarters; (iv) the geographic distribution of the issuer's operations (in terms of assets and revenues); (v) the issuer's history with respect to these criteria; and (vi) the country in which investors consider the issuer to be most appropriately classified based on communications between the Index Provider and investors.
Principal Risks of Investing in the International Developed Equity Index Portfolio
The Portfolio is subject to the following principal risks. You could lose money by investing in the Portfolio. Certain risks relating to instruments and strategies used in the management of the Portfolio are placed first. The significance of any specific risk to an investment in the Portfolio will vary over time, depending on the composition of the Portfolio's portfolio, market conditions, and other factors. You should read all of the risk information presented below carefully, because any one or more of these risks may result in losses to the Portfolio. An investment in the Portfolio is subject to investment risks, including possible loss of principal, is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.  The Portfolio may not achieve its investment objective. The Portfolio is not intended to be a complete investment program, but rather is intended for investment as part of a diversified investment portfolio. Investors should consult their own advisers as to the role of the Portfolio in their overall investment programs.
Market Risk. Market prices of investments held by the Portfolio will go up or down, sometimes rapidly or unpredictably. The Portfolio's investments are subject to changes in general economic conditions, general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile, and prices of investments can change substantially due to various factors, including, but not limited to, economic growth or recession, changes in interest rates, inflation, changes in actual or perceived creditworthiness of issuers and general market liquidity. Even if general economic conditions do not change, the value of an investment in the Portfolio could decline if the particular industries, sectors or companies in which the Portfolio invests do not perform well or are adversely affected by events. Further, legal, political, regulatory and tax changes also may cause fluctuations in markets and securities prices. Local, regional or global events such as war, military conflicts, acts of terrorism, natural disasters, public health issues, or other events could have a significant impact on the Portfolio and its investments. Due to the interconnectedness of economies and
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financial markets throughout the world, if the Fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the Fund's investments may be negatively affected. A widespread outbreak of an infectious illness, such as COVID-19, and efforts to contain its spread, may result in market volatility, inflation, reduced liquidity of certain instruments, disruption in the trading of certain instruments, and systemic economic weakness. The foregoing could impact the Portfolio and its investments and result in disruptions to the services provided to the Portfolio by its service providers.
Additionally, in the spring of 2023, the shut‐down of certain financial institutions raised economic concerns over disruption in the U.S. banking system.  There can be no certainty that the actions taken by the U.S. government to strengthen public confidence in the U.S. banking system will be effective in mitigating the effects of financial institution failures on the economy and restoring public confidence in the U.S. banking system.
Equity Investing Risk. The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer, such as management performance, financial leverage, non-compliance with regulatory requirements, and reduced demand for the issuer's goods or services. The values of equity securities also may decline due to general industry or market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time.
Non-U.S. Securities Risk. Investments in securities of non-U.S. issuers (including depositary receipts) entail risks not typically associated with investing in securities of U.S. issuers. Similar risks may apply to securities traded on a U.S. securities exchange that are issued by entities with significant exposure to non-U.S. countries. In certain countries, legal remedies available to investors may be more limited than those available with regard to U.S. investments. Because non-U.S. securities are typically denominated and traded in currencies other than the U.S. dollar, the value of the Portfolio's assets, to the extent they are non-U.S. dollar denominated, may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, and restrictions or prohibitions on the repatriation of non-U.S. currencies. Income and gains with respect to investments in certain countries may be subject to withholding and other taxes. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, and financial reporting standards, regulatory framework and practices comparable to those in the United States. The securities of some non-U.S. entities are less liquid and at times more volatile than securities of comparable U.S. entities, and could become subject to sanctions or embargoes that adversely affect the Portfolio's investment. Non-U.S. transaction costs, such as brokerage commissions and custody costs may be higher than in the U.S. In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, confiscatory taxation, and diplomatic developments that could adversely affect the values of the Portfolio's investments in certain non-U.S. countries. Investments in securities of non-U.S. issuers also are subject to foreign political and economic risk not associated with U.S. investments, meaning that political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters occurring in a country where the Portfolio invests could cause the Portfolio's investments to experience gains or losses.
Geographic Focus Risk. The performance of a fund that invests significantly in one or more countries or geographic regions will be closely tied to market, currency, economic, political, environmental, or regulatory conditions and developments in the countries or regions in which the fund invests, and may be more volatile than the performance of a fund that does not invest significantly in such countries or regions.
Europe. The Economic and Monetary Union of the EU requires compliance with restrictions on inflation rates, deficits, interest rates, debt levels and fiscal and monetary controls, each of which may significantly affect every country in Europe. Decreasing imports or exports, changes in governmental or EU regulations on trade, changes in the exchange rate of the euro (the common currency of certain EU countries), the default or threat of default by an EU member country on its sovereign debt, and/or an economic recession in an EU member country may have a significant adverse effect on the economies of EU member countries and their trading partners. The European financial markets have recently experienced volatility and adverse trends due to concerns about economic downturns or rising government debt levels in several European countries, including Greece, Ireland, Italy, Portugal and Spain. These events have adversely affected the exchange rate of the euro and may continue to significantly affect every country in Europe, including countries that do not use the euro.
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Responses to the financial problems by European governments, central banks and others, including austerity measures and reforms, may not produce the desired results, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and other entities of their debt could have additional adverse effects on economies, financial markets and asset valuations around the world. In addition, one or more countries may abandon the euro and/or withdraw from the EU. For example, on January 31, 2020, the United Kingdom (“UK”) formally withdrew from the EU (commonly referred to as “Brexit”) and, after a transition period, left the EU single market and customs union under the terms of a new trade agreement on December 31, 2020. The agreement governs the new relationship between the UK and EU with respect to trading goods and services, but critical aspects of the relationship remain unresolved and subject to further negotiation and agreement. Certain aspects of Brexit have had an adverse impact on the region, leading to increased inflation, labor shortages and business closures, among others. The full scope and nature of the consequences of the exit are not at this time known and are unlikely to be known for a significant period of time. It is also unknown whether the UK's exit will increase the likelihood of other countries also departing the EU. Any exits from the EU, or the possibility of such exits, may have a significant impact on the UK, Europe, and global economies, which may result in increased volatility and illiquidity, new legal and regulatory uncertainties and potentially lower economic growth for such economies that could potentially have an adverse effect on the value of the Portfolio's investments. In addition, a number of countries in Europe have suffered terrorist attacks and additional attacks may occur in the future. Such attacks may cause uncertainty in financial markets and may adversely affect the performance of the issuers to which the Portfolio has exposure.
Japan. The growth of Japan's economy has historically lagged that of its Asian neighbors and other major developed economies. The Japanese economy is heavily dependent on international trade and has been adversely affected by trade tariffs, other protectionist measures, competition from emerging economies and the economic conditions of its trading partners. China has become an important trading partner with Japan, yet the countries' political relationship has become strained. Should political tension increase, it could adversely affect the economy, especially the export sector, and destabilize the region as a whole. Japan also remains heavily dependent on oil imports, and higher commodity prices could therefore have a negative impact on the economy. The Japanese economy faces several other concerns, including a financial system with large levels of nonperforming loans, over-leveraged corporate balance sheets, extensive cross-ownership by major corporations, a changing corporate governance structure, and large government deficits. These issues may cause a slowdown of the Japanese economy. The Japanese yen has fluctuated widely at times and any increase in its value may cause a decline in exports that could weaken the Japanese economy. Japan has, in the past, intervened in the currency markets to attempt to maintain or reduce the value of the yen. Japanese intervention in the currency markets could cause the value of the yen to fluctuate sharply and unpredictably and could cause losses to investors. Japan has an aging workforce and has experienced a significant population decline in recent years. Japan's labor market appears to be undergoing fundamental structural changes, as a labor market traditionally accustomed to lifetime employment adjusts to meet the need for increased labor mobility, which may adversely affect Japan's economic competitiveness.
United Kingdom. The UK has one of the largest economies in Europe, and the United States and other European countries are substantial trading partners of the UK. As a result, the British economy may be impacted by changes to the economic condition of the United States and other European countries. The British economy relies heavily on the export of financial services to the United States and other European countries and, therefore, a prolonged slowdown in the financial services sector may have a negative impact on the British economy. Continued governmental involvement or control in certain sectors may stifle competition in certain sectors or cause adverse effects on economic growth. In the past, the UK has been a target of terrorism. Acts of terrorism in the UK or against British interests abroad may cause uncertainty in the British financial markets and adversely affect the performance of the issuers to which the Portfolio has exposure.
Currency Risk. Investments in issuers in different countries are often denominated in currencies other than the U.S. dollar. Changes in the values of those currencies relative to the U.S. dollar may have a positive or negative effect on the values of the Portfolio's investments denominated in those currencies. The values of other currencies relative to the U.S. dollar may fluctuate in response to, among other factors, interest rate changes, intervention (or failure to intervene) by national governments, central banks, or supranational entities such as the International Monetary Fund, the imposition of currency controls, and other political or regulatory developments. Currency values can decrease significantly both in the short term and over the long term in response to these and other developments. Continuing uncertainty as to the
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status of the Euro and the Economic and Monetary Union of the European Union (the “EMU”) has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU, or any continued uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of the Portfolio's portfolio investments.
Indexing Strategy/Index Tracking Risk. The Portfolio is managed with an indexing investment strategy, attempting to track the performance of an unmanaged index of securities. The Portfolio will seek to replicate Index returns, regardless of the current or projected performance of the Index or of the actual securities comprising the Index. This differs from an actively-managed fund, which typically seeks to outperform a benchmark index. The Portfolio generally will buy and will not sell a security included in the Index as long as the security is part of the Index regardless of any sudden or material decline in value or foreseeable material decline in value of the security, even though the Adviser may make a different investment decision for other actively managed accounts or portfolios that hold the security. As a result, the Portfolio's performance may be less favorable than that of a portfolio managed using an active investment strategy. The structure and composition of the Index will affect the performance, volatility, and risk of the Index (in absolute terms and by comparison with other indices) and, consequently, the performance, volatility, and risk of the Portfolio. Errors in index data, index computations or the construction of the Index in accordance with its methodology may occur from time to time and may not be identified and corrected by the Index Provider for a period of time or at all, which may have an adverse impact on the Portfolio and its shareholders. While the Adviser seeks to track the performance of the Index (i.e., achieve a high degree of correlation with the Index), the Portfolio's return may not match the return of the Index for a number of reasons. For example, the return on the sample of securities purchased by the Portfolio (or the return on securities not included in the Index) to replicate the performance of the Index may not correlate precisely with the return of the Index. The Portfolio incurs a number of operating expenses not applicable to the Index, and incurs costs in buying and selling securities. In addition, the Portfolio may not be fully invested at times, either as a result of cash flows into or out of the Portfolio or reserves of cash held by the Portfolio to meet redemptions. The Adviser may attempt to track the Index return by investing in fewer than all of the securities in the Index, or in some securities not included in the Index, potentially increasing the risk of divergence between the Portfolio's return and that of the Index. Changes in the composition of the Index and regulatory requirements also may impact the Portfolio's ability to match the return of the Index. The Adviser may apply one or more “screens” or investment techniques to refine or limit the number or types of issuers included in the Index in which the Portfolio may invest. Application of such screens or techniques may result in investment performance below that of the Index and may not produce results expected by the Adviser. Index tracking risk may be heightened during times of increased market volatility or other unusual market conditions.
Counterparty Risk. The Portfolio will be subject to credit risk with respect to the counterparties with which the Portfolio enters into derivatives contracts and other transactions such as repurchase agreements or reverse repurchase agreements. The Portfolio's ability to profit from these types of investments and transactions will depend on the willingness and ability of its counterparty to perform its obligations. If a counterparty fails to meet its contractual obligations, the Portfolio may be unable to terminate or realize any gain on the investment or transaction, resulting in a loss to the Portfolio. The Portfolio may experience significant delays in obtaining any recovery in an insolvency, bankruptcy, or other reorganization proceeding involving its counterparty (including recovery of any collateral posted by it) and may obtain only a limited recovery or may obtain no recovery in such circumstances. If the Portfolio holds collateral posted by its counterparty, it may be delayed or prevented from realizing on the collateral in the event of a bankruptcy or insolvency proceeding relating to the counterparty. Under applicable law or contractual provisions, including if the Portfolio enters into an investment or transaction with a financial institution and such financial institution (or an affiliate of the financial institution) experiences financial difficulties, then the Portfolio may in certain situations be prevented or delayed from exercising its rights to terminate the investment or transaction, or to realize on any collateral and may result in the suspension of payment and delivery obligations of the parties under such investment or transactions or in another institution being substituted for that financial institution without the consent of the Portfolio. Further, the Portfolio may be subject to “bail-in” risk under applicable law whereby, if required by the financial institution's authority, the financial institution's liabilities could be written down, eliminated or converted into equity or an alternative instrument of ownership. A bail-in of a financial institution may result in a reduction in value of some or all of its securities and, if the Portfolio holds such securities or has entered into a transaction with such a financial security when a bail-in occurs, such Portfolio may also be similarly impacted.
Depositary Receipts Risk. American Depositary Receipts (“ADRs”) are typically trust receipts issued by a U.S. bank or trust company that evidence an indirect interest in underlying securities issued by a foreign entity. Global Depositary Receipts (“GDRs”), European Depositary Receipts (“EDRs”), and other types of depositary receipts are typically issued by non-U.S. banks or financial institutions to evidence an interest in underlying securities issued by either a U.S. or a
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non-U.S. entity. Investments in non-U.S. issuers through ADRs, GDRs, EDRs, and other types of depositary receipts generally involve risks applicable to other types of investments in non-U.S. issuers. Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities, the Portfolio will be subject to the currency risk of both the investment in the depositary receipt and the underlying security. There may be less publicly available information regarding the issuer of the securities underlying a depositary receipt than if those securities were traded directly in U.S. securities markets. Depositary receipts may or may not be sponsored by the issuers of the underlying securities, and information regarding issuers of securities underlying unsponsored depositary receipts may be more limited than for sponsored depositary receipts. The values of depositary receipts may decline for a number of reasons relating to the issuers or sponsors of the depositary receipts, including, but not limited to, insolvency of the issuer or sponsor. Holders of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action. The prices of depositary receipts may differ from the prices of securities upon which they are based. To the extent the Portfolio invests in depositary receipts based on securities included in the Index, such differences in prices may increase index tracking risk.
Derivatives Risk. A derivative is a financial contract the value of which depends on, or is derived from, the value of an underlying asset, interest rate, or index. Derivative transactions typically involve leverage and may have significant volatility. It is possible that a derivative transaction will result in a loss greater than the principal amount invested, that changes in the value of a derivative transaction may not correlate perfectly with the underlying asset, and that the Portfolio may not be able to close out a derivative transaction at a favorable time or price. Risks associated with derivative instruments include potential changes in value in response to interest rate changes or other market developments or as a result of the counterparty's credit quality; the potential for the derivative transaction not to have the effect the Adviser anticipated or a different or less favorable effect than the Adviser anticipated; the failure of the counterparty to the derivative transaction to perform its obligations under the transaction or to settle a trade; possible mispricing or improper valuation of the derivative instrument; imperfect correlation in the value of a derivative with the asset, rate, or index underlying the derivative; the risk that the Portfolio may be required to post collateral or margin with its counterparty, and will not be able to recover the collateral or margin in the event of the counterparty's insolvency or bankruptcy; the risk that the Portfolio will experience losses on its derivatives investments and on its other portfolio investments, even when the derivatives investments may be intended in part or entirely to hedge those portfolio investments; the risks specific to the asset underlying the derivative instrument; lack of liquidity for the derivative instrument, including, without limitation, absence of a secondary trading market; the potential for reduced returns to the Portfolio due to losses on the transaction and an increase in volatility; the potential for the derivative transaction to have the effect of accelerating the recognition of gain; and legal risks arising from the documentation relating to the derivative transaction.
Financial Sector Risk. Financial services companies are subject to extensive governmental regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate.
Large-Capitalization Securities Risk. Securities issued by large-capitalization companies may present risks not present in smaller companies. For example, larger companies may be unable to respond as quickly as smaller and mid-sized companies to competitive challenges or to changes in business, product, financial, or other market conditions. Larger companies may not be able to maintain growth at the high rates that may be achieved by well-managed smaller and mid-sized companies, especially during strong economic periods. Returns on investments in securities of large companies could trail the returns on investments in securities of smaller and mid-sized companies.
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Large Shareholder Risk. To the extent a large proportion of the interests of a Portfolio are highly concentrated or held by a small number of investors (or a single investor), including funds or accounts over which the Adviser has investment discretion, a Portfolio is subject to the risk that these investors will purchase or redeem Portfolio Interests in large amounts rapidly or unexpectedly, including as a result of an asset allocation decision made by the Adviser. These transactions could adversely affect the ability of a Portfolio to conduct its investment program. For example, they could require a Portfolio to sell portfolio securities or purchase portfolio securities unexpectedly and incur substantial transaction costs and/or accelerate the realization of taxable income and/or gains to investors, or a Portfolio may be required to sell its more liquid portfolio investments to meet a large redemption, in which case a Portfolio's remaining assets may be less liquid, more volatile, and more difficult to price. A Portfolio may hold a relatively large proportion of its assets in cash in anticipation of large redemptions, diluting its investment returns.
Leveraging Risk. Borrowing transactions, reverse repurchase agreements, certain derivatives transactions, securities lending transactions and other investment transactions such as when-issued, delayed-delivery, or forward commitment transactions may create investment leverage. If the Portfolio engages in transactions that have a leveraging effect on the Portfolio's investment portfolio, the value of the Portfolio will be potentially more volatile and all other risks will tend to be compounded. This is because leverage generally creates investment risk with respect to a larger base of assets than the Portfolio would otherwise have and so magnifies the effect of any increase or decrease in the value of the Portfolio's underlying assets. The use of leverage is considered to be a speculative investment practice and may result in losses to the Portfolio. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The use of leverage may cause the Portfolio to liquidate positions when it may not be advantageous to do so to satisfy repayment, interest payment, or margin obligations.
Liquidity Risk. Liquidity risk is the risk that the Portfolio may not be able to dispose of investments readily at a favorable time or prices (or at all) or at prices approximating those at which the Portfolio currently values them. For example, certain investments may be subject to restrictions on resale, may trade in the over-the-counter market or in limited volume, or may not have an active trading market. Illiquid investments may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. It may be difficult for the Portfolio to value illiquid investments accurately. The market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. Disposal of illiquid investments may entail registration expenses and other transaction costs that are higher than those for liquid investments. The Portfolio may seek to borrow money to meet its obligations (including, among other things, redemption obligations) if it is unable to dispose of illiquid investments, resulting in borrowing expenses and possible leveraging of the Portfolio. In some cases, due to unanticipated levels of illiquidity the Portfolio may choose to meet its redemption obligations wholly or in part by distributions of assets in-kind.
The term “illiquid investments” for this purpose means securities that a Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the securities. If any Fund determines at any time that it owns illiquid investments in excess of 15% of its net assets, it will cease to undertake new commitments to acquire illiquid investments until its holdings are no longer in excess of 15% of its NAV, report the occurrence in compliance with Rule 30b1-10 under the 1940 Act and, depending on circumstances, may take additional steps to reduce its holdings of illiquid investments. The SEC has recently proposed rule amendments that, if adopted as proposed, could result in a larger percentage of the Fund's investments being classified as illiquid investments.
Market Disruption and Geopolitical Risk. The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters, pandemics and epidemics, and systemic market dislocations may be highly disruptive to economies and markets. Those events, as well as other changes in foreign and domestic economic and political conditions, also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Portfolio's investments. Given the increasing interdependence among global economies and markets, conditions in one country, market, or region might adversely affect markets, issuers, and/or foreign exchange rates in other countries, including the U.S. Any partial or complete dissolution of the EMU, or any increased uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of the Portfolio's investments. On January 31, 2020, the UK formally withdrew from the European Union (“EU”) (commonly known as “Brexit”). An agreement between the UK and the EU governing their future trade relationship became effective January 1, 2021,
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but critical aspects of the relationship remain unresolved and subject to further negotiation and agreement. There is still considerable uncertainty relating to the potential consequences associated with the exit, how the negotiations for new trade agreements will be conducted, and whether the UK's exit will increase the likelihood of other countries also departing the EU. Brexit may have a significant impact on the UK, Europe, and global economies, which may result in increased volatility and illiquidity, new legal, political, economic and regulatory uncertainties and potentially lower economic growth for these economies that could potentially have an adverse effect on the value of the Portfolio's investments. Any further exits from the EU, or the possibility of such exits, or the abandonment of the euro, may cause additional market disruption globally and introduce new legal and regulatory uncertainties.
Securities and financial markets may be susceptible to market manipulation or other fraudulent trade practices, which could disrupt the orderly functioning of these markets or adversely affect the values of investments traded in these markets, including investments held by the Portfolio. To the extent the Portfolio has focused its investments in the market or index of a particular region, adverse geopolitical and other events could have a disproportionate impact on the Portfolio.
Market Volatility; Government Intervention Risk. Market dislocations and other external events, such as the failures or near failures of significant financial institutions, dislocations in investment or currency markets, corporate or governmental defaults or credit downgrades, or poor collateral performance, may subject the Portfolio to significant risk of substantial volatility and loss. Governmental and regulatory authorities have taken, and may in the future take, actions to provide or arrange credit supports to financial institutions whose operations have been compromised by credit market dislocations and to restore liquidity and stability to financial systems in their jurisdictions; the implementation of such governmental interventions and their impact on both the markets generally and the Portfolio's investment program in particular can be uncertain. Governmental and non-governmental issuers may default on, or be forced to restructure, their debts, and other issuers may face difficulties obtaining credit. Defaults or restructurings by governments or others of their debts could have substantial adverse effects on economies, financial markets, and asset valuations around the world. Federal Reserve or other U.S. or non-U.S. governmental or central bank actions, including interest rate increases or contrary actions by different governments, or investor perception that these efforts are not succeeding, could negatively affect financial markets generally as well as the values and liquidity of certain securities.
Mid-Capitalization Securities Risk. The securities of mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. These companies may have limited product lines, markets or financial resources, may lack the competitive strength of larger companies, and may depend on a few key employees. In addition, these companies may have been recently organized and may have little or no track record of success. The securities of mid-sized companies may trade less frequently and in smaller volumes than more widely held securities. The prices of these securities may fluctuate more sharply than those of other securities, and the Portfolio may experience some difficulty in establishing or closing out positions in these securities at prevailing market prices. There may be less publicly available information about the issuers of these securities or less market interest in these securities than in the case of larger companies, both of which can cause significant price volatility. Some securities of mid-sized issuers may be illiquid or may be restricted as to resale. Returns on investments in securities of mid-capitalization companies could trail the returns on investments in securities of larger or smaller companies.
Risk of Investment in Other Pools. If the Portfolio invests in another pooled investment vehicle, it is exposed to the risk that the other pool will not perform as expected. The Portfolio is exposed indirectly to all of the risks applicable to an investment in such other pool. In addition, lack of liquidity in the underlying pool could result in its value being more volatile than the underlying portfolio of securities, and may limit the ability of the Portfolio to sell or redeem its interest in the pool at a time or at a price it might consider desirable. The investment policies and limitations of the other pool may not be the same as those of the Portfolio; as a result, the Portfolio may be subject to additional or different risks, or may achieve a reduced investment return, as a result of its investment in another pool. If a pool is an exchange-traded fund or other product traded on a securities exchange or otherwise actively traded, its shares may trade at a premium or discount to their NAV, an effect that might be more pronounced in less liquid markets. The Portfolio bears its proportionate share of the fees and expenses of any pool in which it invests. The Adviser or an affiliate may serve as investment adviser to a pool in which the Portfolio may invest, leading to potential conflicts of interest. For example, the Adviser or its affiliates may receive fees based on the amount of assets invested in the pool. Investment by the Portfolio in the pool may be beneficial to the Adviser or an affiliate in the management of the pool, by helping to achieve economies of scale or enhancing cash flows. Due to this and other factors, the Adviser may have an incentive to invest the Portfolio's assets in a pool sponsored or managed by the Adviser or its affiliates in lieu of investments by the Portfolio directly in portfolio securities, or may have an incentive to invest in the pool over a pool sponsored or managed by others. Similarly, the
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Adviser may have an incentive to delay or decide against the sale of interests held by the Portfolio in a pool sponsored or managed by the Adviser or its affiliates. It is possible that other clients of the Adviser or its affiliates will purchase or sell interests in a pool sponsored or managed by the Adviser or its affiliates at prices and at times more favorable than those at which the Portfolio does so.
Settlement Risk. Markets in different countries have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of transactions. Delays in settlement may increase credit risk to the Portfolio, limit the ability of the Portfolio to reinvest the proceeds of a sale of securities, hinder the ability of the Portfolio to lend its portfolio securities, and potentially subject the Portfolio to penalties for its failure to deliver to on-purchasers of securities whose delivery to the Portfolio was delayed. Delays in the settlement of securities purchased by the Portfolio may limit the ability of the Portfolio to sell those securities at times and prices it considers desirable, and may subject the Portfolio to losses and costs due to its own inability to settle with subsequent purchasers of the securities from it. The Portfolio may be required to borrow monies it had otherwise expected to receive in connection with the settlement of securities sold by it, in order to meet its obligations to others. Limits on the ability of a Portfolio to purchase or sell securities due to settlement delays could increase any variance between a Portfolio's performance and that of its benchmark index.
Valuation Risk. Some portfolio holdings, potentially a large portion of the Portfolio's investment portfolio, may be valued on the basis of factors other than market quotations. This may occur more often in times of market turmoil or reduced liquidity. There are multiple methods that can be used to value a portfolio holding when market quotations are not readily available. The value established for any portfolio holding at a point in time might differ from what would be produced using a different methodology or if it had been priced using market quotations. Portfolio holdings that are valued using techniques other than market quotations, including “fair valued” securities, may be subject to greater fluctuation in their valuations from one day to the next than if market quotations were used. Technological issues or other service disruption issues involving third-party service providers may cause the Portfolio to value its investments incorrectly. In addition, there is no assurance that the Portfolio could sell or close out a portfolio position for the value established for it at any time, and it is possible that the Portfolio would incur a loss because a portfolio position is sold or closed out at a discount to the valuation established by the Portfolio at that time. Investors who purchase or redeem Portfolio Interests on days when the Portfolio is holding fair-valued investments may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Portfolio had not fair-valued the holding(s) or had used a different valuation methodology.

Other Investment Considerations and Risks
Changes in Policies. The Trust's Board of Trustees (the “Board” and each member thereof, a “Trustee”) may change the International Developed Equity Portfolio's investment strategies and other policies without investor approval, except as otherwise indicated. The Board will not materially change the Portfolio's investment objective without investor approval.
Conflicts of Interest Risk. An investment in the Portfolio will be subject to a number of actual or potential conflicts of interest. For example, the Adviser or its affiliates may provide services to the Portfolio, such as securities lending agency services, custodial, administrative, bookkeeping, and accounting services, transfer agency and investor servicing, securities brokerage services, and other services for which the Portfolio would compensate the Adviser and/or such affiliates. The Portfolio may invest in other pooled investment vehicles sponsored, managed, or otherwise affiliated with the Adviser. There is no assurance that the rates at which the Portfolio pays fees or expenses to the Adviser or its affiliates, or the terms on which it enters into transactions with the Adviser or its affiliates will be the most favorable available in the market generally or as favorable as the rates the Adviser or its affiliates make available to other clients. Because of its financial interest, the Adviser will have an incentive to enter into transactions or arrangements on behalf of the Portfolio with itself or its affiliates in circumstances where it might not have done so in the absence of that interest, provided that the Adviser will comply with applicable regulatory requirements.
The Adviser and its affiliates serve as investment adviser to other clients and may make investment decisions that may be different from those that will be made by the Adviser on behalf of the Portfolio. For example, the Adviser may provide asset allocation advice to some clients that may include a recommendation to invest in or redeem from particular issuers while not providing that same recommendation to all clients invested in the same or similar issuers. The Adviser may (subject to applicable law) be simultaneously seeking to purchase (or sell) investments for the Portfolio and to sell (or purchase) the same investment for accounts, funds, or structured products for which it serves as asset manager, or for other clients or affiliates. The Adviser and its affiliates may invest for clients in various securities that are senior, pari
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passu or junior to, or have interests different from or adverse to, the securities that are owned by the Portfolio. The Adviser or its affiliates, in connection with its other business activities, may acquire material nonpublic confidential information that may restrict the Adviser from purchasing securities or selling securities for itself or its clients (including the Portfolio) or otherwise using such information for the benefit of its clients or itself.
The foregoing does not purport to be a comprehensive list or complete explanation of all potential conflicts of interests which may affect the Portfolio. The Portfolio may encounter circumstances, or enter into transactions, in which conflicts of interest that are not listed or discussed above may arise.
Cybersecurity Risk. With the increased use of technologies such as the Internet and the dependence on computer systems to perform business and operational functions, funds (such as the Portfolio) and their service providers (including the Adviser) may be prone to operational and information security risks resulting from cyber-attacks and/or technological malfunctions. In addition, the global spread of COVID-19 caused the Portfolio and its service providers to implement business continuity plans, including widespread use of work-from-home arrangements. Furthermore, geopolitical tensions may have increased the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing. In general, cyber-attacks are deliberate, but unintentional events may have similar effects. Cyber-attacks include, among others, stealing or corrupting data maintained online or digitally, preventing legitimate users from accessing information or services on a website, releasing confidential information without authorization, and causing operational disruption. Successful cyber-attacks against, or security breakdowns of, the Portfolio, the Adviser or a custodian, transfer agent, or other affiliated or third-party service provider may adversely affect the Portfolio or its investors. For instance, cyber-attacks or technical malfunctions may interfere with the processing of investor or other transactions, affect the Portfolio's ability to calculate its NAV, cause the release of private investor information or confidential Portfolio information, impede trading, cause reputational damage, and subject the Portfolio to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and additional compliance costs. Cyber-attacks or technical malfunctions may render records of Portfolio assets and transactions, investor ownership of Portfolio Interests, and other data integral to the functioning of the Portfolio inaccessible or inaccurate or incomplete. The Portfolio may also incur substantial costs for cybersecurity risk management in order to prevent cyber incidents in the future. The Portfolio and its investors could be negatively impacted as a result. While the Adviser has established business continuity plans and systems designed to minimize the risk of cyber-attacks through the use of technology, processes and controls, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified, given the evolving nature of this threat. The Portfolio relies on third-party service providers for many of its day-to-day operations, and will be subject to the risk that the protections and protocols implemented by those service providers will be ineffective to protect the Portfolio from cyber-attack. The Adviser does not control the cybersecurity plans and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to the Adviser or the Portfolio. Similar types of cybersecurity risks or technical malfunctions also are present for issuers of securities in which the Portfolio invests, which could result in material adverse consequences for such issuers, and may cause the Portfolio's investment in such securities to lose value.
Index Construction Risk. A security included in the Index may not exhibit the characteristic or provide the specific exposure for which it was selected and consequently the Portfolio's holdings may not exhibit returns consistent with that characteristic or exposure.
Index Licensing Risk. It is possible that the license under which the Adviser or the Portfolio is permitted to replicate or otherwise use the Index will be terminated or may be disputed, impaired or cease to remain in effect. In such a case, the Adviser may be required to replace the Index with another index which it considers to be appropriate in light of the investment strategy of the Portfolio. The use of any such substitute index may have an adverse impact on the Portfolio's performance. In the event that the Adviser is unable to identify a suitable replacement for the Index, it may determine to terminate the Portfolio.
Money Market Fund Investment Risk. An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Certain money market funds seek to preserve the value of their shares at $1.00 per share, although there can be no assurance that they will do so, and it is possible to lose money by investing in such a money market fund. A major or unexpected change in interest rates or a decline in the credit quality of an issuer or entity providing credit support, an inactive trading market for money market instruments, or adverse market, economic, industry, political, regulatory, geopolitical, and other conditions could cause the share price of such a money market fund to fall below $1.00. It is possible that such a money market fund will issue and redeem shares at $1.00 per share at times when the fair value of the money market fund's portfolio per share is more or less
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than $1.00. The SEC has adopted amendments to money market fund regulation that, among other things, increase the daily and weekly liquid asset requirements. Such amendments may limit the Funds' investment flexibility and reduce its ability to generate returns. None of State Street Corporation, State Street Bank and Trust Company (“State Street”), State Street Global Advisors, Inc., SSGA FM or their affiliates (“State Street Entities”) guarantee the value of an investment in a money market fund at $1.00 per share. Investors should have no expectation of capital support to a money market fund from State Street Entities. Other money market funds price and transact at a “floating” NAV that will fluctuate along with changes in the market-based value of fund assets. Shares sold utilizing a floating NAV may be worth more or less than their original purchase price. Recent changes in the regulation of money market funds may affect the operations and structures of money market funds. A money market fund may be permitted or required to impose redemption fees during times of market stress.
Securities Lending Risk. The Portfolio may lend portfolio securities in an amount not to exceed 40% of the value of its net assets. For these purposes, net assets shall exclude the value of all assets received as collateral for the loan. Such loans may be terminated at any time. Any such loans must be continuously secured by collateral (either cash or other obligations as may be permitted under the Portfolio's securities lending program) maintained on a current basis in an amount at least equal to the market value of the securities loaned by the Portfolio, marked to market each trading day. The Portfolio will receive the amount of all dividends, interest and other distributions on the loaned securities; however, the borrower has the right to vote the loaned securities. The Portfolio will call loans to vote proxies if a material issue affecting the investment is to be voted upon. Efforts to recall such securities promptly may be unsuccessful, especially for foreign securities or thinly traded securities. Securities lending involves the risk that the Portfolio may lose money because the borrower of the loaned securities fails to return the securities in a timely manner or at all. Should the borrower of the securities fail financially, the Portfolio may experience delays in recovering the securities or exercising its rights in the collateral. Loans are made only to borrowers that are deemed by the securities lending agent to be of good financial standing. In a loan transaction, the Portfolio will also bear the risk of any decline in value of securities acquired with cash collateral. The Portfolio expects to invest cash collateral in a pooled investment vehicle advised by the Adviser. With respect to index funds, to the extent the collateral provided or investments made with cash collateral differ from securities included in the relevant Index, such collateral or investments may have a greater risk of loss than the securities included in the Index. In addition, the Portfolio will be subject to the risk that any income generated by reinvesting cash collateral is lower than any fees the Portfolio has agreed to pay a borrower.
Portfolio Holdings Disclosure
The Portfolio's portfolio holdings disclosure policy is described in the Part B.
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Item 10. Management, Organization and Capital Structure
The Portfolio
The Portfolio is a diversified series of the State Street Master Funds.
The Adviser
SSGA FM serves as the investment adviser to the Portfolio and, subject to the oversight of the Board, is responsible for the investment management of the Portfolio. The Adviser provides an investment management program for the Portfolio and manages the investment of the Portfolio's assets. In addition, the Adviser provides administrative, compliance and general management services to the Portfolio. The Adviser is a wholly-owned subsidiary of State Street Global Advisors, Inc., which itself is a wholly-owned subsidiary of State Street Corporation. The Adviser is registered with the SEC under the Investment Advisers Act of 1940, as amended. The Adviser and certain other affiliates of State Street Corporation make up SSGA. SSGA is one of the world's largest institutional money managers and the investment management arm of State Street Corporation. As of December 31, 2023, the Adviser managed approximately $955.79 billion in assets and SSGA managed approximately $4.13 trillion in assets. The Adviser's principal business address is One Iron Street, Boston, Massachusetts 02210.
For the services provided under its Investment Advisory Agreement, the International Developed Equity Index Portfolio pays the Adviser a management fee at the annual rate of 0.11% of the Portfolio's average daily net assets.
The Adviser manages the Portfolio using a team of investment professionals. The team approach is used to create an environment that encourages the flow of investment ideas. The portfolio managers within the team work together in a cohesive manner to develop and enhance techniques that drive the investment process for the investment strategy. This approach requires portfolio managers to share a variety of responsibilities, including investment strategy and analysis, while retaining responsibility for the implementation of the strategy within any particular portfolio. The approach also enables the team to draw upon the resources of other groups within SSGA. The portfolio management team is overseen by the SSGA Investment Committee.
Key professionals involved in the day-to-day portfolio management of the Portfolio include the following:
David Chin is a Vice President of SSGA and the Adviser and a Senior Portfolio Manager in the Global Equity Beta Solutions Group. He is responsible for managing a full range of equity index and tax-efficient products. Prior to joining SSGA in 1999, Mr. Chin worked at Frank Russell Company, OneSource Information Systems, and PanAgora Asset Management. Mr. Chin has been working in the investment management field since 1992. Mr. Chin holds a Bachelor of Science in Management Information Systems from the University of Massachusetts/Boston and a Master of Business Administration from the University of Arizona.
Karl Schneider, CAIA, is a Managing Director of SSGA and the Adviser and Head of Traditional Beta Strategies for the Global Equity Beta Solutions (GEBS) Group in the Americas. He also serves as a Senior Portfolio Manager for a number of the group's index equity portfolios. Previously within the GEBS Group, he was the Deputy Head of the Americas, and prior to that served as a portfolio manager and product specialist for U.S. equity strategies and synthetic beta strategies, including commodities, buy/write, and hedge fund replication. He is a voting member of the firm's North America Product Committee and is also a member of the S&P Dow Jones U.S. Equities Index Advisory Panel. Prior to joining the GEBS Group, Mr. Schneider worked as a portfolio manager in SSGA's Currency Management Group, managing both active currency selection and traditional passive hedging overlay portfolios. He joined SSGA in 1997. Mr. Schneider holds a Bachelor of Science in Finance and Investments from Babson College and a Master of Science in Finance from the Carroll School of Management at Boston College. He has earned the Chartered Alternative Investment Analyst (CAIA) designation and is a member of the CAIA Association.
Additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of the Portfolio is available in the Part B.
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The Administrator, Sub-Administrator, Custodian, Transfer Agent and Dividend Disbursing Agent
The Adviser serves as administrator of the Portfolio. State Street, a subsidiary of State Street Corporation, serves as sub-administrator, custodian, transfer agent and dividend disbursing agent (the “Transfer Agent”) for the Portfolio. The Portfolio pays an annual fee that is accrued daily and payable monthly for the administration, sub-administration, custody and transfer agency services SSGA FM and State Street provide.
Additional Information
The Trustees of the Trust oversee generally the operations of the Portfolio and the Trust. The Trust enters into contractual arrangements with various parties, including, among others, the Portfolio's investment adviser, custodian, transfer agent, and accountants, who provide services to the Portfolio. Investors are not parties to any such contractual arrangements or intended beneficiaries of those contractual arrangements, and those contractual arrangements are not intended to create in any investor any right to enforce them directly against the service providers or to seek any remedy under them directly against the service providers.
This Part A provides information concerning the Trust and the Portfolio that you should consider in determining whether to purchase interests of the Portfolio. Neither this Part A, nor the related Part B, is intended, or should be read, to be or to give rise to an agreement or contract between the Trust or the Portfolio and any investor, or to give rise to any rights in any investor or other person other than any rights under federal or state law that may not be waived.
A discussion regarding the Board's consideration of the Portfolio's Investment Advisory Agreement is provided in the Portfolio's Semi-Annual Report to Investors for the period ended June 30, 2023.
Item 11. Investor Information
Determination of Net Asset Value
The Portfolio's NAV is calculated on each day the New York Stock Exchange (the “NYSE”) is open for trading, at the close of regular trading on the NYSE. The NAV is based on the market value of the securities held in the Portfolio. The Portfolio may invest in securities listed on foreign exchanges, or otherwise traded in a foreign market, and those securities may trade on weekends or other days when the Portfolio does not price Portfolio Interests. Consequently, the NAV of Portfolio Interests may change on days when investors are not able to purchase or redeem Portfolio Interests. The Portfolio values each security pursuant to guidelines established by the Board. Securities may be valued at fair value, as determined in good faith and pursuant to procedures approved by the Board, under certain circumstances. For example, fair value pricing may be used when market quotations are not readily available or reliable, such as when (i) trading for a security is restricted; or (ii) a significant event, as determined by the Valuation Committee, that may affect the value of one or more securities held by the Portfolio occurs after the close of a related exchange but before the determination of the Portfolio's NAV. Attempts to determine the fair value of securities introduce an element of subjectivity to the pricing of securities. As a result, the price of a security determined through fair valuation techniques may differ from the price quoted or published by other sources and may not accurately reflect the price the Portfolio would have received had it sold the investment. To the extent that the Portfolio invests in the shares of other registered open-end investment companies that are not traded on an exchange (i.e. mutual funds), such shares are valued at their published net asset values per share as reported by the funds. The prospectuses of these funds explain the circumstances under which the funds will use fair value pricing and the effects of using fair value pricing. Debt obligation securities maturing within 60 days of the valuation date may be valued at amortized cost.
Purchasing Beneficial Interests
The Portfolio issues beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are “accredited investors” within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Portfolio.
Investors do not pay a sales load to invest in the Portfolio. The price for Portfolio beneficial interests is the NAV next calculated after the purchase order is accepted by the Portfolio.
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The minimum initial investment in the Portfolio is $50 million, although the Portfolio may waive the minimum in its discretion. There is no minimum subsequent investment. The Portfolio intends to be as fully invested as is practicable; therefore, investments must be made either in securities (“in-kind”) acceptable to the Adviser or Federal Funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank). (Please consult your tax adviser regarding in-kind transactions.) The Portfolio reserves the right to cease accepting investments at any time or to reject any purchase order.
In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity that applies to open an account. For this reason, when you open (or change ownership of) an account, the Trust will request certain information, including your name, address and taxpayer identification number, which will be used to verify your identity. If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. If the Trust believes that it has uncovered criminal activity, the Trust may close your account and take any action they deem reasonable or required by law. The Trust reserves the right to reject any purchase order for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.
Redeeming Beneficial Interests
An investor may withdraw all or any portion of its investment at the NAV next determined after its redemption request is received by the Portfolio in proper form. Regardless of the method of payment, the Portfolio will typically pay the proceeds of the redemption on the next business day after the redemption request but in any event no more than seven days after the redemption request. The Portfolio reserves the right to pay for redeemed shares within seven days after receiving a redemption order if, in the judgment of the Adviser, an earlier payment could adversely affect the Portfolio. If you purchased Portfolio Interests by check or an automatic investment program and you elect to redeem interests within 15 days of the purchase, you may experience delays in receiving redemption proceeds. In this case, the Portfolio generally will postpone sending redemption proceeds until it can verify that the check or automatic investment program investment has been collected, but in no event will this delay exceed 15 days. There will be no such delay for redemptions following purchases paid by federal funds wire or by bank cashier's check, certified check or treasurer's check. Investments in the Portfolio may not be transferred. The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed beyond seven days during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists as a result of which disposal by the Portfolio of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Portfolio fairly to determine the value of its net assets. In addition, the SEC may by order permit suspension of redemptions for the protection of investors of the Portfolio.
The transfer agent may temporarily delay for more than seven days the disbursement of redemption proceeds from the Portfolio account of a “Specified Adult” (as defined in Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 2165) based on a reasonable belief that financial exploitation of the Specified Adult has occurred, is occurring, has been attempted, or will be attempted, subject to certain conditions.
Under normal circumstances, the Portfolio expects to meet redemption requests by using cash or cash equivalents in its portfolio and/or selling portfolio assets to generate cash. The Portfolio also may pay redemption proceeds using cash obtained through borrowing arrangements (including under the Portfolio's line of credit, which is shared across all registered funds advised by SSGA FM (other than money market funds)) that may be available from time to time. The Portfolio may pay all or a portion of your redemption proceeds by giving you securities (for example, if the Portfolio reasonably believes that a cash redemption may have a substantial impact on the Portfolio and its remaining shareholders). A redemption is generally a taxable event for shareholders regardless of whether the redemption is satisfied in cash or in kind. You may pay transaction costs and/or taxes to dispose of the securities, and you may receive less for them than the price at which they were valued for purposes of the redemption. In addition, you will be subject to the market risks associated with such securities until such time as you choose to dispose of the security. During periods of deteriorating or stressed market conditions, when an increased portion of the Portfolio's portfolio may be comprised of less liquid investments, or during extraordinary or emergency circumstances, the Portfolio may be more likely to pay redemption proceeds with cash obtained through short-term borrowing arrangements (if available) or by giving you securities.
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Distributions
The Portfolio makes a daily allocation of its net investment income and realized and unrealized gains and losses from securities, futures and foreign currency transactions to its investors in proportion to their investment in the Portfolio. The Portfolio is not required, and generally does not expect, to make distributions (other than distributions in redemption of Portfolio Interests) to its investors.
Policies to Prevent Market Timing
Frequent purchases and redemptions of Portfolio Interests may present risks for other investors of the Portfolio, which may include, among other things, interference in the efficient management of the Portfolio, dilution in the value of Portfolio Interests held by long-term investors, increased brokerage and administrative costs and forcing the Portfolio to hold excess levels of cash.
The Portfolio is intended as a long-term investment. Therefore, the Board has adopted policies and procedures designed to detect and prevent inappropriate short-term trading activity that is harmful to the Portfolio. Because most of the interests in the Portfolio are held by other investment companies and similar organizations the shares of which are in turn owned by investors indirectly through one or more financial intermediaries, the Portfolio does not generally have information about the identity of those investors or about transactions effected by those investors. Rather, the Trust and its service providers periodically review cash inflows and outflows from and to those intermediaries in an attempt to detect inappropriate trading activity by investors holding interests through those intermediaries. The Trust may seek to obtain underlying account trading activity information from financial intermediaries when, in the Adviser's judgment, the trading activity suggests possible market timing that may be harmful to the Portfolio or its investors.
The Portfolio reserves the right in its discretion to reject any purchase, in whole or in part, including, without limitation, by an investor whose trading activity in Portfolio Interests the Adviser believes could be harmful to the Portfolio. The Portfolio may decide to restrict purchase activity in its interests based on various factors, including, without limitation, whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect performance. There can be no assurance that the Portfolio, the Adviser or State Street Bank will identify all frequent purchase and sale activity affecting the Portfolio.
Unclaimed Property
Many states have unclaimed property rules that provide for transfer to the state (also known as “escheatment”) of unclaimed property under various circumstances. These circumstances include inactivity (e.g., no owner-initiated contact for a certain period), returned mail (e.g., when mail sent to an investor is returned by the post office as undeliverable), or a combination of both inactivity and returned mail. If the Portfolio identifies property as unclaimed, it will attempt to contact the investor, but if that attempt is unsuccessful, the account may be considered abandoned and escheated to the state after the passage of a certain period of time (as required by applicable state law). It is your responsibility to ensure that you maintain a correct address for your account, and maintain contact in ways such as by contacting the Portfolio's transfer agent by mail or telephone or accessing your account through the Portfolio's website, and promptly cashing all checks for dividends, capital gains and redemptions. State requirements for maintaining contact with an account can vary and are subject to change. If you invest in the Portfolio through a financial intermediary, we encourage you to contact the financial intermediary regarding applicable state unclaimed property laws. The Portfolio, the transfer agent and the distributor will not be liable to shareholders or their representatives for good faith compliance with state unclaimed property laws. Please check your state's unclaimed or abandoned property website for specific information.
If you are a resident of the state of Texas, you may designate a representative to receive escheatment notifications by completing and submitting a designation form, which you can find on the website of the Texas Comptroller. Designating such a representative may be beneficial, since Texas law provides that the escheatment period will cease if the representative, after receiving an escheatment notification regarding your account, communicates knowledge of your location and confirms that you have not abandoned your account. You can mail a completed designation form to the Portfolio (if you hold interests directly with the Portfolio) or to your financial intermediary (if you do not hold interests directly with the Portfolio).
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Tax Considerations
It is intended that the Portfolio operate and be treated as a partnership for U.S. federal income tax purposes and not as an “association taxable as a corporation” or a “publicly traded partnership” (as defined in Section 7704 of the Internal Revenue Code) taxable as a corporation. As a result, the Portfolio generally is not subject to U.S. federal income tax; instead, each investor in the Portfolio is required to take into account in determining its U.S. federal income tax liability its allocable share (as determined in accordance with the governing instruments of the Trust and Subchapter K of the Internal Revenue Code and the Treasury regulations promulgated thereunder) of the Portfolio's income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio.
The Portfolio expects to manage its assets and income in such a way that if a “feeder”  fund investing all or substantially all of its assets in the Portfolio were treated as holding its pro rata portion of the Portfolio's assets, and recognizing its pro rata portion of the Portfolio's income, directly, it would meet the requirements with respect to sources of income and diversification of assets for qualification as a regulated investment company under Subchapter M of the Internal Revenue Code. Investors that intend to be treated as regulated investment companies under the Internal Revenue Code may be required to redeem Portfolio Interests in order to obtain sufficient cash to meet distribution requirements to qualify and be eligible for such treatment and to avoid an entity-level tax.
This discussion of certain U.S. federal income tax consequences of investing in the Portfolio is for general information only; it is not a substitute for personal tax advice. Prospective investors should consult their tax advisers regarding the specific U.S. federal tax consequences of investing in the Portfolio, as well as the effects of state, local and foreign tax law and any proposed tax law changes.
Item 12. Distribution Arrangements
Investments in the Portfolio are not subject to any sales load or redemption fee. Assets of the Portfolio are not subject to a Rule 12b-1 fee.
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Part A
State Street Money Market Portfolio
State Street U.S. Government Money Market Portfolio
State Street Treasury Money Market Portfolio
State Street Treasury Plus Money Market Portfolio
April 30, 2024
Because the State Street Master Funds (the “Trust”) is only registered under the Investment Company Act of 1940, as amended (the “1940 Act”), responses to Items 1, 2, 3, 4 and 13 of Form N-1A have been omitted. Item 8 is omitted because it is not applicable.
Introduction
The Trust is an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts on July 27, 1999.
The Trust offers beneficial interests of its series solely in private placement transactions that do not involve any “public offering”  within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in a series of the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security”  within the meaning of the 1933 Act.
Item 5. Management
SSGA Funds Management, Inc. (“SSGA FM” or the “Adviser”) serves as the investment adviser.
Item 6. Purchase and Sale of Portfolio Interests
The minimum initial investment in each Portfolio is $50 million, although each Portfolio may waive the minimum in its discretion. There is no minimum subsequent investment.
Interests in each Portfolio (“Portfolio Interests”) are offered solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. An investor may withdraw all or any portion of its investment at the net asset value (“NAV”) next determined after it submits a redemption request, in proper form, to the Portfolio.
Item 7. Tax Information
The Portfolios are treated as partnerships for U.S. federal income tax purposes. As a partnership, each Portfolio generally is not itself subject to U.S. federal income tax. Instead, in computing its income tax liability, each investor in a Portfolio will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its investors. In general, cash distributions by a Portfolio to its investors will be treated as a nontaxable return of capital to investors to the extent of the investor's adjusted tax basis in its Portfolio Interests, and any amounts distributed in excess of basis will generally be treated as capital gain. Investors that intend to be treated as “regulated investment companies” under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), may be required to redeem Portfolio Interests in order to obtain sufficient cash to meet distribution requirements to qualify and be eligible for such treatment and to avoid an entity-level tax.
Item 8. Financial Intermediary Compensation
Not applicable to the registrant.
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Item 9. Investment Objective, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings
The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the State Street Money Market Portfolio (the “Money Market Portfolio”), the State Street U.S. Government Money Market Portfolio (the “U.S. Government Portfolio”), the State Street Treasury Money Market Portfolio (the “Treasury Portfolio”) and the State Street Treasury Plus Money Market Portfolio (the “Treasury Plus Portfolio”), (each may be referred to in context as a “Portfolio” and collectively, the “Portfolios”) are described below. The investment objective of each Portfolio can be changed without investor approval. See the Part B of the Registration Statement (“Part B”) for a description of certain fundamental investment restrictions for each Portfolio. The Portfolios' investment adviser is SSGA FM.
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State Street Money Market Portfolio
Investment Objective
The Money Market Portfolio's investment objective is to seek to maximize current income, to the extent consistent with the preservation of capital and liquidity, by investing in U.S. dollar-denominated money market securities.
Principal Investment Strategies
The Money Market Portfolio follows a disciplined investment process in which SSGA FM, the investment adviser to the Portfolio, bases its decisions on the relative attractiveness of different money market instruments. In the Adviser's opinion, the attractiveness of an instrument may vary depending on the general level of interest rates, as well as imbalances of supply and demand in the market. Among other things, SSGA FM conducts its own credit analyses of potential investments and portfolio holdings, and relies substantially on a dedicated short-term credit research team. The Portfolio invests in accordance with regulatory requirements applicable to money market funds, which require, among other things, the Portfolio to invest only in short-term, high quality debt obligations (generally, securities that have remaining maturities of 397 calendar days or less and that the Portfolio believes present minimal credit risk), to maintain a maximum dollar-weighted average maturity and dollar-weighted average life of sixty (60) days or less and 120 days or less, respectively, and to meet requirements as to portfolio diversification and liquidity.
Although the Portfolio is a money market fund, the net asset value (“NAV”) of the Portfolio's interests “floats,” fluctuating with changes in the values of the Portfolio's portfolio securities. The Portfolio typically accepts purchase and redemption orders multiple times per day, and calculates its NAV at each such time.
The Portfolio attempts to meet its investment objective by investing in a broad range of money market instruments. These may include, among other things: U.S. government securities, including U.S. Treasury bills, notes and bonds and other securities issued or guaranteed as to principal and/or interest, as applicable, by the U.S. government or its agencies or instrumentalities; certificates of deposits and time deposits of U.S. and foreign banks (including ECDs, ETDs and YCDs (as defined below)), commercial paper and other high quality obligations of U.S. or foreign companies; asset-backed securities, including asset-backed commercial paper; mortgage-related securities, including non-governmental mortgage-related securities; and repurchase agreements. These instruments may bear fixed, variable or floating rates of interest or may be zero-coupon securities. The Portfolio also may invest in shares of other money market funds, including funds advised by the Adviser. Under normal market conditions, the Portfolio intends to invest more than 25% of its total assets in bank obligations. A substantial portion of the Portfolio may be invested in securities that are issued or traded pursuant to exemptions from registration under the federal securities laws.
European Certificates of Deposit (“ECDs”) are U.S. dollar-denominated certificates of deposit issued by a bank outside of the United States. European Time Deposits (“ETDs”) are U.S. dollar-denominated deposits in foreign branches of U.S. banks and foreign banks. Yankee Certificates of Deposit (“YCDs”) are U.S. dollar-denominated certificates of deposit issued by U.S. branches of foreign banks. These instruments have different risks than those associated with the obligations of U.S. banks operating in the United States.
State Street U.S. Government Money Market Portfolio
Investment Objective
The investment objective of the State Street U.S. Government Money Market Portfolio (the “U.S. Government Portfolio” or sometimes referred to in context as the “Portfolio”) is to maximize current income, to the extent consistent with the preservation of capital and liquidity and the maintenance of a stable $1.00 per share net asset value (“NAV”).
Principal Investment Strategies
The U.S. Government Portfolio is a government money market fund and invests only in obligations issued or guaranteed as to principal and/or interest, as applicable, by the U.S. government or its agencies and instrumentalities, as well as repurchase agreements secured by such instruments. The Portfolio will provide shareholders with at least sixty (60) days' prior notice of any change in this investment policy.  The Portfolio may hold a portion of its assets in cash pending investment, to satisfy redemption requests or to meet the Portfolio's other cash management needs.
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The Portfolio follows a disciplined investment process that attempts to provide stability of principal, liquidity and current income, by investing in U.S. government securities. Among other things, SSGA FM, the investment adviser to the Portfolio, conducts its own credit analyses of potential investments and portfolio holdings, and relies substantially on a dedicated short-term credit research team. The Portfolio invests in accordance with regulatory requirements applicable to money market funds. Regulations require, among other things, a money market fund to invest only in short-term, high quality debt obligations (generally, securities that have remaining maturities of 397 calendar days or less, with the exception of certain floating rate securities that may have final maturities longer than 397 days but use maturity shortening provisions to meet the 397 day requirement, and that the Portfolio believes present minimal credit risk), to maintain a maximum dollar-weighted average maturity and dollar-weighted average life of sixty (60) days or less and 120 days or less, respectively, and to meet requirements as to portfolio diversification and liquidity. All securities held by the Portfolio are U.S. dollar-denominated, and they may have fixed, variable or floating interest rates.
The Portfolio attempts to meet its investment objective by investing in:
•
Obligations issued or guaranteed as to principal and/or interest, as applicable, by the U.S. government or its agencies and instrumentalities, such as U.S. Treasury securities and securities issued by the Government National Mortgage Association (“GNMA”), which are backed by the full faith and credit of the United States;
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Obligations issued or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, and U.S. government-sponsored entities such as the Federal Home Loan Bank, and the Federal Farm Credit Banks Funding Corporation, which are not backed by the full faith and credit of the United States; and
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Repurchase agreements collateralized by U.S. government securities.
State Street Treasury Money Market Portfolio
Investment Objective
The investment objective of State Street Treasury Money Market Portfolio (the “Treasury Portfolio” or sometimes referred to in context as the “Portfolio”) is to seek a high level of current income consistent with preserving principal and liquidity and the maintenance of a stable $1.00 per share NAV.
Principal Investment Strategies
The Treasury Portfolio is a government money market fund and attempts to meet its investment objective by investing only in U.S. Treasury bills, notes and bonds (which are direct obligations of the U.S. government). The Portfolio will provide shareholders with at least sixty (60) days' prior notice of any change in this investment policy.The Portfolio may hold a portion of its assets in cash pending investment, to satisfy redemption requests or to meet the Portfolio's other cash management needs.
The Portfolio invests in accordance with regulatory requirements applicable to money market funds, which require, among other things, the Portfolio to invest only in short-term securities (generally, securities that have remaining maturities of 397 calendar days or less, with the exception of certain floating rate securities that may have final maturities longer than 397 days but use maturity shortening provisions to meet the 397 day requirement, and that the Portfolio believes present minimal credit risk), to maintain a maximum dollar-weighted average maturity and dollar-weighted average life of sixty (60) days or less and 120 days or less, respectively, and to meet requirements as to portfolio diversification and liquidity.
State Street Treasury Plus Money Market Portfolio
Investment Objective
The investment objective of State Street Treasury Plus Money Market Portfolio (the “Treasury Plus Portfolio” or sometimes referred to in context as the “Portfolio”) is to seek a high level of current income consistent with preserving principal and liquidity and the maintenance of a stable $1.00 per share net asset value (“NAV”).
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Principal Investment Strategies
The Treasury Plus Portfolio is a government money market fund and attempts to meet its investment objective by investing only in U.S. Treasury bills, notes and bonds (which are direct obligations of the U.S. government) and repurchase agreements collateralized by these obligations. The Portfolio will provide shareholders with at least sixty (60) days' prior notice of any change in this investment policy. The Portfolio may hold a portion of its assets in cash pending investment, to satisfy redemption requests or to meet the Portfolio's other cash management needs.
The Portfolio invests in accordance with regulatory requirements applicable to money market funds, which require, among other things, the Portfolio to invest only in short-term securities (generally, securities that have remaining maturities of 397 calendar days or less, with the exception of certain floating rate securities that may have final maturities longer than 397 days but use maturity shortening provisions to meet the 397 day requirement, and that the Portfolio believes present minimal credit risk), to maintain a maximum dollar-weighted average maturity and dollar-weighted average life of sixty (60) days or less and 120 days or less, respectively, and to meet requirements as to portfolio diversification and liquidity.
Principal Risks of Investing In The Portfolios
Please see the section entitled “Principal Investment Strategies” for each Portfolio, for a complete discussion of each Portfolio's investment strategies. Additional information about the principal risks associated with some of the Portfolios' investment policies and investment strategies is provided below. Certain risks relating to instruments and strategies used in the management of the Portfolio are placed first. The significance of any specific risk to an investment in the Portfolio will vary over time, depending on the composition of the Portfolio's portfolio, market conditions, and other factors. You should read all of the risk information presented below carefully, because any one or more of these risks may result in losses to the Portfolio.
Risk information is applicable to all Portfolios unless otherwise noted.
For the U.S. Government Portfolio, Treasury Portfolio, Treasury Plus Portfolio:
The Portfolios are subject to the following risks. You could lose money by investing in the Portfolios. Although each Portfolio seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. An investment in the Portfolios is subject to investment risks, including possible loss of principal, is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. The Portfolios' sponsor is not required to reimburse the Portfolios for losses, and you should not expect that the sponsor will provide financial support to the Portfolios at any time, including during periods of market stress.
Money Market Risk. An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although a money market fund generally seeks to preserve the value of its shares at $1.00 per share, there can be no assurance that it will do so, and it is possible to lose money by investing in a money market fund. A major or unexpected change in interest rates or a decline in the credit quality of an issuer or entity providing credit support, an inactive trading market for money market instruments, or adverse market, economic, industry, political, regulatory, geopolitical, and other conditions could cause a money market fund's share price to fall below $1.00. It is possible that a money market fund will issue and redeem shares at $1.00 per share at times when the fair value of the money market fund's portfolio per share is more or less than $1.00. Rule 2a-7 as adopted by the SEC permits a money market fund to impose a liquidity fee upon the sale of fund shares under certain circumstances, however the Treasury Portfolio, Treasury Plus Portfolio and U.S. Government Portfolio are all government money market funds that have not elected to be subject to the liquidity fee provision of Rule 2a-7. None of State Street Corporation, State Street, State Street Global Advisors, SSGA FM or their affiliates (collectively, the “State Street Entities”) guarantee the value of an investment in a money market fund at $1.00 per share. Investors should have no expectation of capital support to a money market fund from the State Street Entities.
U.S. Government Securities Risk (principal risk for the U.S. Government Portfolio). U.S. government securities, such as Treasury bills, notes and bonds and mortgage-backed securities guaranteed by the Government National Mortgage Association (“Ginnie Mae”), are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. government to purchase the agency's obligations; and still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S. government-sponsored enterprises such as the Federal Home Loan Mort
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gage Corporation (“Freddie Mac”) and the Federal National Mortgage Association (“Fannie Mae”) may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury nor supported by the full faith and credit of the U.S. government. There is no assurance that the U.S. government would provide financial support to its agencies and instrumentalities if not required to do so. In addition, certain governmental entities have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability, or investment character of securities issued by these entities. The value and liquidity of U.S. government securities may be affected adversely by changes in the ratings of those securities. Securities issued by the U.S. Treasury historically have been considered to present minimal credit risk. The downgrade in the long-term U.S. credit rating by at least two major rating agencies has introduced greater uncertainty about the ability of the U.S. to repay its obligations. Further credit rating downgrades or a U.S. credit default could decrease the value and increase the volatility of a Portfolio's investments.
U.S. Treasury Obligations Risk. U.S. Treasury obligations may differ from other securities in their interest rates, maturities, times of issuance and other characteristics. Similar to other issuers, changes to the financial condition or credit rating of the U.S. government may cause the value of a Portfolio's U.S. Treasury obligations to decline. The total public debt of the United States as a percent of gross domestic product grew rapidly after the financial crisis of 2008 and has remained at a historically high level. Although high debt levels do not necessarily indicate or cause economic problems, they may create certain systemic risks if sound debt management practices are not implemented. A high national debt level may increase market pressures to meet government funding needs, which may drive debt cost higher and cause a country to sell additional debt, thereby increasing refinancing risk. A high national debt also raises concerns that a government will not be able to make principal or interest payments when they are due. In the worst case, unsustainable debt levels can cause a decline in the value of the dollar (which may lead to inflation), and can prevent the U.S. government from implementing effective countercyclical fiscal policy in economic downturns. On August 5, 2011, Standard & Poor's Ratings Services downgraded U.S. Treasury securities from AAA rating to AA+ rating. Standard & Poor's Ratings Services stated that its decision was prompted by its view on the rising public debt burden and its perception of greater policymaking uncertainty. Fitch downgraded its rating of U.S. Treasury securities in August 2023. A downgrade of the ratings of U.S. government debt obligations, which are often used as a benchmark for other borrowing arrangements, could result in higher interest rates for individual and corporate borrowers, cause disruptions in the international bond markets and have a substantial negative effect on the U.S. economy. Any additional downgrades of U.S. Treasury securities from ratings agencies may cause the value of the Portfolio's U.S. Treasury obligations to decline. In recent years, impasses in Congress regarding the federal budget have caused repeated temporary Federal government shutdowns. While Congress has temporarily suspended the debt limit from time to time, the risks that the U.S. government will not adopt a long-term budget or deficit reduction plan, of one or more additional Federal government shutdowns or of future failures to not increase the Federal government's debt limit, may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree.
Repurchase Agreement Risk (principal risk for the U.S. Government Portfolio and Treasury Plus Portfolio). A repurchase agreement is an agreement to buy a security from a seller at one price and a simultaneous agreement to sell it back to the original seller at an agreed-upon price, typically representing the purchase price plus interest. Repurchase agreements may be viewed as loans made by a Portfolio, which are collateralized by the securities subject to repurchase. A Portfolio's investment return on such transactions will depend on the counterparty's willingness and ability to perform its obligations under a repurchase agreement. If a Portfolio's counterparty should default on its obligations and the Portfolio is delayed or prevented from recovering the collateral, or if the value of the collateral is insufficient, the Portfolio may realize a loss.
Stable Share Price Risk. If the market value of one or more of the Portfolio's investments changes substantially, the Portfolio may not be able to maintain a stable share price of $1.00. This risk typically is higher during periods of rapidly changing interest rates or when issuer credit quality generally is falling, and is made worse when the Portfolio experiences significant redemption requests.
Market Risk. Market prices of investments held by a Portfolio will go up or down, sometimes rapidly or unpredictably. A Portfolio's investments are subject to changes in general economic conditions, general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile, and prices of investments can change substantially due to various factors, including, but not limited to, economic growth or recession, changes in interest rates, inflation, changes in actual or perceived creditworthiness of issuers and general market liquidity. Even if general economic conditions do not change, the value of an investment in a Portfolio could decline if the particular industries, sec
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tors or companies in which the Portfolio invests do not perform well or are adversely affected by events. Further, legal, political, regulatory and tax changes also may cause fluctuations in markets and securities prices. Local, regional or global events such as war, military conflicts, acts of terrorism, natural disasters, public health issues, or other events could have a significant impact on a Portfolio and its investments. Due to the interconnectedness of economies and financial markets throughout the world, if a Fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the Fund's investments may be negatively affected. A widespread outbreak of an infectious illness, such as COVID-19, and efforts to contain its spread, may result in market volatility, inflation, reduced liquidity of certain instruments, disruption in the trading of certain instruments, and systemic economic weakness. The foregoing could impact a Portfolio and its investments and result in disruptions to the services provided to a Portfolio by its service providers.
Additionally, in the Spring of 2023, the shut‐down of certain financial institutions raised economic concerns over disruption in the U.S. banking system.  There can be no certainty that the actions taken by the U.S. government to strengthen public confidence in the U.S. banking system will be effective in mitigating the effects of financial institution failures on the economy and restoring public confidence in the U.S. banking system.
Money Market Fund Regulatory Risk. Money market funds and the securities they invest in are subject to comprehensive regulations. The SEC has adopted amendments to money market fund regulation that, among other things, increase the daily and weekly liquid asset requirements (“Money Market Fund Reform”). Money Market Fund Reform permits government money market funds (such as the U.S. Government Portfolio, Treasury Portfolio, and Treasury Plus Portfolio), that are experiencing a negative gross yield as a result of negative interest rates, to either convert from a stable share price to a floating share price or reduce the number of shares outstanding (e.g., through a reverse stock split) to maintain a stable net asset value per share, subject to certain Board determinations and disclosures to investors. The Portfolio's operations will be impacted as it comes into compliance with the Money Market Fund Reform. The SEC and other government agencies continue to review the regulation of money market funds and may implement additional regulatory changes in the future. The enactment of any new legislation or regulations impacting the money market fund industry could limit a Portfolio's investment flexibility and reduce its ability to generate returns.
Low Short-Term Interest Rate Risk. During market conditions in which short-term interest rates are at low levels, a Portfolio's yield can be very low. During these conditions, it is possible that a Portfolio will generate an insufficient amount of income to pay its expenses, and that it will not be able to pay a daily dividend and may have a negative yield (i.e., it may lose money on an operating basis). It is possible that a Portfolio would, during these conditions, maintain a substantial portion of its assets in cash, on which it may earn little, if any, income.
Counterparty Risk (principal risk for the U.S. Government Portfolio and Treasury Plus Portfolio). A Portfolio will be subject to credit risk with respect to the counterparties with which a Portfolio enters into repurchase agreements and other transactions. If a counterparty fails to meet its contractual obligations, a Portfolio may be unable to terminate the transaction, and it may be delayed or prevented from realizing on any collateral in the event of a bankruptcy or insolvency proceeding relating to the counterparty.
Credit Risk (principal risk for the U.S. Government Portfolio and Treasury Plus Portfolio). Credit risk is the risk that an issuer, guarantor or liquidity provider of a fixed-income security held by a Portfolio may be unable or unwilling, or may be perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. It includes the risk that the security will be downgraded by a credit rating agency; generally, lower credit quality issuers present higher credit risks. An actual or perceived decline in creditworthiness of an issuer of a fixed-income security held by a Portfolio may result in a decrease in the value of the security. It is possible that the ability of an issuer to meet its obligations will decline substantially during the period when a Portfolio owns securities of the issuer or that the issuer will default on its obligations or that the obligations of the issuer will be limited or restructured.
The credit rating assigned to any particular investment does not necessarily reflect the issuer's current financial condition and does not reflect an assessment of an investment's volatility or liquidity. Securities rated in the lowest category of investment-grade are considered to have speculative characteristics. If a security held by a Portfolio loses its rating or its rating is downgraded, the Portfolio may nonetheless continue to hold the security in the discretion of the Adviser. In the case of asset-backed or mortgage-related securities, changes in the actual or perceived ability of the obligors on the underlying assets or mortgages to make payments of interest and/or principal may affect the values of those securities.
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Debt Securities Risk. The values of debt securities may increase or decrease as a result of the following: market fluctuations, changes in interest rates, actual or perceived inability or unwillingness of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. A rising interest rate environment may cause the value of a Portfolio's fixed income securities to decrease, an adverse impact on the liquidity of a Portfolio's fixed income securities, and increased volatility of the fixed income markets. During periods when interest rates are at low levels, a Portfolio's yield can be low, and a Portfolio may have a negative yield (i.e., it may lose money on an operating basis). To the extent that interest rates fall, certain underlying obligations may be paid off substantially faster than originally anticipated. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by a Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities. High levels of inflation and/or a significantly changing interest rate environment can lead to heightened levels of volatility and reduced liquidity.
Income Risk (principal risk for the U.S. Government Portfolio). A Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by a Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates. A reduction in the income earned by the Portfolio may limit the Portfolio's ability to achieve its objective.
Interest Rate Risk (principal risk for the U.S. Government Portfolio, Treasury Portfolio and Treasury Plus Portfolio). Interest rate risk is the risk that the securities held by a Portfolio will decline in value because of increases in market interest rates. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations. For example, the value of a security with a duration of five years would be expected to decrease by 5% for every 1% increase in interest rates. Falling interest rates also create the potential for a decline in a Portfolio's income and yield. Interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions about those investments. Variable and floating rate securities also generally increase or decrease in value in response to changes in interest rates, although generally to a lesser degree than fixed-rate securities. A substantial increase in interest rates may also have an adverse impact on the liquidity of a security, especially those with longer durations. Changes in governmental policy, including changes in central bank monetary policy, could cause interest rates to rise rapidly, or cause investors to expect a rapid rise in interest rates. This could lead to heightened levels of interest rate, volatility and liquidity risks for the fixed income markets generally and could have a substantial and immediate effect on the values of a Portfolio's investments.  High levels of inflation and/or a significantly changing interest rate environment can lead to heightened levels of volatility and reduced liquidity.
Large Shareholder Risk. To the extent a large proportion of the interests of a Portfolio are highly concentrated or held by a small number of investors (or a single investor), including funds or accounts over which the Adviser has investment discretion, a Portfolio is subject to the risk that these investors will purchase or redeem Portfolio Interests in large amounts rapidly or unexpectedly, including as a result of an asset allocation decision made by the Adviser. These transactions could adversely affect the ability of a Portfolio to conduct its investment program. For example, they could require a Portfolio to sell portfolio securities or purchase portfolio securities unexpectedly and incur substantial transaction costs and/or accelerate the realization of taxable income and/or gains to investors, or a Portfolio may be required to sell its more liquid portfolio investments to meet a large redemption, in which case a Portfolio's remaining assets may be less liquid, more volatile, and more difficult to price. A Portfolio may hold a relatively large proportion of its assets in cash in anticipation of large redemptions, diluting its investment returns.
Market Disruption and Geopolitical Risk. A Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters, pandemics and epidemics, and systemic market dislocations may be highly disruptive to economies and markets. Those events, as well as other changes in foreign and domestic economic and political conditions, also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the
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value of a Portfolio's investments. Given the increasing interdependence among global economies and markets, conditions in one country, market, or region might adversely affect markets, issuers, and/or foreign exchange rates in other countries, including the U.S. Any partial or complete dissolution of the Economic and Monetary Union of the European Union (“EMU”), or any increased uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of a Portfolio's investments. On January 31, 2020, the UK formally withdrew from the European Union (“EU”) (commonly known as “Brexit”). An agreement between the UK and the EU governing their future trade relationship became effective January 1, 2021, but critical aspects of the relationship remain unresolved and subject to further negotiation and agreement. There is still considerable uncertainty relating to the potential consequences associated with the exit, how the negotiations for new trade agreements will be conducted, and whether the UK's exit will increase the likelihood of other countries also departing the EU. Brexit may have a significant impact on the UK, Europe, and global economies, which may result in increased volatility and illiquidity, new legal, political, economic and regulatory uncertainties and potentially lower economic growth for these economies that could potentially have an adverse effect on the value of the Portfolio's investments. Any further exits from the EU, or the possibility of such exits, or the abandonment of the euro, may cause additional market disruption globally and introduce new legal and regulatory uncertainties.
Securities and financial markets may be susceptible to market manipulation or other fraudulent trade practices, which could disrupt the orderly functioning of these markets or adversely affect the values of investments traded in these markets, including investments held by a Portfolio. To the extent a Portfolio has focused its investments in the market or index of a particular region, adverse geopolitical and other events could have a disproportionate impact on the Portfolio.
Market Volatility; Government Intervention Risk. Market dislocations and other external events, such as the failures or near failures of significant financial institutions, dislocations in investment or currency markets, corporate or governmental defaults or credit downgrades, or poor collateral performance, may subject a Portfolio to significant risk of substantial volatility and loss. Governmental and regulatory authorities have taken, and may in the future take, actions to provide or arrange credit supports to financial institutions whose operations have been compromised by credit market dislocations and to restore liquidity and stability to financial systems in their jurisdictions; the implementation of such governmental interventions and their impact on both the markets generally and a Portfolio's investment program in particular can be uncertain. Governmental and non-governmental issuers may default on, or be forced to restructure, their debts, and other issuers may face difficulties obtaining credit. Defaults or restructurings by governments or others of their debts could have substantial adverse effects on economies, financial markets, and asset valuations around the world. Federal Reserve or other U.S. or non-U.S. governmental or central bank actions, including interest rate increases or contrary actions by different governments, or investor perception that these efforts are not succeeding, could negatively affect financial markets generally as well as the values and liquidity of certain securities.
Mortgage-Related and Other Asset-Backed Securities Risk (principal risk for the U.S. Government Portfolio). Investments in mortgage-related and other asset-backed securities are subject to the risk of significant credit downgrades, illiquidity, and defaults to a greater extent than many other types of fixed income investments. The liquidity of mortgage-related and asset-backed securities may change over time. Mortgage-related securities represent a participation in, or are secured by, mortgage loans. Other asset-backed securities are typically structured like mortgage-related securities, but instead of mortgage loans or interests in mortgage loans, the underlying assets may include, for example, items such as motor vehicle installment sales or installment loan contracts, leases on various types of real and personal property, and receivables from credit card agreements. During periods of falling interest rates, mortgage-related and other asset-backed securities, which typically provide the issuer with the right to prepay the security prior to maturity, may be prepaid, which may result in a Portfolio having to reinvest the proceeds in other investments at lower interest rates. During periods of rising interest rates, the average life of mortgage-related and other asset-backed securities may extend because of slower-than expected principal payments. This may lock in a below market interest rate, increase the security's duration and interest rate sensitivity, and reduce the value of the security. As a result, mortgage-related and other asset-backed securities may have less potential for capital appreciation during periods of declining interest rates than other debt securities of comparable maturities, although they may have a similar risk of decline in market values during periods of rising interest rates. Prepayment rates are difficult to predict and the potential impact of prepayments on the value of a mortgage-related or other asset-backed security depends on the terms of the instrument and can result in significant volatility. The price of a mortgage-related or other asset-backed security also depends on the credit quality and adequacy of the underlying assets or collateral. Mortgage-related or other asset-backed securities issued by non-governmental issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers) will generally entail greater credit risk than obligations guaranteed by the U.S. government. Defaults on the underlying assets, if any, may impair the value of a mortgage-related or
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other asset-backed security. For some asset-backed securities in which a Portfolio invests, such as those backed by credit card receivables, the underlying cash flows may not be supported by a security interest in a related asset. Moreover, the values of mortgage-related and other asset-backed securities may be substantially dependent on the servicing of the underlying asset pools, and are therefore subject to risks associated with the negligence or malfeasance by their servicers and to the credit risk of their servicers. In certain situations, the mishandling of related documentation may also affect the rights of securities holders in and to the underlying collateral. There may be legal and practical limitations on the enforceability of any security interest granted with respect to underlying assets, or the value of the underlying assets, if any, may be insufficient if the issuer defaults.
Rapid Changes in Interest Rates. The values of instruments held by a Portfolio may be adversely affected by rapid changes in interest rates. Rapid changes in interest rates may cause significant requests to redeem Portfolio Interests, and possibly cause a Portfolio to sell portfolio securities at a loss to satisfy those requests. Significant losses in the case of the U.S. Government Portfolio, Treasury Portfolio and Treasury Plus Portfolio, could impair a Portfolio's ability to maintain a stable share price of $1.00.
Reinvestment Risk (principal risk for the U.S. Government Portfolio). Income from the Portfolio may decline when the Portfolio invests the proceeds from investment income, sales of portfolio securities or matured, traded or called debt obligations. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Portfolio to reinvest the proceeds in lower-yielding securities. A decline in income received by the Portfolio from its investments is likely to have a negative effect on the yield and total return of the Portfolio Interests.
Significant Exposure to U.S. Government Agencies or Instrumentalities Risk (principal risk for the U.S. Government Portfolio). To the extent a Portfolio focuses its investments in securities issued or guaranteed by U.S. government agencies or instrumentalities, any market movements, regulatory changes or changes in political or economic conditions that affect the U.S. government agencies or instrumentalities in which the Portfolio invests may have a significant impact on a Portfolio's performance. Events that would adversely affect the market prices of securities issued or guaranteed by one government agency or instrumentality may adversely affect the market price of securities issued or guaranteed by other government agencies or instrumentalities.
Variable and Floating Rate Securities Risk. Variable or floating rate securities are debt securities with variable or floating interest rates payments. Variable or floating rate securities bear rates of interest that are adjusted periodically according to formulae intended generally to reflect market rates of interest and allow a Portfolio to participate (determined in accordance with the terms of the securities) in increases in interest rates through upward adjustments of the coupon rates on the securities. However, during periods of increasing interest rates, changes in the coupon rates may lag behind the changes in market rates or may have limits on the maximum increases in coupon rates. Alternatively, during periods of declining interest rates, the coupon rates on such securities will typically readjust downward resulting in a lower yield. A Portfolio may also invest in variable or floating rate equity securities, whose dividend payments vary based on changes in market rates of interest or other factors.
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For the Money Market Portfolio:
The Portfolio is subject to the following risks. You could lose money by investing in the Portfolio. Because the share price of the Portfolio will fluctuate, when you sell your shares, they may be worth more or less than what you originally paid for them. The Portfolio may impose a fee upon the sale of your shares. Effective October 2, 2024, the Portfolio generally must impose a fee when net sales of Portfolio shares exceed certain levels. An investment in the Portfolio is subject to investment risks, including possible loss of principal, is not a deposit in a bank and is not insured or guaranteed by the FDIC or any other government agency. The Portfolio's sponsor is not required to reimburse the Portfolio for losses, and you should not expect that the sponsor will provide financial support to the Portfolio at any time, including during periods of market stress.
Money Market Risk-Floating NAV. The Portfolio does not maintain a constant net asset value per share. The value of the Portfolio's Interests is calculated to four decimal places and will vary reflecting the value of the portfolio of investments held by the Portfolio. It is possible to lose money by investing in the Portfolio.
Debt Securities Risk. The values of debt securities may increase or decrease as a result of the following: market fluctuations, changes in interest rates, actual or perceived inability or unwillingness of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. A rising interest rate environment may cause the value of a Portfolio's fixed income securities to decrease, an adverse impact on the liquidity of a Portfolio's fixed income securities, and increased volatility of the fixed income markets. During periods when interest rates are at low levels, a Portfolio's yield can be low, and a Portfolio may have a negative yield (i.e., it may lose money on an operating basis). To the extent that interest rates fall, certain underlying obligations may be paid off substantially faster than originally anticipated. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by a Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities. High levels of inflation and/or a significantly changing interest rate environment can lead to heightened levels of volatility and reduced liquidity.
Repurchase Agreement Risk. A repurchase agreement is an agreement to buy a security from a seller at one price and a simultaneous agreement to sell it back to the original seller at an agreed-upon price, typically representing the purchase price plus interest. Repurchase agreements may be viewed as loans made by a Portfolio, which are collateralized by the securities subject to repurchase. A Portfolio's investment return on such transactions will depend on the counterparty's willingness and ability to perform its obligations under a repurchase agreement. If a Portfolio's counterparty should default on its obligations and the Portfolio is delayed or prevented from recovering the collateral, or if the value of the collateral is insufficient, the Portfolio may realize a loss.
Banking Companies Risk. The performance of bank stocks may be affected by extensive governmental regulation, which may limit the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, and the amount of capital they must maintain. The impact of changes in regulations and capital requirements on a banking company cannot be predicted and may negatively impact such banking company. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact banking companies. To the extent a bank's portfolio of loans or investments are concentrated in a particular industry, the bank may be vulnerable to economic conditions that affect that industry. Banks may also be subject to severe price competition. Competition among banking companies is high and failure to maintain or increase market share may result in lost market value.
Financial Institutions Risk. Some instruments are issued or guaranteed by financial institutions, such as banks and brokers, or are collateralized by securities issued or guaranteed by financial institutions. Changes in the creditworthiness of any of these institutions may adversely affect the values of instruments of issuers in financial industries. Financial institutions may be particularly sensitive to certain economic factors such as interest rate changes, adverse developments in the real estate market, fiscal and monetary policy and general economic cycles. Adverse developments in banking and other financial industries may cause a Portfolio to underperform relative to other funds that invest more broadly across different industries or have a smaller exposure to financial institutions. In the Spring of 2023, the shut‐down of certain financial institutions raised economic concerns over disruption in the U.S. banking system.  There can be no certainty
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that the actions taken by the U.S. government to strengthen public confidence in the U.S. banking system will be effective in mitigating the effects of financial institution failures on the economy and restoring public confidence in the U.S. banking system. Other adverse developments that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, may reduce liquidity in the market generally or have other adverse effects on the economy or the Fund. In addition, the Fund may not be able to identify all potential solvency or stress concerns with respect to a financial institution or to transfer assets from one bank or financial institution to another in a timely manner in the event such bank or financial institution comes under stress or fails. Changes in governmental regulation and oversight of financial institutions may have an adverse effect on the financial condition or the earnings or operations of a financial institution and on the types and amounts of businesses in which a financial institution may engage. An investor may be delayed or prevented from exercising certain remedies against a financial institution. The amount of a Portfolio's assets that may be invested in any financial institution, or financial institutions generally, may be limited by applicable law.
U.S. Government Securities Risk. U.S. government securities, such as Treasury bills, notes and bonds and mortgage-backed securities guaranteed by the Government National Mortgage Association (“Ginnie Mae”), are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. government to purchase the agency's obligations; and still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S. government-sponsored enterprises such as the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and the Federal National Mortgage Association (“Fannie Mae”) may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury nor supported by the full faith and credit of the U.S. government. There is no assurance that the U.S. government would provide financial support to its agencies and instrumentalities if not required to do so. In addition, certain governmental entities have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability, or investment character of securities issued by these entities. The value and liquidity of U.S. government securities may be affected adversely by changes in the ratings of those securities. Securities issued by the U.S. Treasury historically have been considered to present minimal credit risk. The downgrade in the long-term U.S. credit rating by at least two major rating agencies has introduced greater uncertainty about the ability of the U.S. to repay its obligations. Further credit rating downgrades or a U.S. credit default could decrease the value and increase the volatility of a Portfolio's investments.
Risks Related to ECDs, ETDs and YCDs. Banks issuing ECDs, ETDs and YCDs are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as loan limitations, examinations and reserve, accounting, auditing, recordkeeping and public reporting requirements. Obligations of foreign issuers also involve risks such as future unfavorable political and economic developments, withholding or other tax, seizures of foreign deposits, currency controls, interest limitations, and other governmental restrictions that might affect repayment of principal or payment of interest, or the ability to honor a credit commitment.
Mortgage-Related and Other Asset-Backed Securities Risk. Investments in mortgage-related and other asset-backed securities are subject to the risk of significant credit downgrades, illiquidity, and defaults to a greater extent than many other types of fixed income investments. The liquidity of mortgage-related and asset-backed securities may change over time. Mortgage-related securities represent a participation in, or are secured by, mortgage loans. Other asset-backed securities are typically structured like mortgage-related securities, but instead of mortgage loans or interests in mortgage loans, the underlying assets may include, for example, items such as motor vehicle installment sales or installment loan contracts, leases on various types of real and personal property, and receivables from credit card agreements. During periods of falling interest rates, mortgage-related and other asset-backed securities, which typically provide the issuer with the right to prepay the security prior to maturity, may be prepaid, which may result in a Portfolio having to reinvest the proceeds in other investments at lower interest rates. During periods of rising interest rates, the average life of mortgage-related and other asset-backed securities may extend because of slower-than expected principal payments. This may lock in a below market interest rate, increase the security's duration and interest rate sensitivity, and reduce the value of the security. As a result, mortgage-related and other asset-backed securities may have less potential for capital appreciation during periods of declining interest rates than other debt securities of comparable maturities, although they may have a similar risk of decline in market values during periods of rising interest rates. Prepayment rates are difficult to predict and the potential impact of prepayments on the value of a mortgage-related or other asset-backed security depends on the terms of the instrument and can result in significant volatility. The price of a mortgage-related or other asset-backed security also depends on the credit quality and adequacy of the underlying assets or collateral. Mortgage-related or other asset-backed securities issued by non-governmental issuers (such as commercial banks, sav
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ings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers) will generally entail greater credit risk than obligations guaranteed by the U.S. government. Defaults on the underlying assets, if any, may impair the value of a mortgage-related or other asset-backed security. For some asset-backed securities in which a Portfolio invests, such as those backed by credit card receivables, the underlying cash flows may not be supported by a security interest in a related asset. Moreover, the values of mortgage-related and other asset-backed securities may be substantially dependent on the servicing of the underlying asset pools, and are therefore subject to risks associated with the negligence or malfeasance by their servicers and to the credit risk of their servicers. In certain situations, the mishandling of related documentation may also affect the rights of securities holders in and to the underlying collateral. There may be legal and practical limitations on the enforceability of any security interest granted with respect to underlying assets, or the value of the underlying assets, if any, may be insufficient if the issuer defaults.
Market Risk. Market prices of investments held by a Portfolio will go up or down, sometimes rapidly or unpredictably. A Portfolio's investments are subject to changes in general economic conditions, general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile, and prices of investments can change substantially due to various factors, including, but not limited to, economic growth or recession, changes in interest rates, inflation, changes in actual or perceived creditworthiness of issuers and general market liquidity. Even if general economic conditions do not change, the value of an investment in a Portfolio could decline if the particular industries, sectors or companies in which the Portfolio invests do not perform well or are adversely affected by events. Further, legal, political, regulatory and tax changes also may cause fluctuations in markets and securities prices. Local, regional or global events such as war, military conflicts, acts of terrorism, natural disasters, public health issues, or other events could have a significant impact on a Portfolio and its investments. Due to the interconnectedness of economies and financial markets throughout the world, if a Fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the Fund's investments may be negatively affected. A widespread outbreak of an infectious illness, such as COVID-19, and efforts to contain its spread, may result in market volatility, inflation, reduced liquidity of certain instruments, disruption in the trading of certain instruments, and systemic economic weakness. The foregoing could impact a Portfolio and its investments and result in disruptions to the services provided to a Portfolio by its service providers.
Additionally, in the Spring of 2023, the shut‐down of certain financial institutions raised economic concerns over disruption in the U.S. banking system.  There can be no certainty that the actions taken by the U.S. government to strengthen public confidence in the U.S. banking system will be effective in mitigating the effects of financial institution failures on the economy and restoring public confidence in the U.S. banking system.
Money Market Fund Regulatory Risk. Money market funds and the securities they invest in are subject to comprehensive regulations. The SEC has adopted amendments to money market fund regulation that, among other things, increase the daily and weekly liquid asset requirements (“Money Market Fund Reform”). Money Market Fund Reform permits the Portfolio to impose liquidity fees under certain circumstances and, effective no later than October 2, 2024, Money Market Fund Reform will require the Portfolio to impose liquidity fees under certain circumstances. The Portfolio's operations will be impacted as it comes into compliance with the Money Market Fund Reform. The SEC and other government agencies continue to review the regulation of money market funds and may implement additional regulatory changes in the future. The enactment of any new legislation or regulations impacting the money market fund industry could limit a Portfolio's investment flexibility and reduce its ability to generate returns.
Low Short-Term Interest Rate Risk. During market conditions in which short-term interest rates are at low levels, a Portfolio's yield can be very low. During these conditions, it is possible that a Portfolio will generate an insufficient amount of income to pay its expenses, and that it will not be able to pay a daily dividend and may have a negative yield (i.e., it may lose money on an operating basis). It is possible that a Portfolio would, during these conditions, maintain a substantial portion of its assets in cash, on which it may earn little, if any, income.
Call/Prepayment Risk. Call/prepayment risk is the risk that an issuer will exercise its right to pay principal on an obligation held by a Portfolio earlier than expected or required. This may occur, for example, when there is a decline in interest rates, and an issuer of bonds or preferred stock redeems the bonds or stock in order to replace them with obligations on which it is required to pay a lower interest or dividend rate. It may also occur when there is an unanticipated increase in the rate at which mortgages or other receivables underlying mortgage- or asset-backed securities held by a Portfolio are prepaid. In any such case, a Portfolio may be forced to invest the prepaid amounts in lower-yielding investments, resulting in a decline in the Portfolio's income.
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Counterparty Risk. A Portfolio will be subject to credit risk with respect to the counterparties with which a Portfolio enters into repurchase agreements and other transactions. If a counterparty fails to meet its contractual obligations, a Portfolio may be unable to terminate the transaction, and it may be delayed or prevented from realizing on any collateral in the event of a bankruptcy or insolvency proceeding relating to the counterparty.
Credit Risk. Credit risk is the risk that an issuer, guarantor or liquidity provider of a fixed-income security held by a Portfolio may be unable or unwilling, or may be perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. It includes the risk that the security will be downgraded by a credit rating agency; generally, lower credit quality issuers present higher credit risks. An actual or perceived decline in creditworthiness of an issuer of a fixed-income security held by a Portfolio may result in a decrease in the value of the security. It is possible that the ability of an issuer to meet its obligations will decline substantially during the period when a Portfolio owns securities of the issuer or that the issuer will default on its obligations or that the obligations of the issuer will be limited or restructured.
The credit rating assigned to any particular investment does not necessarily reflect the issuer's current financial condition and does not reflect an assessment of an investment's volatility or liquidity. Securities rated in the lowest category of investment-grade are considered to have speculative characteristics. If a security held by a Portfolio loses its rating or its rating is downgraded, the Portfolio may nonetheless continue to hold the security in the discretion of the Adviser. In the case of asset-backed or mortgage-related securities, changes in the actual or perceived ability of the obligors on the underlying assets or mortgages to make payments of interest and/or principal may affect the values of those securities.
Extension Risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower-than-expected principal payments. This may increase the period of time during which an investment earns a below-market interest rate, increase the security's duration and reduce the value of the security. Extension risk may be heightened during periods of adverse economic conditions generally, as payment rates decline due to higher unemployment levels and other factors.
Income Risk. A Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by a Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates. A reduction in the income earned by the Portfolio may limit the Portfolio's ability to achieve its objective.
Interest Rate Risk. Interest rate risk is the risk that the securities held by a Portfolio will decline in value because of increases in market interest rates. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations. For example, the value of a security with a duration of five years would be expected to decrease by 5% for every 1% increase in interest rates. Falling interest rates also create the potential for a decline in a Portfolio's income and yield. Interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions about those investments. Variable and floating rate securities also generally increase or decrease in value in response to changes in interest rates, although generally to a lesser degree than fixed-rate securities. A substantial increase in interest rates may also have an adverse impact on the liquidity of a security, especially those with longer durations. Changes in governmental policy, including changes in central bank monetary policy, could cause interest rates to rise rapidly, or cause investors to expect a rapid rise in interest rates. This could lead to heightened levels of interest rate, volatility and liquidity risks for the fixed income markets generally and could have a substantial and immediate effect on the values of a Portfolio's investments.  High levels of inflation and/or a significantly changing interest rate environment can lead to heightened levels of volatility and reduced liquidity.
Large Shareholder Risk. To the extent a large proportion of the interests of a Portfolio are highly concentrated or held by a small number of investors (or a single investor), including funds or accounts over which the Adviser has investment discretion, a Portfolio is subject to the risk that these investors will purchase or redeem Portfolio Interests in large amounts rapidly or unexpectedly, including as a result of an asset allocation decision made by the Adviser. These transactions could adversely affect the ability of a Portfolio to conduct its investment program. For example, they could require a Portfolio to sell portfolio securities or purchase portfolio securities unexpectedly and incur substantial transaction costs and/or
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accelerate the realization of taxable income and/or gains to investors, or a Portfolio may be required to sell its more liquid portfolio investments to meet a large redemption, in which case a Portfolio's remaining assets may be less liquid, more volatile, and more difficult to price. A Portfolio may hold a relatively large proportion of its assets in cash in anticipation of large redemptions, diluting its investment returns.
Liquidity Risk. Liquidity risk is the risk that a Portfolio may not be able to dispose of investments readily at a favorable time or prices (or at all) or at prices approximating those at which a Portfolio currently values them. For example, certain investments may be subject to restrictions on resale, may trade in the over-the-counter market or in limited volume, or may not have an active trading market. Illiquid investments may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. It may be difficult for a Portfolio to value illiquid investments accurately. The market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. Disposal of illiquid investments may entail registration expenses and other transaction costs that are higher than those for liquid investments. A Portfolio may seek to borrow money to meet its obligations (including, among other things, redemption obligations) if it is unable to dispose of illiquid investments, resulting in borrowing expenses and possible leveraging of the Portfolio. In some cases, due to unanticipated levels of illiquidity a Portfolio may choose to meet its redemption obligations wholly or in part by distributions of assets in-kind.
Market Disruption and Geopolitical Risk. A Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters, pandemics and epidemics, and systemic market dislocations may be highly disruptive to economies and markets. Those events, as well as other changes in foreign and domestic economic and political conditions, also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of a Portfolio's investments. Given the increasing interdependence among global economies and markets, conditions in one country, market, or region might adversely affect markets, issuers, and/or foreign exchange rates in other countries, including the U.S. Any partial or complete dissolution of the Economic and Monetary Union of the European Union (“EMU”), or any increased uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of a Portfolio's investments. On January 31, 2020, the UK formally withdrew from the European Union (“EU”) (commonly known as “Brexit”). An agreement between the UK and the EU governing their future trade relationship became effective January 1, 2021, but critical aspects of the relationship remain unresolved and subject to further negotiation and agreement. There is still considerable uncertainty relating to the potential consequences associated with the exit, how the negotiations for new trade agreements will be conducted, and whether the UK's exit will increase the likelihood of other countries also departing the EU. Brexit may have a significant impact on the UK, Europe, and global economies, which may result in increased volatility and illiquidity, new legal, political, economic and regulatory uncertainties and potentially lower economic growth for these economies that could potentially have an adverse effect on the value of the Portfolio's investments. Any further exits from the EU, or the possibility of such exits, or the abandonment of the euro, may cause additional market disruption globally and introduce new legal and regulatory uncertainties.
Securities and financial markets may be susceptible to market manipulation or other fraudulent trade practices, which could disrupt the orderly functioning of these markets or adversely affect the values of investments traded in these markets, including investments held by a Portfolio. To the extent a Portfolio has focused its investments in the market or index of a particular region, adverse geopolitical and other events could have a disproportionate impact on the Portfolio.
Market Volatility; Government Intervention Risk. Market dislocations and other external events, such as the failures or near failures of significant financial institutions, dislocations in investment or currency markets, corporate or governmental defaults or credit downgrades, or poor collateral performance, may subject a Portfolio to significant risk of substantial volatility and loss. Governmental and regulatory authorities have taken, and may in the future take, actions to provide or arrange credit supports to financial institutions whose operations have been compromised by credit market dislocations and to restore liquidity and stability to financial systems in their jurisdictions; the implementation of such governmental interventions and their impact on both the markets generally and a Portfolio's investment program in particular can be uncertain. Governmental and non-governmental issuers may default on, or be forced to restructure, their debts, and other issuers may face difficulties obtaining credit. Defaults or restructurings by governments or others of their debts could have substantial adverse effects on economies, financial markets, and asset valuations around the world. Federal
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Reserve or other U.S. or non-U.S. governmental or central bank actions, including interest rate increases or contrary actions by different governments, or investor perception that these efforts are not succeeding, could negatively affect financial markets generally as well as the values and liquidity of certain securities.
Non-U.S. Securities Risk. Investments in securities of non-U.S. issuers (including depositary receipts) entail risks not typically associated with investing in securities of U.S. issuers. Similar risks may apply to securities traded on a U.S. securities exchange that are issued by entities with significant exposure to non-U.S. countries. In certain countries, legal remedies available to investors may be more limited than those available with regard to U.S. investments. Income and gains with respect to investments in certain countries may be subject to withholding and other taxes. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, and financial reporting standards, regulatory framework and practices comparable to those in the United States. The securities of some non-U.S. entities are less liquid and at times more volatile than securities of comparable U.S. entities, and could become subject to sanctions or embargoes that adversely affect a Portfolio's investment. Non-U.S. transaction costs, such as brokerage commissions and custody costs may be higher than in the U.S. In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, confiscatory taxation, and diplomatic developments that could adversely affect the values of a Portfolio's investments in certain non-U.S. countries. Investments in securities of non-U.S. issuers also are subject to foreign political and economic risk not associated with U.S. investments, meaning that political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters occurring in a country where a Portfolio invests could cause the Portfolio's investments to experience gains or losses.
Rapid Changes in Interest Rates. The values of instruments held by a Portfolio may be adversely affected by rapid changes in interest rates. Rapid changes in interest rates may cause significant requests to redeem Portfolio Interests, and possibly cause a Portfolio to sell portfolio securities at a loss to satisfy those requests. Significant losses would negatively affect the NAV per share of the Money Market Portfolio.
Reinvestment Risk. Income from the Portfolio may decline when the Portfolio invests the proceeds from investment income, sales of portfolio securities or matured, traded or called debt obligations. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Portfolio to reinvest the proceeds in lower-yielding securities. A decline in income received by the Portfolio from its investments is likely to have a negative effect on the yield and total return of the Portfolio Interests.
Restricted Securities Risk. A Portfolio may hold securities that have not been registered for sale to the public under the U.S. federal securities laws pursuant to an exemption from registration. These securities may be less liquid than securities registered for sale to the general public. The liquidity of a restricted security may be affected by a number of factors, including, among others: (i) the creditworthiness of the issuer; (ii) the frequency of trades and quotes for the security; (iii) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; (iv) dealer undertakings to make a market in the security; (v) the nature of any legal restrictions governing trading in the security; and (vi) the nature of the security and the nature of marketplace trades. There can be no assurance that a liquid trading market will exist at any time for any particular restricted security. Also, restricted securities may be difficult to value because market quotations may not be readily available, and the securities may have significant volatility.
Risk of Investment in Other Pools. If a Portfolio invests in another pooled investment vehicle, it is exposed to the risk that the other pool will not perform as expected. A Portfolio is exposed indirectly to all of the risks applicable to an investment in such other pool. In addition, lack of liquidity in the underlying pool could result in its value being more volatile than the underlying portfolio of securities, and may limit the ability of a Portfolio to sell or redeem its interest in the pool at a time or at a price it might consider desirable. The investment policies and limitations of the other pool may not be the same as those of the Portfolio; as a result, the Portfolio may be subject to additional or different risks, or may achieve a reduced investment return, as a result of its investment in another pool. If a pool is an exchange-traded fund or other product traded on a securities exchange or otherwise actively traded, its shares may trade at a premium or discount to their NAV, an effect that might be more pronounced in less liquid markets. A Portfolio bears its proportionate share of the fees and expenses of any pool in which it invests. The Adviser or an affiliate may serve as investment adviser to a pool in which the Portfolio may invest, leading to potential conflicts of interest. For example, the Adviser or its affiliates may receive fees based on the amount of assets invested in the pool. Investment by a Portfolio in the pool may be beneficial to the Adviser or an affiliate in the management of the pool, by helping to achieve economies of scale or enhancing cash flows. Due to this and other factors, the Adviser may have an incentive to invest a Portfolio's assets in a pool sponsored or
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managed by the Adviser or its affiliates in lieu of investments by the Portfolio directly in portfolio securities, or may have an incentive to invest in the pool over a pool sponsored or managed by others. Similarly, the Adviser may have an incentive to delay or decide against the sale of interests held by a Portfolio in a pool sponsored or managed by the Adviser or its affiliates. It is possible that other clients of the Adviser or its affiliates will purchase or sell interests in a pool sponsored or managed by the Adviser or its affiliates at prices and at times more favorable than those at which a Portfolio does so.
Section 4(a)(2) Commercial Paper and Rule 144A Securities Risk. A Portfolio may invest in commercial paper issued in reliance on the private placement exemption from registration afforded by Section 4(a)(2) of the 1933 Act. This commercial paper is commonly called “Section 4(a)(2) paper.” A Portfolio may also invest in securities that may be offered and sold only to “qualified institutional buyers” under Rule 144A of the 1933 Act (“Rule 144A securities”).
Section 4(a)(2) paper is sold to institutional investors who must agree to purchase the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in a transaction exempt from the registration requirements of the 1933 Act. Section 4(a)(2) paper normally is resold to other institutional investors like a Portfolio through or with the assistance of the issuer or investment dealers that make a market in Section 4(a)(2) paper. As a result, it suffers from liquidity risk, the risk that the securities may be difficult to value because of the absence of an active market and the risk that it may be sold only after considerable expense and delay, if at all. Rule 144A securities generally must be sold only to other qualified institutional buyers.
Section 4(a)(2) paper and Rule 144A securities will not be considered illiquid for purposes of a Portfolio's limitation on illiquid securities if the Adviser (pursuant to guidelines adopted by the Board) determines that a liquid trading market exists for the securities in question. There can be no assurance that a liquid trading market will exist at any time for any particular Section 4(a)(2) paper or Rule 144A securities.
Variable and Floating Rate Securities Risk. Variable or floating rate securities are debt securities with variable or floating interest rates payments. Variable or floating rate securities bear rates of interest that are adjusted periodically according to formulae intended generally to reflect market rates of interest and allow a Portfolio to participate (determined in accordance with the terms of the securities) in increases in interest rates through upward adjustments of the coupon rates on the securities. However, during periods of increasing interest rates, changes in the coupon rates may lag behind the changes in market rates or may have limits on the maximum increases in coupon rates. Alternatively, during periods of declining interest rates, the coupon rates on such securities will typically readjust downward resulting in a lower yield. A Portfolio may also invest in variable or floating rate equity securities, whose dividend payments vary based on changes in market rates of interest or other factors.
Zero-Coupon Bond Risk. Zero-coupon bonds are debt obligations that are generally issued at a discount and payable in full at maturity, and that do not provide for current payments of interest prior to maturity. Zero-coupon bonds usually trade at a deep discount from their face or par values and are subject to greater market value fluctuations from changing interest rates than debt obligations of comparable maturities that make current distributions of interest. When interest rates rise, the values of zero-coupon bonds fall more rapidly than securities paying interest on a current basis, because a Portfolio is unable to reinvest interest payments at the higher rates.
Additional Information About Non-Principal Investment Strategies and Risks
The investments described below reflect the Portfolios' current practices. In addition to the principal risks described above, other risks are described in some of the descriptions of the investments below:
Conflicts of Interest Risk. An investment in a Portfolio will be subject to a number of actual or potential conflicts of interest. For example, the Adviser or its affiliates may provide services to a Portfolio, such as securities lending agency services, custodial, administrative, bookkeeping, and accounting services, transfer agency and investor servicing, securities brokerage services, and other services for which the Portfolio would compensate the Adviser and/or such affiliates. The Portfolios may invest in other pooled investment vehicles sponsored, managed, or otherwise affiliated with the Adviser. There is no assurance that the rates at which a Portfolio pays fees or expenses to the Adviser or its affiliates, or the terms on which it enters into transactions with the Adviser or its affiliates will be the most favorable available in the market generally or as favorable as the rates the Adviser or its affiliates make available to other clients. Because of its finan
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cial interest, the Adviser will have an incentive to enter into transactions or arrangements on behalf of a Portfolio with itself or its affiliates in circumstances where it might not have done so in the absence of that interest, provided that the Adviser will comply with applicable regulatory requirements.
The Adviser and its affiliates serve as investment adviser to other clients and may make investment decisions that may be different from those that will be made by the Adviser on behalf of the Portfolios. For example, the Adviser may provide asset allocation advice to some clients that may include a recommendation to invest in or redeem from particular issuers while not providing that same recommendation to all clients invested in the same or similar issuers. The Adviser may (subject to applicable law) be simultaneously seeking to purchase (or sell) investments for a Portfolio and to sell (or purchase) the same investment for accounts, funds, or structured products for which it serves as asset manager, or for other clients or affiliates. The Adviser and its affiliates may invest for clients in various securities that are senior, pari passu or junior to, or have interests different from or adverse to, the securities that are owned by a Portfolio. The Adviser or its affiliates, in connection with its other business activities, may acquire material nonpublic confidential information that may restrict the Adviser from purchasing securities or selling securities for itself or its clients (including the Portfolios) or otherwise using such information for the benefit of its clients or itself.
The foregoing does not purport to be a comprehensive list or complete explanation of all potential conflicts of interests which may affect a Portfolio. A Portfolio may encounter circumstances, or enter into transactions, in which conflicts of interest that are not listed or discussed above may arise.
Cybersecurity Risk. With the increased use of technologies such as the Internet and the dependence on computer systems to perform business and operational functions, funds (such as the Portfolios) and their service providers (including the Adviser) may be prone to operational and information security risks resulting from cyber-attacks and/or technological malfunctions. In addition, the global spread of COVID-19 caused the Portfolio and its service providers to implement business continuity plans, including widespread use of work-from-home arrangements. Furthermore, geopolitical tensions may have increased the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing. In general, cyber-attacks are deliberate, but unintentional events may have similar effects. Cyber-attacks include, among others, stealing or corrupting data maintained online or digitally, preventing legitimate users from accessing information or services on a website, releasing confidential information without authorization, and causing operational disruption. Successful cyber-attacks against, or security breakdowns of, a Portfolio, the Adviser or a custodian, transfer agent, or other affiliated or third-party service provider may adversely affect a Portfolio or its investors. For instance, cyber-attacks or technical malfunctions may interfere with the processing of investor or other transactions, affect a Portfolio's ability to calculate its NAV, cause the release of private investor information or confidential Portfolio information, impede trading, cause reputational damage, and subject a Portfolio to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and additional compliance costs. Cyber-attacks or technical malfunctions may render records of Portfolio assets and transactions, investor ownership of Portfolio Interests, and other data integral to the functioning of a Portfolio inaccessible or inaccurate or incomplete. A Portfolio may also incur substantial costs for cybersecurity risk management in order to prevent cyber incidents in the future. A Portfolio and its investors could be negatively impacted as a result. While the Adviser has established business continuity plans and systems designed to minimize the risk of cyber-attacks through the use of technology, processes and controls, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified, given the evolving nature of this threat. The Portfolio relies on third-party service providers for many of its day-to-day operations, and will be subject to the risk that the protections and protocols implemented by those service providers will be ineffective to protect the Portfolio from cyber-attack. The Adviser does not control the cybersecurity plans and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to the Adviser or the Portfolios. Similar types of cybersecurity risks or technical malfunctions also are present for issuers of securities in which each Portfolio invests, which could result in material adverse consequences for such issuers, and may cause a Portfolio's investment in such securities to lose value.
Risk of Investment in Other Pools (risk for the U.S. Government Portfolio, Treasury Portfolio and Treasury Plus Portfolio). If a Portfolio invests in another pooled investment vehicle, it is exposed to the risk that the other pool will not perform as expected. A Portfolio is exposed indirectly to all of the risks applicable to an investment in such other pool. In addition, lack of liquidity in the underlying pool could result in its value being more volatile than the underlying portfolio of securities, and may limit the ability of a Portfolio to sell or redeem its interest in the pool at a time or at a price it might consider desirable. The investment policies and limitations of the other pool may not be the same as those of the Portfolio; as a result, the Portfolio may be subject to additional or different risks, or may achieve a reduced investment return, as a result of its investment in another pool. If a pool is an exchange-traded fund or other product traded on a securities
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exchange or otherwise actively traded, its shares may trade at a premium or discount to their NAV, an effect that might be more pronounced in less liquid markets. A Portfolio bears its proportionate share of the fees and expenses of any pool in which it invests. The Adviser or an affiliate may serve as investment adviser to a pool in which the Portfolio may invest, leading to potential conflicts of interest. For example, the Adviser or its affiliates may receive fees based on the amount of assets invested in the pool. Investment by a Portfolio in the pool may be beneficial to the Adviser or an affiliate in the management of the pool, by helping to achieve economies of scale or enhancing cash flows. Due to this and other factors, the Adviser may have an incentive to invest a Portfolio's assets in a pool sponsored or managed by the Adviser or its affiliates in lieu of investments by the Portfolio directly in portfolio securities, or may have an incentive to invest in the pool over a pool sponsored or managed by others. Similarly, the Adviser may have an incentive to delay or decide against the sale of interests held by a Portfolio in a pool sponsored or managed by the Adviser or its affiliates. It is possible that other clients of the Adviser or its affiliates will purchase or sell interests in a pool sponsored or managed by the Adviser or its affiliates at prices and at times more favorable than those at which a Portfolio does so.
Temporary Defensive Positions. In response to actual or perceived adverse market, economic, political, or other conditions, a Portfolio may (but will not necessarily), without notice, depart from its principal investment strategies by temporarily investing for defensive purposes. While investing defensively, the Portfolio may maintain a substantial portion of its assets in cash, on which the Portfolio may earn little if any income. If a Portfolio invests for defensive purposes, it may not achieve its investment objective. In addition, the defensive strategy may not work as intended.
Portfolio Holdings Disclosure
The Portfolios' portfolio holdings disclosure policy is described in the Part B.
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Item 10. Management, Organization and Capital Structure
The Portfolios
Each Portfolio is a separate, diversified series of the State Street Master Funds.
The Adviser
SSGA FM serves as the investment adviser to each Portfolio and, subject to the oversight of the Board, is responsible for the investment management of each Portfolio. The Adviser provides an investment management program for each Portfolio and manages the investment of each Portfolio's assets. In addition, the Adviser provides administrative, compliance and general management services to each Portfolio. The Adviser is a wholly-owned subsidiary of State Street Global Advisors, Inc., which itself is a wholly-owned subsidiary of State Street Corporation. The Adviser is registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended. The Adviser and certain other affiliates of State Street Corporation make up SSGA. SSGA is one of the world's largest institutional money managers and the investment management arm of State Street Corporation. As of December 31, 2023, the Adviser managed approximately $955.79 billion in assets and SSGA managed approximately $4.13 trillion in assets. The Adviser's principal business address is One Iron Street, Boston, Massachusetts 02210.
Advisory Fee. As compensation for the Adviser's services to the Portfolios, each Portfolio is obligated to pay a fee of 0.05% of the respective Portfolio's average daily net assets.
Each of the Adviser and State Street Global Advisors Funds Distributors, LLC (each a “Service Provider”) also may voluntarily reduce all or a portion of its fees and/or reimburse expenses for a Portfolio to the extent necessary to maintain a certain minimum net yield, which may vary from time to time, in SSGA FM's sole discretion (any such waiver or reimbursement of expenses by a Service Provider being referred to herein as a “Voluntary Reduction”). The Adviser may, in its sole discretion, implement the Voluntary Reduction for some Portfolios and not others. The amount of any Voluntary Reduction may differ between Portfolios in the Adviser's sole discretion. The business objectives of the Adviser and its affiliates and their broader relationships with certain Portfolio shareholders, Financial Intermediaries or distribution channels could give the Adviser an incentive to implement the Voluntary Reduction for some Portfolios and not others, or to implement it to a greater degree for some Portfolios or share classes than others. Under an agreement with the Service Providers relating to the Voluntary Reduction, the Portfolios have agreed to reimburse the Service Providers for the full dollar amount of any Voluntary Reduction beginning on May 1, 2020, subject to certain limitations. Each Service Provider may, in its sole discretion, irrevocably waive receipt of any or all reimbursement amounts due from a Portfolio.
A reimbursement to the Service Provider would increase fund expenses and may negatively impact a Portfolio's yield during such period. There is no guarantee that the Voluntary Reduction will be in effect at any given time or that a Portfolio will be able to avoid a negative yield.
A discussion regarding the Board's consideration of the Money Market Portfolio's, U.S. Government Portfolio's, Treasury Portfolio's, and the Treasury Plus Portfolio's Investment Advisory Agreement is provided in the Portfolios' Semi-Annual Report to Investors for the period ended June 30, 2023.
The Administrator, Sub-Administrator, Custodian, Transfer Agent and Dividend Disbursing Agent
The Adviser serves as administrator of each Portfolio. State Street, a subsidiary of State Street Corporation, serves as sub-administrator, custodian, transfer agent and dividend disbursing agent (the “Transfer Agent”) for each Portfolio. Each Portfolio pays an annual fee that is accrued daily and payable monthly for the administration, sub-administration, custody and transfer agency services SSGA FM and State Street provide.
Additional Information
The Trustees of the Trust oversee generally the operations of the Portfolios and the Trust. The Trust enters into contractual arrangements with various parties, including, among others, the Portfolios' investment adviser, custodian, transfer agent, and accountants, who provide services to the Portfolios. Investors are not parties to any such contractual arrangements or intended beneficiaries of those contractual arrangements, and those contractual arrangements are not intended to create in any investor any right to enforce them directly against the service providers or to seek any remedy under them directly against the service providers.
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This Part A provides information concerning the Trust and the Portfolios that you should consider in determining whether to purchase interests of the Portfolios. Neither this Part A, nor the related Part B, is intended, or should be read, to be or to give rise to an agreement or contract between the Trust or the Portfolios and any investor, or to give rise to any rights in any investor or other person other than any rights under federal or state law that may not be waived.
Item 11. Investor Information
For the Money Market Portfolio only
The Money Market Portfolio determines its NAV per share three times each day on which the New York Stock Exchange (the “NYSE”), the Federal Reserve banks and State Street are open for business (a “Business Day”) day at 8:00 a.m., 12:00 p.m. and 3:00 p.m. ET. The price for Portfolio beneficial interests is the NAV next calculated after the purchase order is accepted by the Portfolio. Orders accepted before 12:00 p.m. will receive the 12:00 p.m. NAV, orders accepted before 3:00pm will receive the 3:00 p.m. NAV, and orders accepted after 3:00 p.m. will receive 8:00 a.m. NAV calculated on the following Business Day. The Money Market Portfolio calculates its NAV to four decimal places.
The NAV of the Money Market Portfolio's interests is calculated by dividing the value of the assets of the Money Market Portfolio less the liabilities of the Money Market Portfolio by the number of interests outstanding. The Money Market Portfolio values each security or other investment pursuant to guidelines adopted by the Board of Trustees. Securities or other investments may be valued at fair value, as determined in good faith and pursuant to procedures approved by the Portfolio's Board of Trustees, under certain limited circumstances. For example, fair value pricing may be used when market quotations are not readily available or reliable, such as when (i) trading for a security is restricted; or (ii) a significant event, as determined by the Adviser, that may affect the value of one or more securities or other investments held by the Portfolio occurs after the close of a related exchange but before the determination of the Money Market Portfolio's NAV. Attempts to determine the fair value of securities or other investments introduce an element of subjectivity to the pricing of securities or other investments. As a result, the price of a security or other investment determined through fair valuation techniques may differ from the price quoted or published by other sources and may not accurately reflect the price the Money Market Portfolio would have received had it sold the investment. To the extent that the Money Market Portfolio invests in the shares of other registered open-end investment companies that are not traded on an exchange (mutual funds), such shares are valued at their published net asset values per share as reported by the funds. The prospectuses of these funds explain the circumstances under which the funds will use fair value pricing and the effects of using fair value pricing.
In general, an investor that receives cash in connection with the investor's complete withdrawal from the Portfolio will recognize capital gain or loss to the extent of the difference between the proceeds received by such investor and such investor's adjusted tax basis in its Portfolio Interests immediately before the distribution. Subject to certain exceptions, an investor generally will not recognize gain or loss on an in-kind distribution of property from the Portfolio. See Item 24, Taxation of the Portfolio, for further information.
For the Government Portfolio, Treasury Portfolio and Treasury Plus Portfolio only (the “Amortized Cost Portfolios”)
The Treasury Portfolio determines its NAV per share once each Business Day at 2:30 p.m. ET or the close of the NYSE, whichever is earlier. Each of the Treasury Plus Portfolio and Government Portfolio determines its NAV per share once each Business Day at 5:00 p.m. ET except for days when the NYSE closes earlier than its regular closing time, in which event those Portfolios will determine their NAVs at the earlier closing time (the time when an Amortized Cost Portfolio determines its NAV per share is referred to herein as the “Valuation Time”). Each Amortized Cost Portfolio seeks to maintain a $1.00 per share NAV and, accordingly, uses the amortized cost valuation method, in compliance with the risk limiting conditions of Rule 2a-7 under the 1940 Act, to value its portfolio instruments. The amortized cost valuation method initially prices an instrument at its cost and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.
For all Portfolios
Pricing does not occur on NYSE holidays. The Federal Reserve is closed on certain holidays on which the NYSE is open. These holidays are Columbus Day and Veterans Day. On these holidays, you will not be able to purchase Portfolio Interests by wiring Federal Funds because Federal Funds wiring does not occur on days when the Federal Reserve is closed. The Portfolios reserve the right to accept orders to purchase or redeem Portfolio Interests, or to continue to accept such orders following the close of the NYSE, on any day that is not a Business Day or any day on which the NYSE closes
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early, provided the Federal Reserve remains open. As noted in this Part A, certain Portfolios may invest in securities listed on foreign exchanges, or otherwise traded in a foreign market, and those securities may trade on weekends or other days when a Portfolio does not price its interests. Consequently, the NAV of a Portfolio's interests may change on days when investors are not able to purchase or redeem the Portfolio's interests. The Portfolios also may establish special hours on those days to determine each Portfolio's NAV. In the event that the Portfolios invoke the right to accept orders to purchase or redeem interests on any day that is not a Business Day or adopt special hours of operation, the Portfolio will post advance notice of these events at www.ssga.com/cash.
Purchasing Beneficial Interests
Each Portfolio issues beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are “accredited investors” within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Portfolios.
Investors do not pay a sales load to invest in the Portfolios. The price for Portfolio beneficial interests is the NAV next calculated after the purchase order is accepted by a Portfolio.
The minimum initial investment in each Portfolio is $50 million, although a Portfolio may waive the minimum in its discretion. There is no minimum subsequent investment. The Portfolios intend to be as fully invested as is practicable; therefore, investments must be made either in securities (“in-kind”) acceptable to the Adviser or Federal Funds (i.e., monies credited to the account of the Portfolios' custodian bank by a Federal Reserve Bank). (Please consult your tax adviser regarding in-kind transactions.) Payment for Portfolio Interests must be in Federal Funds (or converted to Federal Funds by the transfer agent) by the close of the Federal Reserve. The Federal Reserve is closed on certain holidays on which the NYSE is open. These holidays are Columbus Day and Veterans Day. On these holidays, you will not be able to purchase interests by wiring Federal Funds because Federal Funds wiring does not occur on those days. The Portfolios reserve the right to cease accepting investments at any time or to reject any purchase order.
In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity that applies to open an account. For this reason, when you open (or change ownership of) an account, the Trust will request certain information, including your name, residential/business address, date of birth (for individuals) and taxpayer identification number, which will be used to verify your identity. If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. If the Trust believes that it has uncovered criminal activity, the Trust may close your account and take any action they deem reasonable or required by law. The Trust reserves the right to reject any purchase order for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law. In addition, the U.S. Government Money Market Portfolio and Treasury Plus Portfolio may limit the amount of a purchase order received after 3:00 p.m. ET. The Treasury Portfolio may limit the amount of a purchase order received after 12:00 noon ET. The Money Market Portfolio determines its NAV at 8:00 a.m., 12:00 p.m. and 3:00 p.m. ET. The 8:00 a.m., 12:00 p.m. and 3:00 p.m. NAV calculation times are intended to facilitate same day settlement.
Redeeming Beneficial Interests
An investor may withdraw all or any portion of its investment at the NAV next determined after its redemption request is received by the Portfolios in proper form. Regardless of the method of payment, each Portfolio will typically pay the proceeds of the redemption on the next Portfolio Business Day after the redemption request (and dividends will accrue up to, but not including, the day that redemption proceeds are sent) but in any event no more than seven days after the redemption request. Each Portfolio reserves the right to pay for redeemed shares within seven days after receiving a redemption order if, in the judgment of the Adviser, an earlier payment could adversely affect a Portfolio. A Portfolio may delay paying redemption proceeds if the request is made within 15 days of the purchase of such Portfolio Interests and the payment or customer verification process is not complete. There will be no such delay for redemptions following purchases paid by federal funds wire or by bank cashier's check, certified check or treasurer's check. Investments in a Portfolio may not be transferred. The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed beyond seven days during any period in which the NYSE
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is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists as a result of which disposal by a Portfolio of securities owned by it is not reasonably practicable or it is not reasonably practicable for a Portfolio fairly to determine the value of its net assets. In addition, the SEC may by order permit suspension of redemptions for the protection of investors of the Portfolios. Each Portfolio also may permanently suspend redemptions and liquidate if, among other reasons, (i) the Portfolio, at the end of a business day, has invested less than 10% of its total assets in weekly liquid assets, or, for an Amortized Cost Portfolio, the Portfolio's price per share as computed for the purpose of distribution, redemption and repurchase, rounded to the nearest one percent, has deviated from $1.00, or the Board, including a majority of the Independent Trustees, determines that such a deviation is likely to occur, and (ii) the Board, including the Independent Trustees, irrevocably has approved the liquidation of the Portfolio.
Under normal circumstances, the Portfolio expects to meet redemption requests by using cash or cash equivalents in its portfolio and/or selling portfolio assets to generate cash. The Portfolio also may pay redemption proceeds using cash obtained through borrowing arrangements (including under the Portfolio's line of credit, which is shared across all registered funds advised by SSGA FM (other than money market funds)) that may be available from time to time. The Portfolio may pay all or a portion of your redemption proceeds by giving you securities (for example, if the Portfolio reasonably believes that a cash redemption may have a substantial impact on the Portfolio and its remaining shareholders). A redemption is generally a taxable event for shareholders regardless of whether the redemption is satisfied in cash or in kind. You may pay transaction costs and/or taxes to dispose of the securities, and you may receive less for them than the price at which they were valued for purposes of the redemption. In addition, you will be subject to the market risks associated with such securities until such time as you choose to dispose of the security. During periods of deteriorating or stressed market conditions, when an increased portion of the Portfolio's portfolio may be comprised of less liquid investments, or during extraordinary or emergency circumstances, the Portfolio may be more likely to pay redemption proceeds with cash obtained through short-term borrowing arrangements (if available) or by giving you securities.
For the Money Market Portfolio only:
Certain special limitations affecting redemptions. The SEC has recently adopted a number of requirements, including mandatory and discretionary liquidity fees for money market funds.
Effective October 2, 2024, if the Portfolio has total daily net redemptions that exceed 5% of the Portfolio's net assets, or such smaller amount of net redemptions as the Board determines, based on flow information available within a reasonable period after the last computation of the Portfolio's net asset value on that day, the Portfolio will be required to apply a liquidity fee to all shares that are redeemed at a price computed on that day, unless the de minimis exception, described below, applies. Pursuant to Rule 2a-7, the amount of such a mandatory liquidity will be based on a good faith estimate of the costs the Portfolio would incur if it sold a pro rata amount of each security in its portfolio to satisfy the amount of net redemptions, including (i) spread costs, such that the Portfolio is valuing each security at its bid price, and any other charges, fees, and taxes associated with portfolio security sales; and (2) market impacts for each security. Pursuant to guidance from the SEC staff, daily and weekly liquid assets are assumed to have a market impact of zero. If the costs of selling a pro rata amount of each portfolio security cannot be estimated in good faith and supported by data, pursuant to Rule 2a-7, the liquidity fee amount is set at one percent of the value of shares redeemed. The Portfolio will not be required to apply a liquidity fee if the amount of such selling costs is determined to be less than 0.01% of the value of the shares redeemed (the “de minimis exception”).
The Portfolio may impose a liquidity fee (not to exceed 2%) if the Portfolio's Board, including a majority of the Portfolio's Independent Trustees, determines that the liquidity fee is in the best interests of the Portfolio. The liquidity fee will remain in effect until the Portfolio Board, including a majority of the Independent Trustees determines that imposing such liquidity fee is no longer in the best interests of the Fund.
The Portfolio's Board has delegated to the Adviser or the Fund's officers the responsibility to make the mandatory and/or discretionary liquidity fee determinations discussed in this section, subject to written guidelines (including guidelines for determining the application and size of liquidity fees) and procedures.
If the Money Market Portfolio ceases honoring redemptions and determines to liquidate, the Money Market Portfolio expects that it would notify investors on the Money Market Portfolio's website or by press release. Distributions to investors of liquidation proceeds may occur in one or more disbursements.
For the Government Portfolio, Treasury Portfolio and Treasury Plus Portfolio only:
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Rule 2a-7 as adopted by the SEC permits a money market fund to impose a liquidity fee upon the sale of fund shares under certain circumstances, however the Amortized Cost Portfolios are all government money market funds that have not elected to be subject to the liquidity fee provision of Rule 2a-7. The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed in accordance with Section 22(e) of the 1940 Act and the rules thereunder, including during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or if an emergency exists as a result of which disposal by the Portfolio of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Portfolio fairly to determine the value of its net assets. In addition, the SEC may by order permit suspension of redemptions for the protection of shareholders of the Portfolios. Although each Amortized Cost Portfolio attempts to maintain its NAV at $1.00 per share, there can be no assurance that it will be successful, and there can be no assurance that a shareholder will receive $1.00 per share upon any redemption.
For all Portfolios:
The transfer agent may temporarily delay for more than seven days the disbursement of redemption proceeds from the Portfolio account of a “Specified Adult” (as defined in Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 2165) based on a reasonable belief that financial exploitation of the Specified Adult has occurred, is occurring, has been attempted, or will be attempted, subject to certain conditions.
Under normal circumstances, the Portfolios expect to meet redemption requests by using cash or cash equivalents in its portfolio and/or selling portfolio assets to generate cash. The Portfolios also may pay redemption proceeds using cash obtained through borrowing arrangements that may be available from time to time.
A Portfolio may pay all or a portion of your redemption proceeds by giving you securities (for example, if the Portfolio reasonably believes that a cash redemption may have a substantial impact on the Portfolio and its remaining shareholders). You may pay transaction costs to dispose of the securities, and you may receive less for them than the price at which they were valued for purposes of the redemption. In addition, you will be subject to the market risks associated with such securities until such time as you choose to dispose of the security.
During periods of deteriorating or stressed market conditions or during extraordinary or emergency circumstances, a Portfolio may be more likely to pay redemption proceeds with cash obtained through short-term borrowing arrangements (if available) or by giving you securities.
Distributions
Each Portfolio makes a daily allocation of its net investment income and realized and unrealized gains and losses from securities, futures and foreign currency transactions to its investors in proportion to their investment in the Portfolios. The Portfolios are not required, and generally do not expect, to make distributions (other than distributions in redemption of Portfolio Interests) to their investors.
Excessive Trading
Because the Portfolios are money market portfolios, the Portfolios' Board has not adopted policies and procedures with respect to frequent purchases and redemptions of Portfolio interests by Portfolio investors. Nonetheless, the Portfolios may take any reasonable action that they deem necessary or appropriate to prevent excessive trading in Portfolio interests without providing prior notification to the account holder. Such action may include rejecting any purchase, in whole or part, including, without limitation, by a person whose trading activity in Portfolio interests may be deemed harmful to the Portfolio. While the Portfolios attempt to discourage such excessive trading, there can be no guarantee that they will be able to identify investors who are engaging in excessive trading or limit their trading practices. Additionally, frequent trades of small amounts may not be detected. The Portfolios recognize that they may not always be able to detect or prevent excessive trading or other activity that may disadvantage the Portfolios or their investors.
Unclaimed Property
Many states have unclaimed property rules that provide for transfer to the state (also known as “escheatment”) of unclaimed property under various circumstances. These circumstances include inactivity (e.g., no owner-initiated contact for a certain period), returned mail (e.g., when mail sent to a shareholder is returned by the post office as undeliverable), or a combination of both inactivity and returned mail. If a Portfolio identifies property as unclaimed, it will attempt to contact the shareholder, but if that attempt is unsuccessful, the account may be considered abandoned and escheated to the state after the passage of a certain period of time (as required by applicable state law).
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It is your responsibility to ensure that you maintain a correct address for your account, and maintain contact in ways such as by contacting the Funds' transfer agent by mail or telephone or accessing your account through the Funds' website, and promptly cashing all checks for dividends, capital gains and redemptions. State requirements for maintaining contact with an account can vary and are subject to change. If you invest in a Fund through a financial intermediary, we encourage you to contact the financial intermediary regarding applicable state unclaimed property laws. The Funds, the transfer agent and the distributor will not be liable to shareholders or their representatives for good faith compliance with state unclaimed property laws. Please check your state's unclaimed or abandoned property website for specific information.
If you are a resident of the state of Texas, you may designate a representative to receive escheatment notifications by completing and submitting a designation form, which you can find on the website of the Texas Comptroller. Designating such a representative may be beneficial, since Texas law provides that the escheatment period will cease if the representative, after receiving an escheatment notification regarding your account, communicates knowledge of your location and confirms that you have not abandoned your account. You can mail a completed designation form to the Portfolio (if you hold shares directly with the Portfolio or to your financial intermediary (if you do not hold shares directly with the Portfolio).
Tax Considerations
It is intended that each Portfolio operate and be treated as a partnership for U.S. federal income tax purposes and not as an “association taxable as a corporation” or a “publicly traded partnership” (as defined in Section 7704 of the Internal Revenue Code) taxable as a corporation. As a result, the Portfolios generally are not subject to U.S. federal income tax; instead, each investor in a Portfolio is required to take into account in determining its U.S. federal income tax liability its allocable share (as determined in accordance with the governing instruments of the Trust and Subchapter K of the Internal Revenue Code and the Treasury regulations promulgated thereunder) of the Portfolio's income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio.
The Portfolios expect to manage their assets and income in such a way that if a “feeder”  fund investing all or substantially all of its assets in a Portfolio were treated as holding its pro rata portion of the Portfolio's assets, and recognizing its pro rata portion of the Portfolio's income, directly, it would meet the requirements with respect to sources of income and diversification of assets for qualification as a regulated investment company under Subchapter M of the Internal Revenue Code. Investors that intend to be treated as regulated investment companies under the Internal Revenue Code may be required to redeem Portfolio Interests in order to obtain sufficient cash to meet distribution requirements to qualify and be eligible for such treatment and to avoid an entity-level tax.
This discussion of certain U.S. federal income tax consequences of investing in a Portfolio is for general information only; it is not a substitute for personal tax advice. Prospective investors should consult their tax advisers regarding the specific U.S. federal tax consequences of investing in a Portfolio, as well as the effects of state, local and foreign tax law and any proposed tax law changes.
Item 12. Distribution Arrangements
Investments in the Portfolios are not subject to any sales load or redemption fee. Assets of the Portfolios are not subject to a Rule 12b-1 fee.
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PART B
STATE STREET MASTER FUNDS
(THE “TRUST”)
One Iron Street
Boston, Massachusetts 02210
(877) 521-4083
State Street International Developed Equity Index Portfolio
State Street Money Market Portfolio
State Street Treasury Money Market Portfolio
State Street Treasury Plus Money Market Portfolio
State Street U.S. Government Money Market Portfolio
April 30, 2024
ITEM 14. COVER PAGE AND TABLE OF CONTENTS
This Part B of the Registration Statement (the “Part B”) relates to the Part A of the Registration Statement dated April 30, 2024, as further amended from time to time thereafter for the State Street International Developed Equity Index Portfolio, State Street Money Market Portfolio, State Street Treasury Money Market Portfolio, State Street Treasury Plus Money Market Portfolio and State Street U.S. Government Money Market Portfolio (the “Parts A”).
The Part B is not a prospectus and should be read in conjunction with the Parts A, which may be obtained by telephoning or writing the Trust at the number or address above.
The Trust's financial statements for the fiscal year ended December 31, 2023, including the independent registered public accounting firm reports thereon, are included in the Trust's annual reports and are incorporated into this Part B by reference. Copies of the Trust's annual reports are available, without charge, upon request, by calling (877) 521-4083 or by written request to the Trust at the address above.
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ITEM 15. GENERAL
The Trust was organized as a business trust under the laws of The Commonwealth of Massachusetts on July 27, 1999. The Trust contains the following diversified series:
•State Street International Developed Equity Index Portfolio (the “International Developed Equity Index Portfolio”);
•State Street Money Market Portfolio (the “Money Market Portfolio”);
•State Street Treasury Money Market Portfolio (the “Treasury Portfolio”);
•State Street Treasury Plus Money Market Portfolio (the “Treasury Plus Portfolio”); and
•State Street U.S. Government Money Market Portfolio (the “U.S. Government Portfolio”).
The International Developed Equity Index Portfolio is referred to in this Part B as the “Index Portfolio.” The Money Market Portfolio, Treasury Portfolio, Treasury Plus Portfolio and U.S. Government Portfolio are referred to in this Part B as the “Money Portfolios” or “Money Market Portfolios.” The Treasury Portfolio and Treasury Plus Portfolio are referred to in this Part B as the “Treasury Portfolios.” All Portfolios together are referred to in this Part B as the “Portfolios” and each Portfolio may be referred to in context as the “Portfolio” as appropriate.
ITEM 16. DESCRIPTION OF THE PORTFOLIOS AND THEIR INVESTMENT OBJECTIVES, STRATEGIES AND RISKS
Each Portfolio's Part A contains information about the investment objective and policies of that Portfolio. This Part B should only be read in conjunction with the Part A of the Portfolio or Portfolios in which you intend to invest. In addition to the principal investment strategies and the principal risks of a Portfolio described in Part A, a Portfolio may employ other investment practices and may be subject to additional risks, which are described below.
Additional Information Concerning the MSCI EAFE (Europe, Australasia, Far East) Index (the “Index”)
The International Developed Equity Index Portfolio is not sponsored, endorsed, sold or promoted by Morgan Stanley Capital International Inc. (“MSCI”). MSCI makes no representation or warranty, express or implied, to the owners of interests of the Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Portfolio particularly or the ability of the Index to track general performance. MSCI's only relationship to the Portfolio is the licensing of certain trademarks and trade names of MSCI and of the Index, which is determined, composed and calculated by MSCI without regard to the Portfolio. MSCI has no obligation to take the needs of the Portfolio or the owners of interests of the Portfolio into consideration in determining, composing or calculating the Index. MSCI is not responsible for and has not participated in the determination of the price and number of interests of the Portfolio or the timing of the issuance or sale of interests of the Portfolio, or calculation of the equation by which interests of the Portfolio are redeemable for cash. MSCI has no obligation or liability in connection with the administration, marketing or trading of interests of the Portfolio.
MSCI does not guarantee the accuracy or the completeness of the Index or any data included therein and MSCI shall have no liability for any errors, omissions or interruptions therein. MSCI makes no warranty, express or implied, as to results to be obtained by the Portfolio, owners of interests of the Portfolio or any other person or entity from the use of the Index or any data included therein. MSCI makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. Without limiting any of the foregoing, in no event shall MSCI have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.
ADDITIONAL INVESTMENTS AND RISKS
To the extent consistent with its investment objective and restrictions, each Portfolio may invest in the following instruments and use the following techniques, and is subject to the following additional risks.
Auction Rate Securities.
Auction rate municipal securities permit the holder to sell the securities in an auction at par value at specified intervals. The dividend or interest is typically reset by “Dutch” auction in which bids are made by broker-dealers and other institutions for a certain amount of securities at a specified minimum yield. The rate set by the auction is the lowest
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interest or dividend rate that covers all securities offered for sale. While this process is designed to permit auction rate securities to be traded at par value, there is the risk that an auction will fail due to insufficient demand for the securities. A Portfolio will take the time remaining until the next scheduled auction date into account for purposes of determining the securities' duration.
Bonds
The International Developed Equity Index Portfolio may invest a portion of its assets in bonds. A bond is an interest-bearing security issued by a company, governmental unit or, in some cases, a non-U.S. entity. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) periodically or on a specified maturity date; provided, however, a zero-coupon bond pays no interest to its holder during its life. The value of a zero-coupon bond to the Portfolio consists of the difference between such bond's face value at the time of maturity and the price for which it was acquired, which may be an amount significantly less than its face value (sometimes referred to as a “deep discount” price).
An issuer may have the right to redeem or “call” a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. Most bonds bear interest income at a “coupon” rate that is fixed for the life of the bond. The value of a fixed rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed rate bond's yield (income as a percent of the bond's current value) may differ from its coupon rate as its value rises or falls. Fixed rate bonds generally are also subject to inflation risk, which is the risk that the value of the bond or income from the bond will be worth less in the future as inflation decreases the value of money. This could mean that, as inflation increases, the “real” value of the assets of the Portfolio holding fixed rate bonds can decline, as can the value of the Portfolio's distributions. Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of “floating-rate” or “variable-rate” bonds fluctuates much less in response to market interest rate movements than the value of fixed rate bonds. The Portfolio may treat some of these bonds as having a shorter maturity for purposes of calculating the weighted average maturity of its investment portfolio. Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated obligations. Bonds may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).
The investment return of corporate bonds reflects interest on the bond and changes in the market value of the bond. The market value of a corporate bond may be affected by the credit rating of the corporation, the corporation's performance and perceptions of the corporation in the market place. There is a risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by such a security.
Cash Reserves
Each Portfolio may hold portions of its assets in cash or short-term debt instruments with remaining maturities of 397 days or less pending investment or to meet anticipated redemptions and day-to-day operating expenses. Short-term debt instruments consist of: (i) short-term obligations of the U.S. Government, its agencies, instrumentalities, authorities or political subdivisions; (ii) other short-term debt securities rated at the time of purchase Aa or higher by Moody's Investors Service, Inc. (“Moody's”) or AA or higher by Standard & Poor's Rating Group or, if unrated, of comparable quality in the opinion of SSGA Funds Management, Inc. (the “Adviser” or “SSGA FM”); (iii) commercial paper; (iv) bank obligations, including negotiable certificates of deposit, time deposits and bankers' acceptances; and (v) repurchase agreements. At the time an Index Portfolio invests in commercial paper, bank obligations or repurchase agreements, the issuer or the issuer's parent must have outstanding debt rated Aa or higher by Moody's or AA or higher by S&P or outstanding commercial paper or bank obligations rated Prime-1 by Moody's or A-1 by S&P; or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Adviser. To the extent that an Index Portfolio holds the foregoing instruments its ability to track its corresponding index may be adversely affected. See Appendix A for more information on the ratings of debt instruments.
Cleared Derivatives Transactions
Transactions in some types of swaps are required to be centrally cleared by applicable rules and regulations and a Portfolio may also voluntarily centrally clear other transactions that are available for clearing. In a cleared derivatives transaction, a Portfolio's counterparty to the transaction is a central derivatives clearing organization, or clearing house, rather than a bank or broker. Because the Portfolios are not members of a clearing house, and only members of a clearing house can participate directly in the clearing house, the Portfolios hold cleared derivatives through accounts at clearing members. In cleared derivatives transactions, a Portfolio will make payments (including margin payments) to and receive payments from a clearing house through its accounts at clearing members. Clearing members guarantee performance of
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their clients' obligations to the clearing house. Centrally cleared derivative arrangements may be less favorable to a Portfolio than bilateral (non-cleared) arrangements. For example, a Portfolio may be required to provide greater amounts of margin for cleared derivatives transactions than for bilateral derivatives transactions. Also, in contrast to bilateral derivatives transactions, in some cases following a period of notice to a Portfolio, a clearing member generally can require termination of existing cleared derivatives transactions at any time or an increase in margin requirements above the margin that the clearing member required at the beginning of a transaction. Clearing houses also have broad rights to increase margin requirements for existing transactions or to terminate transactions at any time. A Portfolio is subject to risk if it enters into a derivatives transaction that is required to be cleared (or which the Adviser expects to be cleared), and no clearing member is willing or able to clear the transaction on a Portfolio's behalf. In that case, the transaction might have to be terminated, and a Portfolio could lose some or all of the benefit of the transaction, including loss of an increase in the value of the transaction and loss of hedging protection. In addition, the documentation governing the relationship between a Portfolio and clearing members is drafted by the clearing members and generally is less favorable to a Portfolio than typical bilateral derivatives documentation. For example, documentation relating to cleared derivatives generally includes a one-way indemnity by the Portfolio in favor of the clearing member for losses the clearing member incurs as the Portfolio's clearing member. Also, such documentation typically does not provide the Portfolio any remedies if the clearing member defaults or becomes insolvent.
Counterparty risk with respect to derivatives has been and will continue to be affected by rules and regulations relating to the derivatives market. With respect to a centrally cleared transaction, a party is subject to the credit risk of the clearing house and the clearing member through which it holds its cleared position. Credit risk of market participants with respect to centrally cleared derivatives is concentrated in a few clearing houses, and it is not clear how an insolvency proceeding of a clearing house would be conducted and what impact an insolvency of a clearing house would have on the financial system. A clearing member is obligated by contract and regulation to segregate all funds received from customers with respect to cleared derivatives positions from the clearing member's proprietary assets. However, all funds and other property received by a clearing member from its customers with respect to cleared derivatives are generally held by the clearing member on a commingled basis in an omnibus account (which can be invested in instruments permitted under the regulations). Therefore, a Portfolio might not be fully protected in the event of the bankruptcy of the Portfolio's clearing member because the Portfolio would be limited to recovering only a pro rata share of the funds held by the clearing member on behalf of customers, with a claim against the clearing member for any deficiency. Also, the clearing member is required to transfer to the clearing house the amount of margin required by the clearing house for cleared derivatives, which amount is generally held in an omnibus account at the clearing house for all customers of the clearing member. Regulations promulgated by the Commodity Futures Trading Commission (the “CFTC”) require that the clearing member notify the clearing house of the initial margin provided by the clearing member to the clearing house that is attributable to each customer. However, if the clearing member does not accurately report the Portfolio's initial margin, the Portfolio is subject to the risk that a clearing house will use the assets attributable to it in the clearing house's omnibus account to satisfy payment obligations a defaulting customer of the clearing member has to the clearing house. In addition, clearing members generally provide the clearing house the net amount of variation margin required for cleared swaps for all of its customers, rather than individually for each customer. A Portfolio is therefore subject to the risk that a clearing house will not make variation margin payments owed to the Portfolio if another customer of the clearing member has suffered a loss and is in default, and the risk that the Portfolio will be required to provide additional variation margin to the clearing house before the clearing house will move the Portfolio's cleared derivatives positions to another clearing member. In addition, if a clearing member does not comply with the applicable regulations or its agreement with the Portfolio, or in the event of fraud or misappropriation of customer assets by a clearing member, the Portfolio could have only an unsecured creditor claim in an insolvency of the clearing member with respect to the margin held by the clearing member.
Swap Execution Facilities
Certain derivatives contracts are required to be executed through swap execution facilities (“SEFs”). A SEF is a trading platform where multiple market participants can execute derivatives by accepting bids and offers made by multiple other participants in the platform. Such requirements may make it more difficult and costly for investment funds, such as a Portfolio, to enter into highly tailored or customized transactions. Trading swaps on a SEF may offer certain advantages over traditional bilateral over-the-counter trading, such as ease of execution, price transparency, increased liquidity and/or favorable pricing. Execution through a SEF is not, however, without additional costs and risks, as parties are required to comply with SEF and CFTC rules and regulations, including disclosure and recordkeeping obligations, and SEF rights of inspection, among others. SEFs typically charge fees, and if a Portfolio executes derivatives on a swap execution facility through a broker intermediary, the intermediary may impose fees as well. A Portfolio also may be required to indemnify a SEF, or a broker intermediary who executes swaps on a SEF on the Portfolio's behalf, against any losses or costs that
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may be incurred as a result of the Portfolio's transactions on the SEF. In addition, a Portfolio may be subject to execution risk if it enters into a derivatives transaction that is required to be cleared, and no clearing member is willing to clear the transaction on the Portfolio's behalf. In that case, the transaction might have to be terminated, and the Portfolio could lose some or all of the benefit of any increase in the value of the transaction after the time of the trade.
Risks Associated with Derivatives Regulation
The U.S. government has enacted and is continuing to implement legislation that provides for regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. The European Union (the “EU”), the United Kingdom (the “UK”) and some other countries have also adopted and are continuing to implement similar requirements, which will affect a Portfolio when it enters into a derivatives transaction with a counterparty organized in that country or otherwise subject to that country's derivatives regulations. Such rules and other new rules and regulations could, among other things, restrict a Portfolio's ability to engage in, or increase the cost to a Portfolio of, derivatives transactions, for example, by making some types of derivatives no longer available to the Portfolio, increasing margin or capital requirements, or otherwise limiting liquidity or increasing transaction costs. While the rules and regulations and central clearing of some derivatives transactions are designed to reduce systemic risk (i.e., the risk that the interdependence of large derivatives dealers could cause them to suffer liquidity, solvency or other challenges simultaneously), there is no assurance that they will achieve that result, and in the meantime, as noted above, central clearing and related requirements expose the Portfolios to new kinds of costs and risks.
For example, in the event of a counterparty's (or its affiliate's) insolvency, a Portfolio's ability to exercise remedies, such as the termination of transactions, netting of obligations and realization on collateral, could be stayed or eliminated under special resolution regimes adopted in the United States, the EU, the UK and various other jurisdictions. Such regimes provide government authorities with broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, with respect to counterparties who are subject to such proceedings in the EU and the UK, the liabilities of such counterparties to the Portfolios could be reduced, eliminated, or converted to equity in such counterparties (sometimes referred to as a “bail in”).
The Securities and Exchange Commission (“SEC”) adopted Rule 18f-4 under the 1940 Act providing for the regulation of registered investment companies' use of derivatives and certain related instruments. The rule, among other things, limits derivatives exposure through one of two value-at-risk tests and eliminates the asset segregation framework for covering derivatives and certain financial instruments arising from the SEC's Release 10666 and ensuing staff guidance. The rule also requires funds to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements) and subjects funds to certain reporting requirements in respect of derivatives. Limited derivatives users (as determined by Rule 18f-4) are not, however, subject to the full requirements under the rule.
Additionally, U.S. regulators, the EU, the UK and certain other jurisdictions have adopted minimum margin and capital requirements for uncleared derivatives transactions. These rules impose minimum margin requirements on derivatives transactions between a Portfolio and its counterparties and may increase the amount of margin a Portfolio is required to provide. They impose regulatory requirements on the timing of transferring margin and the types of collateral that parties are permitted to exchange.
Since 2021, the SEC has proposed and, in some cases, finalized several new rules regarding a wide range of topics relevant to the Funds. For example, the SEC has proposed new rules requiring the reporting and public disclosure of a manager's positions in security-based swaps, including CDS, equity total return swaps and related positions. The SEC has also finalized new rules restricting activities that could be considered to be manipulative in connection with security-based swaps, new rules regarding beneficial ownership and public reporting by managers under Section 13 of the Exchange Act, and new rules requiring the central clearing of certain cash and repurchase transactions involving U.S. Treasuries. The SEC has also adopted a new rule that will require reporting and public disclosure of certain securities loan transaction information. These and other proposed new rules, whether assessed on an individual or collective basis, could fundamentally change the current regulatory framework for relevant markets and market participants, including having a material impact on activities of fund advisers and their funds. While it is currently difficult to predict the full impact of these new rules, these rules could make it more difficult for the Funds to execute certain investment strategies and may have a material adverse effect on a Fund's ability to generate returns.
These and other regulations are relatively new and evolving, so their potential impact on the Portfolios and the financial system are not yet known.
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Commodities
General. The International Developed Equity Index Portfolio may invest in commodities. There are several additional risks associated with transactions in commodity futures contracts, swaps on commodity futures contracts, commodity forward contracts and other commodities instruments. In the commodity instruments markets, producers of the underlying commodity may decide to hedge the price risk of selling the commodity by selling commodity instruments today to lock in the price of the commodity at delivery tomorrow. In order to induce speculators to purchase the other side of the same commodity instrument, the commodity producer generally must sell the commodity instrument at a lower price than the expected future spot price. Conversely, if most hedgers in the commodity instruments market are purchasing commodity instruments to hedge against a rise in prices, then speculators will only sell the other side of the commodity instrument at a higher future price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected future spot price, which can have significant implications for the Portfolio. If the nature of hedgers and speculators in commodity instruments markets has shifted when it is time for the Portfolio to reinvest the proceeds of a maturing contract in a new commodity instrument, the Portfolio might reinvest at a higher or lower future price, or choose to pursue other investments. The commodities which underlie commodity instruments may be subject to additional economic and non-economic variables, such as drought, floods, weather, livestock disease, embargoes, tariffs, war and international economic, political and regulatory developments. These factors may have a larger impact on commodity prices and commodity-linked instruments than on traditional securities. Certain commodities are also subject to limited pricing flexibility because of supply and demand factors. Others are subject to broad price fluctuations as a result of the volatility of the prices for certain raw materials and the instability of supplies of other materials. These additional variables may create additional investment risks which subject the Portfolio's investments to greater volatility than other investments. Also, unlike the financial instruments markets, in the commodity instruments markets there are costs of physical storage associated with purchasing the underlying commodity. The price of the commodity instruments contract will reflect the storage costs of purchasing the physical commodity, including the time value of money invested in the physical commodity. To the extent that the storage costs for an underlying commodity change while the Portfolio is invested in instruments on that commodity, the value of the commodity instrument may change proportionately.
Commodity-Linked Investments. The International Developed Equity Index Portfolio may invest in commodity-linked investments. The Portfolio may seek to provide exposure to the investment returns of real assets that trade in the commodity markets through commodity-linked derivative securities, such as structured notes, discussed below, which are designed to provide this exposure without direct investment in physical commodities or commodities futures contracts. Real assets are assets such as oil, gas, industrial and precious metals, livestock, and agricultural or meat products, or other items that have tangible properties, as compared to stocks or bonds, which are financial instruments. In choosing investments, the Adviser seeks to provide exposure to various commodities and commodity sectors. The value of commodity-linked derivative securities held by the Portfolio may be affected by a variety of factors, including, but not limited to, overall market movements and other factors affecting the value of particular industries or commodities, such as weather, disease, embargoes, acts of war or terrorism, or political and regulatory developments.
The prices of commodity-linked derivative securities may move in different directions than investments in traditional equity and debt securities when the value of those traditional securities is declining due to adverse economic conditions. As an example, during periods of rising inflation, debt securities have historically tended to decline in value due to the general increase in prevailing interest rates. Conversely, during those same periods of rising inflation, the prices of certain commodities, such as oil and metals, have historically tended to increase. Of course, there cannot be any guarantee that these investments will perform in that manner in the future, and at certain times the price movements of commodity-linked instruments have been parallel to those of debt and equity securities. Commodities have historically tended to increase and decrease in value during different parts of the business cycle than financial assets. Nevertheless, at various times, commodities prices may move in tandem with the prices of financial assets and thus may not provide overall portfolio diversification benefits. Under favorable economic conditions, the Portfolio's investments may be expected to underperform an investment in traditional securities. Over the long term, the returns on the Portfolio's investments are expected to exhibit low or negative correlation with stocks and bonds.
Because commodity-linked investments are available from a relatively small number of issuers, the Portfolio's investments will be particularly subject to counterparty risk, which is the risk that the issuer of the commodity-linked derivative (which issuer may also serve as counterparty to a substantial number of the Portfolio's commodity-linked and other derivative investments) will not fulfill its contractual obligations.
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A Portfolio's investments in commodity-linked instruments could bear on the ability of an investor in the Portfolio intending to qualify and be eligible for treatment as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”) to qualify and be eligible for treatment as such. See “Taxation of the Portfolios” below.
Credit Default Swaps
The International Developed Equity Index Portfolio may enter into credit default swap transactions. A credit default swap is an agreement between the Portfolio and a counterparty that enables the Portfolio to buy or sell protection against a credit event related to a specified issuer. One party, acting as a “protection buyer,” make periodic payments to the other party, a “protection seller,” in exchange for a promise by the protection seller to make a payment to the protection buyer if a negative credit event (such as a delinquent payment or default) occurs with respect to a referenced bond or group of bonds. Acting as a protection seller allows the Portfolio to create an investment exposure similar to owning a bond. Acting as a protection buyer allows the Portfolio potentially to reduce its credit exposure to a bond it owns or to take a “short” position in a bond it does not own.
As the protection buyer in a credit default swap, the Portfolio may pay a premium (by means of periodic payments) in return for the right to deliver specified bonds or loans (such as those of a U.S. or foreign issuer or a basket of such issuers) to the protection seller and receive the par (or other agreed-upon) value upon default (or similar events) by the reference issuer. If no default occurs, the protection seller would keep the stream of payments and would have no further obligations to the Portfolio. As the protection buyer, the Portfolio bears the risk that the investment might expire worthless and/or that the protection seller may fail to satisfy its payment obligations to the Portfolio in the event of a default (or similar event). In addition, when the Portfolio is a protection buyer, the Portfolio's investment would only generate income in the event of an actual default (or similar event) by the issuer of the underlying reference obligation.
The Portfolio may also use credit default swaps for investment purposes by selling a credit default swap, in which case, the Portfolio would be required to pay the par (or other agreed-upon) value of a referenced debt obligation to the protection buyer in the event of a default (or similar event) by the issuer of the underlying reference obligation. In return for its obligation, the Portfolio would receive from the protection buyer a periodic stream of payments over the term of the contract. If no credit event occurs, the Portfolio would keep the stream of payments and would have no payment obligations. As the protection seller in a credit default swap, the Portfolio effectively adds economic leverage to its portfolio because, in addition to its total net assets, the Portfolio is subject to investment exposure on the notional amount of the swap.
The use of credit default swaps, like all swap agreements, is subject to certain risks, such as counterparty risk, leverage risk, hedging risk, correlation risk and liquidity risk. The Portfolio will enter into a credit default swap only with counterparties that the Adviser determines to meet certain standards of creditworthiness. If a counterparty's creditworthiness declines, the value of the swap would likely decline because of the heightened risk that the counterparty may be unable to satisfy its payment obligations (particularly if the counterparty was the protection seller under the credit default swap contract). In addition, there is no guarantee that the Portfolio can eliminate its exposure under an outstanding swap agreement by entering into an offsetting swap agreement with the same or another party.
The Portfolio's exposure under a credit default swap may be considered leverage and as such be subject to the restrictions on leveraged derivatives.
Custodial Risk
There are risks involved in dealing with the custodians or brokers who hold a Portfolio's investments or settle a Portfolio's trades. It is possible that, in the event of the insolvency or bankruptcy of a custodian or broker, a Portfolio would be delayed or prevented from recovering its assets from the custodian or broker, or its estate, and may have only a general unsecured claim against the custodian or broker for those assets. In recent insolvencies of brokers or other financial institutions, the ability of certain customers to recover their assets from the insolvent's estate has been delayed, limited, or prevented, often unpredictably, and there is no assurance that any assets held by a Portfolio with a custodian or broker will be readily recoverable by the Portfolio. In addition, there may be limited recourse against non-U.S. sub-custodians in those situations in which a Portfolio invests in markets where custodial and/or settlement systems and regulations are not fully developed, including emerging markets, and the assets of the Portfolio have been entrusted to such sub-custodians. SSGA FM or an affiliate may serve as the custodian of the Portfolios.
Eurodollar Certificates of Deposit (“ECDs”), Eurodollar Time Deposits (“ETDs”) and Yankee Certificates of Deposit (“YCDs”)
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The Money Market Portfolio may invest in ECDs, ETDs and YCDs. ECDs and ETDs are U.S. dollar-denominated certificates of deposit and time deposits, respectively, issued by foreign branches of domestic banks and foreign banks. YCDs are U.S. dollar-denominated certificates of deposit issued by U.S. branches of foreign banks.
Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because the banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as loan limitations, examinations and reserve, accounting, auditing, recordkeeping and public reporting requirements. Obligations of foreign issuers also involve risks such as future unfavorable political and economic developments, withholding or other tax, seizures of foreign deposits, currency controls, interest limitations, and other governmental restrictions that might affect repayment of principal or payment of interest, or the ability to honor a credit commitment.
Foreign Currency Transactions
The International Developed Equity Index Portfolio may enter into a variety of different foreign currency transactions, including, by way of example, currency forward transactions, spot transactions, futures and forward contracts, swaps, or options. Most of these transactions are entered into “over the counter,” and the Portfolio assumes the risk that the counterparty may be unable or unwilling to perform its obligations, in addition to the risk of unfavorable or unanticipated changes in the values of the currencies underlying the transactions. Certain types of over-the-counter currency transactions may be uncollateralized, and the Portfolio may not be able to recover all or any of the assets owed to it under such transactions if its counterparty should default. In some markets or in respect of certain currencies, the Portfolio may be required, or agree, in SSGA FM's discretion, to enter into foreign currency transactions via the custodian's relevant sub-custodian. SSGA FM may be subject to a conflict of interest in agreeing to any such arrangements on behalf of the Portfolio. Such transactions executed directly with the sub-custodian are executed at a rate determined solely by such sub-custodian. Accordingly, the Portfolio may not receive the best pricing of such currency transactions. Regulatory changes in a number of jurisdictions may require that certain currency transactions be subject to central clearing, or be subject to new or increased collateral requirements. These changes could increase the costs of currency transactions to the Portfolio and may make certain transactions unavailable; they may also increase the credit risk of such transactions to the Portfolio.
Foreign Securities
The International Developed Equity Index Portfolio is permitted to invest in foreign securities. Foreign securities include securities of foreign companies and foreign governments (or agencies or subdivisions thereof). If the Portfolio's securities are held abroad, the countries in which such securities may be held and the sub-custodian holding them must be approved by the Board of Trustees of the Trust (the “Board of Trustees” or the “Board”) or its delegate under applicable rules adopted by the Securities and Exchange Commission (“SEC”). In buying foreign securities, the Portfolio may convert U.S. dollars into foreign currency, but only to effect securities transactions on foreign securities exchanges and not to hold such currency as an investment.
The globalization and integration of the world economic system and related financial markets have made it increasingly difficult to define issuers geographically. Accordingly, the Portfolio intends to construe geographic terms such as “foreign,” “non-U.S.” “European,” “Latin American,” and “Asian,” in the manner that affords to the Portfolio the greatest flexibility in seeking to achieve its investment objective(s). Specifically, in circumstances where the investment objective and/or strategy is to invest at least some percentage of the Portfolio's assets in foreign securities, etc., the Portfolio will take the view that a security meets this description so long as the issuer of a security is tied economically to the particular country or geographic region indicated by words of the relevant investment objective and/or strategy (the “Relevant Language”). For these purposes the issuer of a security is deemed to have that tie if:
(i)
The issuer is organized under the laws of the country or a country within the geographic region suggested by the Relevant Language or maintains its principal place of business in that country or region; or
(ii)
The securities are traded principally in the country or region suggested by the Relevant Language; or
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(iii)
The issuer, during its most recent fiscal year, derived at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed in the country or region suggested by the Relevant Language or has at least 50% of its assets in that country or region.
In addition, the Portfolio intends to treat derivative securities (e.g., call options) by reference to the underlying security. Conversely, if the investment objective and/or strategy of the Portfolio limits the percentage of assets that may be invested in “foreign securities,” etc. or prohibits such investments altogether, the Portfolio intends to categorize securities as “foreign,” etc. only if the security possesses all of the attributes described above in clauses (i), (ii) and (iii).
Investments in foreign securities involve special risks and considerations. As foreign companies are not generally subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to domestic companies, there may be less publicly available information about a foreign company than about a domestic company. For example, foreign markets have different clearance and settlement procedures. Delays in settlement could result in temporary periods when assets of the Portfolio are uninvested. The inability of the Portfolio to make intended security purchases due to settlement problems could cause it to miss certain investment opportunities. They may also entail certain other risks, such as the possibility of one or more of the following: imposition of dividend or interest withholding or other taxes (in each case, which taxes could potentially be confiscatory), higher brokerage costs, thinner trading markets, currency blockages or transfer restrictions, expropriation, nationalization, military coups or other adverse political or economic developments; less government supervision and regulation of securities exchanges, brokers and listed companies; and the difficulty of enforcing obligations in other countries. Purchases of foreign securities are usually made in foreign currencies and, as a result, the Portfolio may incur currency conversion costs and may be affected favorably or unfavorably by changes in the value of foreign currencies against the U.S. dollar. Further, it may be more difficult for the Portfolio's agents to keep currently informed about corporate actions which may affect the prices of portfolio securities. Communications between the United States and foreign countries may be less reliable than within the United States, thus increasing the risk of delayed settlements of portfolio transactions or loss of certificates for portfolio securities. Certain markets may require payment for securities before delivery. The Portfolio's ability and decisions to purchase and sell portfolio securities may be affected by laws or regulations relating to the convertibility of currencies and repatriation of assets.
A number of current significant political, demographic and economic developments may affect investments in foreign securities and in securities of companies with operations overseas. Such developments include dramatic political changes in government and economic policies in several Eastern European countries and the republics composing the former Soviet Union, as well as the unification of the European Economic Community. The course of any one or more of these events and the effect on trade barriers, competition and markets for consumer goods and services are uncertain. Similar considerations are of concern with respect to developing countries. For example, the possibility of revolution and the dependence on foreign economic assistance may be greater in these countries than in developed countries. Management seeks to mitigate the risks associated with these considerations through diversification and active professional management.
Forward Commitments
The Portfolios may enter into contracts to purchase securities for a fixed price at a future date beyond customary settlement time (“forward commitments”), consistent with the Portfolio's ability to manage its investment portfolio, meet redemption requests, and for each applicable Money Market Portfolio, maintain a stable net asset value (“NAV”). Forward commitments may be considered securities in themselves, and involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, which risk is in addition to the risk of decline in the value of the Portfolio's other assets. Where such purchases are made through dealers, the Portfolio relies on the dealer to consummate the sale. The dealer's failure to do so may result in the loss to the Portfolio of an advantageous yield or price.
Although a Portfolio will generally enter into forward commitments with the intention of acquiring securities for its portfolio or for delivery pursuant to options contracts it has entered into, a Portfolio may dispose of a commitment prior to settlement if the Adviser deems it appropriate to do so. A Portfolio may realize short-term profits or losses upon the sale of forward commitments. Forward commitments involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, or if the other party fails to complete the transaction.
Futures Contracts and Options on Futures
The International Developed Equity Index Portfolio may enter into futures contracts on securities in which it may invest or on indices comprised of such securities and may purchase and write call and put options on such contracts.
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Futures contracts. A financial futures contract is a contract to buy or sell a specified quantity of financial instruments such as U.S. Treasury bills, notes and bonds at a specified future date at a price agreed upon when the contract is made. An index futures contract is a contract to buy or sell specified units of an index at a specified future date at a price agreed upon when the contract is made. The value of a unit is based on the current value of the index. Under such contracts no delivery of the actual securities making up the index takes place. Rather, upon expiration of the contract, settlement is made by exchanging cash in an amount equal to the difference between the contract price and the closing price of the index at expiration, net of variation margin previously paid. Futures contracts are traded in the United States only on commodity exchanges or boards of trade—known as “contract markets”—approved for such trading by the CFTC, and must be executed through a futures commission merchant or brokerage firm which is a member of the relevant contract market.
Although many futures contracts by their terms call for actual delivery or acceptance of commodities or securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery, but rather by entering into an offsetting contract (a “closing transaction”). Upon entering into a futures contract, an Index Portfolio is required to deposit initial margin with the futures broker. The initial margin serves as a “good faith” deposit that an Index Portfolio will honor its potential future commitments. Subsequent payments (called “variation margin” or “maintenance margin”) to and from the broker are made on a daily basis as the price of the underlying security or commodity fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as “marking to the market.” Futures contracts also involve brokerage costs. If the Portfolio is unable to enter into a closing transaction, the amount of the Portfolio's potential loss may be unlimited.
The International Developed Equity Index Portfolio will not commit more than 5% of the market value of its total assets to initial margin deposits on futures and premiums paid for options on futures.
Registration under the Commodity Exchange Act. The International Developed Equity Index Portfolio is operated by the Adviser, which has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (the “CEA”), and therefore, is not subject to registration or regulation as a pool operator under the CEA. As a result, the Portfolio is limited in its ability to trade instruments subject to the CFTC's jurisdiction, including commodity futures (which include futures on broad-based securities indexes, interest rate futures and currency futures), options on commodity futures, certain swaps or other investments (whether directly or indirectly through investments in other investment vehicles).
Under this exclusion, the Portfolio must satisfy one of the following two trading limitations whenever it enters into a new commodity trading position: (1) the aggregate initial margin and premiums required to establish the Portfolio's positions in CFTC-regulated instruments may not exceed 5% of the liquidation value of the Portfolio's portfolio (after accounting for unrealized profits and unrealized losses on any such investments); or (2) the aggregate net notional value of such instruments, determined at the time the most recent position was established, may not exceed 100% of the liquidation value of the Portfolio's portfolio (after accounting for unrealized profits and unrealized losses on any such positions). The Portfolio would not be required to consider its exposure to such instruments if they were held for “bona fide hedging” purposes, as such term is defined in the rules of the CFTC. In addition to meeting one of the foregoing trading limitations, the Portfolio may not market itself as a commodity pool or otherwise as a vehicle for trading in the markets for CFTC-regulated instruments.
Options on futures contracts. In return for the premium paid, options on futures contracts give the purchaser the right to assume a position in a futures contract at the specified option exercise price at any time during the exercisable period of the option. Options on futures are similar to options on securities except that options on futures give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the exercisable period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer's futures margin account which represents the amount by which the market price of the futures contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures. If an option is exercised on the last trading day prior to its expiration date, the settlement will be made entirely in cash. Purchasers of options who fail to exercise their options prior to the expiration date suffer a loss of the premium paid.
As with options on securities, the holder or writer of an option may terminate his position by selling or purchasing an offsetting option. There is no guarantee that such closing transactions can be effected.
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The International Developed Equity Index Portfolio will be required to deposit initial margin and maintenance margin with respect to put and call options on futures contracts written by it pursuant to brokers' requirements similar to those described above in connection with the discussion of futures contracts.
Risks of transactions in futures contracts and related options. Successful use of futures contracts by the International Developed Equity Index Portfolio is subject to the Adviser's ability to predict movements in various factors affecting financial markets. Compared to the purchase or sale of futures contracts, the purchase of call or put options on futures contracts involves less potential risk to the Portfolio because the maximum amount at risk is the premium paid for the options (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss to the Portfolio when the purchase or sale of a futures contract would not, such as when there is no movement in the prices of the hedged investments. The writing of an option on a futures contract involves risks similar to those risks relating to the sale of futures contracts.
The use of options and futures strategies involves the risk of imperfect correlation among movements in the prices of the securities underlying the futures and options purchased and sold by the Portfolio, of the options and futures contracts themselves, and, in the case of hedging transactions, of the securities which are the subject of a hedge. The successful use of these strategies further depends on the ability of the Adviser to forecast interest rates and market movements correctly.
There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain market clearing facilities inadequate, and thereby result in the institution by exchanges of special procedures which may interfere with the timely execution of customer orders.
To reduce or eliminate a position held by the Portfolio, the Portfolio may seek to close out such a position. The ability to establish and close out positions will be subject to the development and maintenance of a liquid market. It is not certain that this market will develop or continue to exist for a particular futures contract or option. Reasons for the absence of a liquid market on an exchange include the following: (i) there may be insufficient trading interest in certain contracts or options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of contracts or options, or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or a clearing corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of contracts or options (or a particular class or series of contracts or options), in which event the market on that exchange for such contracts or options (or in the class or series of contracts or options) would cease to exist, although outstanding contracts or options on the exchange that had been issued by a clearing corporation as a result of trades on that exchange would likely continue to be exercisable in accordance with their terms.
The CFTC and certain futures exchanges have established (and continue to evaluate and revise) limits, referred to as “position limits,” on the maximum net long or net short positions which any person or entity may hold or control in particular options and futures contracts. In addition, federal position limits apply to swaps that are economically equivalent to futures contracts on certain agricultural, metals and energy commodities. Unless an exemption applies, all positions owned or controlled by the same person or entity, even if in different accounts, must be aggregated for purposes of complying with position limits. It is possible that positions of different clients managed by the Adviser and its affiliates may be aggregated for this purpose. Therefore, the trading decisions of the Adviser may have to be modified and positions held by the Fund may have to be liquidated in order to avoid exceeding such limits. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the profitability of the Fund. A violation of position limits could also lead to regulatory action materially adverse to the Fund's investment strategy.
Futures and options transactions on markets located outside the United States, including markets formally linked to a United States market, may be subject to regulations which offer different or diminished protection to a Fund and its investors. Further, United States regulatory authorities may be unable to compel the enforcement of the rules of regulatory authorities or markets in non-United States jurisdictions where transactions for the Fund may be effected.
Russia Sanctions Risk. Following Russia's invasion of Ukraine in late February 2022, various countries, including the U.S. and the UK, as well as the E.U., issued broad-ranging economic sanctions against Russia. The U.S. and other countries have also imposed economic sanctions on Belarus and may impose sanctions on other countries that support Russia's invasion. A large number of corporations and U.S. states have also announced plans to divest interests or otherwise curtail business dealings with certain Russian businesses. These sanctions and any additional sanctions or other intergovernmental actions that have been or may be undertaken in the future, against Russia, Russian entities or Russian
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individuals, or other countries that support Russia's military invasion, may result in the devaluation of Russian currency, a downgrade in the country's credit rating, an immediate freeze of Russian assets, a decline in the value and liquidity of Russian securities, property or interests, and/or other adverse consequences to the Russian economy or a Portfolio. The scope and scale of sanctions in place at a particular time may be expanded or otherwise modified in a way that have negative effects on a Portfolio. Sanctions, or the threat of new or modified sanctions, could impair the ability of a Portfolio to buy, sell, hold, receive, deliver or otherwise transact in certain affected securities or other investment instruments. Sanctions could also result in Russia taking counter measures or other actions in response (including cyberattacks and espionage), which may further impair the value and liquidity of Russian securities. These sanctions, and the resulting disruption of the Russian economy, may cause volatility in other regional and global markets and may negatively impact the performance of various sectors and industries, as well as companies in other countries, which could have a negative effect on the performance of a Portfolio, even if a Portfolio does not have direct exposure to securities of Russian issuers. As a collective result of the imposition of sanctions, Russian government countermeasures and the impact that they have had on the trading markets for Russian securities, certain Portfolios have used, and may in the future use, fair valuation procedures approved by the Portfolio's Board to value certain Russian securities, which could result in such securities being deemed to have a zero value.
U.S. Treasury security futures contracts and options. Some U.S. Treasury security futures contracts require the seller to deliver, or the purchaser to take delivery of, the type of U.S. Treasury security called for in the contract at a specified date and price; others may be settled in cash. Options on U.S. Treasury security futures contracts give the purchaser the right in return for the premium paid to assume a position in a U.S. Treasury security futures contract at the specified option exercise price at any time during the exercisable period of the option.
Successful use of U.S. Treasury security futures contracts by the Portfolio is subject to the Adviser's ability to predict movements in the direction of interest rates and other factors affecting markets for debt securities. For example, if the Portfolio has sold U.S. Treasury security futures contracts in order to hedge against the possibility of an increase in interest rates which would adversely affect the values of securities held in its portfolio, and the prices of the Portfolio's securities increase instead as a result of a decline in interest rates, the Portfolio will lose part or all of the benefit of the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Portfolio has insufficient cash, it may have to sell securities to meet daily maintenance margin requirements at a time when it may be disadvantageous to do so.
There is also a risk that price movements in U.S. Treasury security futures contracts and related options will not correlate closely with price movements in markets for particular securities. For example, if the Portfolio has hedged against a decline in the values of tax-exempt securities held by it by selling Treasury security futures and the values of Treasury securities subsequently increase while the values of the Portfolio's tax-exempt securities decrease, the Portfolio would incur losses on both the Treasury security futures contracts written by it and the tax-exempt securities held in its portfolio.
Government Mortgage-Related Securities
The Government National Mortgage Association (“GNMA” or “Ginnie Mae”) is the principal federal government guarantor of mortgage-related securities. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. It guarantees, with the full faith and credit of the United States, full and timely payment of all monthly principal and interest on its mortgage-related securities. GNMA pass-through securities are considered to have a relatively low risk of default in that (1) the underlying mortgage loan portfolio is comprised entirely of government-backed loans and (2) the timely payment of both principal and interest on the securities is guaranteed by the full faith and credit of the U.S. Government, regardless of whether they have been collected. GNMA pass-through securities are, however, subject to the same interest rate risk as comparable privately issued mortgage-related securities. Therefore, the effective maturity and market value of a Portfolio's GNMA securities can be expected to fluctuate in response to changes in interest rate levels.
Residential mortgage loans are also pooled by the Federal Home Loan Mortgage Corporation (“FHLMC” or “Freddie Mac”), a corporate instrumentality of the U.S. Government. The mortgage loans in FHLMC's portfolio are not government backed; FHLMC, not the U.S. Government, guarantees the timely payment of interest and ultimate collection of principal on FHLMC securities. FHLMC also issues guaranteed mortgage certificates, on which it guarantees semiannual interest payments and a specified minimum annual payment of principal.
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The Federal National Mortgage Association (“FNMA” or “Fannie Mae”) is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases residential mortgages from a list of approved seller/servicers, which include savings and loan associations, savings banks, commercial banks, credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest only by FNMA, not the U.S. Government.
High Yield Securities
The International Developed Equity Index Portfolio may invest a portion of its assets in high yield debt securities (commonly known as “junk bonds”). Investment in high yield securities generally provides greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and credit risk. These high yield securities are regarded as predominantly speculative with respect to the issuer's continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of debt securities that are high yield may be more complex than for issuers of higher quality debt securities. In addition, high yield securities are often issued by smaller, less creditworthy companies or by highly leveraged (indebted) firms, but can also be issued by governments. Such issuers are generally less able than more financially stable issuers to make scheduled payments of interest and principal. The risks posed by securities issued under such circumstances are substantial.
Investing in high yield debt securities involves risks that are greater than the risks of investing in higher quality debt securities. These risks include: (i) changes in credit status, including weaker overall credit conditions of issuers and risks of default; (ii) industry, market and economic risk; and (iii) greater price variability and credit risks of certain high yield securities such as zero coupon and payment-in-kind securities. While these risks provide the opportunity for maximizing return over time, they may result in greater volatility of the value of the Portfolio than a fund that invests in higher-rated securities.
Furthermore, the value of high yield securities may be more susceptible to real or perceived adverse economic, company or industry conditions than is the case for higher quality securities. The market values of certain of these lower-rated and unrated debt securities tend to reflect individual issuer developments to a greater extent than do higher-rated securities which react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher-rated securities. Adverse market, credit or economic conditions could make it difficult at certain times to sell certain high yield securities held by the Portfolio.
The secondary market on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading market could adversely affect the price at which the Portfolio could sell a high yield security, and could adversely affect the daily net asset value per share of the Portfolio. When secondary markets for high yield securities are less liquid than the market for higher grade securities, it may be more difficult to value the securities because there is less reliable, objective data available. However, an Index seeks to include primarily high yield securities that the Index provider believes have greater liquidity than the broader high yield securities market as a whole.
The use of credit ratings as a principal method of selecting high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated.
Illiquid Securities
The International Developed Equity Index Portfolio will invest no more than 15% of its net assets in illiquid investments or securities that are not readily marketable, including repurchase agreements and time deposits of more than seven days' duration. The absence of a regular trading market for illiquid investments imposes additional risks on investments in these securities. Illiquid investments may be difficult to value and may often be disposed of only after considerable expense and delay.
The SEC has adopted a liquidity risk management rule (the “Liquidity Rule”) that requires the Index Portfolio to establish a liquidity risk management program (the “LRMP”). The Trustees, including a majority of the Independent Trustees (defined infra), have designated the Adviser to administer the Portfolio's LRMP. Under the LRMP, the Adviser assesses, manages, and periodically reviews the Index Portfolio's liquidity risk. The Liquidity Rule defines “liquidity risk” as the risk that the Index Portfolio could not meet requests to redeem shares issued by the Portfolios without significant dilution of remaining investors' interests in the Portfolio. The liquidity of the Index Portfolio's portfolio investments is determined based on relevant market, trading and investment-specific considerations under the LRMP. To the extent that an investment is
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deemed to be an illiquid investment or a less liquid investment, the Index Portfolio can expect to be exposed to greater liquidity risk. While the LRMP attempts to assess and manage liquidity risk, there is no guarantee it will be effective in its operations and may not reduce the liquidity risk inherent in the Index Portfolio's investments. The SEC has recently proposed amendments to Rule 22e-4 under the 1940 Act and Rule 22c-1 under the 1940 Act that, if adopted, would, among other things, cause more investments to be treated as illiquid, and could prevent a Fund from investing in securities that the Adviser believes are appropriate or desirable.
Each Money Market Portfolio is managed in accordance with Rule 2a-7 under the Investment Company Act of 1940, as amended (the “1940 Act”). As a result, each Money Market Portfolio has adopted the following liquidity policies (except as noted):
1.
The Portfolio may not purchase an illiquid security if, immediately after purchase, the Portfolio would have invested more than 5% of its total assets in illiquid securities (securities that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the market value ascribed to them by the Portfolio);
2.
The Portfolio may not purchase a security other than a security offering daily liquidity if, immediately after purchase, the Portfolio would have invested less than 25% of its total assets in securities offering daily liquidity (includes securities that mature or are subject to demand within one business day, cash, direct U.S. Government obligations or amounts receivable and due unconditionally within one business day on pending sales of portfolio securities); and
3.
The Portfolio may not purchase a security other than a security offering weekly liquidity if, immediately after purchase, the Portfolio would have invested less than 50% of its total assets in securities offering weekly liquidity (includes securities that mature or are subject to demand within five business days, cash, direct U.S. Government obligations, Government agency discount notes with remaining maturities of 60 days or less or amounts receivable and due unconditionally within five business days on pending sales of portfolio securities).
Under Rule 2a-7, “illiquid security” means a security that cannot be sold or disposed of in the ordinary course of business within seven calendar days at approximately the value ascribed to it by the seller.
Industrial Development and Private Activity Bonds.
Industrial development bonds are issued to finance a wide variety of capital projects, including: electric, gas, water and sewer systems; ports and airport facilities; colleges and universities; and hospitals. The principal security for these bonds is generally the net revenues derived from a particular facility, group of facilities, or in some cases, the proceeds of a special excise tax or other specific revenue sources. Although the principal security behind these bonds may vary, many provide additional security in the form of a debt service reserve fund whose money may be used to make principal and interest payments on the issuer's obligations. Some authorities provide further security in the form of a state's ability without obligation to make up deficiencies in the debt service reserve fund.
Private activity bonds are considered municipal securities if the interest paid thereon is exempt from federal income tax and they are issued by or on behalf of public authorities to raise money to finance various privately operated facilities for business and manufacturing, housing, sports, and pollution control. These bonds are also used to finance public facilities such as airports, mass transit systems, ports and parking. The payment of the principal and interest on such bonds is dependent solely on the ability of the facility's user to meet its financial obligations and the value of any real or personal property pledged as security for such payment. Interest income on these bonds may be an item of tax preference subject to federal alternative minimum tax for investors subject to such tax.
Insured Municipal Securities
Insured municipal securities are those for which scheduled payments of interest and principal are guaranteed by a private (non-governmental) insurance company. The insurance entitles a fund to receive only the face or par value of the securities held by the fund, but the ability to be paid is limited to the claims paying ability of the insurer. The insurance does not guarantee the market value of the municipal securities or the net asset value of a Portfolio's interests. Insurers are selected based upon the diversification of its portfolio and the strength of the management team which contributes to the claims paying ability of the entity. However, the Adviser selects securities based upon the underlying credit with bond insurance viewed as an enhancement only. The Adviser's objective is to have an enhancement that provides additional liquidity to insulate against volatility in changing markets.
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Investment-Grade Bonds
The Money Market Portfolio may invest in or have exposure to corporate notes and bonds that are rated investment grade by a nationally recognized statistical rating organization (“NRSRO”) or, if unrated, are of comparable quality to the rated securities described above, as determined by the Adviser, in accordance with procedures established by the Board of Trustees. Investment-grade securities include securities rated Baa or higher by Moody's or BBB- or higher by S&P (and securities of comparable quality); securities rated Baa by Moody's or BBB by S&P may have speculative characteristics.
Lending of Portfolio Securities
The International Developed Equity Index Portfolio may lend portfolio securities to certain creditworthy borrowers in U.S. and non-U.S. markets in an amount not to exceed 40% of the value of its net assets. The borrowers provide collateral that is marked to market daily in an amount at least equal to the current market value of the securities loaned. The Portfolio may terminate a loan at any time and obtain the securities loaned. The Portfolio receives the value of any interest or cash or non-cash distributions paid on the loaned securities. The Portfolio cannot vote proxies for securities on loan, but may recall loans to vote proxies if a material issue affecting the Fund's economic interest in the investment is to be voted upon. Efforts to recall such securities promptly may be unsuccessful, especially for foreign securities or thinly traded securities. Distributions received on loaned securities in lieu of dividend payments (i.e., substitute payments) would not be considered qualified dividend income.
With respect to loans that are collateralized by cash, the borrower typically will be entitled to receive a fee based on the amount of cash collateral. The Portfolio is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, the Portfolio is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral may be reinvested in certain high quality short-term instruments either directly on behalf of the lending Portfolio or through one or more joint accounts or funds, which may include those managed by the Adviser. The Portfolio could lose money due to a decline in the value of collateral provided for loaned securities or any investments made with cash collateral.
The Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower as described above, and to one or more securities lending agents approved by the Board of Trustees of the Trust (the “Board”) who administer the lending program for the Fund in accordance with guidelines approved by the Board. In such capacity, the lending agent provides the following services to the Fund in connection with the Fund's securities lending activities: (i) locating borrowers among an approved list of prospective borrowers; (ii) causing the delivery of loaned securities from the Portfolio to borrowers; (iii) monitoring the value of loaned securities, the value of collateral received, and other lending parameters; (iv) seeking additional collateral, as necessary, from borrowers; (v) receiving and holding collateral from borrowers, and facilitating the investment and reinvestment of all or substantially all cash collateral in an investment vehicle designated by the Fund; (vi) returning collateral to borrowers; (vii) facilitating substitute dividend, interest, and other distribution payments to the Fund from borrowers; (viii) negotiating the terms of each loan of securities, including but not limited to the amount of any loan premium, and monitoring the terms of securities loan agreements with prospective borrowers for consistency with the requirements of the Fund's Securities Lending Authorization Agreement; (ix) selecting securities, including amounts (percentages), to be loaned; (x) recordkeeping and accounting servicing; and (xi) arranging for return of loaned securities to the Portfolio in accordance with the terms of the Securities Lending Authorization Agreement. State Street Bank and Trust Company (“State Street”), an affiliate of the Trust, has been approved by the Board to serve as securities lending agent for the Index Portfolio and the Trust has entered into an agreement with State Street for such services. Among other matters, the Trust has agreed to indemnify State Street for certain liabilities. State Street has received an order of exemption from the SEC under Sections 17(a), 17(d) and 12(d)(1) under the 1940 Act to serve as the lending agent for affiliated investment companies such as the Trust, to invest the cash collateral received from loan transactions in an affiliated cash collateral fund and to receive a fee based on a share of the revenue generated from such transactions.
Securities lending involves exposure to certain risks, including operational risk (i.e., the risk of losses resulting from problems in the settlement and accounting process especially so in certain international markets such as Taiwan), “gap” risk (i.e., the risk of a mismatch between the return on cash collateral reinvestments and the fees the Portfolio has agreed to pay a borrower), risk of loss of collateral, credit, legal, counterparty and market risk. If a securities lending counterparty were to default, the Portfolio would be subject to the risk of a possible delay in receiving collateral (or the proceeds of its liquidation) or in recovering the loaned securities. In the event a borrower does not return the Fund's securities as agreed, the Portfolio may experience losses if the proceeds received from liquidating the collateral do not at least equal the value of the loaned security at the time the collateral is liquidated, plus the transaction costs incurred in purchasing replacement securities. Although State Street has agreed to provide a Portfolio with indemnification in the event of a borrower default,
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the Portfolio is still exposed to the risk of losses in the event a borrower does not return the Portfolio's securities as agreed. For example, delays in recovery of lent securities may cause the Portfolio to lose the opportunity to sell the securities at a desirable price with guaranteed delivery provisions.
The SEC has adopted new reporting requirements for securities loans which include the public dissemination of certain information about such loans. These new reporting requirements may negatively impact a Fund's ability to execute certain of its investment strategies.
Market Disruption and Geopolitical Risk
The Portfolios are subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters, epidemics or pandemics, such as that caused by COVID-19, and systemic market dislocations may be highly disruptive to economies and markets. Those events as well as other changes in non-U.S. and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of a Portfolio's investments. Given the increasing interdependence between global economies and markets, conditions in one country, market, or region might adversely impact markets, issuers and/or foreign exchange rates in other countries, including the U.S. Continuing uncertainty as to the status of the euro and the Economic and Monetary Union of the European Union (the “EMU”) has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU, or any continued uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of a Portfolio's investments. The EU faces challenges related to member states seeking to change their relationship with the European Union, exemplified by the United Kingdom's (“UK”) withdrawal from the EU in 2020 (an event commonly known as “Brexit”). Brexit has resulted in volatility in European and global markets and could have negative long-term impacts on financial markets in the UK and throughout Europe. There is still considerable uncertainty relating to the potential consequences associated with the exit, including how negotiations for new trade agreements will be conducted and whether the U.K.'s exit will increase the likelihood of other countries also departing the EU.
Securities markets may be susceptible to market manipulation or other fraudulent trade practices, which could disrupt the orderly functioning of these markets or adversely affect the value of investments traded in these markets, including investments of a Portfolio.
For example, London Interbank Offered Rate (“LIBOR”) was the offered rate at which major international banks could obtain wholesale, unsecured funding. Certain of the Funds' investments, payment obligations, financing terms and other transactions (including certain derivatives transactions) have historically been tied to LIBOR. In connection with the global transition away from LIBOR led by regulators and market participants, LIBOR was last published on a representative basis at the end of June 2023. Alternative reference rates to LIBOR have been established in most major currencies (e.g., the Secured Overnight Financing Rate for U.S. dollar LIBOR and the Sterling Overnight Index Average for GBP LIBOR) and the transition to new reference rates continues. The transition away from LIBOR to the use of replacement rates has gone relatively smoothly but the full impact of the transition on the Funds or the financial instruments in which the Funds invest cannot yet be fully determined. In addition, the Funds' investments, payment obligations, financing terms and other transactions (including certain derivatives transactions) may be tied to other floating rates such as Euro Interbank Offered Rate (“EURIBOR”) and other similar types of reference rates including as a result of the transition away from LIBOR to new alternative reference rates (each, a “Reference Rate”). Such Reference Rates as well as other types of rates and indices are classed as “benchmarks” and have been the subject of ongoing national and international regulatory reform, including under the European Union regulation on indices used as benchmarks in financial instruments and financial contracts (known as the “Benchmarks Regulation”). The Benchmarks Regulation has been enacted into United Kingdom law by virtue of the European Union (Withdrawal) Act 2018 (as amended), subject to amendments made by the Benchmarks (Amendment and Transitional Provision) (EU Exit) Regulations 2019 (SI 2019/657) and other statutory instruments. Following the implementation of these reforms, the manner of administration of benchmarks has changed and may further change in the future, with the result that relevant benchmarks may perform differently than in the past, the use of benchmarks that are not compliant with the new standards by certain supervised entities may be restricted, and certain benchmarks may be eliminated entirely. Such changes could cause increased market volatility and disruptions in liquidity for instruments that rely on or are impacted by such benchmarks. Additionally, there could be other consequences which cannot be predicted.
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Recent political activity in the U.S. has increased the risk that the U.S. could default on some or any of its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the U.S. would be highly disruptive to the U.S. and global securities markets and could significantly impair the value of a Portfolio's investments. Similarly, political events within the U.S. at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of many Portfolio investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets.
Market Turbulence Resulting from Infectious Illness
A widespread outbreak of an infectious illness, such as COVID-19, may lead to governments and businesses world-wide taking aggressive measures, including closing borders, restricting international and domestic travel, and the imposition of prolonged quarantines of large populations. As occurred in the wake of COVID-19, the spread of such an illness may result in the disruption of and delays in the delivery of healthcare services and processes, the cancellation of organized events and educational institutions, the disruption of production and supply chains, a decline in consumer demand for certain goods and services, and general concern and uncertainty, all of which may contribute to increased volatility in global markets. COVID-19, and other epidemics and pandemics that may arise in the future, could adversely affect the economies of many nations, the global economy, individual companies, economic sectors and industries, and capital markets in ways that cannot be foreseen at the present time. In addition, the impact of infectious diseases in developing or emerging market countries may be greater due to limited health care resources. Political, economic and social stresses caused by an infectious illness also may exacerbate other pre-existing political, social and economic risks in certain countries. The duration of such an illness and its effects cannot be determined at this time, but the effects could be present for an extended period of time.
Mortgage-Backed Security Rolls
The International Developed Equity Index Portfolio may enter into “forward roll” transactions with respect to mortgage-related securities issued by GNMA, FNMA or FHLMC. In a forward roll transaction, the Portfolio will sell a mortgage-related security to a bank or other permitted entity and simultaneously agree to repurchase a similar security from the institution at a later date at an agreed upon price. The mortgage securities that are repurchased will typically bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories than those sold. When the Portfolio engages in a forward roll transaction it forgoes principal and interest paid on the securities sold during the roll period, but is compensated by the difference between the current sales price and the lower forward price for the future purchase. In addition, the Portfolio earns interest by investing the transaction proceeds during the roll period. A forward roll transaction may create investment leverage. The Portfolio is subject to the risk that the value of securities to be purchased pursuant to a forward roll transaction will decline over the roll period, and that the Portfolio's counterparty may be unwilling or unable to perform its obligations to the Portfolio.
Mortgage-Related Securities
The Money Market Portfolio, the U.S. Government Portfolio and the International Developed Equity Index Portfolio may invest in mortgage-related securities. Mortgage-related securities represent an interest in a pool of, or are secured by, mortgage loans. Mortgage-related securities may be issued or guaranteed by (i) U.S. Government agencies or instrumentalities such as the GNMA, FNMA and FHLMC or (ii) other issuers, including private companies.
Many mortgage-related securities provide regular payments, which consist of interest and, in most cases, principal. In contrast, other forms of debt securities normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. In effect, payments on many mortgage-related securities are a “pass-through” of the payments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of such securities.
Besides the scheduled repayment of principal, repayments of principal may result from the voluntary prepayment, refinancing or foreclosure of the underlying mortgage loans. If property owners make unscheduled prepayments of their mortgage loans, these prepayments will typically result in early payment of the applicable mortgage-related securities. The occurrence of mortgage prepayments is affected by a variety of factors including the level of interest rates, general economic conditions, the location and age of the mortgage, and other social and demographic conditions. During periods of falling interest rates, the rate of mortgage prepayments tends to increase, thereby tending to decrease the life of mortgage-related securities. During periods of rising interest rates, the rate of mortgage prepayments usually decreases, thereby tending to increase the life of mortgage-related securities. Because of the possibility of prepayments (and due to scheduled repayments of principal), mortgage-related securities are less effective than other types of securities as a means of “locking in” attractive long-term interest rates. Prepayments would have to be reinvested at lower rates. As a
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result, these securities may have less potential for capital appreciation during periods of declining interest rates than other securities of comparable maturities, although they may have a similar risk of decline in market value during periods of rising interest rates. Prepayments may also significantly shorten the effective maturities of these securities, especially during periods of declining interest rates. Conversely, during periods of rising interest rates, a reduction in prepayments may increase the effective maturities of these securities, subjecting them to a greater risk of decline in market value in response to rising interest rates than traditional debt securities, and, therefore, potentially increasing the volatility of the Portfolios.
Ongoing developments in the residential and commercial mortgage markets may have additional consequences for the market for mortgage-backed securities. During the periods of deteriorating economic conditions, such as recessions or periods of rising unemployment, delinquencies and losses generally increase, sometimes dramatically, with respect to securitizations involving mortgage loans. Many sub-prime mortgage pools have become distressed during the periods of economic distress and may trade at significant discounts to their face value during such period.
Collateralized mortgage obligations (“CMOs”) may be issued by a U.S. Government agency or instrumentality or by a private issuer. CMOs are typically structured with classes or series that have different maturities and are generally retired in sequence. Each class of obligations receives periodic interest payments according to its terms. However, monthly principal payments and any prepayments from the collateral pool are generally paid first to the holders of the most senior class. Thereafter, payments of principal are generally allocated to the next most senior class of obligations until that class of obligations has been fully repaid. Any or all classes of obligations of a CMO may be paid off sooner than expected because of an increase in the payoff speed of the pool. Changes in prepayment rates may have significant effects on the values and the volatility of the various classes and series of a CMO. Payment of interest or principal on some classes or series of a CMO may be subject to contingencies or some classes or series may bear some or all of the risk of default on the underlying mortgages.
Stripped mortgage-related securities are usually structured with two classes that receive different portions of the interest and principal distributions on a pool of mortgage loans. The yield to maturity on an interest only or “IO” class of stripped mortgage-related securities is extremely sensitive not only to changes in prevailing interest rates but also to the rate of principal payments (including prepayments) on the underlying assets. A rapid rate of principal prepayments may have a measurable adverse effect on a Portfolio's yield to maturity to the extent it invests in IOs. If the assets underlying the IO experience greater than anticipated prepayments of principal, a Portfolio may fail to recoup fully, or at all, its initial investment in these securities. Conversely, principal only securities or “POs” tend to increase in value if prepayments are greater than anticipated and decline if prepayments are slower than anticipated. The secondary market for stripped mortgage-related securities may be more volatile and less liquid than that for other mortgage-related securities, potentially limiting a Portfolio's ability to buy or sell those securities at any particular time.
Municipal and Municipal-Related Securities
The Portfolios may invest in municipal and municipal-related securities. Municipal securities may bear fixed, floating or variable rates of interest or may be zero coupon securities. Municipal securities are generally of two types: general obligations and revenue obligations. General obligations are backed by the full faith and credit of the issuer. These securities include tax anticipation notes, bond anticipation notes, general obligation bonds and commercial paper. Revenue obligations are backed by the revenues generated from a specific project or facility and include industrial development bonds and private activity bonds. Tax anticipation notes are issued to finance working capital needs of municipalities and are generally issued in anticipation of future tax revenues. Bond anticipation notes are issued in expectation of the issuer obtaining longer-term financing.
Municipal obligations are affected by economic, business or political developments. These securities may be subject to provisions of litigation, bankruptcy and other laws affecting the rights and remedies of creditors, or may become subject to future laws extending the time for payment of principal and/or interest, or limiting the rights of municipalities to levy taxes. The Portfolio may be more adversely impacted by changes in tax rates and policies than other funds. Because interest income from municipal securities is normally not subject to regular federal income taxation, the attractiveness of municipal securities in relation to other investment alternatives is affected by changes in federal income tax rates applicable to, or the continuing federal income tax-exempt status of, such interest income. Any proposed or actual changes in such rates or exempt status, therefore, can significantly affect the demand for and supply, liquidity and marketability of municipal securities. This could in turn affect a Portfolio's ability to acquire and dispose of municipal securities at desirable yield and price levels. Concentration of a Portfolio's investments in these municipal obligations will subject the Portfolio, to a greater extent than if such investment was not so concentrated, to the risks of adverse economic, business or political
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developments affecting the particular state, industry or other area of concentration. Issuers, including governmental issuers, of municipal securities may be unable to pay their obligations as they become due. Recent declines in tax revenues, and increases in liabilities, such as pension and health care liabilities, may increase the actual or perceived risk of default on such securities.
Municipal Leases
The Portfolios may purchase participation interests in municipal obligations, including municipal lease/purchase agreements. Municipal leases are an undivided interest in a portion of an obligation in the form of a lease or installment purchase issued by a state or local government to acquire equipment or facilities. These instruments may have fixed, floating or variable rates of interest, with remaining maturities of 13 months or less. Certain participation interests may permit a Portfolio to demand payment on not more than seven days' notice, for all or any part of the Portfolio's interest, plus accrued interest.
Municipal leases frequently have special risks not normally associated with general obligation or revenue bonds. Some leases or contracts include “non-appropriation” clauses, which provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. To reduce these risks, the Portfolios will only purchase municipal leases subject to a non-appropriation clause when the payment of principal and accrued interest is backed by a letter of credit or guarantee of a bank.
Whether a municipal lease agreement will be considered illiquid for the purpose of a Portfolio's restriction on investments in illiquid securities will be determined in accordance with procedures established by the Board of Trustees
Options
The International Developed Equity Index Portfolio may purchase and sell put and call options to enhance investment performance and to protect against changes in market prices. There is no assurance that the Portfolio's use of put and call options will achieve its desired objective, and the Portfolio's use of options may result in losses to the Portfolio.
Covered call options. The Portfolio may write (i.e., sell) covered call options to realize a greater current return through the receipt of premiums than it would realize on its securities alone. Such option transactions may also be used as a limited form of hedging against a decline in the price of securities owned by the Portfolio.
A call option gives the holder the right to purchase, and obligates the writer to sell, a security at the exercise price at any time before the expiration date. A call option is “covered” if the writer, at all times while obligated as a writer, either owns the underlying securities (or comparable securities satisfying the cover requirements of the securities exchanges), or has the right to acquire such securities through immediate conversion of securities. The Portfolio may write covered call options or uncovered call options.
The Portfolio will receive a premium from writing a call option, which increases the Portfolio's return on the underlying security in the event the option expires unexercised or is closed out at a profit. The amount of the premium reflects, among other things, the relationship between the exercise price and the current market value of the underlying security, the volatility of the underlying security, the amount of time remaining until expiration, current interest rates, and the effect of supply and demand in the options market and in the market for the underlying security.
In return for the premium received when it writes a covered call option, the Portfolio gives up some or all of the opportunity to profit from an increase in the market price of the securities covering the call option during the life of the option. The Portfolio retains the risk of loss should the price of such securities decline. If the option expires unexercised, the Portfolio realizes a gain equal to the premium, which may be offset by a decline in price of the underlying security. If the option is exercised, the Portfolio realizes a gain or loss equal to the difference between the Portfolio's cost for the underlying security and the proceeds of sale (exercise price minus commissions) plus the amount of the premium.
The Portfolio may terminate a call option that it has written before it expires by entering into a closing purchase transaction. The Portfolio may enter into closing purchase transactions in order to free itself to sell the underlying security or to write another call on the security, realize a profit on a previously written call option, or protect a security from being called in an unexpected market rise. Any profits from a closing purchase transaction may be offset by a decline in the value of the underlying security. Conversely, because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from a closing purchase transaction is likely to be offset in whole or in part by unrealized appreciation of the underlying security owned by the Portfolio.
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Uncovered call options. Writing uncovered call options may enable the Portfolio to realize income without committing capital to the ownership of the underlying securities or instruments, however writing uncovered calls are riskier than writing covered calls because there is no underlying security held by the Portfolio that can act as a partial hedge. When the Portfolio has written an uncovered call option, the Portfolio will not necessarily hold securities offsetting the risk to the Portfolio. As a result of writing a call option without holding the underlying the securities, if the call option were exercised, the Portfolio might be required to purchase the security that is the subject of the call at the market price at the time of exercise. The Portfolio's exposure on such an option is theoretically unlimited. There is also a risk, especially with less liquid preferred and debt securities, that the security may not be available for purchase. Uncovered calls have speculative characteristics.
Covered put options. The Portfolio may write covered put options in order to enhance its current return. Such options transactions may also be used as a limited form of hedging against an increase in the price of securities that the Portfolio plans to purchase. A put option gives the holder the right to sell, and obligates the writer to buy, a security at the exercise price at any time before the expiration date. A put option may be “covered” if the writer earmarks or otherwise segregates liquid assets equal to the price to be paid if the option is exercised minus margin on deposit.
By writing a put option, the Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then current market value, resulting in a potential capital loss unless the security later appreciates in value.
The Portfolio may terminate a put option that it has written before it expires by entering into a closing purchase transaction. Any loss from this transaction may be partially or entirely offset by the premium received on the terminated option.
Purchasing put and call options. The Portfolio may also purchase put options to protect portfolio holdings against a decline in market value. This protection lasts for the life of the put option because the Portfolio, as a holder of the option, may sell the underlying security at the exercise price regardless of any decline in its market price. In order for a put option to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium and transaction costs that the Portfolio must pay. These costs will reduce any profit the Portfolio might have realized had it sold the underlying security instead of buying the put option.
The Portfolio may purchase call options to hedge against an increase in the price of securities that the Portfolio wants ultimately to buy. Such hedge protection is provided during the life of the call option since the Portfolio, as holder of the call option, is able to buy the underlying security at the exercise price regardless of any increase in the underlying security's market price. In order for a call option to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium and transaction costs. These costs will reduce any profit the Portfolio might have realized had it bought the underlying security at the time it purchased the call option.
The Portfolio may also purchase put and call options to attempt to enhance its current return.
Options on foreign securities. The Portfolio may purchase and sell options on foreign securities if the Adviser believes that the investment characteristics of such options, including the risks of investing in such options, are consistent with the Portfolio's investment objective. It is expected that risks related to such options will not differ materially from risks related to options on U.S. securities. However, position limits and other rules of foreign exchanges may differ from those in the United States. In addition, options markets in some countries, many of which are relatively new, may be less liquid than comparable markets in the United States.
Options on securities indices. The Portfolio may write or purchase options on securities indices. Index options are similar to options on individual securities in that the purchaser of an index option acquires the right to buy (in the case of a call) or sell (in the case of a put), and the writer undertakes the obligation to sell or buy (as the case may be), units of an index at a stated exercise price during the term of the option. Instead of the right to take or make actual delivery of securities, the holder of an index option has the right to receive a cash “exercise settlement amount.” This amount is equal to the amount by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of the exercise, multiplied by a fixed “index multiplier.”
Price movements in securities which the Portfolio owns or intends to purchase probably will not correlate perfectly with movements in the level of a securities index and, therefore, if the Portfolio uses an option for hedging purposes, it bears the risk of a loss on a securities index option which is not completely offset by movements in the price of such securities. Because securities index options are settled in cash, a call writer cannot determine the amount of its settlement obligations in advance and, unlike call writing on a specific security, cannot provide in advance for, or cover, its potential
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settlement obligations by acquiring and holding underlying securities. The Portfolio may, however, cover call options written on a securities index by holding a mix of securities which substantially replicate the movement of the index or by holding a call option on the securities index with an exercise price no higher than the call option sold.
Compared to the purchase or sale of futures contracts, the purchase of call or put options on an index involves less potential risk to the Portfolio because the maximum amount at risk is the premium paid for the options plus transactions costs. The writing of a put or call option on an index involves risks similar to those risks relating to the purchase or sale of index futures contracts.
Risks involved in the use of options. The successful use of the Portfolio's options strategies depends on the ability of the Adviser to forecast correctly interest rate and market movements. For example, if the Portfolio were to write a call option based on the Adviser's expectation that the price of the underlying security would fall, but the price were to rise instead, the Portfolio could be required to sell the security upon exercise at a price below the current market price. Similarly, if the Portfolio were to write a put option based on the Adviser's expectation that the price of the underlying security would rise, but the price were to fall instead, the Portfolio could be required to purchase the security upon exercise at a price higher than the current market price.
When the Portfolio purchases an option, it runs the risk that it will lose its entire investment in the option in a relatively short period of time, unless the Portfolio exercises the option or enters into a closing sale transaction before the option's expiration. If the price of the underlying security does not rise (in the case of a call) or fall (in the case of a put) to an extent sufficient to cover the option premium and transaction costs, the Portfolio will lose part or all of its investment in the option. This contrasts with an investment by the Portfolio in the underlying security, since the Portfolio will not realize a loss if the security's price does not change.
The effective use of options also depends on the Portfolio's ability to terminate option positions at times when the Adviser deems it desirable to do so. There is no assurance that the Portfolio will be able to effect closing transactions at any particular time or at an acceptable price.
If a secondary market in options were to become unavailable, the Portfolio could no longer engage in closing transactions. Lack of investor interest might adversely affect the liquidity of the market for particular options or series of options. A market may discontinue trading of a particular option or options generally. In addition, a market could become temporarily unavailable if unusual events — such as volume in excess of trading or clearing capability — were to interrupt its normal operations.
A market may at times find it necessary to impose restrictions on particular types of options transactions, such as opening transactions. For example, if an underlying security ceases to meet qualifications imposed by the market or the Options Clearing Corporation, new series of options on that security will no longer be opened to replace expiring series, and opening transactions in existing series may be prohibited. If an options market were to become unavailable, the Portfolio as a holder of an option would be able to realize profits or limit losses only by exercising the option, and the Portfolio, as option writer, would remain obligated under the option until expiration or exercise.
Disruptions in the markets for the securities underlying options purchased or sold by the Portfolio could result in losses on the options. If trading is interrupted in an underlying security, the trading of options on that security is normally halted as well. As a result, the Portfolio as purchaser or writer of an option will be unable to close out its positions until options trading resumes, and it may be faced with considerable losses if trading in the security reopens at a substantially different price. In addition, the Options Clearing Corporation or options markets may impose exercise restrictions. If a prohibition on exercise is imposed at the time when trading in the option has also been halted, the Portfolio as purchaser or writer of an option will be locked into its position until one of the two restrictions has been lifted. If the Options Clearing Corporation were to determine that the available supply of an underlying security appears insufficient to permit delivery by the writers of all outstanding calls in the event of exercise, it may prohibit indefinitely the exercise of put options. The Portfolio, as holder of such a put option, could lose its entire investment if the prohibition remained in effect until the put option's expiration.
Foreign-traded options are subject to many of the same risks presented by internationally-traded securities. In addition, because of time differences between the United States and various foreign countries, and because different holidays are observed in different countries, foreign options markets may be open for trading during hours or on days when U.S. markets are closed. As a result, option premiums may not reflect the current prices of the underlying interest in the United States.
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Over-the-counter (“OTC”) options purchased by the Portfolio and assets held to cover OTC options written by the Portfolio may, under certain circumstances, be considered illiquid securities for purposes of any limitation on the Portfolio's ability to invest in illiquid securities.
Other Asset-Backed Securities
In addition to the mortgage related securities discussed above, the Money Market Portfolio and the International Developed Equity Index Portfolio may invest in asset-backed securities that are not mortgage-related. Asset-backed securities other than mortgage-related securities represent undivided fractional interests in pools of instruments, such as consumer loans, and are typically similar in structure to mortgage-related pass-through securities. Payments of principal and interest are passed through to holders of the securities and are typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guarantee by another entity, or by priority to certain of the borrower's other securities. The degree of credit-enhancement varies, applying only until exhausted and generally covering only a fraction of the security's par value.
The value of such asset-backed securities is affected by changes in the market's perception of the asset backing the security, changes in the creditworthiness of the servicing agent for the instrument pool, the originator of the instruments, or the financial institution providing any credit enhancement and the expenditure of any portion of any credit enhancement. The risks of investing in asset-backed securities are ultimately dependent upon payment of the underlying instruments by the obligors, and the Portfolio would generally have no recourse against the obligee of the instruments in the event of default by an obligor. The underlying instruments are subject to prepayments, which shorten the duration of asset-backed securities and may lower their return, in generally the same manner as described above for prepayments of pools of mortgage loans underlying mortgage-related securities. During periods of deteriorating economic conditions, such as recessions or periods of rising unemployment, delinquencies and losses generally increase, sometimes dramatically, with respect to securitizations involving loans, sales contracts, receivables and other obligations underlying asset-backed securities.
Pre-Refunded Municipal Securities.
The interest and principal payments on pre-refunded municipal securities are typically paid from the cash flow generated from an escrow fund consisting of U.S. Government securities. These payments have been “pre-refunded” using the escrow fund.
Private Placements and Restricted Securities
Each Portfolio, except for the U.S. Government Portfolio and the Treasury Portfolios, may invest in securities that are purchased in private placements and, accordingly, are subject to restrictions on resale as a matter of contract or under federal securities laws. While such private placements may offer attractive opportunities for investment not otherwise available on the open market, the securities so purchased are often “restricted securities,” i.e., securities which cannot be sold to the public without registration under the Securities Act of 1933 (the “Securities Act”) or the availability of an exemption from registration (such as Rules 144 or 144A), or which are not readily marketable because they are subject to other legal or contractual delays in or restrictions on resale. Generally speaking, restricted securities may be sold only to qualified institutional buyers, or in a privately negotiated transaction to a limited number of purchasers, or in limited quantities after they have been held for a specified period of time and other conditions are met pursuant to an exemption from registration, or in a public offering for which a registration statement is in effect under the Securities Act. Because there may be relatively few potential purchasers for such investments, especially under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Portfolio could find it more difficult to sell such securities when the Adviser believes it advisable to do so or may be able to sell such securities only at prices lower than if such securities were more widely held. Market quotations for such securities are generally less readily available than for publicly traded securities. The absence of a trading market can make it difficult to ascertain a market value for such securities for purposes of computing the Portfolio's net asset value, and the judgment of the Adviser may at times play a greater role in valuing these securities than in the case of publicly traded securities. Disposing of such securities, which may be illiquid investments, can involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolio to sell them promptly at an acceptable price. The Portfolio may have to bear the extra expense of registering such securities for resale and the risk of substantial delay in effecting such registration.
A Portfolio may be deemed to be an “underwriter” for purposes of the Securities Act when selling restricted securities to the public, and in such event the Portfolio may be liable to purchasers of such securities if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading.
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Purchase of Other Investment Company Shares
Each Portfolio may, to the extent permitted under the 1940 Act and the rules thereunder, invest in shares of other investment companies, which include Portfolios managed by SSGA FM, which invest exclusively in money market instruments or in investment companies with investment policies and objectives which are substantially similar to the Portfolio's. These investments may be made temporarily, for example, to invest uncommitted cash balances or, in limited circumstances, to assist in meeting investor redemptions, or as long-term investments. In general, the 1940 Act prohibits a Portfolio from acquiring more than 3% of the voting shares of any one other investment company, and prohibits a Portfolio investing more than 5% of its total assets in the securities of any one other investment company or more than 10% of its total assets in securities of other investment companies in the aggregate. The percentage limitations above apply to investments in any investment company. Pursuant to rules adopted by the SEC, the Portfolio may invest in excess of these limitations if the Fund and the investment company in which the Portfolio would like to invest comply with certain conditions. Certain of the conditions do not apply if the Portfolio is investing in shares issued by affiliated funds. In addition, the Portfolio may invest in shares issued by money market funds, including certain unregistered money market funds, in excess of the limitations. The Portfolio's investments in another investment company will be subject to the risks of the purchased investment company's portfolio securities. The Portfolio's shareholders must bear not only their proportionate share of the Portfolio's fees and expenses, but they also must bear indirectly the fees and expenses of the other investment company.
Real Estate Investment Trusts (“REITs”)
The International Developed Equity Index Portfolio may invest in REITs. REITs pool investors' funds for investment primarily in income producing real estate or real estate loans or interests. A REIT is not taxed on income distributed to shareholders if it complies with several requirements relating to its organization, ownership, assets, and income and a requirement that it distribute to its shareholders at least 90% of its taxable income (other than net capital gains) for each taxable year. REITs can generally be classified as Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs, which invest the majority of their assets directly in real property, derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs, which invest the majority of their assets in real estate mortgages, derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both Equity REITs and Mortgage REITs. The Portfolio will not invest in real estate directly, but only in securities issued by real estate companies. However, the Portfolio may be subject to risks similar to those associated with the direct ownership of real estate (in addition to securities markets risks) because of its policy of concentration in the securities of companies in the real estate industry. These include declines in the value of real estate, risks related to general and local economic conditions, dependency on management skill, heavy cash flow dependency, possible lack of availability of mortgage funds, overbuilding, extended vacancies of properties, increased competition, increases in property taxes and operating expenses, changes in zoning laws, losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, casualty or condemnation losses, limitations on rents, changes in neighborhood values, the appeal of properties to tenants and changes in interest rates. Investments in REITs may subject Portfolio investors to duplicate management and administrative fees.
In addition to these risks, Equity REITs may be affected by changes in the value of the underlying property owned by the trusts, while Mortgage REITs may be affected by the quality of any credit extended. Further, Equity and Mortgage REITs are dependent upon management skills and generally may not be diversified. Equity and Mortgage REITs are also subject to heavy cash flow dependency, defaults by borrowers and self-liquidation. In addition, if applicable, Equity and Mortgage REITs could possibly fail to qualify for the favorable tax treatment available to REITs under the Code, or to maintain their exemptions from registration under the 1940 Act. The above factors may also adversely affect a borrower's or a lessee's ability to meet its obligations to the REIT. In the event of a default by a borrower or lessee, the REIT may experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting investments.
Recent Money Market Regulatory Reforms
On July 12, 2023, the SEC adopted amendments to money market fund regulation (“Money Market Fund Reform”) that ncrease the daily liquid asset requirements from 10% to 25% and increase the weekly liquid asset requirements from 30% to 50%. Effective no later than October 2, 2024, Money Market Fund Reform will require the Money Market Portfolio to impose liquidity fees under certain circumstances. In addition, Money Market Fund Reform permits government money market funds (such as the U.S. Government Portfolio, Treasury Portfolio and Treasury Plus Portfolio), that are experiencing a gross negative yield as a result of negative interest rates, to either convert from a stable share price to a
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floating share price or reduce the number of shares outstanding (through a reverse stock split) to maintain a stable net asset value per share, subject to certain Board determinations and disclosures to investors. Money Market Fund Reform, among other things, also imposes additional reporting requirements on money market funds. A Portfolio's operations will be impacted as it comes into compliance with Money Market Fund Reform.
Repurchase Agreements
Each Portfolio, except for the Treasury Portfolio, may enter into repurchase agreements with banks, other financial institutions, such as broker-dealers, and other institutional counterparties. Under a repurchase agreement, the Portfolio purchases securities from a financial institution that agrees to repurchase the securities at the Portfolio's original purchase price plus interest within a specified time. The Portfolio will limit repurchase transactions to those member banks of the Federal Reserve System, broker-dealers and other financial institutions whose creditworthiness the Adviser considers satisfactory. Should the counterparty to a transaction fail financially, the Portfolio may encounter delay and incur costs before being able to sell the securities, or may be prevented from realizing on the securities. Further, the amount realized upon the sale of the securities may be less than that necessary to fully compensate the Portfolio. The SEC has finalized new rules requiring the central clearing of certain repurchase transactions involving U.S. Treasuries. Historically, such transactions have not been required to be cleared and voluntary clearing of such transactions has generally been limited. The new clearing requirements could make it more difficult for a Fund to execute certain investment strategies.
Reverse Repurchase Agreements
Each Portfolio may enter into reverse repurchase agreements, which are a form of borrowing. Under reverse repurchase agreements, a Portfolio transfers possession of portfolio securities to financial institutions in return for cash in an amount equal to a percentage of the portfolio securities' market value and agrees to repurchase the securities at a future date by repaying the cash with interest. Each Portfolio retains the right to receive interest and principal payments from the securities. Reverse repurchase agreements involve the risk that the market value of securities sold by a Portfolio may decline below the price at which it is obligated to repurchase the securities. Reverse repurchase agreements involve the risk that the buyer of the securities sold might be unable to deliver them when a Portfolio seeks to repurchase the securities. If the buyer files for bankruptcy or becomes insolvent, a Portfolio may be delayed or prevented from recovering the security that it sold. The SEC has finalized new rules requiring the central clearing of certain repurchase transactions involving U.S. Treasuries. Historically, such transactions have not been required to be cleared and voluntary clearing of such transactions has generally been limited. The new clearing requirements could make it more difficult for a Fund to execute certain investment strategies.
Tax Exempt Commercial Paper
The Portfolios may invest in tax exempt commercial paper. Tax exempt commercial paper is a short-term obligation with a stated maturity of 365 days or less. It is typically issued to finance seasonal working capital needs or as short-term financing in anticipation of longer term financing. Each instrument may be backed only by the credit of the issuer or may be backed by some form of credit enhancement, typically in the form of a guarantee by a commercial bank. Commercial paper backed by guarantees of foreign banks may involve additional risk due to the difficulty of obtaining and enforcing judgments against such banks and the generally less restrictive regulations to which such banks are subject. The Portfolios will only invest in commercial paper rated at the time of purchase not less than Prime-1 by Moody's, A-1 by S&P or F-1 by Fitch Ratings. See Appendix A for more information on the ratings of debt instruments.
Tender Option Bonds.
A tender option is a municipal obligation (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate substantially higher than prevailing short-term tax exempt rates, that has been coupled with the agreement of a third party, such as a bank, broker-dealer or other financial institution, pursuant to which such institution grants the security holders the option, at periodic intervals, to tender their securities to the institution and receive the face value thereof. As consideration for providing the option, the financial institution receives periodic fees equal to the difference between the municipal obligation's fixed coupon rate and the rate, as determined by a remarketing or similar agent at or near the commencement of such period, that would cause the securities, coupled with the tender option, to trade at par on the date of such determination. Thus, after payment of this fee, the security holder effectively holds a demand obligation that bears interest at the prevailing short-term tax exempt rate. Subject to applicable regulatory requirements, a Portfolio may buy tender option bonds if the agreement gives the Portfolio the right to tender the bond to its sponsor no less frequently than once every 397 days. The Adviser will consider on an ongoing basis the
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creditworthiness of the issuer of the underlying obligation, any custodian and the third-party provider of the tender option. In certain instances, and for certain tender option bonds, the option may be terminable in the event of a default in payment of principal or interest on the underlying municipal obligation and for other reasons.
Total Return Swaps, Equity Swaps and Interest Rate Swaps
The International Developed Equity Index Portfolio may contract with a counterparty to pay a stream of cash flows and receive the total return of an index or a security for purposes of attempting to obtain a particular desired return at a lower cost to the Portfolio than if the Portfolio had invested directly in an instrument that yielded that desired return. The Portfolio's return on a swap will depend on the ability of its counterparty to perform its obligations under the swap. The Adviser will cause the Portfolio to enter into swap agreements only with counterparties that would be eligible for consideration as repurchase agreement counterparties under the Portfolio's repurchase agreement guidelines.
The Portfolio may enter into interest rate swap transactions with respect to any security it is entitled to hold. Interest rate swaps involve the exchange by the Portfolio with another party of their respective rights to receive interest, e.g., an exchange of floating rate payments for fixed rate payments. The Portfolio expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities it anticipates purchasing at a later date. The Portfolio generally intends to use these transactions as a hedge and not as a speculative investment. For example, the Portfolio may enter into an interest rate swap in order to protect against declines in the value of fixed income securities held by the Portfolio. In such an instance, the Portfolio may agree with a counterparty to pay a fixed rate (multiplied by a notional amount) and the counterparty to pay a floating rate multiplied by the same notional amount. If interest rates rise, resulting in a diminution in the value of the Portfolio, the Portfolio would receive payments under the swap that would offset, in whole or in part, such diminution in value; if interest rates fall, the Portfolio would likely lose money on the swap transaction.
Treasury Inflation-Protected Securities
The Money Portfolios may invest in Inflation-Protection Securities (“TIPSs”), a type of inflation-indexed Treasury security. TIPSs typically provide for semiannual payments of interest and a payment of principal at maturity. In general, each payment will be adjusted to take into account any inflation or deflation that occurs between the issue date of the security and the payment date based on the Consumer Price Index for All Urban Consumers (“CPI-U”).
Each semiannual payment of interest will be determined by multiplying a single fixed rate of interest by the inflation-adjusted principal amount of the security for the date of the interest payment. Thus, although the interest rate will be fixed, the amount of each interest payment will vary with changes in the principal of the security as adjusted for inflation and deflation.
TIPSs also provide for an additional payment (a “minimum guarantee payment”) at maturity if the security's inflation-adjusted principal amount for the maturity date is less than the security's principal amount at issuance. The amount of the additional payment will equal the excess of the security's principal amount at issuance over the security's inflation-adjusted principal amount for the maturity date.
U.S. Government Securities
Each Portfolio may purchase U.S. Government securities. With respect to U.S. Government securities, the Treasury Portfolio will invest exclusively in direct obligations of the U.S. Treasury, such as U.S. Treasury bills, notes and bonds maturing generally within 397 days, and other mutual funds, subject to regulatory limitations, that invest exclusively in such obligations. The Treasury Plus Portfolio will invest only in direct obligations of the U.S. Government (U.S. Treasury bills, notes and bonds) and repurchase agreements collateralized by these obligations. The types of U.S. Government obligations in which each other Portfolio may at times invest include: (1) U.S. Treasury obligations and (2) obligations issued or guaranteed by U.S. Government agencies and instrumentalities, which are supported by any of the following: (a) the full faith and credit of the U.S. Treasury, (b) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (c) discretionary authority of the U.S. Government agency or instrumentality, or (d) the credit of the instrumentality (examples of agencies and instrumentalities are: Federal Land Banks, Federal Housing Administration, Federal Farm Credit Bank, Farmers Home Administration, Export-Import Bank of the United States, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, General Services Administration, Maritime Administration, Tennessee Development Bank, Asian-American Development Bank, International Bank for Reconstruction and Development and Federal National Mortgage Association). No assurance can be given that in the future the U.S. Government will provide financial support to U.S. Government securities it is not obligated to support.
The Money Portfolios may purchase U.S. Government obligations on a forward commitment basis.
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U.S. Registered Securities of Non-U.S. Issuers
The International Developed Equity Index Portfolio may purchase publicly traded common stocks of non-U.S. corporations.
Investing in U.S. registered, dollar-denominated, securities issued by non-U.S. issuers involves some risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability, which could affect U.S. investments in non-U.S. countries, and potential restrictions of the flow of international capital. Non-U.S. companies may be subject to less governmental regulation than U.S. issuers. Moreover, individual non-U.S. economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payment positions.
The Portfolio's investment in common stock of non-U.S. corporations may also be in the form of American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and European Depositary Receipts (“EDRs”) (collectively “Depositary Receipts”). Depositary Receipts are receipts, typically issued by a bank or trust company, which evidence ownership of underlying securities issued by a non-U.S. corporation. For ADRs, the depository is typically a U.S. financial institution and the underlying securities are issued by a non-U.S. issuer. For other Depositary Receipts, the depository may be a non-U.S. or a U.S. entity, and the underlying securities may have a non-U.S. or a U.S. issuer. Depositary Receipts will not necessarily be denominated in the same currency as their underlying securities. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designated for use in European securities markets. GDRs are tradable both in the United States and in Europe and are designed for use throughout the world. The Portfolio may invest in unsponsored Depositary Receipts. The issuers of unsponsored Depositary Receipts are not obligated to disclose material information in the United States, and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the Depositary Receipts.
Variable Amount Master Demand Notes
The Money Market Portfolio and the International Developed Equity Index Portfolio may invest in variable amount master demand notes, which are unsecured obligations that are redeemable upon demand and are typically unrated. These instruments are issued pursuant to written agreements between their issuers and holders. The agreements permit the holders to increase (subject to an agreed maximum) and the holders and issuers to decrease the principal amount of the notes, and specify that the rate of interest payable on the principal fluctuates according to an agreed formula. Generally, changes in interest rates will have a smaller effect on the market value of these securities than on the market value of comparable fixed income obligations. Thus, investing in these securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities. There may be no active secondary market with respect to a particular variable rate instrument.
Variable and Floating Rate Securities
Each Portfolio may invest in variable and floating rate securities. In general, variable rate securities are instruments issued or guaranteed by entities such as (1) U.S. Government, or an agency or instrumentality thereof, (2) corporations, (3) financial institutions, (4) insurance companies or (5) trusts that have a rate of interest subject to adjustment at regular intervals. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to widely recognized market rates, which are typically set once a day. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed income obligations. Thus, investing in variable and floating rate securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities. Variable rate obligations will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate.
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When-Issued Securities
Each Portfolio may purchase securities on a when-issued basis. Delivery of and payment for these securities may take place as long as a month or more after the date of the purchase commitment. The value of these securities is subject to market fluctuation during this period, and no income accrues to a Portfolio until settlement takes place. When entering into a when-issued transaction, a Portfolio will rely on the other party to consummate the transaction; if the other party fails to do so, the Portfolio may be disadvantaged. The Money Portfolios will not invest more than 25% of their respective net assets in when-issued securities.
Securities purchased on a when-issued basis and held by a Portfolio are subject to changes in market value based upon actual or perceived changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates — i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise. Therefore, if, in order to achieve higher interest income, a Portfolio remains substantially fully invested at the same time that it has purchased securities on a “when-issued” basis, there will be a greater possibility of fluctuation in the Portfolio's net asset value.
Zero Coupon Securities
The Portfolios may invest in zero coupon securities. Zero coupon securities are notes, bonds and debentures that: (1) do not pay current interest and are issued at a substantial discount from par value; (2) have been stripped of their unmatured interest coupons and receipts; or (3) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts. Generally, changes in interest rates will have a greater impact on the market value of a zero-coupon security than on the market value of the comparable securities that pay interest periodically during the life of the instrument. In the case of any zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance that are treated as issued originally at a discount, a Portfolio will be required to accrue original issue discount (“OID”) for U.S. federal income tax purposes and an investor intending to qualify as a RIC under the Code may as a result be required to pay out as an income distribution an amount which is greater than such investor's distributable share of the total amount of cash interest the Portfolio actually received. An investor intending to qualify as a RIC under the Code may be required to redeem a portion of its interest in a Portfolio in order to obtain sufficient cash to make the requisite distributions to maintain its qualification for treatment as a RIC. The Portfolio in turn may be required to sell investments in order to meet such redemption requests, including at a time when it may not be advantageous to do so.
The Money Market Portfolios may invest no more than 25% of their respective total assets in stripped securities that have been stripped by their holder, typically a custodian bank or investment brokerage firm. Privately-issued stripped securities are not themselves guaranteed by the U.S. Government, but the future payment of principal or interest on U.S. Treasury obligations which they represent is so guaranteed.
Fundamental Investment Restrictions
The Trust has adopted the following restrictions applicable to the Portfolios, which may not be changed without the affirmative vote of a “majority of the outstanding voting securities” of a Portfolio, which is defined in the 1940 Act to mean the affirmative vote of the lesser of (1) more than 50% of the outstanding interests of the Portfolio and (2) 67% or more of the interests present at a meeting if more than 50% of the outstanding interests are present at the meeting in person or by proxy.
1.
A Portfolio may borrow money and issue senior securities to the extent consistent with applicable law from time to time.
2.
A Portfolio may make loans, including to affiliated investment companies, to the extent consistent with applicable law from time to time.
3.
A Portfolio may purchase or sell commodities to the extent consistent with applicable law from time to time.
4.
A Portfolio may purchase, sell or hold real estate to the extent consistent with applicable law from time to time.
5.
A Portfolio may underwrite securities to the extent consistent with applicable law from time to time.
For the State Street International Developed Equity Index Portfolio:
6.
The Portfolio may not purchase any security if, as a result, 25% or more of the Portfolio's total assets (taken at current value) would be invested in a particular industry (for purposes of this restriction, investment companies are not considered to constitute a particular industry or group of industries), except as is consistent with applicable
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law from time to time and as follows: the Portfolio is permitted to invest without limit in “government securities” (as defined in the 1940 Act) and tax-exempt securities issued by a U.S. territory or possession, a state or local government, or a political subdivision of any of the foregoing. The Portfolio may concentrate its investments in securities of issuers in the same industry as may be necessary to approximate the composition of the Portfolio's underlying Index.
For the State Street Money Market Portfolio, State Street Treasury Money Market Portfolio, State Street Treasury Plus Money Market Portfolio and State Street U.S. Government Money Market Portfolio:
6.
A Portfolio may not purchase any security if, as a result, 25% or more of the Portfolio's total assets (taken at current value) would be invested in a particular industry (for purposes of this restriction, investment companies are not considered to constitute a particular industry or group of industries), except as is consistent with applicable law from time to time and as follows: each Portfolio is permitted to invest without limit in “government securities” (as defined in the 1940 Act), tax-exempt securities issued by a U.S. territory or possession, a state or local government, or a political subdivision of any of the foregoing and bankers' acceptances, certificates of deposit and similar instruments issued by: (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the Adviser determines that the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), (iii) foreign branches of U.S. banks (in circumstances in which the Adviser determines that the Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch), and (iv) foreign branches of foreign banks (to the extent that the Adviser determines that the foreign branches of foreign banks are subject to the same or substantially similar regulations as U.S. banks).
With respect to the Money Market Portfolios' investment policy on concentration (#6 above), a Portfolio may concentrate in bankers' acceptances, certificates of deposit and similar instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Portfolio's quality standards in the banking industry justify any additional risks associated with the concentration of the Portfolio's assets in such industry.
For purposes of the above investment limitation number 6, in the case of a tax-exempt bond issued by a non-governmental user, where the tax-exempt bond is backed only by the assets and revenues of the non-governmental user, then such non-governmental user would be deemed to be the sole issuer. For each Portfolio, all percentage limitations (except the limitation to borrowings) on investments will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment. Except for the investment restrictions expressly identified as fundamental, or to the extent designated as such in the Part A with respect to a Portfolio, the other investment policies described in this Part B or in the Part A are not fundamental and may be changed by approval of the Trustees without investor approval.
Names Rule Policy
To the extent a Portfolio is subject to Rule 35d-1 under the 1940 Act, the Portfolio has an investment policy, described in the Part A for the Portfolio, to, under normal circumstances, invest at least 80% of its assets in the particular types of investments suggested by the Portfolio's name (a “Name Policy”). “Assets” for the purposes of a Name Policy are net assets plus the amount of any borrowings for investment purposes. The percentage limitation applies at the time of purchase of an investment. A Portfolio's Name Policy may be changed by the Board of Trustees of the Trust without shareholder approval. However, to the extent required by SEC regulations, shareholders will be provided with at least sixty (60) days' notice prior to any change in a Portfolio's Name Policy.
Additional Information. Fundamental Investment Restrictions (1) through (5), as numbered above limit a Portfolio's ability to engage in certain investment practices and purchase securities or other instruments to the extent consistent with applicable law as that law changes from time to time. Applicable law includes the 1940 Act, the rules or regulations thereunder and applicable orders of the SEC as are currently in place. In addition, interpretations and guidance provided by the SEC staff may be taken into account, where deemed appropriate by a Portfolio, to determine if an investment practice or the purchase of securities or other instruments is permitted by applicable law. As such, the effects of these limitations will change as the statute, rules, regulations or orders (or, if applicable, interpretations) change, and no shareholder vote will be required or sought when such changes permit or require a resulting change in practice.
Disclosure of Portfolio Holdings
Introduction
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The policies set forth below to be followed by State Street and SSGA FM (collectively, the “Service Providers”) for the disclosure of information about the portfolio holdings of SSGA Funds, State Street Master Funds, and State Street Institutional Investment Trust (each, a “Trust”). These disclosure policies are intended to ensure compliance by the Service Providers and the Trust with applicable regulations of the federal securities laws, including the 1940 Act and the Investment Advisers Act of 1940, as amended. The Board of Trustees must approve all material amendments to the policy.
General Policy
It is the policy of the Service Providers to protect the confidentiality of client holdings and prevent the selective disclosure of non-public information concerning the Trust.
No information concerning the portfolio holdings of the Trust may be disclosed to any party (including investors) except as provided below. The Service Providers are not permitted to receive compensation or other consideration in connection with disclosing information about a Portfolio's portfolio to third parties. In order to address potential conflicts between the interest of Portfolio shareholders, on the one hand, and those of the Service Providers or any affiliated person of those entities or of the Portfolio, on the other hand, the Portfolio's policies require that non-public disclosures of information regarding the Portfolio's portfolio may be made only if there is a legitimate business purpose consistent with fiduciary duties to all shareholders of the Portfolio.
Publicly Available Information. Any party may disclose portfolio holdings information after the holdings are publicly available.
The Index Portfolio's complete holdings are required to be made monthly on Form N-PORT, with every third month made available to the public by the SEC 60 days after the end of the Portfolio's fiscal quarter. You can find SEC filings on the SEC's website, www.sec.gov. Each money market Portfolio generally will post on its website (or, in the case of a Portfolio, on the corresponding Fund's website) a full list of its portfolio holdings each Friday reflecting the portfolio holdings of the fund on the immediately preceding Wednesday. Each Money Market Portfolio will also post a full list of its portfolio holdings on its website (or, in the case of a master fund, on the corresponding feeder fund's website) no later than the fifth business day of each month reflecting its portfolio holdings as of the last business day of the previous month. Such monthly posting shall contain such information as required by Rule 2a-7(c)(12) under the 1940 Act and remain posted on the website for not less than six months.
Information about each Portfolio's 10 largest holdings generally is posted on its corresponding feeder fund's website at ssga.com within 30 days following the end of each month.
Press Interviews, Brokers and Other Discussions
Portfolio managers and other senior officers or spokespersons of the Service Providers or the Trust may disclose or confirm the ownership of any individual portfolio holding position to reporters, brokers, investors, consultants or other interested persons only if such information has been previously publicly disclosed in accordance with these disclosure policies. For example, a portfolio manager discussing the Trust may indicate that he owns XYZ Company for the Trust only if the Trust's ownership of such company has previously been publicly disclosed.
Trading Desk Reports
State Street Global Advisors' (“SSGA”) trading desk may periodically distribute lists of investments held by its clients (including the Trust) for general analytical research purposes. In no case may such lists identify individual clients or individual client position sizes. Furthermore, in the case of equity securities, such lists shall not show aggregate client position sizes.
Miscellaneous
Confidentiality Agreement. No non-public disclosure of the Trust's portfolio holdings will be made to any party unless such party has signed a written Confidentiality Agreement. For purposes of the disclosure policies, any Confidentiality Agreement must be in a form and substance acceptable to, and approved by, the Trust's officers.
Evaluation Service Providers. There are numerous mutual fund evaluation services (Morningstar, Inc. and Broadridge Financial Solutions, Inc., formerly Lipper, Inc.) and due diligence departments of broker-dealers and wirehouses that regularly analyze the portfolio holdings of mutual funds in order to monitor and report on various attributes. These services and departments then distribute the results of their analysis to the public, paid subscribers and/or in-house
30

brokers. In order to facilitate the review of the Trust by these services and departments, the Trust may distribute (or authorize the Service Providers and the Trust's custodian or fund accountants to distribute) month-end portfolio holdings to such services and departments only if such entity has executed a confidentiality agreement.
Additional Restrictions. Notwithstanding anything herein to the contrary, the Trust's Board of Trustees, State Street and SSGA FM may, on a case-by-case basis, impose additional restrictions on the dissemination of portfolio information beyond those found in these disclosure policies.
Waivers of Restrictions. The Disclosure Policy may not be waived, or exceptions made, without the consent of the Trust's officers. All waivers and exceptions involving the Trust will be disclosed to the Board of Trustees of the Trust no later than its next regularly scheduled quarterly meeting.
Disclosures Required by Law. Nothing contained herein is intended to prevent the disclosure of portfolio holdings information as may be required by applicable law. For example, SSGA FM, State Street, the Trust or any of its affiliates or service providers may file any report required by applicable law (such as Schedules 13D, 13G and 13F or Form N-MFP), respond to requests from regulators and comply with valid subpoenas.
ITEM 17. MANAGEMENT OF THE TRUST
The Board of Trustees is responsible for overseeing generally the management, activities and affairs of the Portfolios and has approved contracts with various organizations to provide, among other services, day-to-day management required by State Street Master Funds (see the section called “Investment Advisory and Other Services”). The Board has engaged the Adviser to manage the Portfolios on a day-to day basis. The Board is responsible for overseeing the Adviser and other service providers in the operation of State Street Master Funds in accordance with the provisions of the 1940 Act, applicable Massachusetts law and regulation, other applicable laws and regulations, and the Amended and Restated Agreement and Declaration of Trust. The Trustees listed below are also Trustees of SSGA Funds, the State Street Institutional Investment Trust, the State Street Navigator Securities Lending Trust (the “Navigator Trust ”), Elfun Diversified Fund, Elfun Government Money Market Fund, Elfun Tax-Exempt Income Fund, Elfun Income Fund, Elfun International Equity Fund and Elfun Trusts (collectively, the “Elfun Funds”), State Street Institutional Funds and State Street Variable
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Insurance Series Funds, Inc., and their respective series. The following table provides information with respect to each Trustee, including those Trustees who are not considered to be “interested” as that term is defined in the 1940 Act (the “Independent Trustees”), and the officers of each officer of the Trusts.
Name, Address, and Year of Birth	Position(s) Held With Trust	Term of Office and Length of Time Served	Principal Occupation During Past Five Years and Relevant Experience	Number of Funds in Fund Complex Overseen by Trustee†	Other Directorships Held by Trustee During Past Five Years
INDEPENDENT TRUSTEES
PATRICK J. RILEY c/o SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 YOB:1948	Trustee and Chairperson of the Board	Term: Indefinite Elected: 1/14	Associate Justice of the Superior Court, Commonwealth of Massachusetts (2002 - May 2010); Partner, Riley, Burke & Donahue, L.L.P. (law firm) (1985 - 2002); Independent Director, State Street Global Advisors Europe Limited (investment company) (1998 - 2023); Independent Director, SSGA Liquidity plc (formerly, SSGA Cash Management Fund plc) (1998 - 2023); Independent Director, SSGA Fixed Income plc (January 2009 - 2023); and Independent Director, SSGA Qualified Funds plc (January 2009- 2019).	54
Board Director and
Chairman, SSGA SPDR
ETFs Europe I plc (2011
- March 2023); Board
Director and Chairman,
SSGA SPDR ETFs
Europe II plc (2013 -
March 2023); Board
Director, State Street
Liquidity plc (1998 –
March 2023).

JOHN R. COSTANTINO c/o SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 YOB: 1946	Trustee and Chairperson of the Qualified Legal Compliance Committee	Term: Indefinite Elected: 12/18	Executive, Kleinfeld Bridal Corp. (January 2023 – present); Senior Advisor to NGN Capital LLC (January 2020 – present); Managing General Partner, NGN Capital LLC (2006 – December 2019).	54
Director of Kleinfeld
Bridal Corp. (January
2016 – present); Trustee
of Neuroscience
Research Institute (1986
– 2017); Trustee of
Fordham University
(1989 – 1995 and 2001
– 2007) and Trustee
Emeritus (2007 –
present); Trustee and
Independent
Chairperson of GE
Funds (1993 – February
2011); Director,
Muscular Dystrophy
Association (2019 –
present); Trustee of
Gregorian University
Foundation (1992 –
2007); Chairman of the
Board of Directors,
Vivaldi Biosciences Inc.
(May 2017 - present);
Chairman of the
Supervisory Board,
Vivaldi Biosciences AG.
(May 2017 - present);
Trustee, Gallim Dance
(December 2021 -
present).

MICHAEL A. JESSEE c/o SSGA Funds Management, Inc. One Iron Street	Trustee and Chairperson of the Valuation Committee	Term: Indefinite Appointed: 7/16	Retired; formerly, President and Chief Executive Officer of the Federal Home Loan	54	None
32

Name, Address, and Year of Birth	Position(s) Held With Trust	Term of Office and Length of Time Served	Principal Occupation During Past Five Years and Relevant Experience	Number of Funds in Fund Complex Overseen by Trustee†	Other Directorships Held by Trustee During Past Five Years
Boston, MA 02210 YOB: 1946		Elected: 12/18	Bank of Boston (1989 – 2009); Trustee, Randolph-Macon College (2004 – 2016).
MARGARET K. MCLAUGHLIN c/o SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 YOB: 1967	Trustee, Vice-Chairperson of the Audit Committee and Vice-Chairperson of the Qualified Legal Compliance Committee	Term: Indefinite Appointed: 9/22	Consultant, Bates Group (consultants) (September 2020 - January 2023); Consultant, Madison Dearborn Partners (private equity) (2019 – 2020); General Counsel/CCO, Kramer Van Kirk Credit Strategies L.P./Mariana Systems LLC (Investment Adviser/SaaS Technology) (2011 – 2019).	54	Director, Manning & Napier Fund Inc (2021 – 2022).
GEORGE M. PEREIRA c/o SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 YOB: 1964	Trustee, Chairperson of the Nominating Committee and Chairperson of the Governance Committee	Term: Indefinite Appointed: 9/22	Chief Operating Officer (January 2011 – September 2020) and Chief Financial Officer (November 2004 – September 2020), Charles Schwab Investment Management.	54
Director, Pave Finance
Inc. (May 2023 –
present); Director,
Pacific Premier Bancorp,
Pacific Premier Bank
(2021 – present);
Director, Charles
Schwab Asset
Management (Ireland)
Ltd., & Charles Schwab
Worldwide Funds plc.
(2005 – 2020); Director,
Rotaplast International,
Inc. (non-profit providing
free medical services to
children worldwide)
(2012 – 2018).

DONNA M. RAPACCIOLI c/o SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 YOB: 1962	Trustee, Chairperson of the Audit Committee, Vice-Chairperson of the Nominating Committee and Vice-Chairperson of the Governance Committee	Term: Indefinite Elected: 12/18	Dean of the Gabelli School of Business (2007 – June 2022) and Accounting Professor (1987 – present) at Fordham University.	54	Director- Graduate Management Admissions Council (2015 – present); Trustee of Emmanuel College (2010 – 2019).
MARK E. SWANSON c/o SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 YOB: 1963	Trustee and Vice-Chairperson of the Valuation Committee	Term: Indefinite Appointed: 3/23	Treasurer, Chief Accounting Officer and Chief Financial Officer, Russell Investment Funds (“RIF”) (1998 – 2022); Global Head of Fund Services, Russell Investments (2013 – 2022); Treasurer, Chief Accounting Officer and Chief Financial Officer, Russell Investment Company (“RIC”) (1998 – 2022); President and Chief Executive Officer,	54
Director and President,
Russell Investments
Fund Services, LLC
(2010 – 2023); Director,
Russell Investment
Management, LLC,
Russell Investments
Trust Company and
Russell Investments
Financial Services, LLC
(2010 – 2023).

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Name, Address, and Year of Birth	Position(s) Held With Trust	Term of Office and Length of Time Served	Principal Occupation During Past Five Years and Relevant Experience	Number of Funds in Fund Complex Overseen by Trustee†	Other Directorships Held by Trustee During Past Five Years
RIF (2016 – 2017 and 2020 – 2022); President and Chief Executive Officer, RIC (2016 – 2017 and 2020 – 2022)
†
For the purpose of determining the number of portfolios overseen by the Trustees, “Fund Complex” comprises registered investment companies for which SSGA FM serves as investment adviser.
The following lists the principal officers for the Trust, as well as their mailing addresses and ages, positions with the Trust and length of time served, and present and principal occupations:
Name, Address, and Year of Birth	Position(s) Held With Trust	Term of Office and Length of Time Served	Principal Occupation During Past Five Years
OFFICERS:
ANN M. CARPENTER SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 YOB: 1966	President and Principal Executive Officer; Deputy Treasurer	Term: Indefinite Served: since 5/23 Term: Indefinite Served: since 4/19	Chief Operating Officer, SSGA Funds Management, Inc. (April 2005 – present)*; Managing Director, State Street Global Advisors (April 2005 – present).*
BRUCE S. ROSENBERG SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 YOB: 1961	Treasurer and Principal Financial Officer	Term: Indefinite Served: since 2/16	Managing Director, State Street Global Advisors and SSGA Funds Management, Inc. (July 2015 – present).
CHAD C. HALLETT SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 YOB: 1969	Deputy Treasurer	Term: Indefinite Served: since 2/16	Vice President, State Street Global Advisors and SSGA Funds Management, Inc. (November 2014 – present).
DARLENE ANDERSON-VASQUEZ SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 YOB: 1968	Deputy Treasurer	Term: Indefinite Served: since 11/16	Managing Director, State Street Global Advisors and SSGA Funds Management, Inc. (May 2016 – present).
ARTHUR A. JENSEN SSGA Funds Management, Inc. 1600 Summer Street Stamford, CT 06905 YOB: 1966	Deputy Treasurer	Term: Indefinite Served: since 9/17	Vice President, State Street Global Advisors and SSGA Funds Management, Inc. (July 2016 – present).
DAVID LANCASTER SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 YOB: 1971	Assistant Treasurer	Term: Indefinite Served: since 11/20	Vice President, State Street Global Advisors and SSGA Funds Management, Inc. (July 2017 – present).*
JOHN BETTENCOURT SSGA Funds Management, Inc. One Iron Street, Boston, MA 02210 YOB:1976	Assistant Treasurer	Term: Indefinite Served: since 5/22	Vice President, State Street Global Advisors and SSGA Funds Management, Inc. (March 2020 – present); Assistant Vice President, State Street Global Advisors (June 2007 – March 2020).
VEDRAN VUKOVIC SSGA Funds Management, Inc. One Iron Street, Boston, MA 02210 YOB:1985	Assistant Treasurer	Term: Indefinite Served: since 2/24	Vice President, State Street Global Advisors (2023 – present); Assistance Vice President, Brown Brothers Harriman & Co. (2011 – 2023).
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Name, Address, and Year of Birth	Position(s) Held With Trust	Term of Office and Length of Time Served	Principal Occupation During Past Five Years
BRIAN HARRIS SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 YOB: 1973	Chief Compliance Officer; Anti-Money Laundering Officer; Code of Ethics Compliance Officer	Term: Indefinite Served: since 11/13 Term: Indefinite Served: since 9/16	Managing Director, State Street Global Advisors and SSGA Funds Management, Inc. (June 2013 – present).*
ANDREW J. DELORME SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 YOB: 1975	Chief Legal Officer	Term: Indefinite Served: since 2/24
Managing Director and Managing Counsel, State Street
Global Advisors (March 2023 – present); Counsel, K&L
Gates (February 2021 – March 2023); Vice President
and Senior Counsel, State Street Global Advisors
(August 2014 – February 2021).

DAVID BARR SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 YOB: 1974	Secretary	Term: Indefinite Served: since 9/20	Vice President and Senior Counsel, State Street Global Advisors (October 2019 – present); Vice President and Counsel, Eaton Vance Corp. (October 2010 – October 2019).
E. GERARD MAIORANA, JR. SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 YOB: 1971	Assistant Secretary	Term: Indefinite Served: since 5/23	Assistant Vice President, State Street Global Advisors (July 2014 – present).
DAVID URMAN SSGA Funds Management, Inc. One Iron Street Boston, MA 02210 YOB: 1985	Assistant Secretary	Term: Indefinite Served: since 8/19	Vice President and Senior Counsel, State Street Global Advisors (April 2019 – present); Vice President and Counsel, State Street Global Advisors (August 2015 – April 2019).
*
Served in various capacities and/or with various affiliated entities during noted time period.
The By-Laws of the Trust provide that the Trust shall indemnify each person who is or was a Trustee of the Trust against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceedings if the person in good faith and reasonably believes that his or her conduct was in the Trust's best interest. The Trust, at its expense, provides liability insurance for the benefit of its Trustees and officers.
Summary of Trustees' Qualifications
Following is a summary of the experience, attributes and skills which qualify each Trustee to serve on the Board of Trustees of the Trust and State Street Institutional Investment Trust.
Patrick J. Riley: Mr. Riley is an experienced business executive with over 46 years of experience in the legal and financial services industries; his experience includes service as a trustee or director of various investment companies and Associate Justice of the Superior Court of the Commonwealth of Massachusetts. He has served on the Board of Trustees and related committees of the Trust for 34 years and possesses significant experience regarding the operations and history of the Trust. Mr. Riley serves as a Trustee of the Navigator Trust, State Street Institutional Investment Trust, SSGA Funds, State Street Master Funds, Elfun Funds, and State Street Institutional Funds and a Director of State Street Variable Insurance Series Funds, Inc.
John R. Costantino: In addition to his tenure as a board member of various other funds advised by SSGA FM, Mr. Costantino has over 34 years of private equity investing experience. He has also served as an officer or a board member of charitable organizations and public and private companies for over 33 years. Mr. Costantino is an attorney and a certified public accountant. Mr. Costantino serves as a Trustee of the Navigator Trust, State Street Institutional Investment Trust, SSGA Funds, State Street Master Funds, Elfun Funds, and State Street Institutional Funds (independent chairperson through 2016) and a Director of State Street Variable Insurance Series Funds, Inc. (independent chairperson through 2016).
Michael A. Jessee: Mr. Jessee is an experienced business executive with approximately 46 years of experience in the banking industry. He previously served as President and Chief Executive Officer of the Federal Home Loan Bank of Boston as well as various senior executive positions of major banks. Mr. Jessee has served on the Navigator Trust's Board
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of Trustees and related committees for 27 years and possesses significant experience regarding the trust's operations and history. Mr. Jessee also serves as a Trustee of the Navigator Trust, State Street Institutional Investment Trust, SSGA Funds, State Street Master Funds, Elfun Funds, and State Street Institutional Funds and a Director of State Street Variable Insurance Series Funds, Inc
Margaret K. McLaughlin: Ms. McLaughlin has over twenty-six years of experience she has gained in a variety of roles encompassing regulatory, operating, legal, and compliance functions, serving both firms and their boards. Ms. McLaughlin formerly served as a founding member of the executive management team for Kramer Van Kirk Credit Strategies L.P. and its technology affiliate, Mariana Systems LLC, where she was integrally involved in corporate strategy, operational oversight, risk management and board governance. Prior to Kramer Van Kirk, Ms. McLaughlin was Assistant General Counsel to Harris Associates L.P., where she was responsible for legal, regulatory and compliance activities related to the Oakmark Mutual Funds. Ms. McLaughlin has an extensive understanding and perspective on governance, oversight, regulation, policies and procedures from these positions as well as her prior experience with both the Securities and Exchange Commission and the Department of Justice. Most recently, Ms. McLaughlin has held consulting positions at major private equity and management consulting firms. Ms. McLaughlin serves as a Trustee of State Street Institutional Investment Trust, State Street Master Funds, State Street Navigator Securities Lending Trust, SSGA Funds, Elfun Funds, and State Street Institutional Funds and a Director of State Street Variable Insurance Series Funds, Inc.
George M. Pereira: Mr. Pereira has over thirty-one years of experience in executive management with financial institutions, including extensive experience relating to financial reporting, operations, cybersecurity oversight, and enterprise risk management. Mr. Pereira recently retired from Charles Schwab Investment Management Inc., having served as Chief Operating Officer and Chief Financial Officer during his tenure. Previously, Mr. Pereira also served as Head of Financial Reporting for Charles Schwab & Co., Inc. Earlier in his career, Mr. Pereira gained valuable regulatory experience and perspective while serving as managing director at the New York Stock Exchange. With this professional experience, Mr. Pereira has developed wide-ranging expertise in building and managing financial, operational, technology and risk control platforms for growth and scale within the financial services industry. Additionally, Mr. Pereira is a member of the Latino Corporate Directors Association. Mr. Pereira serves as a Trustee of State Street Institutional Investment Trust, State Street Master Funds, State Street Navigator Securities Lending Trust, SSGA Funds, Elfun Funds, and State Street Institutional Funds and a Director of State Street Variable Insurance Series Funds, Inc.
Donna M. Rapaccioli: Ms. Rapaccioli has over 34 years of service as a full-time member of the business faculty at Fordham University, where she developed and taught undergraduate and graduate courses, including International Accounting and Financial Statement Analysis, has taught at the executive MBA level and served as Dean of the Gabelli School of Business for 15 years. She has served on Association to Advance Collegiate Schools of Business accreditation team visits, lectured on accounting and finance topics and consulted for numerous investment banks. Ms. Rapaccioli also serves as a Trustee of the Navigator Trust, State Street Institutional Investment Trust, SSGA Funds, State Street Master Funds, Elfun Funds, and State Street Institutional Funds and a Director of State Street Variable Insurance Series Funds, Inc.
Mark E. Swanson: Mr. Swanson has over twenty-six years of experience in executive management with financial services institutions, including extensive experience relating to, fund operations, financial reporting, fund accounting, and fund services. Mr. Swanson recently retired from Russell Investments, having served most recently as the Global Head of Fund Services. Additionally, Mr. Swanson served as Treasurer, Chief Accounting Officer and Chief Financial Officer of Russell Investment Company (“RIC”) and Russell Investment Funds (“RIF”). Previously, Mr. Swanson served as Global Head of Fund Operations for Russell, as well as serving in different directorships with RIC, RIF and other Russell entities. Mr. Swanson serves as a Trustee of State Street Institutional Investment Trust, State Street Master Funds, State Street Navigator Securities Lending Trust, SSGA Funds, Elfun Diversified Fund, Elfun Government Money Market Fund, Elfun Income Fund, Elfun International Equity Fund, Elfun Tax Exempt Income Fund, Elfun Trusts, and State Street Institutional Funds and a Director of State Street Variable Insurance Funds, Inc.
References to the experience, attributes and skills of Trustees above are pursuant to requirements of the SEC, do not constitute holding out of the Board or any Trustee as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.
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Standing Committees
The Board of Trustees has established various committees to facilitate the timely and efficient consideration of various matters of importance to Independent Trustees, the Trust, and the Trust's investors and to facilitate compliance with legal and regulatory requirements. Currently, the Board has created an Audit Committee, Governance Committee, Valuation Committee, Nominating Committee and Qualified Legal Compliance Committee (the “QLCC”).
The Audit Committee is composed of all of the Independent Trustees. The Audit Committee meets twice a year, or more often as required, in conjunction with meetings of the Board of Trustees. The Audit Committee oversees and monitors the Trust's internal accounting and control structure, its auditing function and its financial reporting process. The Audit Committee is responsible for selecting and retaining the independent accountants for the Trust. The Audit Committee is responsible for approving the audit plans, fees and other material arrangements in respect of the engagement of the independent accountants, including non-audit services performed. The Audit Committee reviews the qualifications of the independent accountant's key personnel involved in the foregoing activities and monitors the independent accountant's independence. During the fiscal year ended December 31, 2023, the Audit Committee held four meetings.
Each of the Governance Committee and Nominating Committee is composed of all the Independent Trustees. The primary functions of the Governance Committee and Nominating Committee are to review and evaluate the composition and performance of the Board; make nominations for membership on the Board and committees; review the responsibilities of each committee; and review governance procedures, compensation of Independent Trustees and independence of outside counsel to the Trustees. The Nominating Committee will consider nominees to the Board recommended by investors. Recommendations should be submitted in accordance with the procedures set forth in the Nominating Committee Charter and should be submitted in writing to the Trust, to the attention of the Trust's Secretary, at the address of the principal executive offices of the Trust. Investor recommendations must be delivered to, or mailed and received at, the principal executive offices of the Trust not less than sixty (60) calendar days nor more than ninety (90) calendar days prior to the date of the Board or investor meeting at which the nominee candidate would be considered for election. The Governance Committee performs an annual self-evaluation of Board members. During the fiscal year ended December 31, 2023, the Governance Committee and Nominating Committee held three combined meetings.
The Valuation Committee is composed of all the Independent Trustees. The Valuation Committee's primary purpose is to review the actions and recommendations of the Adviser's Oversight Committee no less often than quarterly. The Trust has established procedures and guidelines for valuing portfolio securities and making fair value determinations from time to time through the Valuation Committee, with the assistance of the Oversight Committee, State Street and SSGA FM. During the fiscal year ended December 31, 2023, the Valuation Committee held four meetings.
The QLCC is composed of all the Independent Trustees. The primary functions of the QLCC are to receive quarterly reports from the Trust's chief compliance officer (the “Chief Compliance Officer” or the “CCO”); to oversee generally the Trust's responses to regulatory inquiries; and to investigate matters referred to it by the Chief Legal Officer and make recommendations to the Board regarding the implementation of an appropriate response to evidence of a material violation of the securities laws or breach of fiduciary duty or similar violation by the Trust, its officers or the Trustees. During the fiscal year ended December 31, 2023, the QLCC held four meetings.
Leadership Structure and Risk Management Oversight
The Board has chosen to select different individuals as Chairperson of the Board of the Trust, as Chairperson and Vice-Chairperson of the Committees of the Board, and as President of the Trust. Currently, Mr. Riley, an Independent Trustee, serves as Chairperson of the Board, Ms. Rapaccioli serves as Chairperson of the Audit Committee, Mr. Costantino serves as Chairperson of the QLCC, Mr. Jessee serves as Chairperson of the Valuation Committee, and Mr. Pereira serves as Chairperson of each of the Governance Committee and Nominating Committee. Ms. McLaughlin serves as Vice-Chairperson of the Audit Committee and Vice-Chairperson of the QLCC, Mr. Swanson serves as Vice-Chairperson of the Valuation Committee, and Ms. Rapaccioli serves as Vice-Chairperson of each of the Governance Committee and Nominating Committee. Ms. Carpenter, who is an employee of the Adviser, serves as President of the Trust. The Board believes that this leadership structure is appropriate. Ms. Carpenter is available to provide the Board with insight regarding the Trust's day-to-day management when requested, while Mr. Riley provides an independent perspective on the Trust's overall operation and Ms. Rapaccioli provides a specialized perspective on audit matters.
The Board has delegated management of the Trust to service providers who are responsible for the day-to-day management of risks applicable to the Trust. The Board oversees risk management for the Trust in several ways. The Board receives regular reports from both the CCO and administrator for the Trust, detailing the results of the Trust's compliance with its Board-adopted policies and procedures, the investment policies and limitations of the Portfolios, and
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applicable provisions of the federal securities laws and the Code. As needed, the Adviser discusses management issues regarding the Trust with the Board, soliciting the Board's input on many aspects of management, including potential risks to the Portfolios. The Board's Audit Committee also receives reports on various aspects of risk that might affect the Trust and offers advice to management, as appropriate. The Trustees also meet in executive session with the independent counsel to the Independent Trustees, the independent registered public accounting firm, counsel to the Trust, the CCO and representatives of management, as needed. Through these regular reports and interactions, the Board oversees the risk management parameters for the Trust, which are effected on a day-to-day basis by service providers to the Trust.
Trustee Ownership of Securities of the Trust and Adviser
As of December 31, 2023, none of the Independent Trustees or their immediate family members had any ownership of securities of the Adviser, or any person directly or indirectly controlling, controlled by or under common control with the Adviser.
The following table sets forth information describing the dollar range of the Trust's equity securities beneficially owned by each Trustee as of December 31, 2023.
	Dollar Range Of Equity Securities	Aggregate Dollar Range Of Equity Securities In All Registered Investment Companies Overseen By Trustees In Family of Investment Companies
Name of Independent Trustee
Patrick J. Riley	None	Over $ 100,000
John R Costantino	None	None
Michael A. Jessee	None	None
Margaret McLaughlin	None	None
George M. Pereira	None	None
Donna M. Rapaccioli	None	None
Mark E. Swanson(1)	None	None
(1)
Mr. Swanson was appointed as Trustee effective March 2, 2023.
Trustee Compensation
Independent Trustees are compensated on a calendar year basis. Any Trustee who is deemed to be an “interested person” (as defined in the 1940 Act) of the Portfolios does not receive compensation from the Portfolios for his or her service as a Trustee. As of January 1, 2024, except as noted below, each Independent Trustee will receive for his or her services to the State Street Master Funds, the State Street Institutional Investment Trust, SSGA Funds, the Elfun Funds, Navigator Trust, State Street Institutional Funds and State Street Variable Insurance Series Funds, Inc. (together, the “Fund Entities”) an annual retainer of $390,000. The Chairperson receives an additional $90,000 annual retainer. The Independent Trustees receive a fee of $25,000 for each additional special in-person Board meeting and $5,000 for each additional special telephonic Board meeting. As of January 1, 2020, the total annual compensation paid to the Independent Trustees (other than telephonic and special meeting fees) is allocated to each Fund Entity as follows: a fixed amount of $21,000 will be allocated to each Fund Entity or, if applicable, each series thereof; and the remainder will be allocated among the Fund Entities or, if applicable, each series thereof based on relative net assets excluding, however, any feeder fund that invests in a master fund that is a Fund Entity or series thereof. The Independent Trustees are reimbursed for travel and other out-of-pocket expenses in connection with meeting attendance. As of the date of this SAI, the Trustees were not paid pension or retirement benefits as part of the Trust's expenses.
The Trust's officers are compensated by the Adviser and its affiliates.
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The following table sets forth the total remuneration of Trustees and officers of the Trust for the fiscal year ended December 31, 2023:
Name of Trustee	Aggregate Compensation from the Trust	Pension or Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Trust and Fund Complex Paid to Trustees
Independent Trustees:
Patrick J. Riley	$207,953	$0	$0	$450,000
John R. Costantino	$166,362	$0	$0	$360,000
Michael A. Jessee	$166,362	$0	$0	$360,000
Donna M. Rapaccioli	$166,362	$0	$0	$360,000
Richard D. Shirk(1)	$166,362	$0	$0	$360,000
Margaret McLaughlin	$166,362	$0	$0	$360,000
George M. Pereira	$166,362	$0	$0	$360,000
Mark E. Swanson(2)	$148,032	$0	$0	$300,000
(1)
Mr. Shirk served as a Trustee until December 31, 2023
(2)
Mr. Swanson was appointed as Trustee effective March 2, 2023.
PROXY VOTING PROCEDURES
The Board has delegated to the Adviser the responsibility to vote proxies on securities held by the Portfolio, subject to certain exceptions. The Board has retained authority to vote proxies for certain bank and bank holding company securities (“Bank Securities”) that may be held by one or more Funds and Portfolios from time to time. The Board has adopted the Institutional Shareholder Services, Inc.'s (“ISS”) benchmark proxy voting policy with respect to voting such Bank Securities' proxies. The Board has retained this authority in order to permit the Adviser to utilize exemptions from limitations arising under the Bank Holding Company Act of 1956, as amended, that might otherwise prevent the Adviser from investing a Fund's or Portfolio's assets in Bank Securities. Each of the Trust's and the Adviser's proxy voting policies, as well as ISS' benchmark proxy voting policy, are attached as an appendix to this SAI. Information regarding how a Fund or Portfolio voted proxies relating to its portfolio securities during the most recent twelve-month period ended June 30 is available: (1) without charge by calling 1-866-787-2257; (2) on the Funds' and Portfolios' website at https://www.ssga.com/us/en/intermediary/ic; and (3) on the SEC's website at https://www.sec.gov.
REPORTING A MATERIAL CONFLICT OF INTEREST
A material conflict of interest may arise in a situation where the proxy analyst, Portfolio Manager or Securities Analyst, when voting the proxy, has knowledge of a situation where either SSGA FM or one of its affiliates would enjoy a substantial or significant benefit from casting a vote in a particular way (“Material Conflict of Interest”). If a Material Conflict of Interest does arise, such conflict will be documented by SSGA FM or each Sub-Adviser, as applicable, on a Material Conflict of Interest form and the Board will be notified of such Material Conflict of Interest at the next regular board meeting after the Material Conflict of Interest occurs.
ITEM 18. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
As of April 1, 2024, the Trustees and officers of the Trust owned in the aggregate less than 1% of the interests of each Portfolio of the Trust.
Persons or organizations owning 25% or more of the outstanding interests of a Portfolio may be presumed to “control” (as that term is defined in the 1940 Act) a Portfolio. As a result, these persons or organizations could have the ability to approve or reject those matters submitted to the investors of such Portfolio for their approval.
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As of April 1, 2024, to the knowledge of the Trust, the following persons held of record or beneficially through one or more accounts 25% or more of the outstanding interests of the Portfolios:
Name and Address	Percentage
State Street International Developed Equity Index Portfolio State Street Hedged International Developed Equity Index Fund One Iron Street Boston, MA 02210	99.99%
State Street Money Market Portfolio State Street Institutional Liquid Reserves Fund One Iron Street Boston, MA 02210	99.99%
State Street Treasury Money Market Portfolio State Street Institutional Treasury Money Market Fund One Iron Street Boston, MA 02210	95.10%
State Street Treasury Plus Money Market Portfolio State Street Institutional Treasury Plus Money Market Fund One Iron Street Boston, MA 02210	90.92%
State Street U.S. Government Money Market Portfolio State Street Institutional U.S. Government Money Market Fund One Iron Street Boston, MA 02210	99.30%
As of April 1, 2024, to the knowledge of the Trust, the following persons held of record or beneficially through one or more accounts 5% or more of the outstanding interests of the Portfolios:
Name and Address	Percentage
State Street International Developed Equity Index Portfolio State Street Hedged International Developed Equity Index Fund One Iron Street Boston, MA 02210	99.99%
State Street Money Market Portfolio State Street Institutional Liquid Reserves Fund One Iron Street Boston, MA 02210	99.99%
State Street Treasury Money Market Portfolio State Street Institutional Treasury Money Market Fund One Iron Street Boston, MA 02210	95.10%
State Street Treasury Plus Money Market Portfolio State Street Institutional Treasury Plus Money Market Fund One Iron Street Boston, MA 02210	90.92%
State Street Treasury Obligations Money Market Fund One Iron Street Boston, MA 02210	9.08%
State Street U.S. Government Money Market Portfolio State Street Institutional U.S. Government Money Market Fund One Iron Street Boston, MA 02210	99.30%
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ITEM 19. INVESTMENT ADVISORY AND OTHER SERVICES
Investment Advisory Agreement
The Adviser is responsible for the investment management of the Portfolios pursuant to the Amended and Restated Investment Advisory Agreement dated November 17, 2015, as amended from time to time (the “Advisory Agreement”), by and between the Adviser and the Trust. The Adviser is a wholly-owned subsidiary of State Street Global Advisors, Inc., which itself is a wholly-owned subsidiary of State Street Corporation, a publicly held financial holding company.
Under the terms of the Advisory Agreement, the Adviser, subject to the supervision and direction of the Board of Trustees of the Trust, directs each Portfolio's investments in accordance with its respective investment objective, policies and limitations.
As consideration for SSGA FM's services as investment adviser to the Money Portfolios, SSGA FM receives from each Money Portfolio an annual fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Money Portfolio's average daily net assets during the month:
Money Portfolios	Annual Percentage Of Average Daily Net Assets
Money Market Portfolio	0.05%
Treasury Portfolio	0.05%
Treasury Plus Portfolio	0.05%
U.S. Government Portfolio	0.05%
As consideration for SSGA FM's services as investment adviser to the International Developed Equity Index Portfolio, the Portfolio pays the Adviser a fee at an annual rate, set forth below, of the Portfolio's average daily net assets:
Portfolio	Percentage Of Average Daily Net Assets
International Developed Equity Index Portfolio	0.11%
The advisory fees accrued for the last three fiscal years ended December 31 are set forth in the table below.
Portfolio	2023	2022	2021
International Developed Equity Index Portfolio	$3,468,202	$4,341,171	$4,391,563
Money Market Portfolio	$6,587,155	$6,327,552	$7,572,654
Treasury Portfolio	$6,349,102	$7,513,540	$7,444,383
Treasury Plus Portfolio	$18,610,840	$19,365,971	$12,490,274
U.S. Government Portfolio	$53,561,767	$49,076,090	$43,473,435
Voluntary Yield Waiver. Each of SSGA FM and SSGA FD (each a “Service Provider”) may reimburse expenses or waive fees to avoid negative yield (the “Voluntary Reduction”), or a yield below a specified level, for a Money Market Portfolio. Any such waiver or reimbursement would be voluntary and may be revised or cancelled at any time without notice. The Money Market Portfolios have agreed, subject to certain limitations, to reimburse the Service Provider for the full dollar amount of any Voluntary Reduction incurred after May 1, 2020. Each Service Provider may, in its sole discretion, irrevocably waive receipt of any or all reimbursement amounts due from a Portfolio, without limitation. During the fiscal year ended December 31, 2023, the Adviser and its affiliates did not waive fees or reimburse expenses under the Voluntary Reduction.
The Advisory Agreement will continue from year to year provided that such continuance is specifically approved at least annually by (a) the Trustees or by the vote of a majority of the outstanding voting securities of a Portfolio, and (b) vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated by the Adviser or the Trust without penalty upon sixty days' notice and will terminate automatically upon its assignment.
The Advisory Agreement provides that, in the absence of (a) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties under the Advisory Agreement, (b) reckless disregard by the Adviser of its obligations and duties under the Advisory Agreement, or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case, any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), the Adviser shall not be subject to any liability
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whatsoever to the Trust, or to any shareholder of the Trust, for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services under the Advisory Agreement, including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Trust.
The Adviser and its affiliates may have deposit, loan and other commercial banking relationships with the issuers of obligations that may be purchased on behalf of one or more Portfolios of the Trust, including outstanding loans to such issuers, which could be repaid in whole or in part with the proceeds of securities so purchased. Such affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. The Adviser has informed the Trust that, in making its investment decisions, it does not obtain or use material non-public information in its possession or in the possession of any of its affiliates. In making investment recommendations for any Portfolio, the Adviser will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Portfolio is a customer of the Adviser, its parent, subsidiaries or affiliates and, in dealing with its customers, the Adviser, its parent, subsidiaries and affiliates will not inquire or take into consideration whether securities of such customers are held by any portfolio managed by the Adviser or any such affiliate.
In certain instances, there may be securities that are suitable for a Portfolio as well as for one or more of the Adviser's other clients. Investment decisions for the Trust and for the Adviser's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. The Trust recognizes that in some cases this system could have a detrimental effect on the price or volume of the security as far as a Portfolio is concerned. However, it is believed that the ability of each Portfolio to participate in volume transactions will produce better executions for the Portfolios.
Administrator
SSGA FM serves as the administrator for the Portfolios pursuant to an Amended and Restated Administration Agreement. Under the Amended and Restated Administration Agreement, SSGA FM is obligated to continuously provide business management services to the Trust and the Portfolios and will generally, subject to the general oversight of the Trustees and except as otherwise provided in the Amended and Restated Administration Agreement, manage all of the business and affairs of the Trust. The Portfolios reimburse SSGA FM for certain out-of-pocket travel expenses of the CCO and compliance team incurred on the Portfolios' behalf.
Sub-Administrator, Custody, Fund Accounting and Transfer Agency
State Street serves as the sub-administrator for the Trust, pursuant to a sub-administration agreement dated June 1, 2015 (the “Sub-Administration Agreement”). State Street serves as the custodian for the Trust, pursuant to a custody agreement dated April 11, 2012 (the “Custody Agreement”). Under the Sub-Administration Agreement, State Street is obligated to provide certain sub-administrative services to the Trust. Under the Custody Agreement, State Street is obligated to provide certain custody services to the Trust, as well as basic portfolio recordkeeping required by the Trust for regulatory and financial reporting purposes. State Street also serves as the transfer agent for the Trust, pursuant to a transfer agency and service agreement dated March 1, 2000. State Street is a wholly owned subsidiary of State Street Corporation, a publicly held financial holding company, and is affiliated with the Adviser. State Street's mailing address is One Congress Street, Boston, Massachusetts 02114.
As consideration for sub-administration services for the Portfolios, State Street receives an annual fee from the Adviser (payable monthly). As consideration for transfer agency, custody and fund accounting services, each Portfolio pays State Street an annual fee (payable monthly) based on the average monthly net assets of each Portfolio. Each Portfolio also pays State Street transaction and service fees for these services and reimburses State Street for out-of-pocket expenses.
The sub-administration, custodian and transfer agency fees paid to State Street for the last three fiscal years ended December 31 are set forth in the table below.
Portfolio	2023	2022	2021
International Developed Equity Index Portfolio	$855,405	$1,056,543	$985,316
Money Market Portfolio	$1,153,834	$1,381,453	$1,987,266
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Portfolio	2023	2022	2021
Treasury Portfolio	$1,057,974	$1,591,789	$1,891,993
Treasury Plus Portfolio	$3,053,425	$4,025,642	$3,166,175
U.S. Government Portfolio	$8,733,520	$10,162,451	$10,930,362
Securities Lending
The Portfolio's Board has approved the International Developed Equity Index Portfolio's participation in a securities lending program. Under the securities lending program, the Portfolio has retained State Street to serve as the securities lending agent.
For the fiscal year ended December 31, 2023, the income earned by the International Developed Equity Index Portfolio as well as the fees and/or compensation paid by the Portfolio (in dollars) pursuant to the Master Amended and Restated Securities Lending Authorization Agreement among SSGA Funds, State Street Institutional Investment Trust, and State Street Master Funds, each on behalf of its respective series, and State Street (the “Securities Lending Authorization Agreement”) were as follows:
	Gross income earned by the Portfolio from securities lending activities	Fees and/or compensation paid by the Portfolio for securities lending activities and related services						Aggregate fees and/or compensation paid by the Portfolio for securities lending activities and related services	Net income from securities lending activities
		Fees paid to State Street from a revenue split	Fees paid for any cash collateral management service (including fees deducted from a pooled cash collateral reinvestment vehicle) that are not included in a revenue split	Admini- strative fees not included in a revenue split	Indemnifi- cation fees not included in a revenue split	Rebate (paid to borrower)	Other fees not included in a revenue split
International Developed Equity Index Portfolio	$3,046,308	$94,979	$18,916	$0	$0	$2,186,234	$0	$2,300,129	$746,179
For the fiscal year ended December 31, 2023, State Street, acting as agent of the International Developed Equity Index Portfolio, provided the following services to the Portfolio in connection with the Portfolio's securities lending activities: (i) locating borrowers among an approved list of prospective borrowers; (ii) monitoring the value of loaned securities, the value of collateral received and other lending parameters; (iii) seeking additional collateral, as necessary, from borrowers; (iv) receiving and holding collateral from borrowers, and facilitating the investment and reinvestment of all or substantially all cash collateral in an investment vehicle designated by the Portfolio; (v) returning collateral to borrowers; (vi) facilitating substitute dividend, interest, and other distribution payments to the Portfolio from borrowers; (vii) negotiating the terms of each loan of securities, including but not limited to the amount of any loan premium, and monitoring the terms of securities loan agreements with prospective borrowers for consistency with the requirements of the Portfolio's Securities Lending Authorization Agreement; (viii) selecting securities, including amounts (percentages), to be loaned; (ix) recordkeeping and accounting servicing; and (x) arranging for return of loaned securities to the Portfolio in accordance with the terms of the Securities Lending Authorization Agreement.
Codes of Ethics
The Trust and the Adviser have each adopted a code of ethics (together, the “Codes of Ethics”) pursuant to Rule 17j-1 under the 1940 Act as required by applicable law, which is designed to prevent affiliated persons of the Trust and the Adviser from engaging in deceptive, manipulative or fraudulent activities in connection with securities held or to be acquired by the Portfolios (which may also be held by persons subject to the Codes of Ethics). The Codes of Ethics permit personnel, subject to the Codes of Ethics and their provisions, to invest in securities for their personal investment accounts, subject to certain limitations, including securities that may be purchased or held by the Trust, Adviser and State Street.
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Counsel and Independent Registered Public Accounting Firm
Ropes & Gray LLP serves as counsel to the Trust. The principal business address of Ropes & Gray LLP is 800 Boylston Street, Boston, Massachusetts 02199. Sullivan & Worcester LLP, located at One Post Office Square, Boston, Massachusetts, 02109, serves as independent counsel to the Independent Trustees.
Ernst & Young LLP serves as the independent registered public accounting firm for the Trust and provides (i) audit services and (ii) tax services. In connection with the audit of the 2021 financial statements, the Trust entered into an engagement agreement with Ernst & Young LLP that sets forth the terms of Ernst & Young LLP's audit engagement. The principal business address of Ernst & Young LLP is 200 Clarendon Street, Boston, Massachusetts 02116.
ITEM 20. PORTFOLIO MANAGERS
The Adviser manages the International Developed Equity Index Portfolio using a team of investment professionals. The following table lists the number and types of accounts managed by each of the key professionals involved in the day-to-day portfolio management for the International Developed Equity Index Portfolio and assets under management in those accounts. The total number of accounts and assets have been allocated to each respective manager. Therefore, some accounts and assets have been counted twice.
Portfolio Manager	Registered Investment Company Accounts	Assets Managed (billions)*	Other Pooled Investment Vehicle Accounts	Assets Managed (billions)*	Other Accounts	Assets Managed (billions)*	Total Assets Managed (billions)
Karl Schneider	129	$1,056.18	363	$809.62	478	$502.48	$2,368.28
David Chin	129	$1,056.18	363	$809.62	478	$502.48	$2,368.28
*
There are no performance-based fees associated with these accounts.
The portfolio managers do not beneficially own any interests of any Portfolio as of December 31, 2023.
A portfolio manager that has responsibility for managing more than one account may be subject to potential conflicts of interest because he or she is responsible for other accounts in addition to the Portfolios. Those conflicts could include preferential treatment of one account over others in terms of: (a) the portfolio manager's execution of different investment strategies for various accounts; or (b) the allocation of resources or of investment opportunities.
Portfolio managers may manage numerous accounts for multiple clients. These accounts may include registered investment companies, other types of pooled accounts (e.g., collective investment funds), and separate accounts (i.e., accounts managed on behalf of individuals or public or private institutions). Portfolio managers make investment decisions for each account based on the investment objectives and policies and other relevant investment considerations applicable to that portfolio. A potential conflict of interest may arise as a result of a portfolio manager's responsibility for multiple accounts with similar investment guidelines. Under these circumstances, a potential investment may be suitable for more than one of the portfolio manager's accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally allocate to the opportunity. Similar conflicts may arise when multiple accounts seek to dispose of the same investment. The portfolio managers may also manage accounts whose objectives and policies differ from that of the Portfolios. These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the portfolio manager may have adverse consequences for another account managed by the portfolio manager. For example, an account may sell a significant position in a security, which could cause the market price of that security to decrease, while a Portfolio maintained its position in that security.
A potential conflict may arise when the portfolio managers are responsible for accounts that have different advisory fees—the difference in fees could create an incentive for the portfolio manager to favor one account over another, for example, in terms of access to investment opportunities. This conflict may be heightened if an account is subject to a performance-based fee, as applicable. Another potential conflict may arise when the portfolio manager has a personal investment in one or more accounts that participate in transactions with other accounts. His or her personal investment(s) may create an incentive for the portfolio manager to favor one account over another. The Adviser has adopted policies and procedures reasonably designed to address these potential material conflicts. For instance, portfolio managers are normally responsible for all accounts within a certain investment discipline and do not, absent special circumstances, differentiate among the various accounts when allocating resources. Additionally, the Adviser and its advisory affiliates have processes
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and procedures for allocating investment opportunities among portfolios that are designed to provide a fair and equitable allocation. With respect to conflicts arising from personal investments, all employees, including portfolio managers, must comply with personal trading controls established by each of the Adviser's and Trust's Code of Ethics.
SSGA's culture is complemented and reinforced by a total rewards strategy that is based on a pay for performance philosophy which seeks to offer a competitive pay mix of base salary, benefits, cash incentives and deferred compensation.
Salary is based on a number of factors, including external benchmarking data and market trends, and performance both at the business and individual level. SSGA's Global Human Resources department regularly participates in compensation surveys in order to provide SSGA with market-based compensation information that helps support individual pay decisions.
Additionally, subject to State Street and SSGA business results, an incentive pool is allocated to SSGA to reward its employees. The size of the incentive pool for most business units is based on the firm's overall profitability and other factors, including performance against risk-related goals. For most SSGA investment teams, SSGA recognizes and rewards performance by linking annual incentive decisions for investment teams to the firm's or business unit's profitability and business unit investment performance over a multi-year period.
Incentive pool funding for most active investment teams is driven in part by the post-tax investment performance of fund(s) managed by the team versus the return levels of the benchmark index(es) of the fund(s) on a one-, three- and, in some cases, five-year basis. For most active investment teams, a material portion of incentive compensation for senior staff is deferred over a four-year period into the SSGA Long-Term Incentive (“SSGA LTI”) program. For these teams, The SSGA LTI program indexes the performance of these deferred awards against the post-tax investment performance of fund(s) managed by the team. This is intended to align our investment team's compensation with client interests, both through annual incentive compensation awards and through the long-term value of deferred awards in the SSGA LTI program.
For the index equity investment team, incentive pool funding is driven in part by the post-tax 1 and 3-year tracking error of the funds managed by the team against the benchmark indexes of the funds.
The discretionary allocation of the incentive pool to the business units within SSGA is influenced by market-based compensation data, as well as the overall performance of each business unit. Individual compensation decisions are made by the employee's manager, in conjunction with the senior management of the employee's business unit. These decisions are based on the overall performance of the employee and, as mentioned above, on the performance of the firm and business unit. Depending on the job level, a portion of the annual incentive may be awarded in deferred compensation, which may include cash and/or Deferred Stock Awards (State Street stock), which typically vest over a four-year period. This helps to retain staff and further aligns SSGA employees' interests with SSGA clients' and shareholders' long-term interests.
SSGA recognizes and rewards outstanding performance by:
•Promoting employee ownership to connect employees directly to the company's success.
•Using rewards to reinforce mission, vision, values and business strategy.
•Seeking to recognize and preserve the firm's unique culture and team orientation.
•Providing all employees the opportunity to share in the success of SSGA.
ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES
All portfolio transactions are placed on behalf of a Portfolio by the Adviser. Purchases and sales of securities on a securities exchange are affected through brokers who charge a commission for their services. Ordinarily commissions are not charged on over-the-counter orders (e.g., fixed income securities) because the Portfolios pay a spread which is included in the cost of the security and represents the difference between the dealer's quoted price at which it is willing to sell the security and the dealer's quoted price at which it is willing to buy the security. When a Portfolio executes an over-the-counter order with an electronic communications network or an alternative trading system, a commission is charged by such electronic communications networks and alternative trading systems as they execute such orders on an agency basis. Securities may be purchased from underwriters at prices that include underwriting fees.
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In placing a portfolio transaction, the Adviser seeks to achieve best execution. The Adviser's duty to seek best execution requires the Adviser to take reasonable steps to obtain for the client as favorable an overall result as possible for portfolio transactions under the circumstances, taking into account various factors that are relevant to the particular transaction.
The Adviser refers to and selects from the list of approved trading counterparties maintained by the Adviser's Credit Risk Management team. In selecting a trading counterparty for a particular trade, the Adviser seeks to weigh relevant factors including, but not limited to the following:
•Prompt and reliable execution;
•The competitiveness of commission rates and spreads, if applicable;
•The financial strength, stability and/or reputation of the trading counterparty;
•The willingness and ability of the executing trading counterparty to execute transactions (and commit capital) of size in liquid and illiquid markets without disrupting the market for the security;
•Local laws, regulations or restrictions;
•The ability of the trading counterparty to maintain confidentiality;
•The availability and capability of execution venues, including electronic communications networks for trading and execution management systems made available to Adviser;
•Market share;
•Liquidity;
•Price;
•Execution related costs;
•History of execution of orders;
•Likelihood of execution and settlement;
•Order size and nature;
•Clearance and settlement capabilities, especially in high volatility market environments;
•Availability of lendable securities;
•Sophistication of the trading counterparty's trading capabilities and infrastructure/facilities;
•The operational efficiency with which transactions are processed and cleared, taking into account the order size and complexity;
•Speed and responsiveness to the Adviser;
•Access to secondary markets;
•Counterparty exposure; and
•Depending upon the circumstances, the Adviser may take other relevant factors into account if the Adviser believes that these are important in taking all sufficient steps to obtain the best possible result for execution of the order.
In selecting a trading counterparty, the price of the transaction and costs related to the execution of the transaction typically merit a high relative importance, depending on the circumstances. The Adviser does not necessarily select a trading counterparty based upon price and costs but may take other relevant factors into account if it believes that these are important in taking reasonable steps to obtain the best possible result for a Portfolio under the circumstances. Consequently, the Adviser may cause a client to pay a trading counterparty more than another trading counterparty might have charged for the same transaction in recognition of the value and quality of the brokerage services provided. The following matters may influence the relative importance that the Adviser places upon the relevant factors:
(i)
The nature and characteristics of the order or transaction. For example, size of order, market impact of order, limits, or other instructions relating to the order;
(ii)
The characteristics of the financial instrument(s) or other assets which are the subject of that order. For example, whether the order pertains to an equity, fixed income, derivative or convertible instrument;
(iii)
The characteristics of the execution venues to which that order can be directed, if relevant. For example, availability and capabilities of electronic trading systems;
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(iv)
Whether the transaction is a ‘delivery versus payment' or ‘over-the-counter' transaction. The creditworthiness of the trading counterparty, the amount of existing exposure to a trading counterparty and trading counterparty settlement capabilities may be given a higher relative importance in the case of ‘over-the-counter' transactions; and/or
(v)
Any other circumstances that the Adviser believes are relevant at the time.
The process by which trading counterparties are selected to effect transactions is designed to exclude consideration of the sales efforts conducted by broker-dealers in relation to the Portfolios.
The Adviser does not currently use the Portfolios' assets in connection with third-party soft dollar arrangements. While the Adviser does not currently use “soft” or commission dollars paid by the Portfolios for the purchase of third-party research, the Adviser reserves the right to do so in the future.
The brokerage commissions paid by the Index Portfolio for the last three fiscal years ended December 31 are as follows:
Portfolio	2023	2022	2021
International Developed Equity Index Portfolio	$379,903	$381,621	$226,924
The Adviser assumes general supervision over placing orders on behalf of the Trust for the purchase or sale of portfolio securities.
Each Trust is required to identify any securities of its regular brokers or dealers (as such term is defined in the 1940 Act) or of their parents which it held at the close of its most recent fiscal year. “Regular brokers or dealers” of the Trust are the ten brokers or dealers that, during the most recent fiscal year: (i) received the greatest dollar amounts of brokerage commissions from the Trust's portfolio transactions; (ii) engaged as principal in the largest dollar amounts of portfolio transactions of the Trust; or (iii) sold the largest dollar amounts of the Trust's shares.
The Trust's holdings in Securities of Regular Broker-Dealers as of December 31, 2023 are as follows:
UBS Securities LLC	$18,534,117
BNP Paribas Securities Corp.	$13,173,738
Macquarie Capital (USA) Inc.	$8,390,707
Nomura Securities International, Inc.	$6,197,404
Barclays Capital Inc.	$5,539,114
SG Americas Securities, LLC	$3,724,726
Daiwa Capital Markets America Inc.	$1,549,743
ABN AMRO Securities (USA) LLC	$1,201,591
Portfolio turnover may vary from year to year, as well as within a year. High turnover rates are likely to result in comparatively greater brokerage expenses or transaction costs. The overall reasonableness of brokerage commissions and transaction costs is evaluated by the Adviser based upon its knowledge of available information as to the general level of commissions and transaction costs paid by other institutional investors for comparable services.
ITEM 22. DECLARATION OF TRUST, CAPITAL STOCK AND OTHER INFORMATION
Capitalization
Under the Declaration of Trust, the Trustees are authorized to issue an unlimited number of interests of each Portfolio. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in a Portfolio have no preference, preemptive, conversion or similar rights, except as determined by the Trustees or as set forth in the Bylaws, and are fully paid and non-assessable, except as set forth below.
Declaration of Trust
The Declaration of Trust of the Trust provides that a Trust may redeem interests of a Portfolio at the redemption price that would apply if the interest redemption were initiated by an investor. It is the policy of the Trust that, except upon such conditions as may from time to time be set forth in the then current prospectus of a Portfolio or to facilitate the Trust's or a Portfolio's compliance with applicable law or regulation, the Trust would not initiate a redemption of interests unless it were to determine that failing to do so may have a substantial adverse consequence for a Portfolio or the Trust.
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The Trust's Declaration of Trust provides that a Trustee who is not an “interested person” (as defined in the 1940 Act) of the Trust will be deemed independent and disinterested with respect to any demand made in connection with a derivative action or proceeding. It is the policy of the Trust that it will not assert that provision to preclude an investor from claiming that a Trustee is not independent or disinterested with respect to any demand made in connection with a derivative action or proceeding; provided, however, that the foregoing policy will not prevent the Trust from asserting applicable law (including Section 2B of Chapter 182 of the Massachusetts General Laws) to preclude an investor from claiming that a Trustee is not independent or disinterested with respect to any demand made in connection with a derivative action or proceeding.
The Trust will not deviate from the foregoing policies in a manner that adversely affects the rights of investors of a Portfolio without the approval of “a vote of a majority of the outstanding voting securities” (as defined in the 1940 Act) of such Portfolio.
Voting
Each investor is entitled to a vote in proportion to the number of Portfolio interests it owns. Interests do not have cumulative voting rights in the election of Trustees, and investors holding more than 50% of the aggregate outstanding interests in the Trust may elect all of the Trustees if they choose to do so. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.
Massachusetts Business Trust
Under Massachusetts law, investors in a Massachusetts business trust could, under certain circumstances, be held personally liable for the obligations of the trust. However, the Declaration of Trust disclaims investor liability for acts or obligations of the Trust and provides for indemnification out of the property of the applicable series of the Trust for any loss to which the investor may become subject by reason of being or having been an investor of that series and for reimbursement of the investor for all expense arising from such liability. Thus, the risk of an investor incurring financial loss on account of investor liability should be limited to circumstances in which the series would be unable to meet its obligations.
ITEM 23. PRICING OF BENEFICIAL INTERESTS
Beneficial interests of the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. See “Purchasing Beneficial Interests” and “Redeeming Beneficial Interests” in Part A.
Pricing of interests of the Portfolios does not occur on New York Stock Exchange (“NYSE”) holidays. Each Portfolio determines the NAV on each day on which the New York Stock Exchange (the “NYSE”) is open for trading (“Business Day”). This determination is made each Business Day at the close of regular trading on the NYSE (the “Valuation Time”) based on the market value of the securities held in each Portfolio. The NYSE is open for trading every weekday except for: (a) the following holidays: New Year's Day, Martin Luther King, Jr.'s Birthday, Washington's Birthday (the third Monday in February), Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas; and (b) the preceding Friday or the subsequent Monday when one of the calendar-determined holidays falls on a Saturday or Sunday, respectively. Purchases and withdrawals will be effected at the time of determination of NAV next following the receipt of any purchase or withdrawal order which is determined to be in good order.
The Treasury Portfolio, Treasury Plus Portfolio, and U.S. Government Portfolio seek to maintain a constant price per interest of $1.00 for purposes of sales and redemptions of interests by using the amortized cost valuation method to value their respective portfolio instruments in accordance with Rule 2a-7 under the 1940 Act. There can be no assurance that the $1.00 NAV per interest will be maintained. The amortized cost method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. This method may result in periods during which value, as determined by amortized cost, is higher or lower than the price the applicable Portfolio would receive if they sold the instrument.
For example, in periods of declining interest rates, the daily yield on each of the Treasury Portfolio's, Treasury Plus Portfolio's and U.S. Government Portfolio's interests computed by dividing the annualized daily income on the Portfolio's portfolio by the NAV based upon the amortized cost valuation technique may tend to be higher than a similar computation
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made by using a method of valuation based upon market prices and estimates thereof. In periods of rising interest rates, the daily yield on each of the Treasury Portfolio's, Treasury Plus Portfolio's and U.S. Government Portfolio's interests computed the same way may tend to be lower than a similar computation made by using a method of calculation based upon market prices and estimates.
The Money Market Portfolio's NAV per share float. The Money Market Portfolio determines its NAV per share three times each business day at 8:00 a.m., 12:00 p.m. and 3:00 p.m. Eastern Time (“ET”) except for days when the NYSE's regular closing is prior to 3:00 p.m. ET, in which event the Money Market Portfolio determines its final NAV for the day at the earlier closing time. Pricing does not occur on NYSE holidays. The Money Market Portfolio calculates its NAV to four decimal places.
The Trustees have established procedures reasonably designed to stabilize the Treasury Portfolio's, Treasury Plus Portfolio's and U.S. Government Portfolio's price per interest at $1.00. These procedures include: (1) the determination of the deviation from $1.00, if any, of either of the applicable Portfolios' respective NAVs using market values; (2) periodic review by the Trustees of the amount of and the methods used to calculate the deviation; and (3) maintenance of records of such determination. The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 1/2 of one percent.
The Portfolios' securities will be valued pursuant to guidelines established by the Board of Trustees. Generally, each Portfolio's investments are valued each business day by independent pricing services. Equity securities for which market quotations are available are valued at the last sale price or official closing price (closing bid price if no sale has occurred) on the primary market or exchange on which they trade. Investments in other mutual funds are valued at the net asset value per share. Fixed-income securities and options are valued on the basis of the closing bid price. Futures contracts are valued on the basis of the last sale price. Money market instruments maturing within 60 days of the valuation date are valued at amortized cost, a method by which each money market instrument is initially valued at cost, and thereafter a constant accretion or amortization of any discount or premium is recorded until maturity of the security. The Portfolios may value securities for which market quotations are not readily available at “fair value”, as determined in good faith pursuant to procedures established by the Board of Trustees.
Negative Interest Rate Environments - Treasury Portfolio, Treasury Plus Portfolio, and U.S. Government Portfolio
In the event of a negative interest rate environment, the net income of a Portfolio may fall below zero (i.e., become negative). If this occurs, the Trustees may enact certain measures to seek to maintain a stable NAV per share at $1.00 for each applicable Portfolio. These measures may include the reduction or suspension of the issuance of dividends, the implementation of reverse distributions, or periodic reverse share splits, as necessary in the Trustees' judgment, to seek to maintain a stable NAV per share at $1.00. The measures taken by the Trustees in an effort to stabilize the NAV per share at $1.00 are subject to applicable law and the provisions of the Portfolio's organizational documents. Investments in a Portfolio are subject to the potential that the Trustees may enact such measures.
A Portfolio may also effect reverse distributions to offset the impact of the negative income on a Portfolio's NAV per share, thereby reducing the number of shares outstanding and maintaining a stable NAV per share at $1.00. In a reverse distribution, the number of shares would be reduced on a pro rata basis from each shareholder. If there is a reverse share split, the number of shares of a Portfolio will decrease, on a pro rata basis, as necessary to reflect the negative income of the Portfolio and maintain a stable NAV per share at $1.00.
Depending on the specific measure(s) taken, these measures would result in shareholders not receiving a dividend, holding fewer shares of the Portfolio and/or experiencing a loss in the aggregate value of their investment in the Portfolio There is no assurance that the Trustees will take such actions or that such measures will result in a stable NAV per share of $1.00.
If the Trustees determine that it is no longer in the best interests of the Trust and its shareholders to maintain a stable price of $1.00 per share or if the Trustees believe that maintaining such price no longer reflects a market-based NAV, the Trustees have the right to change from an amortized cost basis of valuation to valuation based on market quotations. The Trust will notify shareholders of an applicable Portfolio of any such change.
ITEM 24. TAXATION OF THE PORTFOLIOS
The following discussion of U.S. federal income tax consequences of investment in the Portfolios is based on the Code, U.S. Treasury regulations, and other applicable authority, as of the date of this Registration Statement. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is
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only a summary of some of the important U.S. federal income tax considerations generally applicable to investments in the Portfolios. There may be other tax considerations applicable to particular investors. Investors should consult their own tax advisors regarding their particular situation and the possible application of foreign, state and local tax laws.
The Trust is organized as a business trust under Massachusetts law. It is intended that each Portfolio operate and be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation or a “publicly traded partnership” (as defined in Section 7704 of the Code) taxable as a corporation. As a result, the Portfolios generally are not expected to be subject to U.S. federal income tax. Instead, each investor in a Portfolio is required to take into account in determining its U.S. federal income tax liability its allocable share (as determined in accordance with the governing instruments of the Trust and Subchapter K of the Code and related Treasury regulations promulgated thereunder) of the Portfolio's income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio. Although the Trust is generally not subject to federal income tax, it will file appropriate income tax returns.
A Portfolio may modify its allocations to investors to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 706, 708, 734, 743, 754, and 755 of the Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in an investor receiving a larger or smaller share of items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations. The amount of tax due, if any, with respect to gains and income of a Portfolio is determined separately for each investor. Each Portfolio will be required to file an information return on Internal Revenue Service (“IRS”) Form 1065 and, following the close of the Portfolio's taxable year, will be required to provide each investor with a Schedule K-l indicating the investor's allocable share of the Portfolio's income, gains, losses, deductions, credits, and items of tax preference. Each investor, however, is responsible for keeping its own records for determining its tax basis in its Portfolio interests and calculating and reporting any gain or loss resulting from a Portfolio distribution or redemption or other disposition of Portfolio interests.
Investors who contribute assets in kind to a Portfolio in exchange for Portfolio interests (to the extent such investors do not recognize gains at the time of the contribution) generally will, at the time of disposition by the Portfolio of the investors' contributed assets, be specially allocated gains or losses from such assets up to the amount of built-in gain or built-in loss, respectively, at the time of contribution. There are circumstances in which investors who contribute appreciated assets to the Portfolio in kind could recognize income up to the built-in gain in such assets at the time of contribution even in advance of a disposition of such assets. The IRS may successfully challenge any of the Portfolio's allocations, elections or determinations, in which case an investor may be allocated a larger or smaller share of any tax item.
The Portfolios expect to manage their assets and income in such a way that if a “feeder” fund investing exclusively or substantially all of its assets in a Portfolio were treated as holding its pro rata portion of the Portfolio's assets, and recognizing its pro rata portion of the Portfolio's income, directly, it would meet the requirements with respect to diversification of assets and sources of income for qualification as a RIC under Subchapter M of the Code. Investors that intend to meet the 90% distribution requirement for treatment as a RIC could be required to redeem a portion of their interests in a Portfolio in order to obtain sufficient cash to satisfy the annual 90% distribution requirement with respect to such income and to otherwise avoid entity-level U.S. federal income and excise taxes. The Portfolio, in turn, may sell portfolio holdings in order to meet such redemption requests, including at a time when it may not be advantageous to do so. Investors in the Portfolio may realize more taxable gains from such sales than they would in the absence of such transactions.
In general, an investor's adjusted basis in its interest in a Portfolio will initially equal the amount of cash and, if any, the adjusted basis in other property the investor has contributed for the interest and will be increased by the investor's proportionate share of Portfolio income and gains and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Portfolio to the investor and such investor's distributive share of certain Portfolio expenses and losses. In addition, (1) an investor's basis includes the investor's share of a Portfolio's liabilities, and (2) decreases in the investor's share of liabilities are treated as cash distributions.
In general, an investor that receives cash in connection with the investor's complete withdrawal from a Portfolio will recognize capital gain or loss to the extent of the difference between the proceeds received by such investor and such investor's adjusted tax basis in its Portfolio interest immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from a Portfolio generally will be short-term or long-term capital gain or loss depending on the investor's holding period for its interests in the Portfolio, except that an investor generally will recognize ordinary income (regardless of whether there would be net gain on the transaction and possibly in excess of net gain otherwise
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recognized) to the extent that the investor receives a cash distribution for the investor's allocable share of (i) previously untaxed “unrealized receivables” (including any accrued but untaxed market discount) and (ii) substantially appreciated inventory, if any. The basis attributable to any unrealized receivables or substantially appreciated inventory might also affect the calculation of gain or loss from the other assets held by the Portfolio. An investor's receipt of a non-liquidating cash distribution from a Portfolio generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds such investor's adjusted basis in its Portfolio interest before the distribution. If an investor acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the investor's interest generally will have a divided holding period, which could cause the investor to recognize more or less short-term or long-term capital gain than it would have with a single holding period.
An investor generally will not recognize gain or loss on an in-kind distribution of property from a Portfolio. An investor that receives an in-kind distribution of property from a Portfolio may be required to recognize taxable gain or loss upon a subsequent taxable disposition of that property. If the distribution does not represent a complete liquidation of the investor's Portfolio interest, the investor's basis in the distributed property generally will equal the Portfolio's adjusted tax basis in the property, or, if less, the investor's basis in its Portfolio interest before the distribution. If the distribution is made in complete liquidation of the investor's Portfolio interest, the investor generally will take the distributed assets with a tax basis equal to the investor's adjusted tax basis in its Portfolio interest. Special rules apply to the distribution of property to an investor who contributed other property to a Portfolio and to the distribution of such contributed property to another investor. The tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner's adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code. It is intended that each Portfolio be operated so as to qualify as an “investment partnership,” although there can be no assurance that it will so qualify. If a Portfolio qualifies as an investment partnership, each investor should qualify as an “eligible partner,” provided that such investor contributes only cash and certain other liquid property to that Portfolio. An investor cannot deduct losses from a Portfolio in an amount greater than such investor's adjusted tax basis in its Portfolio interest as of the end of that Portfolio's tax year. An investor may be able to deduct such excess losses in subsequent tax years to the extent that the investor's adjusted tax basis for its interest exceeds zero in such years.
There can be no assurance that Portfolio losses will produce a tax benefit in the year incurred or that such losses will be available to offset an investor's share of income in subsequent years.
Taxation of Portfolio Income
For federal income tax purposes, investment income other than tax-exempt interest generally is treated as ordinary income for U.S. federal income tax purposes. The treatment of capital gains generally is determined by how long the Portfolio owned (or is deemed to have owned) the investments that generated them (rather than by how long an investor has held its interest in the Portfolio). Net gains from the sale of investments that a Portfolio owned (or is deemed to have owned) for one year or less generally are treated as short-term capital gains; net gains from the sale of investments that a Portfolio owned (or is deemed to have owned) for more than one year are generally treated as long-term capital gains. The Money Portfolios do not expect to realize long-term capital gains. Dividends received from domestic corporations or certain foreign corporations will be “qualified dividend income,” taxed in the hands of individuals at the rates applicable to long-term capital gain, provided holding period and other requirements described below are met.
In order for some portion of the dividends that a Portfolio allocates to its investors to qualify as “qualified dividend income,” the Portfolio must meet holding period and other requirements with respect to the underlying securities generating such dividend income. A dividend will not be treated as qualified dividend income by the Portfolio (a) if the dividend is received with respect to any share of stock held by the Portfolio for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (b) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (c) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (d) if the dividend is received from a foreign corporation that is (i) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (ii) treated as a passive foreign investment company. The Money Portfolios do not expect to earn income that will qualify as “qualified dividend income” when allocated to investors.
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In general, dividends of net investment income received by corporate investors of the Portfolio will qualify for the dividends-received deduction generally available to corporations only to the extent of qualifying dividends received by a Portfolio from domestic corporations for the taxable year. A dividend will not be treated as a dividend eligible for the dividends-received deduction (a) if it has been received with respect to any share of stock that the Portfolio has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (b) to the extent that the recipient is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends-received deduction may otherwise be disallowed or reduced (x) if the corporate investor fails to satisfy the foregoing requirements with respect to its interests of the Portfolio or (y) by application of various provisions of the Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed stock (generally, stock acquired with borrowed funds)). The Money Portfolios do not expect to earn income that will qualify for the dividends-received deduction when allocated to investors.
To the extent that a Portfolio receives income that is (i) in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income on securities the Portfolio temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Portfolio, such distribution will not constitute qualified dividend income and may not be eligible for the corporate dividends-received deduction for corporate investors. Similarly, any income received by a Portfolio in lieu of tax-exempt interest with respect to securities on loan or tax-exempt interest received by a Portfolio on tax-exempt securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Portfolio will not qualify for tax-exempt treatment when allocated to Portfolio investors.
Derivatives, Hedging, and Related Transactions
A Portfolio's transactions in derivative instruments (e.g., options, futures, forward contracts, swap agreements), as well as any of its hedging, short sale, securities loan or similar transactions, may be subject to one or more special tax rules (e.g., notional principal contract, straddle, constructive sale, wash sale and short sale rules). These rules may affect whether gains and losses recognized by a Portfolio are treated as ordinary or capital or as short-term or long-term, accelerate the recognition of income or gains to a Portfolio and its investors, defer losses, and cause adjustments in the holding periods of a Portfolio's securities. These rules could therefore affect, among other things, the amount, timing and/or character of income, gains, losses and other tax items that are allocable to investors and could cause investors to be taxed on amounts not representing economic income. Because the tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may cause changes in an investor's allocation of any tax item, possibly for prior years. Thus, in the case of an investor that is a RIC under the Code, these changes may affect whether such an investor has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a RIC and avoid a tax at the corporate level.
Investments in Regulated Investment Companies
In certain cases, the amount of income and gains realized by a Portfolio from its investments in shares of underlying RICs (“underlying funds”) may be greater (or less) than such amounts would have been had the Portfolio invested directly in securities held by the underlying funds. For similar reasons, the tax attributes of such income and gains (e.g., long-term capital gain, eligibility for the dividends-received deduction, etc.) may not be the same as it would have been had the Portfolio invested directly in the securities held by the underlying funds.
Foreign Income
Income, proceeds and gains received by a Portfolio from sources within foreign countries may be subject to withholding and other foreign taxes, which could decrease the Portfolio's return on securities subject to such taxes. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is not feasible to determine the effective rate of foreign tax in advance since the amount of a Portfolio's assets to be invested in various countries (if any) will vary.
If more than 50% of a Portfolio's assets at taxable year end consists of the securities of foreign corporations, a fund that qualifies as a RIC and that invests exclusively or substantially all of its assets in the Portfolio may elect to permit its (i.e., the investing fund's) shareholders to claim a credit or deduction on their income tax returns for their pro rata portions of the fund's allocable share of qualified taxes paid by the Portfolio to foreign countries in respect of foreign securities that the Portfolio has held for at least the minimum period specified in the Code. The International Developed Equity Index
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Portfolio generally expects that more than 50% of its assets at taxable year end will consist of the securities of foreign corporations, although there can be no assurances in this regard. The Portfolios other than the International Developed Equity Index Portfolio generally do not expect funds that invest exclusively or substantially all of their assets in such Portfolios to be eligible to make such election. Even if a fund that invests exclusively or substantially all of its assets in a Portfolio is eligible to make such an election for a given year, it may determine not to do so.
Securities Purchased at a Discount
A Portfolio's investment in debt obligations issued at a discount and certain other obligations will require the Portfolio to accrue, and allocate to investors, income not yet received. Some debt obligations that are acquired by a Portfolio, including all zero-coupon debt obligations, with a fixed maturity date of more than one year from the date of issuance will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the OID is treated as interest income and is allocated to investors over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation.
In addition, some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired in the secondary market by a Portfolio may be treated as having market discount. Subject to the discussion below regarding Section 451 of the Code, generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt obligation having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt obligation. Market discount generally accrues in equal daily installments. Elections applicable to debt obligations having market discount may affect the character and timing of recognition of income by investors. Notwithstanding the foregoing, effective for taxable years beginning after 2017, Section 451 of the Code generally requires any accrual method taxpayer to take into account items of gross income no later than the time at which such items are taken into account as revenue in the taxpayer's financial statements. The IRS and the Department of Treasury have issued final regulations providing that this rule does not apply to the accrual of market discount. If this rule were to apply to the accrual of market discount, each Portfolio would be required to include in income any market discount as it takes the same into account on its financial statements, even if the Portfolio did not otherwise elect to accrue market discount currently for U.S. federal income tax purposes.
Furthermore, some debt obligations with a fixed maturity date of one year or less from the date of issuance that are acquired by a Portfolio may be treated as having OID or, in certain cases, “acquisition discount” (very generally, the excess of the stated redemption price over the purchase price). Generally, the Portfolio's investors will be required to include the acquisition discount or OID in income over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligations.
Securities Purchased at a Premium
Very generally, where a Portfolio purchases a bond at a price that exceeds the redemption price at maturity – that is, at a premium – the premium is amortizable over the remaining term of the bond. In the case of a taxable bond, if a Portfolio makes an election applicable to all such bonds it purchases, which election is irrevocable without consent of the IRS, the Portfolio reduces the current taxable income from the bond by the amortized premium and reduces its tax basis in the bond by the amount of such offset; upon the disposition or maturity of such bonds acquired on or after January 4, 2013, the Portfolio is permitted to deduct any remaining premium allocable to a prior period.
Investments – Mortgage Pooling Vehicles
A Portfolio may invest directly or indirectly in residual interests in real estate mortgage investment conduits (“REMICs”) (including by investing in residual interests in CMOs with respect to which an election to be treated as a REMIC is in effect) or equity interests in taxable mortgage pools (“TMPs”). Under a notice issued by the IRS in October 2006 and Treasury regulations that have yet to be issued but may apply retroactively, a portion of a Portfolio's income (including income allocated to the Portfolio from certain pass-through entities) that is attributable to a residual interest in a REMIC or an equity interest in a TMP (referred to in the Code as an “excess inclusion”) will be subject to U.S. federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a partnership, such as a Portfolio, will be allocated to partners in the partnership consistent with the allocation of other items of income and excess inclusion income of a RIC will be allocated to shareholders of the RIC in proportion to the dividends received by such shareholders, in each case with the same consequences as if the partners or shareholders, as applicable, held the related interest directly.
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In general, excess inclusion income allocated to investors (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI that invest in a RIC to which the Portfolio allocates excess inclusion income, thereby potentially requiring such an entity that is allocated excess inclusion income, and that otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a foreign investor that invests in a RIC to which the Portfolio allocates excess inclusion income, will not qualify for any reduction in U.S. federal withholding tax.
As described above, certain investments of a Portfolio can cause timing differences between income recognition for tax purposes and actual cash distributions on the investments. More generally, investors that intend to meet the 90% distribution requirement for treatment as a RIC under Subchapter M of the Code could be required to redeem a portion of their interest in a Portfolio in order to obtain sufficient cash to satisfy the 90% distribution requirement with respect to such income and to otherwise avoid entity-level U.S. federal income and excise taxes. The Portfolio in turn may sell portfolio holdings in order to meet such redemption requests, including at a time when it may not be advantageous to do so. Investors in a Portfolio may realize more taxable capital gains from such sales than they would in the absence of such transactions.
Tax Shelter Reporting
A Portfolio may engage in transactions or make investments that would subject the Portfolio, its investors and/or its “material advisors,” as defined in Treas. Reg. Sec. 301.6112-1(c)(1), to special rules requiring such transactions or investments by that Portfolio or investments in the Portfolio to be reported and/or otherwise disclosed to the IRS, including to the IRS's Office of Tax Shelter Analysis (the “Tax Shelter Rules”). A transaction may be subject to reporting or disclosure if it is described in any of several categories of transactions, which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality.
Although each Portfolio does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that a Portfolio will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its interest in a Portfolio if the investor (or the Portfolio in certain cases) participates in a reportable transaction.
Investors should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in a Portfolio and participation in a Portfolio's income, gain, loss, deduction or credit with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, a Portfolio may provide to its material advisors identifying information about the Portfolio's investors and their participation in the Portfolio and the Portfolio's income, gain, loss, deduction or credit from those transactions or investments, and the Portfolio or its material advisors may disclose this information to the IRS upon its request. Significant penalties apply for failure to comply with these rules.
Investor Reporting Obligations With Respect To Foreign Bank and Financial Accounts
Investors that are U.S. persons and own, directly or indirectly, more than 50% of a Portfolio by vote or value could be required to report annually their “financial interest” in the Portfolio's “foreign financial accounts,” if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts.
Other Reporting and Withholding Requirements
Sections 1471-1474 of the Code and the U.S. Treasury and IRS guidance issued thereunder (collectively, “FATCA”) generally require a Portfolio to obtain information sufficient to identify the status of each of its investors under FATCA or under an applicable intergovernmental agreement (an “IGA”) between the United States and a foreign government. If an investor fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, the Portfolio may be required to withhold under FATCA at a rate of 30% with respect to that investor on certain types of income, including interest or dividends it distributes or allocates to that investor. The IRS and the Department of Treasury have issued proposed regulations providing that these withholding rules will not apply to gross proceeds that are distributed or allocated to an investor or that are realized on the redemption of an investor's interest in a Portfolio.
Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor's own situation, including investments through an intermediary.
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General Considerations
The U.S. federal income tax discussion set forth above is for general information only. Prospective investors should consult their tax advisers regarding the specific U.S. federal income tax consequences of investing in a Portfolio, as well as the effects of state, local, foreign or other tax law and any proposed tax law changes.
The foregoing discussion summarizes some of the consequences under the current U.S. federal income tax law of an investment in the Portfolios. It is for general information only and not a substitute for personal tax advice. Consult your personal tax advisor about the potential U.S. federal income tax consequences of an investment in a Portfolio, including in-kind transactions under all applicable tax laws and any proposed tax law changes.
Special tax considerations apply to investors in a Portfolio that intend to qualify for the special tax treatment accorded to RICs under Subchapter M of the Code. The foregoing discussion does not attempt to address the special tax consequences to those investors or to their shareholders; shareholders of a RIC that invests in a Portfolio should consult the prospectus and SAI for the RIC in which they invest.
ITEM 25. UNDERWRITERS
Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolios.
ITEM 26. CALCULATION OF PERFORMANCE DATA
Not applicable.
ITEM 27. FINANCIAL STATEMENTS
The audited financial statements for the fiscal year ended December 31, 2023 for the International Developed Equity Index Portfolio, the Money Market Portfolio, the U.S. Government Portfolio, the Treasury Portfolio, and the Treasury Plus Portfolio, which were included in the Annual Reports of the Trust and were filed with the SEC on March 7, 2024 as part of the Trust's filing on Form N-CSR (SEC Accession No. 0001193125-24-061715), are incorporated into this Part B by reference. Copies of the Trust's annual reports and semiannual reports are available, without charge, upon request, by calling (866) 392-0869 or by written request to the Trust at the address above.
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APPENDIX A
RATINGS OF DEBT INSTRUMENTS
MOODY'S INVESTORS SERVICE, INC. (“MOODY'S”)
GLOBAL LONG-TERM RATING SCALE
Ratings assigned on Moody's global long-term rating scale are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default.
Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B: Obligations rated B are considered speculative and are subject to high credit risk.
Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Note: Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*
*
By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
GLOBAL SHORT-TERM RATING SCALE
Ratings assigned on Moody's global short-term rating scale are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default.
P-1: Ratings of Prime-1 reflect a superior ability to repay short-term obligations.
P-2: Ratings of Prime-2 reflect a strong ability to repay short-term obligations.
P-3: Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.
NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

S&P GLOBAL RATINGS (“S&P”)
ISSUE CREDIT RATING DEFINITIONS
An S&P Global Ratings issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P Global Ratings' view of the obligor's capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.
Issue credit ratings can be either long-term or short-term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.
LONG-TERM ISSUE CREDIT RATINGS*
AAA: An obligation rated ‘AAA' has the highest rating assigned by S&P Global Ratings. The obligor's capacity to meet its financial commitments on the obligation is extremely strong.
AA: An obligation rated ‘AA' differs from the highest-rated obligations only to a small degree. The obligor's capacity to meet its financial commitments on the obligation is very strong.
A: An obligation rated ‘A' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitments on the obligation is still strong.
BBB: An obligation rated ‘BBB' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor's capacity to meet its financial commitments on the obligation.
BB; B; CCC; CC; and C: Obligations rated ‘BB', ‘B', ‘CCC', ‘CC', and ‘C' are regarded as having significant speculative characteristics. ‘BB' indicates the least degree of speculation and ‘C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB: An obligation rated ‘BB' is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor's inadequate capacity to meet its financial commitments on the obligation.
B: An obligation rated ‘B' is more vulnerable to nonpayment than obligations rated ‘BB', but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitments on the obligation.
CCC: An obligation rated ‘CCC' is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC: An obligation rated ‘CC' is currently highly vulnerable to nonpayment. The ‘CC' rating is used when a default has not yet occurred, but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.
C: An obligation rated ‘C' is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D: An obligation rated ‘D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D' rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D' rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to 'D' if it is subject to a distressed debt restructuring.
NR: This indicates that a rating has not been assigned or is no longer assigned.

*
Ratings from 'AA' to 'CCC' may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
SHORT-TERM ISSUE CREDIT RATINGS
A-1: A short-term obligation rated ‘A-1' is rated in the highest category by S&P Global Ratings. The obligor's capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitments on these obligations is extremely strong.
A-2: A short-term obligation rated ‘A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitments on the obligation is satisfactory.
A-3: A short-term obligation rated ‘A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor's capacity to meet its financial commitments on the obligation.
B: A short-term obligation rated ‘B' is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor's inadequate capacity to meet its financial commitments.
C: A short-term obligation rated ‘C' is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D: A short-term obligation rated ‘D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D' rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D' rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation's rating is lowered to ‘D' if it is subject to a distressed exchange offer.
FITCH RATINGS. (“FITCH”)
ISSUER DEFAULT RATINGS
Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (IDRs). IDRs are also assigned to certain entities in global infrastructure and project finance. IDRs opine on an entity's relative vulnerability to default on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.
In aggregate, IDRs provide an ordinal ranking of issuers based on the agency's view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.
AAA: Highest credit quality.
‘AAA' ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA: Very high credit quality.
‘AA' ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A: High credit quality.
‘A' ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality.
‘BBB' ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.
BB: Speculative.
‘BB' ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.
B: Highly speculative.
‘B' ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.
CCC: Substantial credit risk.
Very low margin for safety. Default is a real possibility.
CC: Very high levels of credit risk.
Default of some kind appears probable.
C: Near default
A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C' category rating for an issuer include:
a.
the issuer has entered into a grace or cure period following non-payment of a material financial obligation;
b.
the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation;
c.
the formal announcement by the issuer or their agent of a distressed debt exchange;
d.
a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent.
RD: Restricted default.
‘RD' ratings indicate an issuer that in Fitch's opinion has experienced:
a.
an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation, but
b.
has not entered into bankruptcy filings, administration, receivership, liquidation, or other formal winding-up procedure, and
c.
has not otherwise ceased operating.
This would include:
i.
the selective payment default on a specific class or currency of debt;
ii.
the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;
iii.
the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; ordinary execution of a distressed debt exchange on one or more material financial obligations.
D: Default.
‘D' ratings indicate an issuer that in Fitch's opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.
In all cases, the assignment of a default rating reflects the agency's opinion as to the most appropriate rating category consistent with the rest of its universe of ratings and may differ from the definition of default under the terms of an issuer's financial obligations or local commercial practice.
SHORT-TERM RATINGS ASSIGNED TO ISSUERS AND OBLIGATIONS
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations and up to 36 months for obligations in U.S. public finance markets.
F1: Highest Short-Term Credit Quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
F2: Good Short-Term Credit Quality. Good intrinsic capacity for timely payment of financial commitments.
F3: Fair Short-Term Credit Quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B: Speculative Short-Term Credit Quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C: High Short-Term Default risk. Default is a real possibility.
RD: Restricted Default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.
D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.
Note: The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. For example, the rating category ‘AA' has three notch-specific rating levels (‘AA+'; ‘AA'; ‘AA-'; each a rating level). Such suffixes are not added to ‘AAA' ratings and ratings below the 'CCC' category. For the short-term rating category of ‘F1', a ‘+' may be appended. For Viability Ratings, the modifiers “+” or “–” may be appended to a rating to denote relative status within categories from ‘AA' to ‘CCC'. For derivative counterparty ratings the modifiers “+” or “–” may be appended to the ratings within ‘AA(dcr)' to ‘CCC(dcr)' categories.

APPENDIX B—TRUST'S PROXY VOTING POLICY AND PROCEDURES
APPENDIX B
SSGA FUNDS
STATE STREET MASTER FUNDS
STATE STREET INSTITUTIONAL INVESTMENT TRUST
ELFUN GOVERNMENT MONEY MARKET FUND
ELFUN TAX-EXEMPT INCOME FUND
ELFUN INCOME FUND
ELFUN DIVERSIFIED FUND
ELFUN INTERNATIONAL EQUITY FUND
ELFUN TRUSTS
STATE STREET NAVIGATOR SECURITIES LENDING TRUST
STATE STREET INSTITUTIONAL FUNDS
STATE STREET VARIABLE INSURANCE SERIES FUNDS, INC. (THE “COMPANY”)1
PROXY VOTING POLICY AND PROCEDURES
As of September 20, 2017
The Board of Trustees/Directors of the Trust/Company (each series thereof, a “Fund”) have adopted the following policy and procedures with respect to voting proxies relating to portfolio securities held by the Trust/Company's investment portfolios.
1. Proxy Voting Policy
The policy of the Trust/Company is to delegate the responsibility for voting proxies relating to portfolio securities held by the Trust/Company to SSGA Funds Management, Inc., the Trust/Company's investment adviser (the “Adviser”), subject to the Trustees/Directors' continuing oversight.
2. Fiduciary Duty
The right to vote proxies with respect to a portfolio security held by the Trust/Company is an asset of the Trust/Company. The Adviser acts as a fiduciary of the Trust/Company and must vote proxies in a manner consistent with the best interest of the Trust/Company and its shareholders.
3. Proxy Voting Procedures
A. At least annually, the Adviser shall present to the Boards of Trustees/Directors its policies, procedures and other guidelines for voting proxies (“Policy”) and the policy of any Sub-adviser (as defined below) to which proxy voting authority has been delegated (see Section 9 below). In addition, the Adviser shall notify the Trustees/Directors of material changes to its Policy or the policy of any Sub-adviser promptly and not later than the next regular meeting of the Board of Trustees/Directors after such amendment is implemented.
B. At least annually, the Adviser shall present to the Boards of Trustees/Directors its policy for managing conflicts of interests that may arise through the Adviser's proxy voting activities. In addition, the Adviser shall report any Policy overrides involving portfolio securities held by a Fund to the Trustees/Directors at the next regular meeting of the Board of Trustees/Directors after such override(s) occur.
C. At least annually, the Adviser shall inform the Trustees/Director that a record is available with respect to each proxy voted with respect to portfolio securities of the Trust/Company during the year. Also see Section 5 below.
4. Revocation of Authority to Vote
The delegation by the Trustees/Directors of the authority to vote proxies relating to portfolio securities of the Trust/Company may be revoked by the Trustees/Directors, in whole or in part, at any time.
____________
1
Unless otherwise noted, the singular term “Trust/Company” used throughout this document means each of SSGA Funds, State Street Master Funds, State Street Institutional Investment Trust, State Street Navigator Securities Lending Trust, Elfun Government Money Market Fund, Elfun Tax-Exempt Income Fund, Elfun Income Fund, Elfun Diversified Fund, Elfun International Equity Fund, Elfun Trusts, State Street Institutional Funds, and State Street Variable Insurance Series Funds, Inc.
B-1

5. Annual Filing of Proxy Voting Record
The Adviser shall provide the required data for each proxy voted with respect to portfolio securities of the Trust/Company to the Trust/Company or its designated service provider in a timely manner and in a format acceptable to be filed in the Trust/Company's annual proxy voting report on Form N-PX for the twelve-month period ended June 30. Form N-PX is required to be filed not later than August 31 of each year.
6. Retention and Oversight of Proxy Advisory Firms
A. In considering whether to retain or continue retaining a particular proxy advisory firm, the Adviser will ascertain whether the proxy advisory firm has the capacity and competency to adequately analyze proxy issues, act as proxy voting agent as requested, and implement the Policy. In this regard, the Adviser will consider, at least annually, among other things, the adequacy and quality of the proxy advisory firm's staffing and personnel and the robustness of its policies and procedures regarding its ability to identify and address any conflicts of interest. The Adviser shall, at least annually, report to Boards of Trustees/Directors regarding the results of this review.
B. The Adviser will request quarterly and annual reporting from any proxy advisory firm retained by the Adviser, and hold ad hoc meetings with such proxy advisory firm, in order to determine whether there has been any business changes that might impact the proxy advisory firm's capacity or competency to provide proxy voting advice or services or changes to the proxy advisory firm's conflicts policies or procedures. The Adviser will also take reasonable steps to investigate any material factual error, notified to the Adviser by the proxy advisory firm or identified by the Adviser, made by the proxy advisory firm in providing proxy voting services.
7. Periodic Sampling
The Adviser will periodically sample proxy votes to review whether they complied with the Policy. The Adviser shall, at least annually, report to the Boards of Trustees/Directors regarding the frequency and results of the sampling performed.
8. Disclosures
A.
The Trust/Company shall include in its registration statement:
1. A description of this policy and of the policies and procedures used by the Adviser to determine how to vote proxies relating to portfolio securities; and
1. A statement disclosing that information regarding how the Trust/Company voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 is available without charge, upon request, by calling the Trust/Company's toll-free telephone number; or through a specified Internet address; or both; and on the Securities and Exchange Commission's (the “SEC”) website.
B.
The Trust/Company shall include in its annual and semi-annual reports to shareholders:
1. A statement disclosing that a description of the policies and procedures used by or on behalf of the Trust/Company to determine how to vote proxies relating to portfolio securities of the Funds is available without charge, upon request, by calling the Trust/Company's toll-free telephone number; through a specified Internet address, if applicable; and on the SEC's website; and
2. A statement disclosing that information regarding how the Trust/Company voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 is available without charge, upon request, by calling the Trust/Company's toll-free telephone number; or through a specified Internet address; or both; and on the SEC's website.
9. Sub-Advisers
For certain Funds, the Adviser may retain investment management firms (“Sub-advisers”) to provide day-to-day investment management services to the Funds pursuant to sub-advisory agreements. It is the policy of the Trust/Company that the Adviser may delegate proxy voting authority with respect to a Fund to a Sub-adviser. Pursuant to such delegation, a Sub-adviser is authorized to vote proxies on behalf of the applicable Fund or Funds for which it serves as sub-adviser, in accordance with the Sub-adviser's proxy voting policies and procedures.
10. Review of Policy
The Trustees/Directors shall review this policy to determine its continued sufficiency as necessary from time to time.
B-2

APPENDIX C - ADVISER’S PROXY VOTING PROCEDURES AND GUIDELINES

1

Effective March 25, 2024, for voting decisions as of March 26, 2024

Global Proxy Voting and Engagement Policy

State Street Global Advisors is the investment management arm of State Street Corporation, a leading provider of financial services to institutional investors. As an asset manager, State Street Global Advisors votes its clients’ proxies where the client has delegated proxy voting authority to it, and State Street Global Advisors votes these proxies and engages with companies in the manner that we believe will most likely protect and promote the long-term economic value of client investments, as described in this document.1

1	This Policy is applicable to SSGA Funds Management, Inc., State Street Global Advisors Trust Company, and other advisory affiliates of State Street Corporation.

2

Table of Contents	4	Introduction
	4	Our Asset Stewardship Program
	5	The State Street Global Advisors Proxy Voting Program
	5	Securities Not Voted Pursuant to the Policy
	6	Regional Nuances

	6	Our Proxy Voting and Engagement Principles
	6	Effective Board Oversight
	7	Disclosure
	7	Shareholder Protection
	7	Shareholder Proposals
	7	Engagement

	8	Section I. Effective Board Oversight
	8	Board Independence
	9	Board Composition
	11	Board Accountability

	15	Section II. Disclosure
	15	Board Composition Disclosures
	15	Reporting

	17	Section III. Shareholder Protection
	17	Capital
	19	Shareholder Rights
	21	Governance Documents & Miscellaneous Items

	22	Section IV. Shareholder Proposals

	23	Section V. Engagement
	23	Equity Engagements
	23	Fixed Income Engagements
	24	The Use of R-Factor in Engagements
	24	Engaging with Other Investors Soliciting State Street Global Advisors’ Votes in Connection with Vote-No Campaigns or Shareholder Proposals

	25	Section VI. Other Matters
	25	Securities On Loan
	25	Reporting

	26	Appendix A: Assessment Criteria for Common Disclosure Topics
	26	Climate Disclosure Criteria
	27	Say-on-Climate Criteria
	28	Climate Transition Plan Disclosure Criteria for Companies that Have Adopted a Climate Transition Plan
	30	Methane Disclosure Criteria

3

30	Nature-Related Disclosure: Biodiversity, Deforestation, Water Management, Wastewater Management, Plastics and Packaging, Waste Management, Product Lifecycle
30	Human Capital Management Disclosure Criteria
31	Diversity, Equity & Inclusion Disclosure Criteria
32	Pay Equity Disclosure Criteria (United States and United Kingdom Only)
32	Civil Rights Disclosure Criteria (United States Only)
32	Human Rights Disclosure Criteria
33	Political Contributions Disclosure Criteria (United States Only)
33	Lobbying Disclosure Criteria (United States Only)
33	Trade Association Alignment Disclosure Criteria

4

Introduction	At State Street Global Advisors, we take our fiduciary duties as an asset manager very seriously. Our primary fiduciary obligation to our clients is to maximize the long-term value of their investments. State Street Global Advisors focuses on risks and opportunities that may impact long-term value creation for our clients. We rely on the elected representatives of the companies in which we invest — the board of directors — to oversee these firms’ strategies. We expect effective independent board oversight of the material risks and opportunities to its business and operations. We believe that appropriate consideration of these risks and opportunities is an essential component of a firm’s long-term business strategy, and expect boards to actively oversee the management of this strategy.

Our Asset Stewardship Program

State Street Global Advisors’ Asset Stewardship Team is responsible for developing and implementing this Global Proxy Voting and Engagement Policy (the “Policy”), the implementation of third-party proxy voting guidelines where applicable, case-by- case voting items, issuer engagement activities, and research and analysis of corporate governance issues and proxy voting items. The Asset Stewardship Team’s activities are overseen by our internal governance body, State Street Global Advisors’ ESG Committee (the “ESG Committee”). The ESG Committee is responsible for reviewing State Street Global Advisors’ stewardship strategy, engagement priorities, the Policy, and for monitoring the delivery of voting objectives.

In order to facilitate our proxy voting process, we retain Institutional Shareholder Services Inc. (“ISS”), a firm with expertise in proxy voting and corporate governance. We utilize ISS to: (1) act as our proxy voting agent (providing State Street Global Advisors with vote execution and administration services), (2) assist in applying the Policy, and (3) provide research and analysis relating to general corporate governance issues and specific proxy items.

All voting decisions and engagement activities for which State Street Global Advisors has been given voting discretion are undertaken in accordance with this Policy, ensuring that the interests of our clients remain the sole consideration when discharging our stewardship responsibilities. Exceptions to this policy is the use of an independent third party to vote on State Street Corporation (“State Street”) stock and the stock of other State Street affiliated entities, to mitigate a conflict of interest of voting on our parent company or affiliated entities, and other situations where we believe we may be conflicted from voting (for example, stock of a public company for which a State Street director also serves as a director, or due to an outside business interest). In such cases, delegated third parties exercise vote decisions based upon their independent voting policy.

We aim to vote at all shareholder meetings where our clients have given us the authority to vote their shares and where it is feasible to do so. However, when we deem appropriate, we could refrain from voting at meetings in cases where:

• Power of attorney documentation is required.

5

• Voting will have a material impact on our ability to trade the security.

• Voting is not permissible due to sanctions affecting a company or individual.

• Issuer-specific special documentation is required or various market or issuer certifications are required.

• Unless a client directs otherwise, in so-called “share blocking” markets (markets where proxy voters have their securities blocked from trading during the period of the annual meeting).

Additionally, we are unable to vote proxies when certain custodians, used by our clients, do not offer proxy voting in a jurisdiction or when they charge a meeting-specific fee in excess of the typical custody service agreement.

Voting authority attached to certain securities held by State Street Global Advisors pooled funds may be delegated to an independent third party as required by regulatory or other requirements. Under such arrangements, voting will be conducted by the independent third party pursuant to its proxy voting policy and not pursuant to this Policy.

The State Street Global Advisors Proxy Voting Program	In addition to the option of delegating proxy voting authority to State Street Global Advisors pursuant to this Policy, clients may alternatively choose to participate in the State Street Global Advisors Proxy Voting Program (the “Proxy Voting Program”) which empowers clients to direct the proxy voting of shares held by the eligible fund or segregated account[2] they own. Clients that participate in the Proxy Voting Program have the option of selecting a third-party proxy voting guideline from among policies included in the Proxy Voting Program to apply to the vote of the client’s pro rata share of the securities held by the eligible fund or segregated account they own. This Policy does not apply to shares voted under the Proxy Voting Program.

Securities Not Voted Pursuant to the Policy

Where State Street Global Advisors’ clients have asked it to vote their shares on the client’s behalf, including where a pooled fund fiduciary has delegated the responsibility to vote the fund’s securities to State Street Global Advisors, State Street Global Advisors votes those securities in a unified manner, consistent with the principles described in this Policy. Exceptions to this unified voting policy are: (1) where State Street Global Advisors has made its Proxy Voting Program available to its separately managed account clients and investors within a fund managed by State Street Global Advisors, in which case a pro rata portion of shares held by the fund or segregated account attributable to clients who choose to participate in the Proxy Voting Program will be voted consistent with the third-party proxy voting guidelines selected by the clients, (2) where a pooled investment vehicle managed by State Street

2  “Eligible funds and segregated accounts” include all fund and client accounts managed by State Street Global Advisors that employ an equity index strategy and which have granted, or are able to grant, proxy voting authority to State Street Global Advisors.

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Global Advisors utilizes a third party proxy voting guideline as set forth in that fund’s organizational and/or offering documents, and (3) where voting authority with respect to certain securities held by State Street Global Advisors pooled funds may be delegated to an independent third party as required by regulatory or other requirements. With respect to such funds and separately managed accounts utilizing third-party proxy voting guidelines, the terms of the applicable third-party proxy voting guidelines shall apply in place of the Policy described herein and the proxy votes implemented with respect to such a fund or account may differ from and be contrary to the votes implemented for other portfolios managed by State Street Global Advisors pursuant to this Policy.

Regional Nuances	When voting and engaging with companies, we may consider market-specific nuances that may be relevant to that company. We expect companies to observe the relevant laws and regulations of their respective markets, as well as country specific best practice guidelines and corporate governance codes and to publicly disclose their level of compliance with the applicable provisions and requirements. Except where specified, this Policy applies globally.

Our Proxy Voting and Engagement Principles	We have organized our proxy voting and engagement program around three broad principles:

Effective Board Oversight

We believe that well-governed companies can protect and pursue shareholder interests better and withstand the challenges of an uncertain economic environment. As such, we seek to vote director elections in a way that we believe will maximize long-term value. Principally, a board acts on behalf of shareholders by protecting their interests and preserving their rights. In order to carry out their primary responsibilities, directors undertake activities that include setting strategy and providing guidance on strategic matters, selecting the CEO and other senior executives, overseeing executive management, creating a succession plan for the board and management, and providing effective oversight of material risks and opportunities relevant to their business. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

We view board quality as a measure of director independence, director succession planning, board diversity, evaluations and refreshment, and company governance practices. We believe independent directors are crucial to good corporate governance; they help management establish sound corporate governance policies and practices. We believe a sufficiently independent board is key to effectively monitoring management, maintaining appropriate governance practices, and performing oversight functions necessary to protect shareholder interests. We also believe the right mix of skills, independence, diversity, and qualifications among directors provides boards with the knowledge and direct experience to manage risks and operating structures that are often complex and industry-specific. We vote for the (re-)election of directors on a case-by-case basis after considering various

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factors set forth in this Policy, including, but not limited to, board quality, general market practice, and availability of information on director skills and expertise. When voting in director elections, we do so on behalf of and in the best interest of the funds and client accounts we manage and do not seek to change or influence control of the company.

Disclosure	It is important for shareholders to receive timely and accurate reporting of a company’s financial performance and strategy so that they are able to assess both the value and risk of their investment. In addition to information related to strategy and performance, companies should also provide disclosure relating to their approach to corporate governance and shareholder rights. Such information allows investors to determine whether their economic interests have been protected by the board and provides insights into the quality of the board’s oversight of management. Ultimately, the board of directors is accountable for the oversight and disclosure of the material risks and opportunities faced by the company.

Shareholder Protection	State Street Global Advisors believes it is in the best interest of shareholders for companies to have appropriate shareholder rights and accountability mechanisms in place. As a starting place for voting rights, it is necessary for ownership rights to reflect one vote for one share to ensure that economic interests and proxy voting power are aligned. This share structure best supports the shareholders’ right to exercise their proxy vote on matters that are important to the protection of their investment such as share issuances and other dilutive events, authorization of strategic transactions, approval of a shareholder rights plan, and changes to the corporate bylaws or charter, among others. In terms of accountability mechanisms, we believe there should be annual elections of the full board of directors. The ability to elect, remove and nominate directors on at least an annual basis provides the appropriate checks and balances to ensure that the board of directors are undertaking their responsibilities in the best interests of their shareholders.

Shareholder Proposals	When voting our clients’ proxies, we may be presented with shareholder proposals at portfolio companies that must be evaluated on a case-by-case basis and in accordance with the principles set forth above. For proposals related to commonly requested disclosure topics, we have also developed the criteria found in Appendix A to assess the effectiveness of disclosure on such topics in connection with these types of proposals.

Engagement	State Street Global Advisors’ engagement activities provides a meaningful shareholder tool that we believe protects and enhances the long-term economic value of the holdings in our clients’ accounts. We conduct issuer-specific engagements with companies to discuss the principles set forth in this Policy, including sustainability-related risks and opportunities. In addition, we encourage issuers to increase the amount of direct communication board members have with shareholders. We believe direct communication with

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executive board members and independent non-executive directors is critical to helping companies understand shareholder concerns.

Section I. Effective Board Oversight

Board Independence	We believe independent directors are crucial to good corporate governance; they help management establish sound corporate governance policies and practices. We believe a sufficiently independent board is key to effectively monitoring management, maintaining appropriate governance practices, and performing oversight functions necessary to protect shareholder interests. We have developed a set of criteria for determining board independence, which varies by region and/or local jurisdiction. These criteria generally follow relevant listing standards, local regulatory requirements and/or local market practice standards. Such criteria, may include, for example:

• Participation in related-party transactions and other material business relations with the company

• Employment history with company

• Founder and member of founding family

• Government representative

• Excessive tenure and a preponderance of long-tenured directors

• Relations with significant shareholders

• Close family ties with any of the company’s advisers, directors or senior employees

• Cross-directorships

• Receipt of non-board related compensation from the issuer, its auditors or advisors

• Company classification of a director as non-independent

In some cases, State Street Global Advisors’ criteria may be more rigorous than applicable local or listing requirements.

Separation of Chair/CEO Our primary focus is to ensure there is strong independent leadership of the board, in accordance with the principles discussed above. We generally support the board choosing the governance structure that is most appropriate for that company.

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We may take voting action against the chair or members of the nominating committee at companies in the following indexes that have combined the roles of chair and CEO and have not appointed a lead independent director:

• S&P 500

• STOXX Europe 600

Board Committees We believe that board committees are crucial to robust corporate governance and should be composed of a sufficient number of independent directors. We use the same criteria for determining committee independence as we do for determining director independence, which varies by region and/or local jurisdiction. Although we recognize that board structures may vary by jurisdiction, where a board has established an audit committee and/or compensation/remuneration committee, we generally expect the committee to be primarily, and in some cases, fully independent.

Board Composition	State Street Global Advisors believes that a well-constituted board of directors, with a balance of skills, expertise, and independence, provides the foundation for a well-governed company.

Refreshment and Tenure We may withhold votes from directors if overall average board tenure is excessive. In assessing excessive tenure, we consider factors such as the preponderance of long tenured directors, board refreshment practices, and classified board structures.

Generally, we may vote against age and term limits unless the company is found to have poor board refreshment and director succession practices, and has a preponderance of non-executive directors with excessively long tenures serving on the board.

Director Time Commitments We consider if a company publicly discloses its director time commitment policy (e.g., within corporate governance guidelines, proxy statement, company website). This policy or associated disclosure must include:

• Description of the annual review process undertaken by the nominating committee to evaluate director time commitments

• Numerical limit(s) on public company board seat(s) the company’s directors can serve on

For companies in the S&P 500, we may vote against the nominating committee chair at companies that do not publicly disclose a policy compliant with the above criteria, or do not commit to doing so within a reasonable timeframe.

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For other companies in certain markets[3] that do not publicly disclose a policy compliant with the above criteria, we will consider the number of outside board directorships that the company’s non-executive and executive directors may undertake. Thus, State Street Global Advisors may take voting action against a director who exceeds the number of board mandates listed below:[4]

• Named Executive Officers (NEOs) of a public company who sit on more than two public company boards

• Non-executive board chairs or lead independent directors who sit on more than three public company boards

• Non-executive directors who sit on more than four public company boards

If a director is imminently leaving a board and this departure is disclosed in a written, time-bound and publicly-available manner, we may consider waiving our withhold vote when evaluating the director for excessive time commitments.

Board Diversity We believe effective board oversight of a company’s long-term business strategy necessitates a diversity of perspectives, especially in terms of gender, race and ethnicity.

a. Board Gender Diversity

We expect boards of all listed companies to have at least one female board member. If a company does not meet the applicable expectation for three consecutive years, State Street Global Advisors may vote against all incumbent members of the nominating committee or those persons deemed responsible for the nomination process.

In addition, we expect the boards of companies in the following indices to be composed of at least 30-percent female directors.

• Russell 3000

• TSX

• FTSE 350

• STOXX 600

3. Such markets include the United States (ex-S&P 500), Australia, Canada, United Kingdom, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Italy, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland.

4. Service on a mutual fund board, the board of a UK investment trust or a Special Purpose Acquisition Company (SPAC) board is not considered when evaluating directors for excessive commitments. However, we do expect these roles to be considered by nominating committees when evaluating director time commitments.

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• ASX 300

If a company does not meet the applicable expectation, State Street Global Advisors may vote against the chair of the board’s nominating committee or the board leader in the absence of a nominating committee.

We may waive the 30-percent voting guideline if a company engages with State Street Global Advisors and provides a specific, timebound plan for reaching the 30-percent threshold.

b. Board Racial & Ethnic Diversity (US & UK Only)

We may withhold support from the chair of the nominating committee when a company in the S&P 500 or FTSE 100 does not have at least one director from an underrepresented racial/ethnic community on its board. We may waive this voting guideline if a company engages with State Street Global Advisors and provides a specific, timebound plan for reaching this threshold.

Board Member Expertise We believe board members should have adequate skills to provide effective oversight of corporate strategy, operations, and risks, including sustainability-related issues. Boards should also have a regular evaluation process in place to assess the effectiveness of the board and the skills of board members to address issues, such as emerging risks, changes to corporate strategy, and diversification of operations and geographic footprint. We believe nominating committees are best positioned to evaluate the skillset and expertise of both existing and prospective board members. However, we may take such considerations into account in certain circumstances, such as contested elections.

Board Accountability	Oversight of Strategy and Risk We believe that risk management is a key function of the board, which is responsible for setting the overall risk appetite of a company and for providing oversight on the risk management process established by senior executives at a company. We allow boards to have discretion regarding the ways in which they provide oversight in this area. However, we expect companies to disclose how the board provides oversight on its risk management system and risk identification. Boards should also review existing and emerging risks that evolve in tandem with the changing political and economic landscape or as companies diversify or expand their operations into new areas.

As responsible stewards, we believe in the importance of effective risk management and oversight of issues that are material to a company. To effectively manage and assess the risk of our clients’ portfolios, we expect our portfolio companies to manage risks and opportunities that are material and industry-specific and that have a demonstrated link to long-term value creation, and to provide high-quality disclosure of this process to shareholders. Consistent with this perspective, we may seek to engage with our portfolio

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companies to better understand how their boards are overseeing risks and opportunities the company has deemed to be material to its business or operations. If we believe that a company has failed to implement and communicate effective oversight of these risks, we may consider voting against the responsible directors. We may withhold votes from directors who we determine have been remiss in their duties.

We may vote against directors due to failure to demonstrate effective oversight in the following three areas for relevant companies:

• Governance

• Climate risk management at companies in carbon-intensive industries[5] or companies receiving shareholder proposals that exhibit significant misalignment with our TCFD disclosure assessment criteria

• Human capital management at our largest global holdings

When evaluating a board’s oversight of risks and opportunities, we assess the following factors, based on disclosures by, and engagements with, portfolio companies:

• Oversees Long-term Strategy

— Articulates the material risks and opportunities and how those risks and opportunities fit into the firm’s long-term business strategy

— Regularly assesses the effectiveness of the company’s long-term strategy, and management’s execution of this strategy

• Demonstrates an Effective Oversight Process

— Describes which committee(s) have oversight over specific risks and opportunities, as well as which topics are overseen and/or discussed at the full-board level

— Includes risks and opportunities in board and/or committee agendas, and articulates how often specific topics are discussed at the committee and/or full-board level

5  State Street Global Advisors defines carbon-intensive industries as the following Global Industry Classification Standard (GICS) subindustries: Electric Utilities, Integrated Oil &Gas, Multi-Utilities, Steel, Construction Materials, Independent Power Producers & Energy Traders, Oil & Gas Refining & Marketing, Oil & Gas Exploration & Production, Diversified Metals & Mining, Airlines, Commodity Chemicals, Industrial Gases, Aluminum, Oil & Gas Storage & Transportation, Multi-Sector Holdings, Diversified Chemicals, Fertilizers & Agricultural Chemicals, Air Freight & Logistics, Agricultural Products, Environmental & Facilities Services, Coal & Consumable Fuels, Paper Packaging, Railroads, Marine, Automotive Retail, Oil & Gas Drilling, Food Retail, Paper Products, Hotels, Resorts & Cruise Lines, Internet & Direct Marketing Retail, Hypermarkets & Supercenters, Precious Metals & Minerals.

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— Utilizes KPIs or metrics to assess the effectiveness of risk management processes

— Engages with key stakeholders including employees and investors

• Ensures Effective Leadership

— Holds management accountable for progress on relevant metrics and targets

—  Integrates necessary skills and perspectives into the board nominating and executive hiring processes, and provides training to directors and executives on topics material to the company’s business or operations

— Conducts a periodic effectiveness review

• Ensures Disclosures of Material Information

— Ensures publication of relevant disclosures, including those regarding material topics

— For example, we expect companies to disclose against the four pillars of the Task Force on Climate-related Financial Disclosures (TCFD) framework.

Proxy Contests We believe nominating committees that are comprised of independent directors are best placed to assess which individuals can properly fulfill the duties of the board, and act as effective fiduciaries. As long-term shareholders, we vote proxies in director elections, including related to nominating committee members, who play a critical role in determining board composition. While our default position is to support the committees’ judgement, we consider the following factors when evaluating dissident nominees:

• Strategy presented by dissident nominees versus that of current management, as overseen by the incumbent board

• Effectiveness, quality, and experience of the management slate

• Material governance failures and the level of responsiveness to shareholder concerns and market signals by the incumbent board

• Quality of disclosure and engagement practices to support changes to shareholder rights, capital allocation and/or governance structure

• Company performance and, if applicable, the merit of a recovery plan

Board Oversight of Geopolitical Risk As stewards of our clients’ assets, we are aware of the financial risks associated with geopolitical risk, including risks arising from unexpected conflict between or among nations. We expect our portfolio companies that may be impacted by geopolitical risk to:

• Manage and mitigate risks related to operating in impacted markets, which may include financial, sanctions-related, regulatory, and/or reputational risks, among others;

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• Strengthen board oversight of these efforts; and

• Describe these efforts in public disclosures.

Compensation and Remuneration We consider it the board’s responsibility to identify the appropriate level of executive compensation. Despite the differences among the possible types of plans and the awards, there is a simple underlying philosophy that guides our analysis of executive compensation: we believe that there should be a direct relationship between executive compensation and company performance over the long term.

Shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance. When assessing remuneration reports, we consider factors such as adequate disclosure of various remuneration elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long-term and short-term incentives, alignment of pay structures with shareholder interests, as well as with corporate strategy and performance. We may oppose remuneration reports where pay seems misaligned with shareholders’ interests. We may also consider executive compensation practices when re-electing members of the compensation committee.

For example, criteria we may consider include the following:

• Overall quantum relative to company performance

• Vesting periods and length of performance targets

• Mix of performance, time and options-based stock units

• Use of special grants and one-time awards

• Retesting and repricing features

• Disclosure and transparency

Board Responsiveness to Advisory Votes

a. Executive Pay

We may vote against the re-election of members of the compensation committee if we have serious concerns about remuneration practices and if the company has not been responsive to shareholder feedback to review its approach. In addition, if the level of dissent against a management proposal on executive pay is consistently high, and we have determined that a vote against a pay-related proposal is warranted in the third consecutive year, we may vote against the Chair of the compensation committee.

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b. Shareholder Proposals with Significant Shareholder Support

We may withhold votes from directors of companies that have not been responsive to a shareholder proposal that received a majority shareholder support at the last annual or special meeting.

Attendance We may withhold votes from directors if they attend less than 75 percent of board meetings without providing appropriate explanation for their failure to meet the attendance threshold.

Section II. Disclosure

It is important for shareholders to receive timely and accurate reporting of a company’s financial performance and strategy so that they are able to assess both the value and risk of their investment. In addition to information related to strategy and performance, companies should provide disclosure relating to their approach to corporate governance and shareholder rights. Such information allows investors to determine whether their economic interests have been protected by the board and provides insights into the quality of the board’s oversight of management. Ultimately, the board of directors is accountable for the oversight and disclosure of the material risks and opportunities faced by the company.

Board Composition Disclosures	We view board quality as a measure of director independence, director succession planning, board diversity, evaluations and refreshment, and company governance practices. We also believe the right mix of skills, independence, diversity, and qualifications among directors provides boards with the knowledge and direct experience to manage risks and operating structures that are often complex and industry-specific.

Board Demographics (US and UK) If a company in the Russell 1000 or FTSE 350 does not disclose the gender, racial and ethnic composition of its board, we may vote against the Chair of the nominating committee. Acceptable disclosures include:

• Aggregate-level (e.g., “5% of our Directors are Black”, “Seven of our Directors are people of color”, “30% chose not to self-identify”); or

• Individual-level (e.g., “Jane Doe is African-American, John Smith is Caucasian,” etc.)

Reporting	Financial Statements We believe the disclosure and availability of reliable financial statements in a timely manner is imperative for investment analysis. We expect external auditors to provide assurance of a company’s financial condition. Hence, we may vote against the approval of financial statements if (i) they have not been disclosed or audited; (ii) the auditor opinion is qualified/adverse, or the auditor has issued a disclaimer of opinion; or (iii) the auditor opinion is not disclosed.

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Climate-Related Disclosures We believe that managing climate-related risks and opportunities is a key element in maximizing long-term risk-adjusted returns for our clients. As a result, we have a longstanding commitment to enhancing investor-useful disclosure around this topic.

We find that the recommendations of the Taskforce on Climate-related Financial Disclosures (TCFD) provide an effective framework for disclosure of climate-related risks and opportunities. We believe all companies should provide public disclosures in accordance with the following four pillars of the Taskforce for Climate-related Financial Disclosures (TCFD) framework:

• Governance The TCFD recommends companies describe the board’s oversight of, and management’s role in, assessing and managing climate-related risks and opportunities.

•  Strategy The TCFD recommends companies describe identified climate-related risks and opportunities and the impact of these risks and opportunities on their businesses, strategy, and financial planning.

•  Risk Management The TCFD recommends companies describe processes for identifying, assessing, and managing climate-related risks and describe how these processes are integrated into overall risk management.

• Metrics and Targets The TCFD recommends companies disclose metrics and targets used to assess and manage climate-related risks and opportunities.

—  State Street Global Advisors is not prescriptive on target setting. We expect companies that have adopted net zero ambitions to disclose interim climate targets.[6] If a company chooses not to disclose any climate targets, we expect the company to provide an explanation on how the company measures and monitors progress on managing climate-related risks and opportunities in line with the recommendations of TCFD.

—  TCFD recommends the disclosure of Scope 1, Scope 2, and, if appropriate, Scope 3 emissions. We expect companies to identify and disclose the most relevant categories of Scope 3 emissions as defined by the Greenhouse Gas Protocol Corporate Value Chain (Scope 3) Accounting and Reporting Standard. However, we recognize that Scope 3 emissions estimates have a high degree of uncertainty; therefore, if the company determines that categories of Scope 3 are impracticable to estimate, we instead encourage companies to explain these limitations. We do not expect companies to set Scope 3 targets. We do encourage companies to explain any efforts to address Scope 3 emissions in line with TCFD, such as engagement with suppliers, customers, or other stakeholders across the value chain, where relevant.

6. “Net zero ambitions” are defined by State Street Global Advisors as a public statement/commitment to align the company’s emissions to third party frameworks or pathways for net zero.

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We may take voting action against directors serving at companies in the following indexes that fail to provide sufficient disclosure regarding: (i) board oversight of climate-related risks and opportunities; (ii) total direct and indirect GHG emissions (“Scope 1” and “Scope 2” emissions); (iii) climate-related targets, in accordance with the TCFD framework:

• S&P 500

• S&P/TSX Composite

• FTSE 350

• STOXX 600

• ASX 200

• TOPIX 100

• Hang Seng

• Straits Times Index

We may waive the guideline if a company engages with State Street Global Advisors and provides a specific, timebound plan for providing the expected disclosures.

Say-on-Climate Proposals While we are generally supportive of effective climate- related disclosure, we currently do not endorse an annual advisory climate vote. We have reservations with the potential unintended consequences of such a vote, including insulating directors from accountability, distracting from existing disclosure frameworks, and straining investors’ limited proxy voting resources. Where management chooses to include a Say-on-Climate vote, we assess the company’s disclosure in accordance with the criteria listed in Appendix A.

Workforce Disclosures (US Only) We may vote against the chair of the compensation committee at companies in the S&P 500 that do not disclose their EEO-1 reports. Acceptable disclosures include:

• The original EEO-1 report response; or

• The exact content of the report translated into custom graphics

Section III. Shareholder Protection

Capital	Share Capital Structure The ability to raise capital is critical for companies to carry out strategy, to grow, and to achieve returns above their cost of capital. The approval of capital raising activities is fundamental to a shareholder’s

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ability to monitor the amounts of proceeds and to ensure capital is deployed efficiently. Altering the capital structure of a company is a critical decision for boards. When making such a decision, we believe the company should disclose a comprehensive business rationale that is consistent with corporate strategy and not overly dilutive to its shareholders.

Our approach to share capital structure matters may vary by local market and jurisdiction, due to regional nuances. Such proposals may include:

• Increase in Authorized Common Shares

• Increase in Authorized Preferred Shares

• Unequal Voting Rights

• Share Repurchase Programs

Dividend Payouts We generally support dividend payouts that constitute 30 percent or more of net income. We may vote against a dividend payout if the dividend payout ratio has been consistently below 30 percent without adequate explanation. We may also vote against if the payout is excessive given the company’s financial position. Particular attention will be warranted when the payment may damage the company’s long-term financial health.

Reorganization, Mergers and Acquisitions The reorganization of the structure of a company or mergers often involve proposals relating to reincorporation, restructurings, liquidations, and other major changes to the corporation.

Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will generally be supported.

We evaluate mergers and structural reorganizations on a case-by-case basis. We will generally support transactions that maximize shareholder value. Some of the considerations include the following:

• Offer premium

• Strategic rationale

• Board oversight of the process for the recommended transaction, including, director and/ or management conflicts of interest

• Offers made at a premium and where there are no other higher bidders

• Offers in which the secondary market price is substantially lower than the net asset value

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We may vote against a transaction considering the following:

• Offers with potentially damaging consequences for minority shareholders because of illiquid stock

• Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders

• The current market price of the security exceeds the bid price at the time of voting

Related-Party Transactions Some companies have a controlled ownership structure and complex cross-shareholdings between subsidiaries and parent companies (“related companies”). Such structures may result in the prevalence of related-party transactions between the company and its various stakeholders, such as directors and management, subsidiaries and shareholders. In markets where shareholders are required to approve such transactions, we expect companies to disclose details of the transaction, such as the nature, the value and the purpose of such a transaction. We also encourage independent directors to ratify such transactions. Further, we encourage companies to describe the level of independent board oversight and the approval process, including details of any independent valuations provided by financial advisors on related-party transactions.

Cross-Shareholdings (Japan Only) “Cross-shareholdings” are a long-standing feature of the balance sheets of many Japanese companies, but, in our view, can be detrimental for corporate governance practices and ultimately shareholder returns.

Therefore, State Street Global Advisors may vote against the board leader at the TOPIX 500 companies where the “cross-shareholdings” (strategic listed shares) held by a company exceed 30 percent of the company’s net assets (as in the securities report disclosed for the previous fiscal year).

We may waive the guideline if a company engages with State Street Global Advisors and provides a specific, timebound, and publicly available plan for reducing its exposure to “cross-shareholdings”:

• To less than 30% by 2025; or

• By 50% of current level by 2025

Shareholder Rights	Proxy Access (North America Only) In general, we believe that proxy access is a fundamental right and an accountability mechanism for all long-term shareholders. We consider proposals relating to proxy access on a case-by-case basis. We generally support shareholder proposals that set parameters to empower long-term shareholders while providing management the flexibility to design a process that is appropriate for the company’s circumstances.

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Vote Standards

a. Annual Elections We generally support the establishment of annual elections of the board of directors. Consideration is given to the overall level of board independence and the independence of the key committees, as well as the existence of a shareholder rights plan.

b. Majority Voting We generally support a majority vote standard based on votes cast for the election of directors. We generally vote to support amendments to bylaws that would require simple majority of voting shares (i.e. shares cast) to pass or to repeal certain provisions.

Shareholder Meetings

a. Special Meetings and Written Consent In general, we support the ability for shareholders to call special meetings, as well as act by written consent. We believe an appropriate threshold for both calling a special meeting and acting by written consent can be 25% of outstanding shares or less.

b. Notice Period to Convene a General Meeting We expect companies to give as much notice as is practicable when calling a general meeting. Generally, we are not supportive of authorizations seeking to reduce the notice period to less than 14 days.

c. Virtual/Hybrid Shareholder Meetings We generally support proposals that grant boards the right to hold shareholder meetings in a virtual or hybrid format as long as companies uphold the following best practices:

• Afford virtual attendee shareholders the same rights as would normally be granted to in-person attendee shareholders

• Commit to time-bound renewal (five years or less) of meeting format authorization by shareholders

• Provide a written record of all questions posed during the meeting, and

• Comply with local market laws and regulations relating to virtual and hybrid shareholder meeting practices

• If a company breaches any of the criteria above, we may vote against the chair of the nominating committee.

•  In evaluating these proposals we also consider the operating environment of the company, including local regulatory developments and specific market circumstances impacting virtual meeting practices.

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Governance Documents & Miscellaneous Items	Article Amendments
a. Unilateral Amendments We may withhold votes from directors of companies that have unilaterally adopted/amended company bylaws that negatively impact shareholder rights (such as fee-shifting, forum selection, and exclusion service bylaws) without putting such amendments to a shareholder vote.

b. Super-Majority We generally vote against amendments to bylaws requiring super-majority shareholder votes to pass or repeal certain provisions.

We generally vote for the reduction or elimination of super-majority vote requirements, unless management of the issuer was concurrently seeking to or had previously made such a reduction or elimination.

c. Board Size We generally support proposals seeking to fix the board size or designate a range for the board size and vote against proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

Anti-Takeover Issues Occasionally, companies add anti-takeover provisions that reduce the chances of a potential acquirer to make an offer, or to reduce the likelihood of a successful offer. We generally do not support proposals that reduce shareholders’ rights, entrench management, or reduce the likelihood of shareholders’ right to vote on reasonable offers. Our approach to anti-takeover issues may vary by local market and jurisdiction, due to regional nuances. However, we will generally support mandates requiring shareholder approval of a shareholder rights plans (“poison pill”) and repeals of various anti-takeover related provisions.

When appropriate, we may vote for an amendment to a shareholder rights plan where the terms of the new plans are more favorable to shareholders’ ability to accept unsolicited offers (i.e., if one of the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20 percent, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” nor similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced).

Accounting and Audit-Related Issues Companies should have robust internal audit and internal control systems designed for effective management of any potential and emerging risks to company operations and strategy. The responsibility of setting out an internal audit function lies with the audit committee, which should have independent non-executive directors designated as members.

We believe the disclosure and availability of reliable financial statements in a timely manner is imperative for investment analysis. As a result, board oversight of the internal controls and the independence of the audit process are essential if investors are to rely upon financial statements. It is important

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for the audit committee to appoint external auditors who are independent from management as we expect auditors to provide assurance of a company’s financial condition.

State Street Global Advisors believes that a company’s external auditor is an essential feature of an effective and transparent system of external independent assurance. Shareholders should be given the opportunity to vote on their appointment or to re-appoint at the annual meeting. When appointing external auditors and approving audit fees, we will take into consideration the level of detail in company disclosures. We generally do not support resolutions if adequate breakdown is not provided and/or if non-audit fees are more than 50 percent of audit fees. In addition, we may vote against members of the audit committee if we have concerns with audit-related issues or if the level of non-audit fees to audit fees is significant. In certain circumstances, we may consider auditor tenure when evaluating the audit process.

In circumstances where “other” fees include fees related to initial public offerings, bankruptcy emergence, and spin-offs, and the company makes public disclosure of the amount and nature of those fees which are determined to be an exception to the standard “non-audit fee” category, then such fees may be excluded from the non-audit fees considered in determining the ratio of non-audit to audit/audit-related fees/tax compliance and preparation for purposes of determining whether non-audit fees are excessive.

We generally support the discharge of auditors in the absence of pending litigation, governmental investigation, charges or fraud or other indication of significant concern, as well as requirements that auditors attend the annual meeting of shareholders.

Indemnification and Liability Generally, we support proposals to limit directors’[7] liability and/ or expand indemnification and liability protection if he or she has not acted in bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

Section IV. Shareholder Proposals	We believe that company boards do right by investors and are responsible for overseeing strategy and company management. Towards that end, we generally vote against a shareholder proposal if it appears to impose changes to business strategy or operations, such as increasing or decreasing investment in certain products or businesses or phasing out a product or business line or if it is not a topic that the company has deemed to be material in their public disclosure documents.

When assessing shareholder proposals, we fundamentally consider whether the adoption of the resolution would promote long-term shareholder value in the context of our core governance principles:

1. Effective board oversight

7. In Japan, this includes statutory auditors.

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2. Quality disclosure

3. Shareholder protection

We will consider supporting a shareholder proposal if:

• the request is focused on enhanced disclosure of the company’s governance and/or risk oversight

• the adoption of the request would protect our clients’ interests as minority shareholders; or

• for common proposal topics for which we have developed assessment criteria, the extent to which the request satisfies the criteria found in Appendix A

Section V. Engagement	As a fiduciary, State Street Global Advisors takes a comprehensive approach to engaging with our portfolio companies. Our stewardship prioritization process allows us to proactively identify companies for engagement and voting in order to mitigate risks in our portfolio. Through engagement, we aim to build long-term relationships with the issuers in which we invest on behalf of our clients and to address a broad range of topics relating to the promotion of long-term shareholder value creation.

Equity Engagements	In general, there are three types of engagements that State Street Global Advisors may hold on behalf of equity holders:

1. Engagements with Portfolio Companies in Connection with a Ballot Item or
Other Topic In our Policy — Engagements held with portfolio companies to discuss a ballot item, event or other established topic found in our Policy.
Such engagements generally, but not necessarily, occur during “proxy season.” They may be held at the request of State Street Global Advisors or the portfolio company.

2. Off-Season Engagement at the Request of a Portfolio Company — From
time-to-time, portfolio companies may seek to engage with State Street
Global Advisors in the ‘off- season’ to discuss a particular topic.

3. Off-Season Proactive Engagement Campaigns — Each year, State Street
Global Advisors will identify thematic engagement campaigns on important topics for which we are seeking more information to potentially inform our future voting positions.

Fixed Income Engagements	From time-to-time, certain corporate action election events, reclassifications or other changes to the investment terms of debt holdings may occur or an issuer may seek to engage with State Street Global Advisors to discuss matters pertaining to the debt instruments that State Street Global Advisors holds on behalf of its clients. In such instances, State Street Global Advisors may

24

engage with the issuer to obtain further information about the matter for purposes of its investment decision making. Such engagements are the responsibility of the Fixed Income portfolio management team, but may be supported by State Street Global Advisors’ Asset Stewardship Team. All election decisions are the responsibility of the relevant portfolio management team.

In addition, State Street Global Advisors may also identify themes for engagement campaigns with issuers on topics that it believes may affect value of its clients’ debt investments. State Street Global Advisors may proactively engage with portfolio companies on these topics to help inform our views on the subject. Where such themes align with those relating to equities, such engagements may be carried out jointly on behalf of both equity and fixed income holdings where there is mutual benefit for both asset classes. Such engagements are led by the State Street Global Advisors Asset Stewardship Team, but could be attended by the relevant portfolio management teams.

The Use of R-Factor in Engagements	R-Factor™ is a scoring system created by State Street Global Advisors that leverages multiple data sources and aligns them to widely accepted, transparent Sustainability Accounting Standards Board (SASB) Materiality Framework for over 12,000 publicly listed companies. R-Factor™ scores are among the many inputs the Asset Stewardship Team may review when performing analysis on portfolio companies before engagements.

State Street Global Advisors uses R-Factor as a consideration when prioritizing engagements. State Street Global Advisors may also engage with a company regarding its R-Factor score at the request of the company.

Engaging with Other Investors Soliciting State Street Global Advisors’ Votes in Connection with Vote-No Campaigns or Shareholder Proposals	We believe it is good practice for us to speak to other investors that are running proxy contests, putting forth vote-no campaigns, or proposing shareholder proposals at investee companies. However, we generally limit such discussions with investors to one engagement with the proponent unless we believe that it is necessary for us to have a follow-up discussion, and will seek to also engage with the company. We welcome the opportunity to review materials sent in advance of the proposed discussion. To the extent possible, we review all materials made publicly available by the investor or the company on a contested ballot item before making our own independent voting decision.

Our primary purpose of engaging with investors is:

• To gain a better understanding of their position or concerns at investee companies.

• In proxy contest situations:

— To assess possible director candidates where investors are seeking board representation in proxy contest situations

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— To understand the investor’s proposed strategy for the company and investment time horizon to assess their alignment with State Street Global Advisors’ views and interests as a long-term shareholder
All requests for engagement should be sent to GovernanceTeam@ssga.com.

Section VI. Other Matters

Securities On Loan	As a responsible investor and fiduciary, we recognize the importance of balancing the benefits of voting shares and the incremental lending revenue for the pooled funds that participate in State Street Global Advisors’ securities lending program (the “Funds”). Our objective is to recall securities on loan and restrict future lending until after the record date for the respective vote in instances where we believe that a particular vote could have a material impact on the Funds’ long-term financial performance and the benefit of voting shares will outweigh the forgone lending income.

Accordingly, we have set systematic recall and lending restriction criteria for shareholder meetings involving situations with the highest potential financial implications (such as proxy contests and strategic transactions including mergers and acquisitions, going dark transactions, change of corporate form, or bankruptcy and liquidation).

Generally, these criteria for recall and restriction for lending only apply to certain large cap indices in developed markets.

State Street Global Advisors monitors the forgone lending revenue associated with each recall to determine if the impact on the Funds’ long-term financial performance and the benefit of voting shares will outweigh the forgone lending income.

Although our objective is to systematically recall securities based on the aforementioned criteria, we must receive notice of the vote in sufficient time to recall the shares on or before the record date. When we do not receive timely notice, we may be unable to recall the shares on or before the record date.

Reporting	We provide transparency for our stewardship activities through our regular client reports and relevant information reported online. We publish an annual stewardship report that provides details of our stewardship approach, engagement and voting policies, and activities during the year. The annual stewardship report is complemented by quarterly stewardship activity reports as well as the publication of thought leadership on governance and sustainability on our website. Our voting record information is available on Vote View, an interactive platform that provides relevant company details, proposal types, resolution descriptions, and records of our votes cast.

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Appendix A

Assessment Criteria for Common Disclosure Topics	As outlined above, the pillars of our Asset Stewardship Program rest on effective board oversight, quality disclosure and shareholder protection. We are frequently asked to evaluate shareholder proposals on various topics, including requests for enhanced disclosure. We have developed the below criteria, which we believe represents quality disclosure on commonly requested disclosure topics.

Climate Disclosure Criteria	We expect all companies to provide public disclosures in accordance with the following four pillars of the Taskforce for Climate-related Financial Disclosures (TCFD) framework:

• Governance The TCFD recommends companies describe the board’s oversight of, and management’s role in, assessing and managing climate-related risks and opportunities.

•  Strategy The TCFD recommends companies describe identified climate-related risks and opportunities and the impact of these risks and opportunities on their businesses, strategy, and financial planning.

•  Risk Management The TCFD recommends companies describe processes for identifying, assessing, and managing climate-related risks and describe how these processes are integrated into overall risk management.

• Metrics and Targets The TCFD recommends companies disclose metrics and targets used to assess and manage climate-related risks and opportunities.

—  State Street Global Advisors is not prescriptive on target setting. We expect companies that have adopted net zero ambitions to disclose interim climate targets. If a company chooses not to disclose any climate targets, we expect the company to provide an explanation on how the company measures and monitors progress on managing climate-related risks and opportunities in line with the recommendations of TCFD.

—  TCFD recommends the disclosure of Scope 1, Scope 2, and, if appropriate, Scope 3 emissions. We expect companies to identify and disclose the most relevant categories of Scope 3 emissions as defined by the Greenhouse Gas Protocol Corporate Value Chain (Scope 3) Accounting and Reporting Standard. However, we recognize that Scope 3 emissions estimates have a high degree of uncertainty; therefore, if the company determines that categories of Scope 3 are impracticable to estimate, we instead encourage companies to explain these limitations. We do not expect companies to set Scope 3 targets. We do encourage

8. “Net zero ambitions” are defined by State Street Global Advisors as a public statement/commitment to align the company’s emissions to third party frameworks or pathways for net zero.

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companies to explain any efforts to address Scope 3 emissions in line with TCFD, such as engagement with suppliers, customers, or other stakeholders across the value chain, where relevant.

Additionally, we expect companies in carbon-intensive industries[9] to disclose:

•  Public disclosure in accordance with all four pillars of Taskforce for Climate-related Financial Disclosures (TCFD) framework: (1) Governance, (2) Strategy, (3) Risk Management, (4) Metrics and Targets

• Interim climate targets to accompany long-term climate ambitions

• Discussion of scenario-planning on relevant risk assessment and strategic planning processes[10]

• Incorporation of relevant climate considerations in financial planning and/or capital allocation decisions, and

• Scope 1, 2, and relevant categories of Scope 3 greenhouse gas emissions[11]

Say-on-Climate Criteria

While we are generally supportive of the goals of “Say-on-Climate” proposals because we support effective climate-related disclosure, we currently do not endorse an annual advisory climate vote. We have reservations with the potential unintended consequences of such a vote, including insulating directors from accountability, distracting from existing disclosure frameworks, and straining investors’ limited proxy voting resources. Where management chooses to include a Say-on-Climate vote, we assess the company’s disclosure on a case-by-case basis consistent with our Assessment Criteria for Climate Transition Plan Disclosure outlined below.

9.  State Street Global Advisors defines carbon-intensive industries as the following Global Industry Classification Standard (GICS) subindustries: Electric Utilities, Integrated Oil &Gas, Multi-Utilities, Steel, Construction Materials, Independent Power Producers & Energy Traders, Oil & Gas Refining & Marketing, Oil & Gas Exploration & Production, Diversified Metals & Mining, Airlines, Commodity Chemicals, Industrial Gases, Aluminum, Oil & Gas Storage & Transportation, Multi-Sector Holdings, Diversified Chemicals, Fertilizers & Agricultural Chemicals, Air Freight & Logistics, Agricultural Products, Environmental & Facilities Services, Coal & Consumable Fuels, Paper Packaging, Railroads, Marine, Automotive Retail, Oil & Gas Drilling, Food Retail, Paper Products, Hotels, Resorts & Cruise Lines, Internet & Direct Marketing Retail, Hypermarkets & Supercenters, Precious Metals & Minerals.

10. As recommended by TCFD, we believe quality disclosure on scenario analysis includes the following: (i) the company has evaluated and disclosed the resilience of their strategy and business model to climate-related risks and opportunities using climate-related scenario analysis (ii) the company has described the implications of the scenario-planning exercise on the business including relevant risk assessment and strategic planning processes. We are not prescriptive on scenario selection. The company may choose to evaluate a range of scenarios aligned with relevant jurisdictional commitments, sectoral decarbonization approaches, or publicly available scenarios aligned with limiting global temperature rise as recommended by TCFD.

11. TCFD recommends the disclosure of Scope 1, Scope 2, and, if appropriate, Scope 3 emissions. We expect companies to identify and disclose the most relevant categories of Scope 3 emissions as defined by the Greenhouse Gas Protocol Corporate Value Chain (Scope 3) Accounting and Reporting Standard. However, we recognize that Scope 3 emissions estimates have a high degree of uncertainty and therefore if the company determines that categories of Scope of 3 are impracticable to estimate, we instead encourage companies to explain these limitations.

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We would consider supporting a “Say-on-Climate” shareholder proposal if the company has not provided investors with meaningful climate-related disclosure in line with our expectations, nor signaled the intention to enhance disclosure in the future.

Climate Transition Plan Disclosure Criteria for Companies that Have Adopted a Climate Transition Plan	We do not require companies to adopt net zero ambitions[12] or join relevant industry initiatives. For companies that have adopted a net zero ambition and/or climate transition plan, the disclosure criteria set out below serve to provide transparency on the criteria we assess.[13] Given that climate-related risks present differently across industries, our assessment of the below criteria may vary to account for best practices in specific industries.

• Ambition

— Disclosure of long-term climate ambitions

• Targets

— Disclosure of short- and/or medium-term interim climate targets

— Disclosure of alignment of climate targets with relevant jurisdictional commitments, specific temperature pathways, and/or sectoral decarbonization approaches

• TCFD Disclosure

— As recommended by TCFD:

○ Description of approach to identifying and assessing climate-related risks and opportunities

○ Disclosure of resilience of the company’s strategy, taking into consideration a range of climate-related scenarios

○ Disclosure of Scope 1, Scope 2, and relevant categories of Scope 3 emissions and any assurance

• Decarbonization Strategy

○ Disclosure of plans and actions to support stated climate targets and ambitions

○ Disclosure of emissions management efforts within the company’s operations and, as applicable, across the value chain

○ Disclosure of carbon offsets utilization, if any

12. “Net zero ambitions” are defined by State Street Global Advisors as a public statement/commitment to align the company’s emissions to third party frameworks or pathways for net zero.

13. State Street Global Advisors does not require companies to adopt a climate transition plan.

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○ Disclosure of the role of climate solutions (e.g., carbon capture and storage)

○ Disclosure of potential social risks and opportunities[14] related to climate transition plan, if any

• Capital Allocation

○ Disclosure of integration of relevant climate considerations in financial planning

○ Disclosure of total actual and planned capital deployed toward climate transition plan

○ Disclosure of approach to assessing and prioritizing investments toward climate transition plan (e.g., marginal abatement cost curves, internal carbon pricing, if any)

• Climate Policy Engagement

○ Disclosure of position on climate-related topics relevant to the company’s decarbonization strategy

○   Disclosure of assessment of stated positions on relevant climate-related topics versus those of associations and other relevant policy-influencing entities, such as trade associations, industry bodies, or coalitions, to which the company belongs, and any efforts taken as a result of this review to address potential misalignment.

• Climate Governance

○ Disclosure of the board’s role in overseeing climate transition plan

○ Disclosure of management’s role in overseeing climate transition plan

• Physical Risk

○ Disclosure of assessment of climate-related physical risks

○ Disclosure of approach to managing identified climate-related physical risks

14. Social risks and opportunities refer to the potential impacts on stakeholders, such as a company’s workforce, customers, communities, or supply chains related to the company’s climate transition plan, which may give rise to risks or opportunities related to human capital management, human rights, and economic development, among others.

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• Stakeholder Engagement

○ Disclosure of engagement with relevant internal stakeholders related to climate transition plan (e.g., workforce training, cross-functional collaboration)

○ Disclosure of engagement with relevant external stakeholders related to climate transition plan (e.g., industry collaboration, customer engagement)

Methane Disclosure Criteria	For companies that own or operate oil and gas assets we believe quality disclosure includes the following:

• Describe methane emissions detection and monitoring efforts

• Explain efforts to enhance measurement, reporting, and verification

• Describe the company’s strategy to manage methane emissions

• Disclose any methane-related metrics and targets utilized

Nature-Related Disclosure: Biodiversity, Deforestation, Water Management, Wastewater Management, Plastics and Packaging, Waste Management, Product Lifecycle	For companies that have determined Biodiversity, Deforestation, Water Management, Wastewater Management, Plastics and Packaging, Waste Management, or Product Lifecycle to present a long-term risk and/or opportunity to their business and/or operations we believe quality disclosure should include the following, which aligns with the pillars of the TCFD framework:
• Governance
• Strategy

• Risk management

• Metrics and targets (when relevant)

In assessing these criteria, we may review the company’s disclosure against industry and market practice (e.g., peer disclosure, relevant frameworks, relevant industry guidance).

Human Capital Management Disclosure Criteria	We believe quality public disclosure includes the following:
• Board oversight Methods outlining how the board oversees human capital-related risks and opportunities

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• Strategy Approaches to human capital management and how these advance the long- term business strategy

• Compensation Strategies throughout the organization that aim to attract and retain employees, and incentivize contribution to an effective human capital strategy

• Voice Channels to ensure the concerns and ideas from workers are solicited and acted upon, and how the workforce is engaged and empowered in the organization, and

• Diversity, equity, and inclusion Efforts to advance diversity, equity, and inclusion

Diversity, Equity & Inclusion Disclosure	We believe quality public disclosure includes the following:
Criteria	• Board Oversight Describe how the board executes its oversight role in risks and opportunities related to diversity and inclusion

• Strategy Articulate the role that diversity (of race, ethnicity, and gender, at minimum) plays in the company’s broader human capital management practices and long-term strategy

• Goals Describe what diversity, equity, and inclusion-related goals exist, how these goals contribute to the company’s overall strategy, and how they are managed and progressing

• Metrics Provide measures of the diversity of the company’s global employee base and board, including:

○    Workforce Employee diversity by race, ethnicity, and gender (at minimum). We expect to see this information to be broken down by industry-relevant employment categories or levels of seniority, for all full-time employees. In the US, companies are expected to at least use the disclosure framework set forth by the United States Equal Employment Opportunity Commission’s EEO-1 Survey. Non-US companies are encouraged to disclose this information in alignment with SASB guidance and nationally appropriate frameworks; and,

○ Board Diversity characteristics, including racial, ethnic, and gender makeup (at minimum) of the board of directors; and

○    Board Diversity Articulate goals and strategy related to diverse representation at the board (including race, ethnicity, and gender, at minimum), including how the board reflects the diversity of the company’s workforce, community, customers, and other key stakeholders.

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Pay Equity Disclosure Criteria (United States and United Kingdom	We believe quality disclosure for companies in the United States and the United Kingdom includes the following:
Only)	• Adjusted pay gaps related to race and gender within the company (disclosure of the unadjusted pay gap is also encouraged, but not expected outside of the United Kingdom market at this time);

• Strategy to achieve and maintain pay equity; and

• Role of the board in overseeing pay strategies as well as diversity, equity and inclusion efforts

Civil Rights Disclosure Criteria (United States Only)	We believe quality disclosure for companies in the United States includes the following:
• Risks related to civil rights, including risks associated with products, practices, and services;

• Plans to manage and mitigate these risks; and

• Processes at the board for overseeing such risks (e.g., committee responsible, frequency of discussions, etc.).

Human Rights Disclosure Criteria	We expect portfolio companies to regularly identify whether there are risks related to human rights[15] in their operations and manage any material risks that emerge, providing relevant disclosures to investors.

We believe all companies should disclose whether they have established processes for identifying risks related to human rights.

For companies where material human rights risks are identified, we believe quality disclosure includes the following:

• Human rights-related risks the company considers most material

• Plans to manage and mitigate these risks

• Board oversight of these risks, and

• Assessment of the effectiveness of the human rights risk management program

15. As defined in the Universal Declaration of Human Rights and the ILO Declaration on Fundamental Principles and Rights at Work.

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Political Contributions Disclosure Criteria (United States Only)	We believe quality disclosure companies in the United States includes the following information:

•  All contributions, no matter the dollar value, made by the company, its subsidiaries, and/ or affiliated Political Action Committees (PACs) to individual candidates, PACs, and other political organizations at the state and federal levels in the United States; and

• The role of the board in oversight of political contributions.

Lobbying Disclosure Criteria (United States Only)	We believe quality disclosure for companies in the United States includes the following:
• Membership in United States trade associations (to which payments are above $50,000 per year) and

• The role of the board in overseeing lobbying activities.

Trade Association Alignment Disclosure	We believe quality disclosure for companies includes the following:
Criteria	• The board’s role in overseeing the company’s participation in the political process, including membership in trade associations or other policy-influencing entities; and

•  Whether the company regularly performs a gap analysis of its stated positions on relevant issues versus those of the trade associations or other policy-influencing organizations of which it is a member, and

• Whether the company disclosed a list of its trade association memberships

Note:We believe that management is best suited to take positions on the matters related to their company, and therefore we do not recommend any specific position. Our support of these types of shareholder proposals, if any, solely reflects our support for enhanced disclosure on assessing alignment between stated company positions and the positions of associations and other relevant policy-influencing entities to which the company belongs in line with market expectations and effective risk management.

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About State Street Global Advisors	For four decades, State Street Global Advisors has served the world’s governments, institutions and financial advisors. With a rigorous, risk-aware approach built on research, analysis and market-tested experience, we build from a breadth of index and active strategies to create cost-effective solutions. As pioneers in index, ETF, and ESG investing, we are always inventing new ways to invest. As a result, we have become the world’s fourth- largest asset manager* with US $4.13 trillion† under our care.

* Pensions & Investments Research Center, as of December 31, 2022.

†  This figure is presented as of December 31, 2023 and includes approximately $64.44 billion USD of assets with respect to SPDR products for which State Street Global Advisors Funds Distributors, LLC (SSGA FD) acts solely as the marketing agent. SSGA FD and State Street Global Advisors are affiliated.

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ssga.com	ID2025966 0224	Exp. Date: 02/28/2025

APPENDIX **D** — ISS PROXY VOTING POLICY AND GUIDELINES

ISS

UNITED STATES

Proxy Voting Guidelines
Benchmark Policy Recommendations

Effective for Meetings on or after February 1, 2023
Published December 13, 2022

WWW.ISSGOVERNANCE.COM D-1

TABLE OF CONTENTS

Coverage	D-9

1. Board of Directors	D-10

Voting on Director Nominees in Uncontested Elections	D-10

Independence	D-10

ISS Classification of Directors – U.S.	D-11

Composition	D-13

Attendance	D-13

Overboarded Directors	D-13

Gender Diversity	D-13

Racial and/or Ethnic Diversity	D-13

Responsiveness	D-14

Accountability	D-14

Poison Pills	D-14

Unequal Voting Rights	D-15

Classified Board Structure	D-15

Removal of Shareholder Discretion on Classified Boards	D-15

Problematic Governance Structure	D-15

Unilateral Bylaw/Charter Amendments	D-16

Restricting Binding Shareholder Proposals	D-16

Director Performance Evaluation	D-16

Management Proposals to Ratify Existing Charter or Bylaw Provisions	D-17

Problematic Audit-Related Practices	D-17

Problematic Compensation Practices	D-17

Problematic Pledging of Company Stock	D-18

Climate Accountability	D-18

Governance Failures	D-18

Voting on Director Nominees in Contested Elections	D-19

Vote-No Campaigns	D-19

Proxy Contests/Proxy Access	D-19

Other Board-Related Proposals	D-19

Adopt Anti-Hedging/Pledging/Speculative Investments Policy	D-19

Board Refreshment	D-19

Term/Tenure Limits	D-20

Age Limits	D-20

Board Size	D-20

Classification/Declassification of the Board	D-20

W W W . I S S G O V E R N A N C E . C O M	D-2	2 of 81

CEO Succession Planning	D-20

Cumulative Voting	D-20

Director and Officer Indemnification, Liability Protection, and Exculpation	D-21

Establish/Amend Nominee Qualifications	D-21

Establish Other Board Committee Proposals	D-22

Filling Vacancies/Removal of Directors	D-22

Independent Board Chair	D-22

Majority of Independent Directors/Establishment of Independent Committees	D-23

Majority Vote Standard for the Election of Directors	D-23

Proxy Access	D-23

Require More Nominees than Open Seats	D-23

Shareholder Engagement Policy (Shareholder Advisory Committee)	D-24

2. Audit-Related	D-25

Auditor Indemnification and Limitation of Liability	D-25

Auditor Ratification	D-25

Shareholder Proposals Limiting Non-Audit Services	D-25

Shareholder Proposals on Audit Firm Rotation	D-26

3. Shareholder Rights & Defenses	D-27

Advance Notice Requirements for Shareholder Proposals/Nominations	D-27

Amend Bylaws without Shareholder Consent	D-27

Control Share Acquisition Provisions	D-27

Control Share Cash-Out Provisions	D-27

Disgorgement Provisions	D-28

Fair Price Provisions	D-28

Freeze-Out Provisions	D-28

Greenmail	D-28

Shareholder Litigation Rights	D-28

Federal Forum Selection Provisions	D-28

Exclusive Forum Provisions for State Law Matters	D-29

Fee shifting	D-29

Net Operating Loss (NOL) Protective Amendments	D-30

Poison Pills (Shareholder Rights Plans)	D-30

Shareholder Proposals to Put Pill to a Vote and/or Adopt a Pill Policy	D-30

Management Proposals to Ratify a Poison Pill	D-30

Management Proposals to Ratify a Pill to Preserve Net Operating Losses (NOLs)	D-31

Proxy Voting Disclosure, Confidentiality, and Tabulation	D-31

Ratification Proposals: Management Proposals to Ratify Existing Charter or Bylaw Provisions	D-31

Reimbursing Proxy Solicitation Expenses	D-32

W W W . I S S G O V E R N A N C E . C O M	D-3	3 of 81

Reincorporation Proposals	D-32

Shareholder Ability to Act by Written Consent	D-32

Shareholder Ability to Call Special Meetings	D-33

Stakeholder Provisions	D-33

State Antitakeover Statutes	D-33

Supermajority Vote Requirements	D-33

Virtual Shareholder Meetings	D-34

4. Capital/Restructuring	D-35

Capital	D-35

Adjustments to Par Value of Common Stock	D-35

Common Stock Authorization	D-35

General Authorization Requests	D-35

Specific Authorization Requests	D-36

Dual Class Structure	D-36

Issue Stock for Use with Rights Plan	D-36

Preemptive Rights	D-36

Preferred Stock Authorization	D-36

General Authorization Requests	D-36

Recapitalization Plans	D-38

Reverse Stock Splits	D-38

Share Issuance Mandates at U.S. Domestic Issuers Incorporated Outside the U.S.	D-38

Share Repurchase Programs	D-39

Share Repurchase Programs Shareholder Proposals	D-39

Stock Distributions: Splits and Dividends	D-39

Tracking Stock	D-39

Restructuring	D-39

Appraisal Rights	D-39

Asset Purchases	D-40

Asset Sales	D-40

Bundled Proposals	D-40

Conversion of Securities	D-40

Corporate Reorganization/Debt Restructuring/Prepackaged Bankruptcy Plans/Reverse Leveraged Buyouts/Wrap Plans	D-40

Formation of Holding Company	D-41

Going Private and Going Dark Transactions (LBOs and Minority Squeeze-outs)	D-41

Joint Ventures	D-42

Liquidations	D-42

Mergers and Acquisitions	D-42

W W W . I S S G O V E R N A N C E . C O M	D-4	4 of 81

Private Placements/Warrants/Convertible Debentures	D-43

Reorganization/Restructuring Plan (Bankruptcy)	D-44

Special Purpose Acquisition Corporations (SPACs)	D-44

Special Purpose Acquisition Corporations (SPACs) - Proposals for Extensions	D-45

Spin-offs	D-45

Value Maximization Shareholder Proposals	D-45

5. Compensation	D-46

Executive Pay Evaluation	D-46

Advisory Votes on Executive Compensation—Management Proposals (Say-on-Pay)	D-46

Pay-for-Performance Evaluation	D-47

Problematic Pay Practices	D-48

Compensation Committee Communications and Responsiveness	D-49

Frequency of Advisory Vote on Executive Compensation (“Say When on Pay”)	D-49

Voting on Golden Parachutes in an Acquisition, Merger, Consolidation, or Proposed Sale	D-49

Equity-Based and Other Incentive Plans	D-50

Shareholder Value Transfer (SVT)	D-51

Three-Year Value-Adjusted Burn Rate	D-51

Egregious Factors	D-51

Liberal Change in Control Definition	D-51

Repricing Provisions	D-52

Problematic Pay Practices or Significant Pay-for-Performance Disconnect	D-52

Amending Cash and Equity Plans (including Approval for Tax Deductibility (162(m))	D-52

Specific Treatment of Certain Award Types in Equity Plan Evaluations	D-53

Dividend Equivalent Rights	D-53

Operating Partnership (OP) Units in Equity Plan Analysis of Real Estate Investment Trusts (REITs)	D-53

Other Compensation Plans	D-53

401(k) Employee Benefit Plans	D-53

Employee Stock Ownership Plans (ESOPs)	D-54

Employee Stock Purchase Plans—Qualified Plans	D-54

Employee Stock Purchase Plans—Non-Qualified Plans	D-54

Option Exchange Programs/Repricing Options	D-54

Stock Plans in Lieu of Cash	D-55

Transfer Stock Option (TSO) Programs	D-55

Director Compensation	D-56

Shareholder Ratification of Director Pay Programs	D-56

Equity Plans for Non-Employee Directors	D-56

Non-Employee Director Retirement Plans	D-56

Shareholder Proposals on Compensation	D-57

Bonus Banking/Bonus Banking “Plus”	D-57

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Compensation Consultants—Disclosure of Board or Company’s Utilization	D-57

Disclosure/Setting Levels or Types of Compensation for Executives and Directors	D-57

Golden Coffins/Executive Death Benefits	D-57

Hold Equity Past Retirement or for a Significant Period of Time	D-58

Pay Disparity	D-58

Pay for Performance/Performance-Based Awards	D-58

Pay for Superior Performance	D-59

Pre-Arranged Trading Plans (10b5-1 Plans)	D-59

Prohibit Outside CEOs from Serving on Compensation Committees	D-59

Recoupment of Incentive or Stock Compensation in Specified Circumstances	D-60

Severance Agreements for Executives/Golden Parachutes	D-60

Share Buyback Impact on Incentive Program Metrics	D-60

Supplemental Executive Retirement Plans (SERPs)	D-61

Tax Gross-Up Proposals	D-61

Termination of Employment Prior to Severance Payment/Eliminating Accelerated Vesting of Unvested Equity	D-61

6. Routine/Miscellaneous	D-62

Adjourn Meeting	D-62

Amend Quorum Requirements	D-62

Amend Minor Bylaws	D-62

Change Company Name	D-62

Change Date, Time, or Location of Annual Meeting	D-62

Other Business	D-62

7. Social and Environmental Issues	D-63

Global Approach – E&S Shareholder Proposals	D-63

Endorsement of Principles	D-63

Animal Welfare	D-63

Animal Welfare Policies	D-63

Animal Testing	D-64

Animal Slaughter	D-64

Consumer Issues	D-64

Genetically Modified Ingredients	D-64

Reports on Potentially Controversial Business/Financial Practices	D-64

Pharmaceutical Pricing, Access to Medicines, and Prescription Drug Reimportation	D-65

Product Safety and Toxic/Hazardous Materials	D-65

Tobacco-Related Proposals	D-66

Climate Change	D-66

Say on Climate (SoC) Management Proposals	D-66

Say on Climate (SoC) Shareholder Proposals	D-67

Climate Change/Greenhouse Gas (GHG) Emissions	D-67

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Energy Efficiency	D-68

Renewable Energy	D-68

Diversity	D-68

Board Diversity	D-68

Equality of Opportunity	D-69

Gender Identity, Sexual Orientation, and Domestic Partner Benefits	D-69

Gender, Race/Ethnicity Pay Gap	D-69

Racial Equity and/or Civil Rights Audit Guidelines	D-69

Environment and Sustainability	D-70

Facility and Workplace Safety	D-70

General Environmental Proposals and Community Impact Assessments	D-70

Hydraulic Fracturing	D-70

Operations in Protected Areas	D-71

Recycling	D-71

Sustainability Reporting	D-71

Water Issues	D-71

General Corporate Issues	D-72

Charitable Contributions	D-72

Data Security, Privacy, and Internet Issues	D-72

ESG Compensation-Related Proposals	D-72

Human Rights, Human Capital Management, and International Operations	D-72

Human Rights Proposals	D-72

Mandatory Arbitration	D-73

Operations in High-Risk Markets	D-73

Outsourcing/Offshoring	D-73

Sexual Harassment	D-74

Weapons and Military Sales	D-74

Political Activities	D-74

Lobbying	D-74

Political Contributions	D-74

Political Expenditures and Lobbying Congruency	D-75

Political Ties	D-75

8. Mutual Fund Proxies	D-76

Election of Directors	D-76

Closed End Funds- Unilateral Opt-In to Control Share Acquisition Statutes	D-76

Converting Closed-end Fund to Open-end Fund	D-76

Proxy Contests	D-76

Investment Advisory Agreements	D-76

Approving New Classes or Series of Shares	D-77

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Preferred Stock Proposals	D-77

1940 Act Policies	D-77

Changing a Fundamental Restriction to a Nonfundamental Restriction	D-77

Change Fundamental Investment Objective to Nonfundamental	D-77

Name Change Proposals	D-77

Change in Fund’s Subclassification	D-78

Business Development Companies—Authorization to Sell Shares of Common Stock at a Price below Net Asset Value	D-78

Disposition of Assets/Termination/Liquidation	D-78

Changes to the Charter Document	D-78

Changing the Domicile of a Fund	D-79

Authorizing the Board to Hire and Terminate Subadvisers Without Shareholder Approval	D-79

Distribution Agreements	D-79

Master-Feeder Structure	D-79

Mergers	D-79

Shareholder Proposals for Mutual Funds	D-80

Establish Director Ownership Requirement	D-80

Reimburse Shareholder for Expenses Incurred	D-80

Terminate the Investment Advisor	D-80

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Coverage

The U.S. research team provides proxy analyses and voting recommendations for the common shareholder meetings of U.S. - incorporated companies that are publicly-traded on U.S. exchanges, as well as certain OTC companies, if they are held in our institutional investor clients’ portfolios. Coverage generally includes corporate actions for common equity holders, such as written consents and bankruptcies. ISS’ U.S. coverage includes investment companies (including open-end funds, closed-end funds, exchange-traded funds, and unit investment trusts), limited partnerships (“LPs”), master limited partnerships (“MLPs”), limited liability companies (“LLCs”), and business development companies. ISS reviews its universe of coverage on an annual basis, and the coverage is subject to change based on client need and industry trends.

Foreign-incorporated companies

In addition to U.S.- incorporated, U.S.- listed companies, ISS’ U.S. policies are applied to certain foreign-incorporated company analyses. Like the SEC, ISS distinguishes two types of companies that list but are not incorporated in the U.S.:

◾

U.S. Domestic Issuers – which have a majority of outstanding shares held in the U.S. and meet other criteria, as determined by the SEC, and are subject to the same disclosure and listing standards as U.S. incorporated companies (e.g. they are required to file DEF14A proxy statements) – are generally covered under standard U.S. policy guidelines.

◾

Foreign Private Issuers (FPIs) – which are allowed to take exemptions from most disclosure requirements (e.g., they are allowed to file 6-K for their proxy materials) and U.S. listing standards – are generally covered under a combination of policy guidelines:

◾

FPI Guidelines (see the Americas Regional Proxy Voting Guidelines), may apply to companies incorporated in governance havens, and apply certain minimum independence and disclosure standards in the evaluation of key proxy ballot items, such as the election of directors; and/or

◾	Guidelines for the market that is responsible for, or most relevant to, the item on the ballot.

U.S. incorporated companies listed only on non-U.S. exchanges are generally covered under the ISS guidelines for the market on which they are traded.

An FPI is generally covered under ISS’ approach to FPIs outlined above, even if such FPI voluntarily files a proxy statement and/or other filing normally required of a U.S. Domestic Issuer, so long as the company retains its FPI status.

In all cases – including with respect to other companies with cross-market features that may lead to ballot items related to multiple markets – items that are on the ballot solely due to the requirements of another market (listing, incorporation, or national code) may be evaluated under the policy of the relevant market, regardless of the

“assigned” primary market coverage.

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1. Board of Directors

Voting on Director Nominees in Uncontested Elections

Four fundamental principles apply when determining votes on director nominees:

Independence: Boards should be sufficiently independent from management (and significant shareholders) to ensure that they are able and motivated to effectively supervise management’s performance for the benefit of all shareholders, including in setting and monitoring the execution of corporate strategy, with appropriate use of shareholder capital, and in setting and monitoring executive compensation programs that support that strategy. The chair of the board should ideally be an independent director, and all boards should have an independent leadership position or a similar role in order to help provide appropriate counterbalance to executive management, as well as having sufficiently independent committees that focus on key governance concerns such as audit, compensation, and nomination of directors.

Composition: Companies should ensure that directors add value to the board through their specific skills and expertise and by having sufficient time and commitment to serve effectively. Boards should be of a size appropriate to accommodate diversity, expertise, and independence, while ensuring active and collaborative participation by all members. Boards should be sufficiently diverse to ensure consideration of a wide range of perspectives.

Responsiveness: Directors should respond to investor input, such as that expressed through significant opposition to management proposals, significant support for shareholder proposals (whether binding or non-binding), and tender offers where a majority of shares are tendered.

Accountability: Boards should be sufficiently accountable to shareholders, including through transparency of the company’s governance practices and regular board elections, by the provision of sufficient information for shareholders to be able to assess directors and board composition, and through the ability of shareholders to remove directors.

General Recommendation: Generally vote for director nominees, except under the following circumstances (with new nominees1 considered on case-by-case basis):

Independence

Vote against2 or withhold from non-independent directors (Executive Directors and Non-Independent Non-Executive Directors per ISS’ Classification of Directors) when:

◾	Independent directors comprise 50 percent or less of the board;
◾	The non-independent director serves on the audit, compensation, or nominating committee;
◾	The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee; or
◾	The company lacks a formal nominating committee, even if the board attests that the independent directors fulfill the functions of such a committee.

1 A “new nominee” is a director who is being presented for election by shareholders for the first time. Recommendations on new nominees who have served for less than one year are made on a case-by-case basis depending on the timing of their appointment and the problematic governance issue in question.

2 In general, companies with a plurality vote standard use “Withhold” as the contrary vote option in director elections; companies with a majority vote standard use “Against”. However, it will vary by company and the proxy must be checked to determine the valid contrary vote option for the particular company.

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ISS Classification of Directors – U.S.

1.	Executive Director

1.1.	Current officer[1] of the company or one of its affiliates[2].

2.	Non-Independent Non-Executive Director

Board Identification

2.1.	Director identified as not independent by the board.

Controlling/Significant	Shareholder
2.2.	Beneficial owner of more than 50 percent of the company’s voting power (this may be aggregated if voting power is distributed among more than one member of a group).

Current Employment at Company or Related Company
2.3.	Non-officer employee of the firm (including employee representatives).
2.4.	Officer[1], former officer, or general or limited partner of a joint venture or partnership with the company.

Former Employment

2.5.	Former CEO of the company. [3,4]
2.6.	Former non-CEO officer[1] of the company or an affiliate[2] within the past five years.
2.7.	Former officer[1] of an acquired company within the past five years.[4]
2.8.	Officer[1] of a former parent or predecessor firm at the time the company was sold or split off within the past five years.
2.9.	Former interim officer if the service was longer than 18 months. If the service was between 12 and 18 months an assessment of the interim officer’s employment agreement will be made.[5]

Family Members

2.10.	Immediate family member[6] of a current or former officer[1] of the company or its affiliates[2] within the last five years.
2.11.

Immediate family member[6] of a current employee of company or its affiliates[2] where additional factors raise concern (which may include, but are not limited to, the following: a director related to numerous employees; the company or its affiliates employ relatives of numerous board members; or a non- Section 16 officer in a key strategic role).

Professional, Transactional, and Charitable Relationships

2.12.

Director who (or whose immediate family member6) currently provides professional services[7] in excess of $10,000 per year to: the company, an affiliate[2], or an individual officer of the company or an affiliate; or who is (or whose immediate family member[6] is) a partner, employee, or controlling shareholder of an organization which provides the services.

2.13.

Director who (or whose immediate family member6) currently has any material transactional relationship[8] with the company or its affiliates[2]; or who is (or whose immediate family member[6] is) a partner in, or a controlling shareholder or an executive officer of, an organization which has the material transactional relationship[8] (excluding investments in the company through a private placement).

2.14.

Director who (or whose immediate family member6) is a trustee, director, or employee of a charitable or non-profit organization that receives material grants or endowments[8] from the company or its affiliates[2].

Other Relationships

2.15.	Party to a voting agreement[9] to vote in line with management on proposals being brought to shareholder vote.
2.16.	Has (or an immediate family member[6] has) an interlocking relationship as defined by the SEC involving members of the board of directors or its Compensation Committee.[10]
2.17.	Founder[11] of the company but not currently an employee.
2.18.	Director with pay comparable to Named Executive Officers.
2.19.	Any material[12] relationship with the company.

3.	Independent Director

3.1.	No material[12] connection to the company other than a board seat.

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Footnotes:

1. The definition of officer will generally follow that of a “Section 16 officer” (officers subject to Section 16 of the Securities and Exchange Act of 1934) and includes the chief executive, operating, financial, legal, technology, and accounting officers of a company (including the president, treasurer, secretary, controller, or any vice president in charge of a principal business unit, division, or policy function). Current interim officers are included in this category. For private companies, the equivalent positions are applicable. A non-employee director serving as an officer due to statutory requirements (e.g. corporate secretary) will generally be classified as a Non-Independent Non-Executive Director under “Any material relationship with the company.” However, if the company provides explicit disclosure that the director is not receiving additional compensation exceeding $10,000 per year for serving in that capacity, then the director will be classified as an Independent Director.

2. “Affiliate” includes a subsidiary, sibling company, or parent company. ISS uses 50 percent control ownership by the parent company as the standard for applying its affiliate designation. The manager/advisor of an externally managed issuer (EMI) is considered an affiliate.

3. Includes any former CEO of the company prior to the company’s initial public offering (IPO).

4. When there is a former CEO of a special purpose acquisition company (SPAC) serving on the board of an acquired company, ISS will generally classify such directors as independent unless determined otherwise taking into account the following factors: the applicable listing standards determination of such director’s independence; any operating ties to the firm; and the existence of any other conflicting relationships or related party transactions.

5. ISS will look at the terms of the interim officer’s employment contract to determine if it contains severance pay, long-term health and pension benefits, or other such standard provisions typically contained in contracts of permanent, non-temporary CEOs. ISS will also consider if a formal search process was under way for a full-time officer at the time.

6. “Immediate family member” follows the SEC’s definition of such and covers spouses, parents, children, step-parents, step-children, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, or significant shareholder of the company.

7. Professional services can be characterized as advisory in nature, generally involve access to sensitive company information or to strategic decision-making, and typically have a commission- or fee-based payment structure. Professional services generally include but are not limited to the following: investment banking/financial advisory services, commercial banking (beyond deposit services), investment services, insurance services, accounting/audit services, consulting services, marketing services, legal services, property management services, realtor services, lobbying services, executive search services, and IT consulting services. The following would generally be considered transactional relationships and not professional services: deposit services, IT tech support services, educational services, and construction services. The case of participation in a banking syndicate by a non-lead bank should be considered a transactional (and hence subject to the associated materiality test) rather than a professional relationship. “Of Counsel” relationships are only considered immaterial if the individual does not receive any form of compensation (in excess of $10,000 per year) from, or is a retired partner of, the firm providing the professional service. The case of a company providing a professional service to one of its directors or to an entity with which one of its directors is affiliated, will be considered a transactional rather than a professional relationship. Insurance services and marketing services are assumed to be professional services unless the company explains why such services are not advisory.

8. A material transactional relationship, including grants to non-profit organizations, exists if the company makes annual payments to, or receives annual payments from, another entity, exceeding the greater of: $200,000 or 5 percent of the recipient’s gross revenues, for a company that follows NASDAQ listing standards; or the greater of $1,000,000 or 2 percent of the recipient’s gross revenues, for a company that follows NYSE listing standards. For a company that follows neither of the preceding standards, ISS will apply the NASDAQ-based materiality test. (The recipient is the party receiving the financial proceeds from the transaction).

9. Dissident directors who are parties to a voting agreement pursuant to a settlement or similar arrangement may be classified as Independent Directors if an analysis of the following factors indicates that the voting agreement does not compromise their alignment with all shareholders’ interests: the terms of the agreement; the duration of the standstill provision in the agreement; the limitations and requirements of actions that are agreed upon; if the dissident director nominee(s) is subject to the standstill; and if there any conflicting relationships or related party transactions.

10. Interlocks include: executive officers serving as directors on each other’s compensation or similar committees (or, in the absence of such a committee, on the board); or executive officers sitting on each other’s boards and at least one serves on the other’s compensation or similar committees (or, in the absence of such a committee, on the board).

11. The operating involvement of the founder with the company will be considered; if the founder was never employed by the company, ISS may deem him or her an Independent Director.

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12. For purposes of ISS’s director independence classification, “material” will be defined as a standard of relationship (financial, personal, or otherwise) that a reasonable person might conclude could potentially influence one’s objectivity in the boardroom in a manner that would have a meaningful impact on an individual’s ability to satisfy requisite fiduciary standards on behalf of shareholders.

Composition

Attendance at Board and Committee Meetings: Generally vote against or withhold from directors (except nominees who served only part of the fiscal year3) who attend less than 75 percent of the aggregate of their board and committee meetings for the period for which they served, unless an acceptable reason for absences is disclosed in the proxy or another SEC filing. Acceptable reasons for director absences are generally limited to the following:

◾	Medical issues/illness;
◾	Family emergencies; and
◾	Missing only one meeting (when the total of all meetings is three or fewer).

In cases of chronic poor attendance without reasonable justification, in addition to voting against the director(s) with poor attendance, generally vote against or withhold from appropriate members of the nominating/governance committees or the full board.

If the proxy disclosure is unclear and insufficient to determine whether a director attended at least 75 percent of the aggregate of his/her board and committee meetings during his/her period of service, vote against or withhold from the director(s) in question.

Overboarded Directors: Generally vote against or withhold from individual directors who:

◾	Sit on more than five public company boards; or
◾	Are CEOs of public companies who sit on the boards of more than two public companies besides their own—withhold only at their outside boards[4].

Gender Diversity: Generally vote against or withhold from the chair of the nominating committee (or other directors on a case-by-case basis) at companies where there are no women on the company’s board. An exception will be made if there was at least one woman on the board at the preceding annual meeting and the board makes a firm commitment to return to a gender-diverse status within a year.

Racial and/or Ethnic Diversity: For companies in the Russell 3000 or S&P 1500 indices, generally vote against or withhold from the chair of the nominating committee (or other directors on a case-by-case basis) where the board has no apparent racially or ethnically diverse members5. An exception will be made if there was racial and/or ethnic diversity on the board at the preceding annual meeting and the board makes a firm commitment to appoint at least one racial and/or ethnic diverse member within a year.

3 Nominees who served for only part of the fiscal year are generally exempted from the attendance policy.

4 Although all of a CEO’s subsidiary boards with publicly-traded common stock will be counted as separate boards, ISS will not recommend a withhold vote for the CEO of a parent company board or any of the controlled (>50 percent ownership) subsidiaries of that parent but may do so at subsidiaries that are less than 50 percent controlled and boards outside the parent/subsidiary relationships.

5 Aggregate diversity statistics provided by the board will only be considered if specific to racial and/or ethnic diversity.

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Responsiveness

Vote case-by-case on individual directors, committee members, or the entire board of directors as appropriate if:

◾

The board failed to act on a shareholder proposal that received the support of a majority of the shares cast in the previous year or failed to act on a management proposal seeking to ratify an existing charter/bylaw provision that received opposition of a majority of the shares cast in the previous year. Factors that will be considered are:

◾	Disclosed outreach efforts by the board to shareholders in the wake of the vote;
◾	Rationale provided in the proxy statement for the level of implementation;
◾	The subject matter of the proposal;
◾	The level of support for and opposition to the resolution in past meetings;
◾	Actions taken by the board in response to the majority vote and its engagement with shareholders;
◾	The continuation of the underlying issue as a voting item on the ballot (as either shareholder or management proposals); and
◾	Other factors as appropriate.
◾	The board failed to act on takeover offers where the majority of shares are tendered;
◾

At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold/against vote.

Vote case-by-case on Compensation Committee members (or, in exceptional cases, the full board) and the Say on Pay proposal if:

◾	The company’s previous say-on-pay received the support of less than 70 percent of votes cast. Factors that will be considered are:
◾	The company’s response, including:
◾

Disclosure of engagement efforts with major institutional investors, including the frequency and timing of engagements and the company participants (including whether independent directors participated);

◾	Disclosure of the specific concerns voiced by dissenting shareholders that led to the say-on-pay opposition;
◾	Disclosure of specific and meaningful actions taken to address shareholders’ concerns;
◾	Other recent compensation actions taken by the company;
◾	Whether the issues raised are recurring or isolated;
◾	The company’s ownership structure; and
◾	Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.
◾	The board implements an advisory vote on executive compensation on a less frequent basis than the frequency that received the plurality of votes cast.

Accountability

PROBLEMATIC TAKEOVER DEFENSES, CAPITAL STRUCTURE, AND GOVERNANCE STRUCTURE

Poison Pills: Generally vote against or withhold from all nominees (except new nominees1, who should be considered case-by-case) if:

◾	The company has a poison pill with a deadhand or slowhand feature[6];

6 If a short-term pill with a deadhand or slowhand feature is enacted but expires before the next shareholder vote, ISS will generally still recommend withhold/against nominees at the next shareholder meeting following its adoption.

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◾	The board makes a material adverse modification to an existing pill, including, but not limited to, extension, renewal, or lowering the trigger, without shareholder approval; or
◾	The company has a long-term poison pill (with a term of over one year) that was not approved by the public shareholders[7].

Vote case-by-case on nominees if the board adopts an initial short-term pill6 (with a term of one year or less) without shareholder approval, taking into consideration:

◾	The disclosed rationale for the adoption;
◾	The trigger;
◾	The company’s market capitalization (including absolute level and sudden changes);
◾	A commitment to put any renewal to a shareholder vote; and
◾	Other factors as relevant.

Unequal Voting Rights: Generally vote withhold or against directors individually, committee members, or the entire board (except new nominees1, who should be considered case-by-case), if the company employs a common stock structure with unequal voting rights8.

Exceptions to this policy will generally be limited to:

◾	Newly-public companies[9] with a sunset provision of no more than seven years from the date of going public;
◾	Limited Partnerships and the Operating Partnership (OP) unit structure of REITs;
◾	Situations where the super-voting shares represent less than 5% of total voting power and therefore considered to be de minimis; or
◾	The company provides sufficient protections for minority shareholders, such as allowing minority shareholders a regular binding vote on whether the capital structure should be maintained.

Classified Board Structure: The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election. All appropriate nominees (except new) may be held accountable.

Removal of Shareholder Discretion on Classified Boards: The company has opted into, or failed to opt out of, state laws requiring a classified board structure.

Problematic Governance Structure: For companies that hold or held their first annual meeting9 of public shareholders after Feb. 1, 2015, generally vote against or withhold from directors individually, committee members, or the entire board (except new nominees1, who should be considered case-by-case) if, prior to or in connection with the company’s public offering, the company or its board adopted the following bylaw or charter provisions that are considered to be materially adverse to shareholder rights:

◾	Supermajority vote requirements to amend the bylaws or charter;
◾	A classified board structure; or
◾	Other egregious provisions.

7 Approval prior to, or in connection, with a company’s becoming publicly-traded, or in connection with a de-SPAC transaction, is insufficient.

8 This generally includes classes of common stock that have additional votes per share than other shares; classes of shares that are not entitled to vote on all the same ballot items or nominees; or stock with time-phased voting rights (“loyalty shares”).

9 Includes companies that emerge from bankruptcy, SPAC transactions, spin-offs, direct listings, and those who complete a traditional initial public offering.

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A provision which specifies that the problematic structure(s) will be sunset within seven years of the date of going public will be considered a mitigating factor.

Unless the adverse provision is reversed or removed, vote case-by-case on director nominees in subsequent years.

Unilateral Bylaw/Charter Amendments: Generally vote against or withhold from directors individually, committee members, or the entire board (except new nominees1, who should be considered case-by-case) if the board amends the company’s bylaws or charter without shareholder approval in a manner that materially diminishes shareholders’ rights or that could adversely impact shareholders, considering the following factors:

◾	The board’s rationale for adopting the bylaw/charter amendment without shareholder ratification;
◾	Disclosure by the company of any significant engagement with shareholders regarding the amendment;
◾	The level of impairment of shareholders’ rights caused by the board’s unilateral amendment to the bylaws/charter;
◾	The board’s track record with regard to unilateral board action on bylaw/charter amendments or other entrenchment provisions;
◾	The company’s ownership structure;
◾	The company’s existing governance provisions;
◾	The timing of the board’s amendment to the bylaws/charter in connection with a significant business development; and
◾	Other factors, as deemed appropriate, that may be relevant to determine the impact of the amendment on shareholders.

Unless the adverse amendment is reversed or submitted to a binding shareholder vote, in subsequent years vote case-by-case on director nominees. Generally vote against (except new nominees1, who should be considered case-by-case) if the directors:

◾	Classified the board;
◾	Adopted supermajority vote requirements to amend the bylaws or charter;
◾	Eliminated shareholders’ ability to amend bylaws;
◾	Adopted a fee-shifting provision; or
◾	Adopted another provision deemed egregious.

Restricting Binding Shareholder Proposals: Generally vote against or withhold from the members of the governance committee if:

◾

The company’s governing documents impose undue restrictions on shareholders’ ability to amend the bylaws. Such restrictions include but are not limited to: outright prohibition on the submission of binding shareholder proposals or share ownership requirements, subject matter restrictions, or time holding requirements in excess of SEC Rule 14a-8. Vote against or withhold on an ongoing basis.

Submission of management proposals to approve or ratify requirements in excess of SEC Rule 14a-8 for the submission of binding bylaw amendments will generally be viewed as an insufficient restoration of shareholders’ rights. Generally continue to vote against or withhold on an ongoing basis until shareholders are provided with an unfettered ability to amend the bylaws or a proposal providing for such unfettered right is submitted for shareholder approval.

Director Performance Evaluation: The board lacks mechanisms to promote accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one-, three-, and five-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group

(Russell 3000 companies only). Take into consideration the company’s operational metrics and other factors as warranted. Problematic provisions include but are not limited to:

◾	A classified board structure;

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◾	A supermajority vote requirement;
◾	Either a plurality vote standard in uncontested director elections, or a majority vote standard in contested elections;
◾	The inability of shareholders to call special meetings;
◾	The inability of shareholders to act by written consent;
◾	A multi-class capital structure; and/or
◾	A non-shareholder-approved poison pill.

Management Proposals to Ratify Existing Charter or Bylaw Provisions: Vote against/withhold from individual directors, members of the governance committee, or the full board, where boards ask shareholders to ratify existing charter or bylaw provisions considering the following factors:

◾	The presence of a shareholder proposal addressing the same issue on the same ballot;
◾	The board’s rationale for seeking ratification;
◾	Disclosure of actions to be taken by the board should the ratification proposal fail;
◾	Disclosure of shareholder engagement regarding the board’s ratification request;
◾	The level of impairment to shareholders’ rights caused by the existing provision;
◾	The history of management and shareholder proposals on the provision at the company’s past meetings;
◾	Whether the current provision was adopted in response to the shareholder proposal;
◾	The company’s ownership structure; and
◾	Previous use of ratification proposals to exclude shareholder proposals.

Problematic Audit-Related Practices

Generally vote against or withhold from the members of the Audit Committee if:

◾	The non-audit fees paid to the auditor are excessive;
◾	The company receives an adverse opinion on the company’s financial statements from its auditor; or
◾

There is persuasive evidence that the Audit Committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote case-by-case on members of the Audit Committee and potentially the full board if:

◾

Poor accounting practices are identified that rise to a level of serious concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures. Examine the severity, breadth, chronological sequence, and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether withhold/against votes are warranted.

Problematic Compensation Practices

In the absence of an Advisory Vote on Executive Compensation (Say on Pay) ballot item or in egregious situations, vote against or withhold from the members of the Compensation Committee and potentially the full board if:

◾	There is an unmitigated misalignment between CEO pay and company performance (pay for performance);
◾	The company maintains significant problematic pay practices; or
◾	The board exhibits a significant level of poor communication and responsiveness to shareholders.

Generally vote against or withhold from the Compensation Committee chair, other committee members, or potentially the full board if:

◾	The company fails to include a Say on Pay ballot item when required under SEC provisions, or under the company’s declared frequency of say on pay; or
◾	The company fails to include a Frequency of Say on Pay ballot item when required under SEC provisions.

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Generally vote against members of the board committee responsible for approving/setting non-employee director compensation if there is a pattern (i.e. two or more years) of awarding excessive non-employee director compensation without disclosing a compelling rationale or other mitigating factors.

Problematic Pledging of Company Stock: Vote against the members of the committee that oversees risks related to pledging, or the full board, where a significant level of pledged company stock by executives or directors raises concerns. The following factors will be considered:

◾	The presence of an anti-pledging policy, disclosed in the proxy statement, that prohibits future pledging activity;
◾	The magnitude of aggregate pledged shares in terms of total common shares outstanding, market value, and trading volume;
◾	Disclosure of progress or lack thereof in reducing the magnitude of aggregate pledged shares over time;
◾	Disclosure in the proxy statement that shares subject to stock ownership and holding requirements do not include pledged company stock; and
◾	Any other relevant factors.

Climate Accountability

For companies that are significant greenhouse gas (GHG) emitters, through their operations or value chain10, generally vote against or withhold from the incumbent chair of the responsible committee (or other directors on a case-by-case basis) in cases where ISS determines that the company is not taking the minimum steps needed to understand, assess, and mitigate risks related to climate change to the company and the larger economy.

Minimum steps to understand and mitigate those risks are considered to be the following. Both minimum criteria will be required to be in alignment with the policy :

◾	Detailed disclosure of climate-related risks, such as according to the framework established by the Task Force on Climate-related Financial Disclosures (TCFD), including:
◾	Board governance measures;
◾	Corporate strategy;
◾	Risk management analyses; and
◾	Metrics and targets.
◾	Appropriate GHG emissions reduction targets.

At this time, “appropriate GHG emissions reductions targets” will be medium-term GHG reduction targets or Net Zero-by-2050 GHG reduction targets for a company’s operations (Scope 1) and electricity use (Scope 2). Targets should cover the vast majority of the company’s direct emissions.

Governance Failures

Under extraordinary circumstances, vote against or withhold from directors individually, committee members, or the entire board, due to:

◾	Material failures of governance, stewardship, risk oversight[11], or fiduciary responsibilities at the company;
◾	Failure to replace management as appropriate; or

10 Companies defined as “significant GHG emitters” will be those on the current Climate Action 100+ Focus Group list.

11 Examples of failure of risk oversight include but are not limited to: bribery; large or serial fines or sanctions from regulatory bodies; demonstrably poor risk oversight of environmental and social issues, including climate change; significant adverse legal judgments or settlement; or hedging of company stock.

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◾

Egregious actions related to a director’s service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company.

Voting on Director Nominees in Contested Elections

Vote-No Campaigns

General Recommendation: In cases where companies are targeted in connection with public “vote-no” campaigns, evaluate director nominees under the existing governance policies for voting on director nominees in uncontested elections. Take into consideration the arguments submitted by shareholders and other publicly available information.

Proxy Contests/Proxy Access

General Recommendation: Vote case-by-case on the election of directors in contested elections, considering the following factors:

◾	Long-term financial performance of the company relative to its industry;
◾	Management’s track record;
◾	Background to the contested election;
◾	Nominee qualifications and any compensatory arrangements;
◾	Strategic plan of dissident slate and quality of the critique against management;
◾	Likelihood that the proposed goals and objectives can be achieved (both slates); and
◾	Stock ownership positions.

In the case of candidates nominated pursuant to proxy access, vote case-by-case considering any applicable factors listed above or additional factors which may be relevant, including those that are specific to the company, to the nominee(s) and/or to the nature of the election (such as whether there are more candidates than board seats).

Other Board-Related Proposals

Adopt Anti-Hedging/Pledging/Speculative Investments Policy

General Recommendation: Generally vote for proposals seeking a policy that prohibits named executive officers from engaging in derivative or speculative transactions involving company stock, including hedging, holding stock in a margin account, or pledging stock as collateral for a loan. However, the company’s existing policies regarding responsible use of company stock will be considered.

Board Refreshment

Board refreshment is best implemented through an ongoing program of individual director evaluations, conducted annually, to ensure the evolving needs of the board are met and to bring in fresh perspectives, skills, and diversity as needed.

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Term/Tenure Limits

General Recommendation: Vote case-by-case on management proposals regarding director term/tenure limits, considering:

◾	The rationale provided for adoption of the term/tenure limit;
◾	The robustness of the company’s board evaluation process;
◾	Whether the limit is of sufficient length to allow for a broad range of director tenures;
◾	Whether the limit would disadvantage independent directors compared to non-independent directors; and
◾	Whether the board will impose the limit evenly, and not have the ability to waive it in a discriminatory manner.

Vote case-by-case on shareholder proposals asking for the company to adopt director term/tenure limits, considering:

◾	The scope of the shareholder proposal; and
◾	Evidence of problematic issues at the company combined with, or exacerbated by, a lack of board refreshment.

Age Limits

General Recommendation: Generally vote against management and shareholder proposals to limit the tenure of independent directors through mandatory retirement ages. Vote for proposals to remove mandatory age limits.

Board Size

General Recommendation: Vote for proposals seeking to fix the board size or designate a range for the board size.

Vote against proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

Classification/Declassification of the Board

General Recommendation: Vote against proposals to classify (stagger) the board.

Vote for proposals to repeal classified boards and to elect all directors annually.

CEO Succession Planning

General Recommendation: Generally vote for proposals seeking disclosure on a CEO succession planning policy, considering, at a minimum, the following factors:

◾	The reasonableness/scope of the request; and
◾	The company’s existing disclosure on its current CEO succession planning process.

Cumulative Voting

General Recommendation: Generally vote against management proposals to eliminate cumulate voting, and for shareholder proposals to restore or provide for cumulative voting, unless:

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◾	The company has proxy access[12], thereby allowing shareholders to nominate directors to the company’s ballot; and
◾

The company has adopted a majority vote standard, with a carve-out for plurality voting in situations where there are more nominees than seats, and a director resignation policy to address failed elections.

Vote for proposals for cumulative voting at controlled companies (insider voting power > 50%).

Director and Officer Indemnification, Liability Protection, and Exculpation

General Recommendation: Vote case-by-case on proposals on director and officer indemnification, liability protection, and exculpation13.

Consider the stated rationale for the proposed change. Also consider, among other factors, the extent to which the proposal would:

◾	Eliminate directors’ and officers’ liability for monetary damages for violating the duty of care.
◾	Eliminate directors’ and officers’ liability for monetary damages for violating the duty of loyalty.
◾	Expand coverage beyond just legal expenses to liability for acts that are more serious violations of fiduciary obligation than mere carelessness.
◾

Expand the scope of indemnification to provide for mandatory indemnification of company officials in connection with acts that previously the company was permitted to provide indemnification for, at the discretion of the company’s board (i.e., “permissive indemnification”), but that previously the company was not required to indemnify.

Vote for those proposals providing such expanded coverage in cases when a director’s or officer’s legal defense was unsuccessful if both of the following apply:

◾	If the individual was found to have acted in good faith and in a manner that the individual reasonably believed was in the best interests of the company; and

If only the individual’s legal expenses would be covered.

Establish/Amend Nominee Qualifications

General Recommendation: Vote case-by-case on proposals that establish or amend director qualifications. Votes should be based on the reasonableness of the criteria and the degree to which they may preclude dissident nominees from joining the board.

Vote case-by-case on shareholder resolutions seeking a director nominee who possesses a particular subject matter expertise, considering:

◾	The company’s board committee structure, existing subject matter expertise, and board nomination provisions relative to that of its peers;

12 A proxy access right that meets the recommended guidelines.

13 Indemnification: the condition of being secured against loss or damage.

Limited liability: a person’s financial liability is limited to a fixed sum, or personal financial assets are not at risk if the individual loses a lawsuit that results in financial award/damages to the plaintiff.

Exculpation: to eliminate or limit the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer.

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◾	The company’s existing board and management oversight mechanisms regarding the issue for which board oversight is sought;
◾	The company’s disclosure and performance relating to the issue for which board oversight is sought and any significant related controversies; and
◾	The scope and structure of the proposal.

Establish Other Board Committee Proposals

General Recommendation: Generally vote against shareholder proposals to establish a new board committee, as such proposals seek a specific oversight mechanism/structure that potentially limits a company’s flexibility to determine an appropriate oversight mechanism for itself. However, the following factors will be considered:

◾	Existing oversight mechanisms (including current committee structure) regarding the issue for which board oversight is sought;
◾	Level of disclosure regarding the issue for which board oversight is sought;
◾	Company performance related to the issue for which board oversight is sought;
◾	Board committee structure compared to that of other companies in its industry sector; and
◾	The scope and structure of the proposal.

Filling Vacancies/Removal of Directors

General Recommendation: Vote against proposals that provide that directors may be removed only for cause.

Vote for proposals to restore shareholders’ ability to remove directors with or without cause.

Vote against proposals that provide that only continuing directors may elect replacements to fill board vacancies.

Vote for proposals that permit shareholders to elect directors to fill board vacancies.

Independent Board Chair

General Recommendation: Generally vote for shareholder proposals requiring that the board chair position be filled by an independent director, taking into consideration the following:

◾	The scope and rationale of the proposal;
◾	The company’s current board leadership structure;
◾	The company’s governance structure and practices;
◾	Company performance; and
◾	Any other relevant factors that may be applicable.

The following factors will increase the likelihood of a “for” recommendation:

◾	A majority non-independent board and/or the presence of non-independent directors on key board committees;
◾	A weak or poorly-defined lead independent director role that fails to serve as an appropriate counterbalance to a combined CEO/chair role;
◾	The presence of an executive or non-independent chair in addition to the CEO, a recent recombination of the role of CEO and chair, and/or departure from a structure with an independent chair;
◾	Evidence that the board has failed to oversee and address material risks facing the company;
◾	A material governance failure, particularly if the board has failed to adequately respond to shareholder concerns or if the board has materially diminished shareholder rights; or

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◾	Evidence that the board has failed to intervene when management’s interests are contrary to shareholders’ interests.

Majority of Independent Directors/Establishment of Independent Committees

General Recommendation: Vote for shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS’ definition of Independent Director (See ISS’ Classification of Directors.)

Vote for shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors unless they currently meet that standard.

Majority Vote Standard for the Election of Directors

General Recommendation: Generally vote for management proposals to adopt a majority of votes cast standard for directors in uncontested elections. Vote against if no carve-out for a plurality vote standard in contested elections is included.

Generally vote for precatory and binding shareholder resolutions requesting that the board change the company’s bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carve-out for a plurality vote standard when there are more nominees than board seats.

Companies are strongly encouraged to also adopt a post-election policy (also known as a director resignation policy) that will provide guidelines so that the company will promptly address the situation of a holdover director.

Proxy Access

General Recommendation: Generally vote for management and shareholder proposals for proxy access with the following provisions:

◾	Ownership threshold: maximum requirement not more than three percent (3%) of the voting power;
◾	Ownership duration: maximum requirement not longer than three (3) years of continuous ownership for each member of the nominating group;
◾	Aggregation: minimal or no limits on the number of shareholders permitted to form a nominating group;
◾	Cap: cap on nominees of generally twenty-five percent (25%) of the board.

Review for reasonableness any other restrictions on the right of proxy access. Generally vote against proposals that are more restrictive than these guidelines.

Require More Nominees than Open Seats

General Recommendation: Vote against shareholder proposals that would require a company to nominate more candidates than the number of open board seats.

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Shareholder Engagement Policy (Shareholder Advisory Committee)

General Recommendation: Generally vote for shareholder proposals requesting that the board establish an internal mechanism/process, which may include a committee, in order to improve communications between directors and shareholders, unless the company has the following features, as appropriate:

◾	Established a communication structure that goes beyond the exchange requirements to facilitate the exchange of information between shareholders and members of the board;
◾	Effectively disclosed information with respect to this structure to its shareholders;
◾	Company has not ignored majority-supported shareholder proposals, or a majority withhold vote on a director nominee; and
◾

The company has an independent chair or a lead director, according to ISS’ definition. This individual must be made available for periodic consultation and direct communication with major shareholders.

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2. Audit-Related

Auditor Indemnification and Limitation of Liability

General Recommendation: Vote case-by-case on the issue of auditor indemnification and limitation of liability. Factors to be assessed include, but are not limited to:

◾	The terms of the auditor agreement—the degree to which these agreements impact shareholders’ rights;
◾	The motivation and rationale for establishing the agreements;
◾	The quality of the company’s disclosure; and
◾	The company’s historical practices in the audit area.

Vote against or withhold from members of an audit committee in situations where there is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Auditor Ratification

General Recommendation: Vote for proposals to ratify auditors unless any of the following apply:

◾	An auditor has a financial interest in or association with the company, and is therefore not independent;
◾	There is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position;
◾	Poor accounting practices are identified that rise to a serious level of concern, such as fraud or misapplication of GAAP; or
◾	Fees for non-audit services (“Other” fees) are excessive.

Non-audit fees are excessive if:

◾	Non-audit (“other”) fees > audit fees + audit-related fees + tax compliance/preparation fees

Tax compliance and preparation include the preparation of original and amended tax returns and refund claims, and tax payment planning. All other services in the tax category, such as tax advice, planning, or consulting, should be added to “Other” fees. If the breakout of tax fees cannot be determined, add all tax fees to “Other” fees.

In circumstances where “Other” fees include fees related to significant one-time capital structure events (such as initial public offerings, bankruptcy emergence, and spin-offs) and the company makes public disclosure of the amount and nature of those fees that are an exception to the standard “non-audit fee” category, then such fees may be excluded from the non-audit fees considered in determining the ratio of non-audit to audit/audit-related fees/tax compliance and preparation for purposes of determining whether non-audit fees are excessive.

Shareholder Proposals Limiting Non-Audit Services

General Recommendation: Vote case-by-case on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services.

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Shareholder Proposals on Audit Firm Rotation

General Recommendation: Vote case-by-case on shareholder proposals asking for audit firm rotation, taking into account:

◾	The tenure of the audit firm;
◾	The length of rotation specified in the proposal;
◾	Any significant audit-related issues at the company;
◾	The number of Audit Committee meetings held each year;
◾	The number of financial experts serving on the committee; and
◾	Whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.

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3. Shareholder Rights & Defenses

Advance Notice Requirements for Shareholder Proposals/Nominations

General Recommendation: Vote case-by-case on advance notice proposals, giving support to those proposals which allow shareholders to submit proposals/nominations as close to the meeting date as reasonably possible and within the broadest window possible, recognizing the need to allow sufficient notice for company, regulatory, and shareholder review.

To be reasonable, the company’s deadline for shareholder notice of a proposal/nominations must be no earlier than 120 days prior to the anniversary of the previous year’s meeting and have a submittal window of no shorter than 30 days from the beginning of the notice period (also known as a 90-120-day window). The submittal window is the period under which shareholders must file their proposals/nominations prior to the deadline.

In general, support additional efforts by companies to ensure full disclosure in regard to a proponent’s economic and voting position in the company so long as the informational requirements are reasonable and aimed at providing shareholders with the necessary information to review such proposals.

Amend Bylaws without Shareholder Consent

General Recommendation: Vote against proposals giving the board exclusive authority to amend the bylaws.

Vote case-by-case on proposals giving the board the ability to amend the bylaws in addition to shareholders, taking into account the following:

◾	Any impediments to shareholders’ ability to amend the bylaws (i.e. supermajority voting requirements);
◾	The company’s ownership structure and historical voting turnout;
◾	Whether the board could amend bylaws adopted by shareholders; and
◾	Whether shareholders would retain the ability to ratify any board-initiated amendments.

Control Share Acquisition Provisions

General Recommendation: Vote for proposals to opt out of control share acquisition statutes unless doing so would enable the completion of a takeover that would be detrimental to shareholders.

Vote against proposals to amend the charter to include control share acquisition provisions.

Vote for proposals to restore voting rights to the control shares.

Control share acquisition statutes function by denying shares their voting rights when they contribute to ownership in excess of certain thresholds. Voting rights for those shares exceeding ownership limits may only be restored by approval of either a majority or supermajority of disinterested shares. Thus, control share acquisition statutes effectively require a hostile bidder to put its offer to a shareholder vote or risk voting disenfranchisement if the bidder continues buying up a large block of shares.

Control Share Cash-Out Provisions

General Recommendation: Vote for proposals to opt out of control share cash-out statutes.

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Control share cash-out statutes give dissident shareholders the right to “cash-out” of their position in a company at the expense of the shareholder who has taken a control position. In other words, when an investor crosses a preset threshold level, remaining shareholders are given the right to sell their shares to the acquirer, who must buy them at the highest acquiring price.

Disgorgement Provisions

General Recommendation: Vote for proposals to opt out of state disgorgement provisions.

Disgorgement provisions require an acquirer or potential acquirer of more than a certain percentage of a company’s stock to disgorge, or pay back, to the company any profits realized from the sale of that company’s stock purchased 24 months before achieving control status. All sales of company stock by the acquirer occurring within a certain period of time (between 18 months and 24 months) prior to the investor’s gaining control status are subject to these recapture-of-profits provisions.

Fair Price Provisions

General Recommendation: Vote case-by-case on proposals to adopt fair price provisions (provisions that stipulate that an acquirer must pay the same price to acquire all shares as it paid to acquire the control shares), evaluating factors such as the vote required to approve the proposed acquisition, the vote required to repeal the fair price provision, and the mechanism for determining the fair price.

Generally vote against fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

Freeze-Out Provisions

General Recommendation: Vote for proposals to opt out of state freeze-out provisions. Freeze-out provisions force an investor who surpasses a certain ownership threshold in a company to wait a specified period of time before gaining control of the company.

Greenmail

General Recommendation: Vote for proposals to adopt anti-greenmail charter or bylaw amendments or otherwise restrict a company’s ability to make greenmail payments.

Vote case-by-case on anti-greenmail proposals when they are bundled with other charter or bylaw amendments.

Greenmail payments are targeted share repurchases by management of company stock from individuals or groups seeking control of the company. Since only the hostile party receives payment, usually at a substantial premium over the market value of its shares, the practice discriminates against all other shareholders.

Shareholder Litigation Rights

Federal Forum Selection Provisions

Federal forum selection provisions require that U.S. federal courts be the sole forum for shareholders to litigate claims arising under federal securities law.

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General Recommendation: Generally vote for federal forum selection provisions in the charter or bylaws that specify “the district courts of the United States” as the exclusive forum for federal securities law matters, in the absence of serious concerns about corporate governance or board responsiveness to shareholders.

Vote against provisions that restrict the forum to a particular federal district court; unilateral adoption (without a shareholder vote) of such a provision will generally be considered a one-time failure under the Unilateral Bylaw/Charter Amendments policy.

Exclusive Forum Provisions for State Law Matters

Exclusive forum provisions in the charter or bylaws restrict shareholders’ ability to bring derivative lawsuits against the company, for claims arising out of state corporate law, to the courts of a particular state (generally the state of incorporation).

General Recommendation: Generally vote for charter or bylaw provisions that specify courts located within the state of Delaware as the exclusive forum for corporate law matters for Delaware corporations, in the absence of serious concerns about corporate governance or board responsiveness to shareholders.

For states other than Delaware, vote case-by-case on exclusive forum provisions, taking into consideration:

◾	The company’s stated rationale for adopting such a provision;
◾	Disclosure of past harm from duplicative shareholder lawsuits in more than one forum;
◾	The breadth of application of the charter or bylaw provision, including the types of lawsuits to which it would apply and the definition of key terms; and
◾

Governance features such as shareholders’ ability to repeal the provision at a later date (including the vote standard applied when shareholders attempt to amend the charter or bylaws) and their ability to hold directors accountable through annual director elections and a majority vote standard in uncontested elections.

Generally vote against provisions that specify a state other than the state of incorporation as the exclusive forum for corporate law matters, or that specify a particular local court within the state; unilateral adoption of such a provision will generally be considered a one-time failure under the Unilateral Bylaw/Charter Amendments policy.

Fee shifting

Fee-shifting provisions in the charter or bylaws require that a shareholder who sues a company unsuccessfully pay all litigation expenses of the defendant corporation and its directors and officers.

General Recommendation: Generally vote against provisions that mandate fee-shifting whenever plaintiffs are not completely successful on the merits (i.e., including cases where the plaintiffs are partially successful).

Unilateral adoption of a fee-shifting provision will generally be considered an ongoing failure under the Unilateral Bylaw/Charter Amendments policy.

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Net Operating Loss (NOL) Protective Amendments

General Recommendation: Vote against proposals to adopt a protective amendment for the stated purpose of protecting a company’s net operating losses (NOL) if the effective term of the protective amendment would exceed the shorter of three years and the exhaustion of the NOL.

Vote case-by-case, considering the following factors, for management proposals to adopt an NOL protective amendment that would remain in effect for the shorter of three years (or less) and the exhaustion of the NOL:

◾

The ownership threshold (NOL protective amendments generally prohibit stock ownership transfers that would result in a new 5-percent holder or increase the stock ownership percentage of an existing 5-percent holder);

◾	The value of the NOLs;
◾	Shareholder protection mechanisms (sunset provision or commitment to cause expiration of the protective amendment upon exhaustion or expiration of the NOL);
◾

The company’s existing governance structure including: board independence, existing takeover defenses, track record of responsiveness to shareholders, and any other problematic governance concerns; and

◾	Any other factors that may be applicable.

Poison Pills (Shareholder Rights Plans)

Shareholder Proposals to Put Pill to a Vote and/or Adopt a Pill Policy

General Recommendation: Vote for shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it unless the company has: (1) A shareholder-approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:

◾	Shareholders have approved the adoption of the plan; or
◾

The board, in its exercise of its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay in adoption that would result from seeking stockholder approval (i.e., the “fiduciary out” provision). A poison pill adopted under this fiduciary out will be put to a shareholder ratification vote within 12 months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

If the shareholder proposal calls for a time period of less than 12 months for shareholder ratification after adoption, vote for the proposal, but add the caveat that a vote within 12 months would be considered sufficient implementation.

Management Proposals to Ratify a Poison Pill

General Recommendation: Vote case-by-case on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

◾	No lower than a 20 percent trigger, flip-in or flip-over;
◾	A term of no more than three years;
◾	No deadhand, slowhand, no-hand, or similar feature that limits the ability of a future board to redeem the pill;
◾

Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, 10 percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

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In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company’s existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.

Management Proposals to Ratify a Pill to Preserve Net Operating Losses (NOLs)

General Recommendation: Vote against proposals to adopt a poison pill for the stated purpose of protecting a company’s net operating losses (NOL) if the term of the pill would exceed the shorter of three years and the exhaustion of the NOL.

Vote case-by-case on management proposals for poison pill ratification, considering the following factors, if the term of the pill would be the shorter of three years (or less) and the exhaustion of the NOL:

◾	The ownership threshold to transfer (NOL pills generally have a trigger slightly below 5 percent);
◾	The value of the NOLs;
◾	Shareholder protection mechanisms (sunset provision, or commitment to cause expiration of the pill upon exhaustion or expiration of NOLs);
◾

The company’s existing governance structure, including: board independence, existing takeover defenses, track record of responsiveness to shareholders, and any other problematic governance concerns; and

◾	Any other factors that may be applicable.

Proxy Voting Disclosure, Confidentiality, and Tabulation

General Recommendation: Vote case-by-case on proposals regarding proxy voting mechanics, taking into consideration whether implementation of the proposal is likely to enhance or protect shareholder rights. Specific issues covered under the policy include, but are not limited to, confidential voting of individual proxies and ballots, confidentiality of running vote tallies, and the treatment of abstentions and/or broker non-votes in the company’s vote-counting methodology.

While a variety of factors may be considered in each analysis, the guiding principles are: transparency, consistency, and fairness in the proxy voting process. The factors considered, as applicable to the proposal, may include:

◾	The scope and structure of the proposal;
◾

The company’s stated confidential voting policy (or other relevant policies) and whether it ensures a “level playing field” by providing shareholder proponents with equal access to vote information prior to the annual meeting;

◾	The company’s vote standard for management and shareholder proposals and whether it ensures consistency and fairness in the proxy voting process and maintains the integrity of vote results;
◾	Whether the company’s disclosure regarding its vote counting method and other relevant voting policies with respect to management and shareholder proposals are consistent and clear;
◾	Any recent controversies or concerns related to the company’s proxy voting mechanics;
◾	Any unintended consequences resulting from implementation of the proposal; and
◾	Any other factors that may be relevant.

Ratification Proposals: Management Proposals to Ratify Existing Charter or Bylaw Provisions

General Recommendation: Generally vote against management proposals to ratify provisions of the company’s existing charter or bylaws, unless these governance provisions align with best practice.

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In addition, voting against/withhold from individual directors, members of the governance committee, or the full board may be warranted, considering:

◾	The presence of a shareholder proposal addressing the same issue on the same ballot;
◾	The board’s rationale for seeking ratification;
◾	Disclosure of actions to be taken by the board should the ratification proposal fail;
◾	Disclosure of shareholder engagement regarding the board’s ratification request;
◾	The level of impairment to shareholders’ rights caused by the existing provision;
◾	The history of management and shareholder proposals on the provision at the company’s past meetings;
◾	Whether the current provision was adopted in response to the shareholder proposal;
◾	The company’s ownership structure; and
◾	Previous use of ratification proposals to exclude shareholder proposals.

Reimbursing Proxy Solicitation Expenses

General Recommendation: Vote case-by-case on proposals to reimburse proxy solicitation expenses.

When voting in conjunction with support of a dissident slate, vote for the reimbursement of all appropriate proxy solicitation expenses associated with the election.

Generally vote for shareholder proposals calling for the reimbursement of reasonable costs incurred in connection with nominating one or more candidates in a contested election where the following apply:

◾	The election of fewer than 50 percent of the directors to be elected is contested in the election;
◾	One or more of the dissident’s candidates is elected;
◾	Shareholders are not permitted to cumulate their votes for directors; and
◾	The election occurred, and the expenses were incurred, after the adoption of this bylaw.

Reincorporation Proposals

General Recommendation: Management or shareholder proposals to change a company’s state of incorporation should be evaluated case-by-case, giving consideration to both financial and corporate governance concerns including the following:

◾	Reasons for reincorporation;
◾	Comparison of company’s governance practices and provisions prior to and following the reincorporation; and
◾	Comparison of corporation laws of original state and destination state.

Vote for reincorporation when the economic factors outweigh any neutral or negative governance changes.

Shareholder Ability to Act by Written Consent

General Recommendation: Generally vote against management and shareholder proposals to restrict or prohibit shareholders’ ability to act by written consent.

Generally vote for management and shareholder proposals that provide shareholders with the ability to act by written consent, taking into account the following factors:

◾	Shareholders’ current right to act by written consent;
◾	The consent threshold;
◾	The inclusion of exclusionary or prohibitive language;

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◾	Investor ownership structure; and
◾	Shareholder support of, and management’s response to, previous shareholder proposals.

Vote case-by-case on shareholder proposals if, in addition to the considerations above, the company has the following governance and antitakeover provisions:

◾	An unfettered[14] right for shareholders to call special meetings at a 10 percent threshold;
◾	A majority vote standard in uncontested director elections;
◾	No non-shareholder-approved pill; and
◾	An annually elected board.

Shareholder Ability to Call Special Meetings

General Recommendation: Vote against management or shareholder proposals to restrict or prohibit shareholders’ ability to call special meetings.

Generally vote for management or shareholder proposals that provide shareholders with the ability to call special meetings taking into account the following factors:

◾	Shareholders’ current right to call special meetings;
◾	Minimum ownership threshold necessary to call special meetings (10 percent preferred);
◾	The inclusion of exclusionary or prohibitive language;
◾	Investor ownership structure; and
◾	Shareholder support of, and management’s response to, previous shareholder proposals.

Stakeholder Provisions

General Recommendation: Vote against proposals that ask the board to consider non-shareholder constituencies or other non-financial effects when evaluating a merger or business combination.

State Antitakeover Statutes

General Recommendation: Vote case-by-case on proposals to opt in or out of state takeover statutes (including fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, and anti-greenmail provisions).

Supermajority Vote Requirements

General Recommendation: Vote against proposals to require a supermajority shareholder vote.

Vote for management or shareholder proposals to reduce supermajority vote requirements. However, for companies with shareholder(s) who have significant ownership levels, vote case-by-case, taking into account:

◾	Ownership structure;
◾	Quorum requirements; and
◾	Vote requirements.

14 “Unfettered” means no restrictions on agenda items, no restrictions on the number of shareholders who can group together to reach the 10 percent threshold, and only reasonable limits on when a meeting can be called: no greater than 30 days after the last annual meeting and no greater than 90 prior to the next annual meeting.

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Virtual Shareholder Meetings

General Recommendation: Generally vote for management proposals allowing for the convening of shareholder meetings by electronic means, so long as they do not preclude in-person meetings. Companies are encouraged to disclose the circumstances under which virtual-only15 meetings would be held, and to allow for comparable rights and opportunities for shareholders to participate electronically as they would have during an in-person meeting.

Vote case-by-case on shareholder proposals concerning virtual-only meetings, considering:

◾	Scope and rationale of the proposal; and
◾	Concerns identified with the company’s prior meeting practices.

15 Virtual-only shareholder meeting” refers to a meeting of shareholders that is held exclusively using technology without a corresponding in-person meeting.

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4. Capital/Restructuring

Capital

Adjustments to Par Value of Common Stock

General Recommendation: Vote for management proposals to reduce the par value of common stock unless the action is being taken to facilitate an anti-takeover device or some other negative corporate governance action.

Vote for management proposals to eliminate par value.

Common Stock Authorization

General Authorization Requests

General Recommendation: Vote case-by-case on proposals to increase the number of authorized shares of common stock that are to be used for general corporate purposes:

◾	If share usage (outstanding plus reserved) is less than 50% of the current authorized shares, vote for an increase of up to 50% of current authorized shares.
◾	If share usage is 50% to 100% of the current authorized, vote for an increase of up to 100% of current authorized shares.
◾	If share usage is greater than current authorized shares, vote for an increase of up to the current share usage.
◾	In the case of a stock split, the allowable increase is calculated (per above) based on the post-split adjusted authorization.

Generally vote against proposed increases, even if within the above ratios, if the proposal or the company’s prior or ongoing use of authorized shares is problematic, including, but not limited to:

◾	The proposal seeks to increase the number of authorized shares of the class of common stock that has superior voting rights to other share classes;
◾	On the same ballot is a proposal for a reverse split for which support is warranted despite the fact that it would result in an excessive increase in the share authorization;
◾	The company has a non-shareholder approved poison pill (including an NOL pill); or
◾

The company has previous sizeable placements (within the past 3 years) of stock with insiders at prices substantially below market value, or with problematic voting rights, without shareholder approval.

However, generally vote for proposed increases beyond the above ratios or problematic situations when there is disclosure of specific and severe risks to shareholders of not approving the request, such as:

◾	In, or subsequent to, the company’s most recent 10-K filing, the company discloses that there is substantial doubt about its ability to continue as a going concern;
◾	The company states that there is a risk of imminent bankruptcy or imminent liquidation if shareholders do not approve the increase in authorized capital; or
◾	A government body has in the past year required the company to increase its capital ratios.

For companies incorporated in states that allow increases in authorized capital without shareholder approval, generally vote withhold or against all nominees if a unilateral capital authorization increase does not conform to the above policies.

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Specific Authorization Requests

General Recommendation: Generally vote for proposals to increase the number of authorized common shares where the primary purpose of the increase is to issue shares in connection with transaction(s) (such as acquisitions, SPAC transactions, private placements, or similar transactions) on the same ballot, or disclosed in the proxy statement, that warrant support. For such transactions, the allowable increase will be the greater of:

◾	twice the amount needed to support the transactions on the ballot, and
◾	the allowable increase as calculated for general issuances above.

Dual Class Structure

General Recommendation: Generally vote against proposals to create a new class of common stock unless:

◾	The company discloses a compelling rationale for the dual-class capital structure, such as:
◾	The company’s auditor has concluded that there is substantial doubt about the company’s ability to continue as a going concern; or
◾	The new class of shares will be transitory;
◾	The new class is intended for financing purposes with minimal or no dilution to current shareholders in both the short term and long term; and
◾	The new class is not designed to preserve or increase the voting power of an insider or significant shareholder.

Issue Stock for Use with Rights Plan

General Recommendation: Vote against proposals that increase authorized common stock for the explicit purpose of implementing a non-shareholder-approved shareholder rights plan (poison pill).

Preemptive Rights

General Recommendation: Vote case-by-case on shareholder proposals that seek preemptive rights, taking into consideration:

◾	The size of the company;
◾	The shareholder base; and
◾	The liquidity of the stock.

Preferred Stock Authorization

General Authorization Requests

General Recommendation: Vote case-by-case on proposals to increase the number of authorized shares of preferred stock that are to be used for general corporate purposes:

◾	If share usage (outstanding plus reserved) is less than 50% of the current authorized shares, vote for an increase of up to 50% of current authorized shares.
◾	If share usage is 50% to 100% of the current authorized, vote for an increase of up to 100% of current authorized shares.
◾	If share usage is greater than current authorized shares, vote for an increase of up to the current share usage.

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◾	In the case of a stock split, the allowable increase is calculated (per above) based on the post-split adjusted authorization.
◾	If no preferred shares are currently issued and outstanding, vote against the request, unless the company discloses a specific use for the shares.

Generally vote against proposed increases, even if within the above ratios, if the proposal or the company’s prior or ongoing use of authorized shares is problematic, including, but not limited to:

◾	If the shares requested are blank check preferred shares that can be used for antitakeover purposes;[16]
◾

The company seeks to increase a class of non-convertible preferred shares entitled to more than one vote per share on matters that do not solely affect the rights of preferred stockholders “supervoting shares”);

◾

The company seeks to increase a class of convertible preferred shares entitled to a number of votes greater than the number of common shares into which they are convertible (“supervoting shares”) on matters that do not solely affect the rights of preferred stockholders;

◾	The stated intent of the increase in the general authorization is to allow the company to increase an existing designated class of supervoting preferred shares;
◾	On the same ballot is a proposal for a reverse split for which support is warranted despite the fact that it would result in an excessive increase in the share authorization;
◾	The company has a non-shareholder approved poison pill (including an NOL pill); or
◾

The company has previous sizeable placements (within the past 3 years) of stock with insiders at prices substantially below market value, or with problematic voting rights, without shareholder approval.

However, generally vote for proposed increases beyond the above ratios or problematic situations when there is disclosure of specific and severe risks to shareholders of not approving the request, such as:

◾	In, or subsequent to, the company’s most recent 10-K filing, the company discloses that there is substantial doubt about its ability to continue as a going concern;
◾	The company states that there is a risk of imminent bankruptcy or imminent liquidation if shareholders do not approve the increase in authorized capital; or
◾	A government body has in the past year required the company to increase its capital ratios.

For companies incorporated in states that allow increases in authorized capital without shareholder approval, generally vote withhold or against all nominees if a unilateral capital authorization increase does not conform to the above policies.

Specific Authorization Requests

General Recommendation: Generally vote for proposals to increase the number of authorized preferred shares where the primary purpose of the increase is to issue shares in connection with transaction(s) (such as acquisitions, SPAC transactions, private placements, or similar transactions) on the same ballot, or disclosed in the proxy statement, that warrant support. For such transactions, the allowable increase will be the greater of:

◾	twice the amount needed to support the transactions on the ballot, and
◾	the allowable increase as calculated for general issuances above.

16 To be acceptable, appropriate disclosure would be needed that the shares are “declawed”: i.e., representation by the board that it will not, without prior stockholder approval, issue or use the preferred stock for any defensive or anti-takeover purpose or for the purpose of implementing any stockholder rights plan.

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Recapitalization Plans

General Recommendation: Vote case-by-case on recapitalizations (reclassifications of securities), taking into account the following:

◾	More simplified capital structure;
◾	Enhanced liquidity;
◾	Fairness of conversion terms;
◾	Impact on voting power and dividends;
◾	Reasons for the reclassification;
◾	Conflicts of interest; and
◾	Other alternatives considered.

Reverse Stock Splits

General Recommendation: Vote for management proposals to implement a reverse stock split if:

◾	The number of authorized shares will be proportionately reduced; or
◾	The effective increase in authorized shares is equal to or less than the allowable increase calculated in accordance with ISS’ Common Stock Authorization policy.

Vote case-by-case on proposals that do not meet either of the above conditions, taking into consideration the following factors:

◾	Stock exchange notification to the company of a potential delisting;
◾	Disclosure of substantial doubt about the company’s ability to continue as a going concern without additional financing;
◾	The company’s rationale; or
◾	Other factors as applicable.

Share Issuance Mandates at U.S. Domestic Issuers Incorporated Outside the U.S.

General Recommendation: For U.S. domestic issuers incorporated outside the U.S. and listed solely on a U.S. exchange, generally vote for resolutions to authorize the issuance of common shares up to 20 percent of currently issued common share capital, where not tied to a specific transaction or financing proposal.

For pre-revenue or other early-stage companies that are heavily reliant on periodic equity financing, generally vote for resolutions to authorize the issuance of common shares up to 50 percent of currently issued common share capital. The burden of proof will be on the company to establish that it has a need for the higher limit.

Renewal of such mandates should be sought at each year’s annual meeting.

Vote case-by-case on share issuances for a specific transaction or financing proposal.

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Share Repurchase Programs

General Recommendation: For U.S.-incorporated companies, and foreign-incorporated U.S. Domestic Issuers that are traded solely on U.S. exchanges, vote for management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms, or to grant the board authority to conduct open-market repurchases, in the absence of company-specific concerns regarding:

◾	Greenmail;
◾	The use of buybacks to inappropriately manipulate incentive compensation metrics;
◾	Threats to the company’s long-term viability; or
◾	Other company-specific factors as warranted.

Vote case-by-case on proposals to repurchase shares directly from specified shareholders, balancing the stated rationale against the possibility for the repurchase authority to be misused, such as to repurchase shares from insiders at a premium to market price.

Share Repurchase Programs Shareholder Proposals

General Recommendation: Generally vote against shareholder proposals prohibiting executives from selling shares of company stock during periods in which the company has announced that it may or will be repurchasing shares of its stock. Vote for the proposal when there is a pattern of abuse by executives exercising options or selling shares during periods of share buybacks.

Stock Distributions: Splits and Dividends

General Recommendation: Generally vote for management proposals to increase the common share authorization for stock split or stock dividend, provided that the effective increase in authorized shares is equal to or is less than the allowable increase calculated in accordance with ISS’ Common Stock Authorization policy.

Tracking Stock

General Recommendation: Vote case-by-case on the creation of tracking stock, weighing the strategic value of the transaction against such factors as:

◾	Adverse governance changes;
◾	Excessive increases in authorized capital stock;
◾	Unfair method of distribution;
◾	Diminution of voting rights;
◾	Adverse conversion features;
◾	Negative impact on stock option plans; and
◾	Alternatives such as spin-off.

Restructuring

Appraisal Rights

General Recommendation: Vote for proposals to restore or provide shareholders with rights of appraisal.

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Asset Purchases

General Recommendation: Vote case-by-case on asset purchase proposals, considering the following factors:

◾	Purchase price;
◾	Fairness opinion;
◾	Financial and strategic benefits;
◾	How the deal was negotiated;
◾	Conflicts of interest;
◾	Other alternatives for the business;
◾	Non-completion risk.

Asset Sales

General Recommendation: Vote case-by-case on asset sales, considering the following factors:

◾	Impact on the balance sheet/working capital;
◾	Potential elimination of diseconomies;
◾	Anticipated financial and operating benefits;
◾	Anticipated use of funds;
◾	Value received for the asset;
◾	Fairness opinion;
◾	How the deal was negotiated;
◾	Conflicts of interest.

Bundled Proposals

General Recommendation: Vote case-by-case on bundled or “conditional” proxy proposals. In the case of items that are conditioned upon each other, examine the benefits and costs of the packaged items. In instances when the joint effect of the conditioned items is not in shareholders’ best interests, vote against the proposals. If the combined effect is positive, support such proposals.

Conversion of Securities

General Recommendation: Vote case-by-case on proposals regarding conversion of securities. When evaluating these proposals, the investor should review the dilution to existing shareholders, the conversion price relative to market value, financial issues, control issues, termination penalties, and conflicts of interest.

Vote for the conversion if it is expected that the company will be subject to onerous penalties or will be forced to file for bankruptcy if the transaction is not approved.

Corporate Reorganization/Debt Restructuring/Prepackaged Bankruptcy Plans/Reverse Leveraged Buyouts/Wrap Plans

General Recommendation: Vote case-by-case on proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan, after evaluating:

◾	Dilution to existing shareholders’ positions;
◾	Terms of the offer - discount/premium in purchase price to investor, including any fairness opinion; termination penalties; exit strategy;

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◾	Financial issues - company’s financial situation; degree of need for capital; use of proceeds; effect of the financing on the company’s cost of capital;
◾	Management’s efforts to pursue other alternatives;
◾	Control issues - change in management; change in control, guaranteed board and committee seats; standstill provisions; voting agreements; veto power over certain corporate actions; and
◾	Conflict of interest - arm’s length transaction, managerial incentives.

Vote for the debt restructuring if it is expected that the company will file for bankruptcy if the transaction is not approved.

Formation of Holding Company

General Recommendation: Vote case-by-case on proposals regarding the formation of a holding company, taking into consideration the following:

◾	The reasons for the change;
◾	Any financial or tax benefits;
◾	Regulatory benefits;
◾	Increases in capital structure; and
◾	Changes to the articles of incorporation or bylaws of the company.

Absent compelling financial reasons to recommend for the transaction, vote against the formation of a holding company if the transaction would include either of the following:

◾	Increases in common or preferred stock in excess of the allowable maximum (see discussion under “Capital”); or
◾	Adverse changes in shareholder rights.

Going Private and Going Dark Transactions (LBOs and Minority Squeeze-outs)

General Recommendation: Vote case-by-case on going private transactions, taking into account the following:

◾	Offer price/premium;
◾	Fairness opinion;
◾	How the deal was negotiated;
◾	Conflicts of interest;
◾	Other alternatives/offers considered; and
◾	Non-completion risk.

Vote case-by-case on going dark transactions, determining whether the transaction enhances shareholder value by taking into consideration:

◾	Whether the company has attained benefits from being publicly-traded (examination of trading volume, liquidity, and market research of the stock);
◾	Balanced interests of continuing vs. cashed-out shareholders, taking into account the following:
◾	Are all shareholders able to participate in the transaction?
◾	Will there be a liquid market for remaining shareholders following the transaction?
◾	Does the company have strong corporate governance?
◾	Will insiders reap the gains of control following the proposed transaction?
◾	Does the state of incorporation have laws requiring continued reporting that may benefit shareholders?

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Joint Ventures

General Recommendation: Vote case-by-case on proposals to form joint ventures, taking into account the following:

◾	Percentage of assets/business contributed;
◾	Percentage ownership;
◾	Financial and strategic benefits;
◾	Governance structure;
◾	Conflicts of interest;
◾	Other alternatives; and
◾	Non-completion risk.

Liquidations

General Recommendation: Vote case-by-case on liquidations, taking into account the following:

◾	Management’s efforts to pursue other alternatives;
◾	Appraisal value of assets; and
◾	The compensation plan for executives managing the liquidation.

Vote for the liquidation if the company will file for bankruptcy if the proposal is not approved.

Mergers and Acquisitions

General Recommendation: Vote case-by-case on mergers and acquisitions. Review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

◾

Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction, and strategic rationale.

◾	Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.
◾

Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

◾

Negotiations and process - Were the terms of the transaction negotiated at arm’s-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation “wins” can also signify the deal makers’ competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

◾

Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the “ISS Transaction Summary” section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

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◾

Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

Private Placements/Warrants/Convertible Debentures

General Recommendation: Vote case-by-case on proposals regarding private placements, warrants, and convertible debentures taking into consideration:

◾

Dilution to existing shareholders’ position: The amount and timing of shareholder ownership dilution should be weighed against the needs and proposed shareholder benefits of the capital infusion. Although newly issued common stock, absent preemptive rights, is typically dilutive to existing shareholders, share price appreciation is often the necessary event to trigger the exercise of “out of the money” warrants and convertible debt. In these instances from a value standpoint, the negative impact of dilution is mitigated by the increase in the company’s stock price that must occur to trigger the dilutive event.

◾	Terms of the offer (discount/premium in purchase price to investor, including any fairness opinion, conversion features, termination penalties, exit strategy):

◾

The terms of the offer should be weighed against the alternatives of the company and in light of company’s financial condition. Ideally, the conversion price for convertible debt and the exercise price for warrants should be at a premium to the then prevailing stock price at the time of private placement.

◾

When evaluating the magnitude of a private placement discount or premium, consider factors that influence the discount or premium, such as, liquidity, due diligence costs, control and monitoring costs, capital scarcity, information asymmetry, and anticipation of future performance.

◾	Financial issues:
◾	The company’s financial condition;
◾	Degree of need for capital;
◾	Use of proceeds;
◾	Effect of the financing on the company’s cost of capital;
◾	Current and proposed cash burn rate;
◾	Going concern viability and the state of the capital and credit markets.

◾

Management’s efforts to pursue alternatives and whether the company engaged in a process to evaluate alternatives: A fair, unconstrained process helps to ensure the best price for shareholders. Financing alternatives can include joint ventures, partnership, merger, or sale of part or all of the company.

◾	Control issues:
◾	Change in management;
◾	Change in control;
◾	Guaranteed board and committee seats;
◾	Standstill provisions;
◾	Voting agreements;
◾	Veto power over certain corporate actions; and
◾	Minority versus majority ownership and corresponding minority discount or majority control premium.

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◾	Conflicts of interest:
◾	Conflicts of interest should be viewed from the perspective of the company and the investor.
◾	Were the terms of the transaction negotiated at arm’s length? Are managerial incentives aligned with shareholder interests?

◾	Market reaction:
◾	The market’s response to the proposed deal. A negative market reaction is a cause for concern. Market reaction may be addressed by analyzing the one-day impact on the unaffected stock price.

Vote for the private placement, or for the issuance of warrants and/or convertible debentures in a private placement, if it is expected that the company will file for bankruptcy if the transaction is not approved.

Reorganization/Restructuring Plan (Bankruptcy)

General Recommendation: Vote case-by-case on proposals to common shareholders on bankruptcy plans of reorganization, considering the following factors including, but not limited to:

◾	Estimated value and financial prospects of the reorganized company;
◾	Percentage ownership of current shareholders in the reorganized company;
◾	Whether shareholders are adequately represented in the reorganization process (particularly through the existence of an Official Equity Committee);
◾	The cause(s) of the bankruptcy filing, and the extent to which the plan of reorganization addresses the cause(s);
◾	Existence of a superior alternative to the plan of reorganization; and
◾	Governance of the reorganized company.

Special Purpose Acquisition Corporations (SPACs)

General Recommendation: Vote case-by-case on SPAC mergers and acquisitions taking into account the following:

◾

Valuation - Is the value being paid by the SPAC reasonable? SPACs generally lack an independent fairness opinion and the financials on the target may be limited. Compare the conversion price with the intrinsic value of the target company provided in the fairness opinion. Also, evaluate the proportionate value of the combined entity attributable to the SPAC IPO shareholders versus the pre-merger value of SPAC. Additionally, a private company discount may be applied to the target if it is a private entity.

◾

Market reaction - How has the market responded to the proposed deal? A negative market reaction may be a cause for concern. Market reaction may be addressed by analyzing the one-day impact on the unaffected stock price.

◾

Deal timing - A main driver for most transactions is that the SPAC charter typically requires the deal to be complete within 18 to 24 months, or the SPAC is to be liquidated. Evaluate the valuation, market reaction, and potential conflicts of interest for deals that are announced close to the liquidation date.

◾	Negotiations and process - What was the process undertaken to identify potential target companies within specified industry or location specified in charter? Consider the background of the sponsors.
◾

Conflicts of interest - How are sponsors benefiting from the transaction compared to IPO shareholders? Potential conflicts could arise if a fairness opinion is issued by the insiders to qualify the deal rather than a third party or if management is encouraged to pay a higher price for the target because of an 80 percent rule (the charter requires that the fair market value of the target is at least equal to 80 percent of net assets of the SPAC). Also, there may be sense of urgency by the management team of the SPAC to close the deal since its charter typically requires a transaction to be completed within the 18-24-month timeframe.

◾	Voting agreements - Are the sponsors entering into enter into any voting agreements/tender offers with shareholders who are likely to vote against the proposed merger or exercise conversion rights?
◾	Governance - What is the impact of having the SPAC CEO or founder on key committees following the proposed merger?

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Special Purpose Acquisition Corporations (SPACs) - Proposals for Extensions

General Recommendation: Vote case-by-case on SPAC extension proposals taking into account the length of the requested extension, the status of any pending transaction(s) or progression of the acquisition process, any added incentive for non-redeeming shareholders, and any prior extension requests.

◾	Length of request: Typically, extension requests range from two to six months, depending on the progression of the SPAC’s acquistion process.
◾

Pending transaction(s) or progression of the acquisition process: Sometimes an intial business combination was already put to a shareholder vote, but, for varying reasons, the transaction could not be consummated by the termination date and the SPAC is requesting an extension. Other times, the SPAC has entered into a definitive transaction agreement, but needs additional time to consummate or hold the shareholder meeting.

◾

Added incentive for non-redeeming shareholders: Sometimes the SPAC sponsor (or other insiders) will contribute, typically as a loan to the company, additional funds that will be added to the redemption value of each public share as long as such shares are not redeemed in connection with the extension request. The purpose of the “equity kicker” is to incentivize shareholders to hold their shares through the end of the requested extension or until the time the transaction is put to a shareholder vote, rather than electing redeemption at the extension proposal meeting.

◾	Prior extension requests: Some SPACs request additional time beyond the extension period sought in prior extension requests.

Spin-offs

General Recommendation: Vote case-by-case on spin-offs, considering:

◾	Tax and regulatory advantages;
◾	Planned use of the sale proceeds;
◾	Valuation of spinoff;
◾	Fairness opinion;
◾	Benefits to the parent company;
◾	Conflicts of interest;
◾	Managerial incentives;
◾	Corporate governance changes;
◾	Changes in the capital structure.

Value Maximization Shareholder Proposals

General Recommendation: Vote case-by-case on shareholder proposals seeking to maximize shareholder value by:

◾	Hiring a financial advisor to explore strategic alternatives;
◾	Selling the company; or
◾	Liquidating the company and distributing the proceeds to shareholders.

These proposals should be evaluated based on the following factors:

◾	Prolonged poor performance with no turnaround in sight;
◾	Signs of entrenched board and management (such as the adoption of takeover defenses);
◾	Strategic plan in place for improving value;
◾	Likelihood of receiving reasonable value in a sale or dissolution; and
◾	The company actively exploring its strategic options, including retaining a financial advisor.

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5. Compensation

Executive Pay Evaluation

Underlying all evaluations are five global principles that most investors expect corporations to adhere to in designing and administering executive and director compensation programs:

1.

Maintain appropriate pay-for-performance alignment, with emphasis on long-term shareholder value: This principle encompasses overall executive pay practices, which must be designed to attract, retain, and appropriately motivate the key employees who drive shareholder value creation over the long term. It will take into consideration, among other factors, the link between pay and performance; the mix between fixed and variable pay; performance goals; and equity-based plan costs;

2.	Avoid arrangements that risk “pay for failure”: This principle addresses the appropriateness of long or indefinite contracts, excessive severance packages, and guaranteed compensation;
3.

Maintain an independent and effective compensation committee: This principle promotes oversight of executive pay programs by directors with appropriate skills, knowledge, experience, and a sound process for compensation decision-making (e.g., including access to independent expertise and advice when needed);

4.

Provide shareholders with clear, comprehensive compensation disclosures: This principle underscores the importance of informative and timely disclosures that enable shareholders to evaluate executive pay practices fully and fairly;

5.

Avoid inappropriate pay to non-executive directors: This principle recognizes the interests of shareholders in ensuring that compensation to outside directors is reasonable and does not compromise their independence and ability to make appropriate judgments in overseeing managers’ pay and performance. At the market level, it may incorporate a variety of generally accepted best practices.

Advisory Votes on Executive Compensation—Management Proposals (Say-on-Pay)

General Recommendation: Vote case-by-case on ballot items related to executive pay and practices, as well as certain aspects of outside director compensation.

Vote against Advisory Votes on Executive Compensation (Say-on-Pay or “SOP”) if:

◾	There is an unmitigated misalignment between CEO pay and company performance (pay for performance);
◾	The company maintains significant problematic pay practices;
◾	The board exhibits a significant level of poor communication and responsiveness to shareholders.

Vote against or withhold from the members of the Compensation Committee and potentially the full board if:

◾

There is no SOP on the ballot, and an against vote on an SOP would otherwise be warranted due to pay-for-performance misalignment, problematic pay practices, or the lack of adequate responsiveness on compensation issues raised previously, or a combination thereof;

◾	The board fails to respond adequately to a previous SOP proposal that received less than 70 percent support of votes cast;
◾	The company has recently practiced or approved problematic pay practices, such as option repricing or option backdating; or
◾	The situation is egregious.

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Primary Evaluation Factors for Executive Pay

Pay-for-Performance Evaluation

ISS annually conducts a pay-for-performance analysis to identify strong or satisfactory alignment between pay and performance over a sustained period. With respect to companies in the S&P1500, Russell 3000, or Russell 3000E Indices17, this analysis considers the following:

1.	Peer Group[18] Alignment:

◾	The degree of alignment between the company’s annualized TSR rank and the CEO’s annualized total pay rank within a peer group, each measured over a three-year period.
◾	The rankings of CEO total pay and company financial performance within a peer group, each measured over a three-year period.
◾	The multiple of the CEO’s total pay relative to the peer group median in the most recent fiscal year.

2.

Absolute Alignment[19] – the absolute alignment between the trend in CEO pay and company TSR over the prior five fiscal years – i.e., the difference between the trend in annual pay changes and the trend in annualized TSR during the period.

If the above analysis demonstrates significant unsatisfactory long-term pay-for-performance alignment or, in the case of companies outside the Russell indices, a misalignment between pay and performance is otherwise suggested, our analysis may include any of the following qualitative factors, as relevant to an evaluation of how various pay elements may work to encourage or to undermine long-term value creation and alignment with shareholder interests:

◾	The ratio of performance- to time-based incentive awards;
◾	The overall ratio of performance-based compensation to fixed or discretionary pay;
◾	The rigor of performance goals;
◾	The complexity and risks around pay program design;
◾	The transparency and clarity of disclosure;
◾	The company’s peer group benchmarking practices;
◾	Financial/operational results, both absolute and relative to peers;
◾	Special circumstances related to, for example, a new CEO in the prior FY or anomalous equity grant practices (e.g., bi-annual awards);
◾	Realizable pay[20] compared to grant pay; and
◾	Any other factors deemed relevant.

17 The Russell 3000E Index includes approximately 4,000 of the largest U.S. equity securities.

18 The revised peer group is generally comprised of 14-24 companies that are selected using market cap, revenue (or assets for certain financial firms), GICS industry group, and company’s selected peers’ GICS industry group, with size constraints, via a process designed to select peers that are comparable to the subject company in terms of revenue/assets and industry, and also within a market-cap bucket that is reflective of the company’s market cap. For Oil, Gas & Consumable Fuels companies, market cap is the only size determinant.

19 Only Russell 3000 Index companies are subject to the Absolute Alignment analysis.

20 ISS research reports include realizable pay for S&P1500 companies.

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Problematic Pay Practices

Problematic pay elements are generally evaluated case-by-case considering the context of a company’s overall pay program and demonstrated pay-for-performance philosophy. The focus is on executive compensation practices that contravene the global pay principles, including:

◾	Problematic practices related to non-performance-based compensation elements;
◾	Incentives that may motivate excessive risk-taking or present a windfall risk; and
◾	Pay decisions that circumvent pay-for-performance, such as options backdating or waiving performance requirements.

The list of examples below highlights certain problematic practices that carry significant weight in this overall consideration and may result in adverse vote recommendations:

◾	Repricing or replacing of underwater stock options/SARs without prior shareholder approval (including cash buyouts and voluntary surrender of underwater options);
◾	Extraordinary perquisites or tax gross-ups;
◾	New or materially amended agreements that provide for:
◾	Excessive termination or CIC severance payments (generally exceeding 3 times base salary and average/target/most recent bonus);
◾	CIC severance payments without involuntary job loss or substantial diminution of duties (“single” or “modified single” triggers) or in connection with a problematic Good Reason definition;
◾	CIC excise tax gross-up entitlements (including “modified” gross-ups);
◾	Multi-year guaranteed awards that are not at risk due to rigorous performance conditions;
◾	Liberal CIC definition combined with any single-trigger CIC benefits;
◾	Insufficient executive compensation disclosure by externally-managed issuers (EMIs) such that a reasonable assessment of pay programs and practices applicable to the EMI’s executives is not possible;
◾	Severance payments made when the termination is not clearly disclosed as involuntary (for example, a termination without cause or resignation for good reason);
◾	Any other provision or practice deemed to be egregious and present a significant risk to investors.

The above examples are not an exhaustive list. Please refer to ISS’ U.S. Compensation Policies FAQ document for additional detail on specific pay practices that have been identified as problematic and may lead to negative vote recommendations.

Options Backdating

The following factors should be examined case-by-case to allow for distinctions to be made between “sloppy” plan administration versus deliberate action or fraud:

◾	Reason and motive for the options backdating issue, such as inadvertent vs. deliberate grant date changes;
◾	Duration of options backdating;
◾	Size of restatement due to options backdating;
◾	Corrective actions taken by the board or compensation committee, such as canceling or re-pricing backdated options, the recouping of option gains on backdated grants; and
◾	Adoption of a grant policy that prohibits backdating and creates a fixed grant schedule or window period for equity grants in the future.

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Compensation Committee Communications and Responsiveness

Consider the following factors case-by-case when evaluating ballot items related to executive pay on the board’s responsiveness to investor input and engagement on compensation issues:

◾	Failure to respond to majority-supported shareholder proposals on executive pay topics; or
◾	Failure to adequately respond to the company’s previous say-on-pay proposal that received the support of less than 70 percent of votes cast, taking into account:
◾

Disclosure of engagement efforts with major institutional investors, including the frequency and timing of engagements and the company participants (including whether independent directors participated);

◾	Disclosure of the specific concerns voiced by dissenting shareholders that led to the say-on-pay opposition;
◾	Disclosure of specific and meaningful actions taken to address shareholders’ concerns;
◾	Other recent compensation actions taken by the company;
◾	Whether the issues raised are recurring or isolated;
◾	The company’s ownership structure; and
◾	Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.

Frequency of Advisory Vote on Executive Compensation (“Say When on Pay”)

General Recommendation: Vote for annual advisory votes on compensation, which provide the most consistent and clear communication channel for shareholder concerns about companies’ executive pay programs.

Voting on Golden Parachutes in an Acquisition, Merger, Consolidation, or Proposed Sale

General Recommendation: Vote case-by-case on say on Golden Parachute proposals, including consideration of existing change-in-control arrangements maintained with named executive officers but also considering new or extended arrangements.

Features that may result in an “against” recommendation include one or more of the following, depending on the number, magnitude, and/or timing of issue(s):

◾	Single- or modified-single-trigger cash severance;
◾	Single-trigger acceleration of unvested equity awards;
◾	Full acceleration of equity awards granted shortly before the change in control;
◾	Acceleration of performance awards above the target level of performance without compelling rationale;
◾	Excessive cash severance (generally >3x base salary and bonus);
◾	Excise tax gross-ups triggered and payable;
◾	Excessive golden parachute payments (on an absolute basis or as a percentage of transaction equity value); or
◾

Recent amendments that incorporate any problematic features (such as those above) or recent actions (such as extraordinary equity grants) that may make packages so attractive as to influence merger agreements that may not be in the best interests of shareholders; or

◾	The company’s assertion that a proposed transaction is conditioned on shareholder approval of the golden parachute advisory vote.

Recent amendment(s) that incorporate problematic features will tend to carry more weight on the overall analysis. However, the presence of multiple legacy problematic features will also be closely scrutinized.

In cases where the golden parachute vote is incorporated into a company’s advisory vote on compensation (management say-on-pay), ISS will evaluate the say-on-pay proposal in accordance with these guidelines, which may give higher weight to that component of the overall evaluation.

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Equity-Based and Other Incentive Plans

Please refer to ISS’ U.S. Equity Compensation Plans FAQ document for additional details on the Equity Plan Scorecard policy.

General Recommendation: Vote case-by-case on certain equity-based compensation plans21 depending on a combination of certain plan features and equity grant practices, where positive factors may counterbalance negative factors, and vice versa, as evaluated using an “Equity Plan Scorecard” (EPSC) approach with three pillars:

◾

Plan Cost: The total estimated cost of the company’s equity plans relative to industry/market cap peers, measured by the company’s estimated Shareholder Value Transfer (SVT) in relation to peers and considering both:

◾	SVT based on new shares requested plus shares remaining for future grants, plus outstanding unvested/unexercised grants; and
◾	SVT based only on new shares requested plus shares remaining for future grants.

◾	Plan Features:
◾	Quality of disclosure around vesting upon a change in control (CIC);
◾	Discretionary vesting authority;
◾	Liberal share recycling on various award types;
◾	Lack of minimum vesting period for grants made under the plan;
◾	Dividends payable prior to award vesting.

◾	Grant Practices:
◾	The company’s three-year burn rate relative to its industry/market cap peers;
◾	Vesting requirements in CEO’s recent equity grants (3-year look-back);
◾	The estimated duration of the plan (based on the sum of shares remaining available and the new shares requested, divided by the average annual shares granted in the prior three years);
◾	The proportion of the CEO’s most recent equity grants/awards subject to performance conditions;
◾	Whether the company maintains a sufficient claw-back policy;
◾	Whether the company maintains sufficient post-exercise/vesting share-holding requirements.

Generally vote against the plan proposal if the combination of above factors indicates that the plan is not, overall, in shareholders’ interests, or if any of the following egregious factors (“overriding factors”) apply:

◾	Awards may vest in connection with a liberal change-of-control definition;
◾

The plan would permit repricing or cash buyout of underwater options without shareholder approval (either by expressly permitting it – for NYSE and Nasdaq listed companies – or by not prohibiting it when the company has a history of repricing – for non-listed companies);

◾	The plan is a vehicle for problematic pay practices or a significant pay-for-performance disconnect under certain circumstances;
◾	The plan is excessively dilutive to shareholders’ holdings;
◾	The plan contains an evergreen (automatic share replenishment) feature; or
◾	Any other plan features are determined to have a significant negative impact on shareholder interests.

21 Proposals evaluated under the EPSC policy generally include those to approve or amend (1) stock option plans for employees and/or employees and directors, (2) restricted stock plans for employees and/or employees and directors, and (3) omnibus stock incentive plans for employees and/or employees and directors; amended plans will be further evaluated case-by-case.

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Further Information on certain EPSC Factors:

Shareholder Value Transfer (SVT)

The cost of the equity plans is expressed as Shareholder Value Transfer (SVT), which is measured using a binomial option pricing model that assesses the amount of shareholders’ equity flowing out of the company to employees and directors. SVT is expressed as both a dollar amount and as a percentage of market value, and includes the new shares proposed, shares available under existing plans, and shares granted but unexercised (using two measures, in the case of plans subject to the Equity Plan Scorecard evaluation, as noted above). All award types are valued. For omnibus plans, unless limitations are placed on the most expensive types of awards (for example, full-value awards), the assumption is made that all awards to be granted will be the most expensive types.

For proposals that are not subject to the Equity Plan Scorecard evaluation, Shareholder Value Transfer is reasonable if it falls below a company-specific benchmark. The benchmark is determined as follows: The top quartile performers in each industry group (using the Global Industry Classification Standard: GICS) are identified. Benchmark SVT levels for each industry are established based on these top performers’ historic SVT. Regression analyses are run on each industry group to identify the variables most strongly correlated to SVT. The benchmark industry SVT level is then adjusted upwards or downwards for the specific company by plugging the company-specific performance measures, size, and cash compensation into the industry cap equations to arrive at the company’s benchmark.22

Three-Year Value-Adjusted Burn Rate

A “Value-Adjusted Burn Rate” is used for stock plan evaluations. Value-Adjusted Burn Rate benchmarks are calculated as the greater of: (1) an industry-specific threshold based on three-year burn rates within the company’s GICS group segmented by S&P 500, Russell 3000 index (less the S&P 500) and non-Russell 3000 index; and (2) a de minimis threshold established separately for each of the S&P 500, the Russell 3000 index less the S&P 500, and the non-Russell 3000 index. Year-over-year burn-rate benchmark changes will be limited to a predetermined range above or below the prior year’s burn-rate benchmark.

The Value-Adjusted Burn Rate is calculated as follows:

Value-Adjusted Burn Rate = ((# of options * option’s dollar value using a Black-Scholes model) + (# of full-value awards * stock price)) / (Weighted average common shares * stock price).

Egregious Factors

Liberal Change in Control Definition

Generally vote against equity plans if the plan has a liberal definition of change in control and the equity awards could vest upon such liberal definition of change in control, even though an actual change in control may not occur. Examples of such a definition include, but are not limited to, announcement or commencement of a tender offer, provisions for acceleration upon a “potential” takeover, shareholder approval of a merger or other transactions, or similar language.

22 For plans evaluated under the Equity Plan Scorecard policy, the company’s SVT benchmark is considered along with other factors.

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Repricing Provisions

Vote against plans that expressly permit the repricing or exchange of underwater stock options/stock appreciate rights (SARs) without prior shareholder approval. “Repricing” typically includes the ability to do any of the following:

◾	Amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs;
◾	Cancel outstanding options or SARs in exchange for options or SARs with an exercise price that is less than the exercise price of the original options or SARs;
◾	Cancel underwater options in exchange for stock awards; or
◾	Provide cash buyouts of underwater options.

While the above cover most types of repricing, ISS may view other provisions as akin to repricing depending on the facts and circumstances.

Also, vote against or withhold from members of the Compensation Committee who approved repricing (as defined above or otherwise determined by ISS), without prior shareholder approval, even if such repricings are allowed in their equity plan.

Vote against plans that do not expressly prohibit repricing or cash buyout of underwater options without shareholder approval if the company has a history of repricing/buyouts without shareholder approval, and the applicable listing standards would not preclude them from doing so.

Problematic Pay Practices or Significant Pay-for-Performance Disconnect

If the equity plan on the ballot is a vehicle for problematic pay practices, vote against the plan.

ISS may recommend a vote against the equity plan if the plan is determined to be a vehicle for pay-for-performance misalignment. Considerations in voting against the equity plan may include, but are not limited to:

◾	Severity of the pay-for-performance misalignment;
◾	Whether problematic equity grant practices are driving the misalignment; and/or
◾	Whether equity plan awards have been heavily concentrated to the CEO and/or the other NEOs.

Amending Cash and Equity Plans (including Approval for Tax Deductibility (162(m))

General Recommendation: Vote case-by-case on amendments to cash and equity incentive plans.

Generally vote for proposals to amend executive cash, stock, or cash and stock incentive plans if the proposal:

◾	Addresses administrative features only; or
◾

Seeks approval for Section 162(m) purposes only, and the plan administering committee consists entirely of independent directors, per ISS’ Classification of Directors. Note that if the company is presenting the plan to shareholders for the first time for any reason (including after the company’s initial public offering), or if the proposal is bundled with other material plan amendments, then the recommendation will be case-by-case (see below).

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Vote against proposals to amend executive cash, stock, or cash and stock incentive plans if the proposal:

◾	Seeks approval for Section 162(m) purposes only, and the plan administering committee does not consist entirely of independent directors, per ISS’ Classification of Directors.

Vote case-by-case on all other proposals to amend cash incentive plans. This includes plans presented to shareholders for the first time after the company’s IPO and/or proposals that bundle material amendment(s) other than those for Section 162(m) purposes.

Vote case-by-case on all other proposals to amend equity incentive plans, considering the following:

◾

If the proposal requests additional shares and/or the amendments include a term extension or addition of full value awards as an award type, the recommendation will be based on the Equity Plan Scorecard evaluation as well as an analysis of the overall impact of the amendments.

◾

If the plan is being presented to shareholders for the first time (including after the company’s IPO), whether or not additional shares are being requested, the recommendation will be based on the Equity Plan Scorecard evaluation as well as an analysis of the overall impact of any amendments.

◾

If there is no request for additional shares and the amendments do not include a term extension or addition of full value awards as an award type, then the recommendation will be based entirely on an analysis of the overall impact of the amendments, and the EPSC evaluation will be shown only for informational purposes.

In the first two case-by-case evaluation scenarios, the EPSC evaluation/score is the more heavily weighted consideration.

Specific Treatment of Certain Award Types in Equity Plan Evaluations

Dividend Equivalent Rights

Options that have Dividend Equivalent Rights (DERs) associated with them will have a higher calculated award value than those without DERs under the binomial model, based on the value of these dividend streams. The higher value will be applied to new shares, shares available under existing plans, and shares awarded but not exercised per the plan specifications. DERS transfer more shareholder equity to employees and non-employee directors and this cost should be captured.

Operating Partnership (OP) Units in Equity Plan Analysis of Real Estate Investment Trusts (REITs)

For Real Estate Investment Trusts (REITS), include the common shares issuable upon conversion of outstanding Operating Partnership (OP) units in the share count for the purposes of determining: (1) market capitalization in the Shareholder Value Transfer (SVT) analysis and (2) shares outstanding in the burn rate analysis.

Other Compensation Plans

401(k) Employee Benefit Plans

General Recommendation: Vote for proposals to implement a 401(k) savings plan for employees.

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Employee Stock Ownership Plans (ESOPs)

General Recommendation: Vote for proposals to implement an ESOP or increase authorized shares for existing ESOPs, unless the number of shares allocated to the ESOP is excessive (more than five percent of outstanding shares).

Employee Stock Purchase Plans—Qualified Plans

General Recommendation: Vote case-by-case on qualified employee stock purchase plans. Vote for employee stock purchase plans where all of the following apply:

◾	Purchase price is at least 85 percent of fair market value;
◾	Offering period is 27 months or less; and
◾	The number of shares allocated to the plan is 10 percent or less of the outstanding shares.

Vote against qualified employee stock purchase plans where when the plan features do not meet all of the above criteria.

Employee Stock Purchase Plans—Non-Qualified Plans

General Recommendation: Vote case-by-case on nonqualified employee stock purchase plans. Vote for nonqualified employee stock purchase plans with all the following features:

◾	Broad-based participation;
◾	Limits on employee contribution, which may be a fixed dollar amount or expressed as a percent of base salary;
◾	Company matching contribution up to 25 percent of employee’s contribution, which is effectively a discount of 20 percent from market value; and
◾	No discount on the stock price on the date of purchase when there is a company matching contribution.

Vote against nonqualified employee stock purchase plans when the plan features do not meet all of the above criteria. If the matching contribution or effective discount exceeds the above, ISS may evaluate the SVT cost of the plan as part of the assessment.

Option Exchange Programs/Repricing Options

General Recommendation: Vote case-by-case on management proposals seeking approval to exchange/reprice options taking into consideration:

◾	Historic trading patterns—the stock price should not be so volatile that the options are likely to be back “in-the-money” over the near term;
◾	Rationale for the re-pricing—was the stock price decline beyond management’s control?;
◾	Is this a value-for-value exchange?;
◾	Are surrendered stock options added back to the plan reserve?;
◾	Timing—repricing should occur at least one year out from any precipitous drop in company’s stock price;
◾	Option vesting—does the new option vest immediately or is there a black-out period?;
◾	Term of the option—the term should remain the same as that of the replaced option;
◾	Exercise price—should be set at fair market or a premium to market;
◾	Participants—executive officers and directors must be excluded.

If the surrendered options are added back to the equity plans for re-issuance, then also take into consideration the company’s total cost of equity plans and its three-year average burn rate.

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In addition to the above considerations, evaluate the intent, rationale, and timing of the repricing proposal. The proposal should clearly articulate why the board is choosing to conduct an exchange program at this point in time. Repricing underwater options after a recent precipitous drop in the company’s stock price demonstrates poor timing and warrants additional scrutiny. Also, consider the terms of the surrendered options, such as the grant date, exercise price and vesting schedule. Grant dates of surrendered options should be far enough back (two to three years) so as not to suggest that repricings are being done to take advantage of short-term downward price movements. Similarly, the exercise price of surrendered options should be above the 52-week high for the stock price.

Vote for shareholder proposals to put option repricings to a shareholder vote.

Stock Plans in Lieu of Cash

General Recommendation: Vote case-by-case on plans that provide participants with the option of taking all or a portion of their cash compensation in the form of stock.

Vote for non-employee director-only equity plans that provide a dollar-for-dollar cash-for-stock exchange.

Vote case-by-case on plans which do not provide a dollar-for-dollar cash for stock exchange. In cases where the exchange is not dollar-for-dollar, the request for new or additional shares for such equity program will be considered using the binomial option pricing model. In an effort to capture the total cost of total compensation, ISS will not make any adjustments to carve out the in-lieu-of cash compensation.

Transfer Stock Option (TSO) Programs

General Recommendation: One-time Transfers: Vote against or withhold from compensation committee members if they fail to submit one-time transfers to shareholders for approval.

Vote case-by-case on one-time transfers. Vote for if:

◾	Executive officers and non-employee directors are excluded from participating;
◾

Stock options are purchased by third-party financial institutions at a discount to their fair value using option pricing models such as Black-Scholes or a Binomial Option Valuation or other appropriate financial models; and

◾	There is a two-year minimum holding period for sale proceeds (cash or stock) for all participants.

Additionally, management should provide a clear explanation of why options are being transferred to a third-party institution and whether the events leading up to a decline in stock price were beyond management’s control. A review of the company’s historic stock price volatility should indicate if the options are likely to be back “in-the-money” over the near term.

Ongoing TSO program: Vote against equity plan proposals if the details of ongoing TSO programs are not provided to shareholders. Since TSOs will be one of the award types under a stock plan, the ongoing TSO program, structure, and mechanics must be disclosed to shareholders. The specific criteria to be considered in evaluating these proposals include, but not limited, to the following:

◾	Eligibility;
◾	Vesting;
◾	Bid-price;
◾	Term of options;
◾	Cost of the program and impact of the TSOs on company’s total option expense; and
◾	Option repricing policy.

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Amendments to existing plans that allow for introduction of transferability of stock options should make clear that only options granted post-amendment shall be transferable.

Director Compensation

Shareholder Ratification of Director Pay Programs

General Recommendation: Vote case-by-case on management proposals seeking ratification of non-employee director compensation, based on the following factors:

◾	If the equity plan under which non-employee director grants are made is on the ballot, whether or not it warrants support; and
◾	An assessment of the following qualitative factors:
◾	The relative magnitude of director compensation as compared to companies of a similar profile;
◾	The presence of problematic pay practices relating to director compensation;
◾	Director stock ownership guidelines and holding requirements;
◾	Equity award vesting schedules;
◾	The mix of cash and equity-based compensation;
◾	Meaningful limits on director compensation;
◾	The availability of retirement benefits or perquisites; and
◾	The quality of disclosure surrounding director compensation.

Equity Plans for Non-Employee Directors

General Recommendation: Vote case-by-case on compensation plans for non-employee directors, based on:

◾

The total estimated cost of the company’s equity plans relative to industry/market cap peers, measured by the company’s estimated Shareholder Value Transfer (SVT) based on new shares requested plus shares remaining for future grants, plus outstanding unvested/unexercised grants;

◾	The company’s three-year burn rate relative to its industry/market cap peers (in certain circumstances); and
◾	The presence of any egregious plan features (such as an option repricing provision or liberal CIC vesting risk).

On occasion, non-employee director stock plans will exceed the plan cost or burn-rate benchmarks when combined with employee or executive stock plans. In such cases, vote case-by-case on the plan taking into consideration the following qualitative factors:

◾	The relative magnitude of director compensation as compared to companies of a similar profile;
◾	The presence of problematic pay practices relating to director compensation;
◾	Director stock ownership guidelines and holding requirements;
◾	Equity award vesting schedules;
◾	The mix of cash and equity-based compensation;
◾	Meaningful limits on director compensation;
◾	The availability of retirement benefits or perquisites; and
◾	The quality of disclosure surrounding director compensation.

Non-Employee Director Retirement Plans

General Recommendation: Vote against retirement plans for non-employee directors. Vote for shareholder proposals to eliminate retirement plans for non-employee directors.

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Shareholder Proposals on Compensation

Bonus Banking/Bonus Banking “Plus”

General Recommendation: Vote case-by-case on proposals seeking deferral of a portion of annual bonus pay, with ultimate payout linked to sustained results for the performance metrics on which the bonus was earned (whether for the named executive officers or a wider group of employees), taking into account the following factors:

◾	The company’s past practices regarding equity and cash compensation;
◾	Whether the company has a holding period or stock ownership requirements in place, such as a meaningful retention ratio (at least 50 percent for full tenure); and
◾	Whether the company has a rigorous claw-back policy in place.

Compensation Consultants—Disclosure of Board or Company’s Utilization

General Recommendation: Generally vote for shareholder proposals seeking disclosure regarding the company, board, or compensation committee’s use of compensation consultants, such as company name, business relationship(s), and fees paid.

Disclosure/Setting Levels or Types of Compensation for Executives and Directors

General Recommendation: Generally vote for shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders’ needs, would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company.

Generally vote against shareholder proposals seeking to set absolute levels on compensation or otherwise dictate the amount or form of compensation (such as types of compensation elements or specific metrics) to be used for executive or directors.

Generally vote against shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board.

Vote case-by-case on all other shareholder proposals regarding executive and director pay, taking into account relevant factors, including but not limited to: company performance, pay level and design versus peers, history of compensation concerns or pay-for-performance disconnect, and/or the scope and prescriptive nature of the proposal.

Golden Coffins/Executive Death Benefits

General Recommendation: Generally vote for proposals calling for companies to adopt a policy of obtaining shareholder approval for any future agreements and corporate policies that could oblige the company to make payments or awards following the death of a senior executive in the form of unearned salary or bonuses, accelerated vesting or the continuation in force of unvested equity grants, perquisites and other payments or awards made in lieu of compensation. This would not apply to any benefit programs or equity plan proposals for which the broad-based employee population is eligible.

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Hold Equity Past Retirement or for a Significant Period of Time

General Recommendation: Vote case-by-case on shareholder proposals asking companies to adopt policies requiring senior executive officers to retain a portion of net shares acquired through compensation plans. The following factors will be taken into account:

◾	The percentage/ratio of net shares required to be retained;
◾	The time period required to retain the shares;
◾	Whether the company has equity retention, holding period, and/or stock ownership requirements in place and the robustness of such requirements;
◾	Whether the company has any other policies aimed at mitigating risk taking by executives;
◾	Executives’ actual stock ownership and the degree to which it meets or exceeds the proponent’s suggested holding period/retention ratio or the company’s existing requirements; and
◾	Problematic pay practices, current and past, which may demonstrate a short-term versus long-term focus.

Pay Disparity

General Recommendation: Vote case-by-case on proposals calling for an analysis of the pay disparity between corporate executives and other non-executive employees. The following factors will be considered:

◾	The company’s current level of disclosure of its executive compensation setting process, including how the company considers pay disparity;
◾	If any problematic pay practices or pay-for-performance concerns have been identified at the company; and
◾	The level of shareholder support for the company’s pay programs.

Generally vote against proposals calling for the company to use the pay disparity analysis or pay ratio in a specific way to set or limit executive pay.

Pay for Performance/Performance-Based Awards

General Recommendation: Vote case-by-case on shareholder proposals requesting that a significant amount of future long-term incentive compensation awarded to senior executives shall be performance-based and requesting that the board adopt and disclose challenging performance metrics to shareholders, based on the following analytical steps:

◾

First, vote for shareholder proposals advocating the use of performance-based equity awards, such as performance contingent options or restricted stock, indexed options, or premium-priced options, unless the proposal is overly restrictive or if the company has demonstrated that it is using a “substantial” portion of performance-based awards for its top executives. Standard stock options and performance-accelerated awards do not meet the criteria to be considered as performance-based awards. Further, premium-priced options should have a meaningful premium to be considered performance-based awards.

◾

Second, assess the rigor of the company’s performance-based equity program. If the bar set for the performance-based program is too low based on the company’s historical or peer group comparison, generally vote for the proposal. Furthermore, if target performance results in an above target payout, vote for the shareholder proposal due to program’s poor design. If the company does not disclose the performance metric of the performance-based equity program, vote for the shareholder proposal regardless of the outcome of the first step to the test.

In general, vote for the shareholder proposal if the company does not meet both of the above two steps.

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Pay for Superior Performance

General Recommendation: Vote case-by-case on shareholder proposals that request the board establish a pay-for-superior performance standard in the company’s executive compensation plan for senior executives. These proposals generally include the following principles:

◾	Set compensation targets for the plan’s annual and long-term incentive pay components at or below the peer group median;
◾	Deliver a majority of the plan’s target long-term compensation through performance-vested, not simply time-vested, equity awards;
◾

Provide the strategic rationale and relative weightings of the financial and non-financial performance metrics or criteria used in the annual and performance-vested long-term incentive components of the plan;

◾	Establish performance targets for each plan financial metric relative to the performance of the company’s peer companies;
◾

Limit payment under the annual and performance-vested long-term incentive components of the plan to when the company’s performance on its selected financial performance metrics exceeds peer group median performance.

Consider the following factors in evaluating this proposal:

◾	What aspects of the company’s annual and long-term equity incentive programs are performance driven?
◾

If the annual and long-term equity incentive programs are performance driven, are the performance criteria and hurdle rates disclosed to shareholders or are they benchmarked against a disclosed peer group?

◾	Can shareholders assess the correlation between pay and performance based on the current disclosure?
◾	What type of industry and stage of business cycle does the company belong to?

Pre-Arranged Trading Plans (10b5-1 Plans)

General Recommendation: Generally vote for shareholder proposals calling for the addition of certain safeguards in prearranged trading plans (10b5-1 plans) for executives. Safeguards may include:

◾	Adoption, amendment, or termination of a 10b5-1 Plan must be disclosed in a Form 8-K;
◾	Amendment or early termination of a 10b5-1 Plan allowed only under extraordinary circumstances, as determined by the board;
◾	Request that a certain number of days that must elapse between adoption or amendment of a 10b5-1 Plan and initial trading under the plan;
◾	Reports on Form 4 must identify transactions made pursuant to a 10b5-1 Plan;
◾	An executive may not trade in company stock outside the 10b5-1 Plan;
◾	Trades under a 10b5-1 Plan must be handled by a broker who does not handle other securities transactions for the executive.

Prohibit Outside CEOs from Serving on Compensation Committees

General Recommendation: Generally vote against proposals seeking a policy to prohibit any outside CEO from serving on a company’s compensation committee, unless the company has demonstrated problematic pay practices that raise concerns about the performance and composition of the committee.

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Recoupment of Incentive or Stock Compensation in Specified Circumstances

General Recommendation: Vote case-by-case on proposals to recoup incentive cash or stock compensation made to senior executives if it is later determined that the figures upon which incentive compensation is earned turn out to have been in error, or if the senior executive has breached company policy or has engaged in misconduct that may be significantly detrimental to the company’s financial position or reputation, or if the senior executive failed to manage or monitor risks that subsequently led to significant financial or reputational harm to the company. Many companies have adopted policies that permit recoupment in cases where an executive’s fraud, misconduct, or negligence significantly contributed to a restatement of financial results that led to the awarding of unearned incentive compensation. However, such policies may be narrow given that not all misconduct or negligence may result in significant financial restatements. Misconduct, negligence, or lack of sufficient oversight by senior executives may lead to significant financial loss or reputational damage that may have long-lasting impact.

In considering whether to support such shareholder proposals, ISS will take into consideration the following factors:

◾	If the company has adopted a formal recoupment policy;
◾	The rigor of the recoupment policy focusing on how and under what circumstances the company may recoup incentive or stock compensation;
◾	Whether the company has chronic restatement history or material financial problems;
◾	Whether the company’s policy substantially addresses the concerns raised by the proponent;
◾	Disclosure of recoupment of incentive or stock compensation from senior executives or lack thereof; or
◾	Any other relevant factors.

Severance Agreements for Executives/Golden Parachutes

General Recommendation: Vote for shareholder proposals requiring that golden parachutes or executive severance agreements be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts.

Vote case-by-case on proposals to ratify or cancel golden parachutes. An acceptable parachute should include, but is not limited to, the following:

◾	The triggering mechanism should be beyond the control of management;
◾	The amount should not exceed three times base amount (defined as the average annual taxable W-2 compensation during the five years prior to the year in which the change of control occurs);
◾

Change-in-control payments should be double-triggered, i.e., (1) after a change in control has taken place, and (2) termination of the executive as a result of the change in control. Change in control is defined as a change in the company ownership structure.

Share Buyback Impact on Incentive Program Metrics

General Recommendation: Vote case-by-case on proposals requesting the company exclude the impact of share buybacks from the calculation of incentive program metrics, considering the following factors:

◾	The frequency and timing of the company’s share buybacks;
◾	The use of per-share metrics in incentive plans;
◾	The effect of recent buybacks on incentive metric results and payouts; and
◾	Whether there is any indication of metric result manipulation.

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Supplemental Executive Retirement Plans (SERPs)

General Recommendation: Generally vote for shareholder proposals requesting to put extraordinary benefits contained in SERP agreements to a shareholder vote unless the company’s executive pension plans do not contain excessive benefits beyond what is offered under employee-wide plans.

Generally vote for shareholder proposals requesting to limit the executive benefits provided under the company’s supplemental executive retirement plan (SERP) by limiting covered compensation to a senior executive’s annual salary or those pay elements covered for the general employee population.

Tax Gross-Up Proposals

General Recommendation: Generally vote for proposals calling for companies to adopt a policy of not providing tax gross-up payments to executives, except in situations where gross-ups are provided pursuant to a plan, policy, or arrangement applicable to management employees of the company, such as a relocation or expatriate tax equalization policy.

Termination of Employment Prior to Severance Payment/Eliminating Accelerated Vesting of Unvested Equity

General Recommendation: Vote case-by-case on shareholder proposals seeking a policy requiring termination of employment prior to severance payment and/or eliminating accelerated vesting of unvested equity.

The following factors will be considered:

◾

The company’s current treatment of equity upon employment termination and/or in change-in-control situations (i.e., vesting is double triggered and/or pro rata, does it allow for the assumption of equity by acquiring company, the treatment of performance shares, etc.);

◾	Current employment agreements, including potential poor pay practices such as gross-ups embedded in those agreements.

Generally vote for proposals seeking a policy that prohibits automatic acceleration of the vesting of equity awards to senior executives upon a voluntary termination of employment or in the event of a change in control (except for pro rata vesting considering the time elapsed and attainment of any related performance goals between the award date and the change in control).

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6. Routine/Miscellaneous

Adjourn Meeting

General Recommendation: Generally vote against proposals to provide management with the authority to adjourn an annual or special meeting absent compelling reasons to support the proposal.

Vote for proposals that relate specifically to soliciting votes for a merger or transaction if supporting that merger or transaction. Vote against proposals if the wording is too vague or if the proposal includes “other business.”

Amend Quorum Requirements

General Recommendation: Vote case-by-case on proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding, taking into consideration:

◾	The new quorum threshold requested;
◾	The rationale presented for the reduction;
◾	The market capitalization of the company (size, inclusion in indices);
◾	The company’s ownership structure;
◾	Previous voter turnout or attempts to achieve quorum;
◾	Any provisions or commitments to restore quorum to a majority of shares outstanding, should voter turnout improve sufficiently; and
◾	Other factors as appropriate.

In general, a quorum threshold kept as close to a majority of shares outstanding as is achievable is preferred.

Vote case-by-case on directors who unilaterally lower the quorum requirements below a majority of the shares outstanding, taking into consideration the factors listed above.

Amend Minor Bylaws

General Recommendation: Vote for bylaw or charter changes that are of a housekeeping nature (updates or corrections).

Change Company Name

General Recommendation: Vote for proposals to change the corporate name unless there is compelling evidence that the change would adversely impact shareholder value.

Change Date, Time, or Location of Annual Meeting

General Recommendation: Vote for management proposals to change the date, time, or location of the annual meeting unless the proposed change is unreasonable.

Vote against shareholder proposals to change the date, time, or location of the annual meeting unless the current scheduling or location is unreasonable.

Other Business

General Recommendation: Vote against proposals to approve other business when it appears as a voting item.

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7. Social and Environmental Issues

Global Approach – E&S Shareholder Proposals

ISS applies a common approach globally to evaluating social and environmental proposals which cover a wide range of topics, including consumer and product safety, environment and energy, labor standards and human rights, workplace and board diversity, and corporate political issues. While a variety of factors goes into each analysis, the overall principle guiding all vote recommendations focuses on how the proposal may enhance or protect shareholder value in either the short or long term.

General Recommendation: Generally vote case-by-case, examining primarily whether implementation of the proposal is likely to enhance or protect shareholder value. The following factors will be considered:

◾	If the issues presented in the proposal are being appropriately or effectively dealt with through legislation or government regulation;
◾	If the company has already responded in an appropriate and sufficient manner to the issue(s) raised in the proposal;
◾	Whether the proposal’s request is unduly burdensome (scope or timeframe) or overly prescriptive;
◾	The company’s approach compared with any industry standard practices for addressing the issue(s) raised by the proposal;
◾	Whether there are significant controversies, fines, penalties, or litigation associated with the company’s practices related to the issue(s) raised in the proposal;
◾

If the proposal requests increased disclosure or greater transparency, whether reasonable and sufficient information is currently available to shareholders from the company or from other publicly available sources; and

◾

If the proposal requests increased disclosure or greater transparency, whether implementation would reveal proprietary or confidential information that could place the company at a competitive disadvantage.

Endorsement of Principles

General Recommendation: Generally vote against proposals seeking a company’s endorsement of principles that support a particular public policy position. Endorsing a set of principles may require a company to take a stand on an issue that is beyond its own control and may limit its flexibility with respect to future developments.

Management and the board should be afforded the flexibility to make decisions on specific public policy positions based on their own assessment of the most beneficial strategies for the company.

Animal Welfare

Animal Welfare Policies

General Recommendation: Generally vote for proposals seeking a report on a company’s animal welfare standards, or animal welfare-related risks, unless:

◾	The company has already published a set of animal welfare standards and monitors compliance;
◾	The company’s standards are comparable to industry peers; and
◾	There are no recent significant fines, litigation, or controversies related to the company’s and/or its suppliers’ treatment of animals.

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Animal Testing

General Recommendation: Generally vote against proposals to phase out the use of animals in product testing, unless:

◾	The company is conducting animal testing programs that are unnecessary or not required by regulation;
◾	The company is conducting animal testing when suitable alternatives are commonly accepted and used by industry peers; or
◾	There are recent, significant fines or litigation related to the company’s treatment of animals.

Animal Slaughter

General Recommendation: Generally vote against proposals requesting the implementation of Controlled Atmosphere Killing (CAK) methods at company and/or supplier operations unless such methods are required by legislation or generally accepted as the industry standard.

Vote case-by-case on proposals requesting a report on the feasibility of implementing CAK methods at company and/or supplier operations considering the availability of existing research conducted by the company or industry groups on this topic and any fines or litigation related to current animal processing procedures at the company.

Consumer Issues

Genetically Modified Ingredients

General Recommendation: Generally vote against proposals requesting that a company voluntarily label genetically engineered (GE) ingredients in its products. The labeling of products with GE ingredients is best left to the appropriate regulatory authorities.

Vote case-by-case on proposals asking for a report on the feasibility of labeling products containing GE ingredients, taking into account:

◾	The potential impact of such labeling on the company’s business;
◾	The quality of the company’s disclosure on GE product labeling, related voluntary initiatives, and how this disclosure compares with industry peer disclosure; and
◾	Company’s current disclosure on the feasibility of GE product labeling.

Generally vote against proposals seeking a report on the social, health, and environmental effects of genetically modified organisms (GMOs). Studies of this sort are better undertaken by regulators and the scientific community.

Generally vote against proposals to eliminate GE ingredients from the company’s products, or proposals asking for reports outlining the steps necessary to eliminate GE ingredients from the company’s products. Such decisions are more appropriately made by management with consideration of current regulations.

Reports on Potentially Controversial Business/Financial Practices

General Recommendation: Vote case-by-case on requests for reports on a company’s potentially controversial business or financial practices or products, taking into account:

◾	Whether the company has adequately disclosed mechanisms in place to prevent abuses;

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◾	Whether the company has adequately disclosed the financial risks of the products/practices in question;
◾	Whether the company has been subject to violations of related laws or serious controversies; and
◾	Peer companies’ policies/practices in this area.

Pharmaceutical Pricing, Access to Medicines, and Prescription Drug Reimportation

General Recommendation: Generally vote against proposals requesting that companies implement specific price restraints on pharmaceutical products unless the company fails to adhere to legislative guidelines or industry norms in its product pricing practices.

Vote case-by-case on proposals requesting that a company report on its product pricing or access to medicine policies, considering:

◾	The potential for reputational, market, and regulatory risk exposure;
◾	Existing disclosure of relevant policies;
◾	Deviation from established industry norms;
◾	Relevant company initiatives to provide research and/or products to disadvantaged consumers;
◾	Whether the proposal focuses on specific products or geographic regions;
◾	The potential burden and scope of the requested report;
◾	Recent significant controversies, litigation, or fines at the company.

Generally vote for proposals requesting that a company report on the financial and legal impact of its prescription drug reimportation policies unless such information is already publicly disclosed.

Generally vote against proposals requesting that companies adopt specific policies to encourage or constrain prescription drug reimportation. Such matters are more appropriately the province of legislative activity and may place the company at a competitive disadvantage relative to its peers.

Product Safety and Toxic/Hazardous Materials

General Recommendation: Generally vote for proposals requesting that a company report on its policies, initiatives/procedures, and oversight mechanisms related to toxic/hazardous materials or product safety in its supply chain, unless:

◾	The company already discloses similar information through existing reports such as a supplier code of conduct and/or a sustainability report;
◾

The company has formally committed to the implementation of a toxic/hazardous materials and/or product safety and supply chain reporting and monitoring program based on industry norms or similar standards within a specified time frame; and

◾	The company has not been recently involved in relevant significant controversies, fines, or litigation.

Vote case-by-case on resolutions requesting that companies develop a feasibility assessment to phase-out of certain toxic/hazardous materials, or evaluate and disclose the potential financial and legal risks associated with utilizing certain materials, considering:

◾	The company’s current level of disclosure regarding its product safety policies, initiatives, and oversight mechanisms;
◾	Current regulations in the markets in which the company operates; and
◾	Recent significant controversies, litigation, or fines stemming from toxic/hazardous materials at the company.

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Generally vote against resolutions requiring that a company reformulate its products.

Tobacco-Related Proposals

General Recommendation: Vote case-by-case on resolutions regarding the advertisement of tobacco products, considering:

◾	Recent related fines, controversies, or significant litigation;
◾	Whether the company complies with relevant laws and regulations on the marketing of tobacco;
◾	Whether the company’s advertising restrictions deviate from those of industry peers;
◾	Whether the company entered into the Master Settlement Agreement, which restricts marketing of tobacco to youth; and
◾	Whether restrictions on marketing to youth extend to foreign countries.

Vote case-by-case on proposals regarding second-hand smoke, considering;

◾	Whether the company complies with all laws and regulations;
◾	The degree that voluntary restrictions beyond those mandated by law might hurt the company’s competitiveness; and
◾	The risk of any health-related liabilities.

Generally vote against resolutions to cease production of tobacco-related products, to avoid selling products to tobacco companies, to spin-off tobacco-related businesses, or prohibit investment in tobacco equities. Such business decisions are better left to company management or portfolio managers.

Generally vote against proposals regarding tobacco product warnings. Such decisions are better left to public health authorities.

Climate Change

Say on Climate (SoC) Management Proposals

General Recommendation: Vote case-by-case on management proposals that request shareholders to approve the company’s climate transition action plan23, taking into account the completeness and rigor of the plan. Information that will be considered where available includes the following:

◾	The extent to which the company’s climate related disclosures are in line with TCFD recommendations and meet other market standards;
◾	Disclosure of its operational and supply chain GHG emissions (Scopes 1, 2, and 3);
◾	The completeness and rigor of company’s short-, medium-, and long-term targets for reducing operational and supply chain GHG emissions (Scopes 1, 2, and 3 if relevant);
◾	Whether the company has sought and received third-party approval that its targets are science-based;
◾	Whether the company has made a commitment to be “net zero” for operational and supply chain emissions (Scopes 1, 2, and 3) by 2050;
◾	Whether the company discloses a commitment to report on the implementation of its plan in subsequent years;
◾	Whether the company’s climate data has received third-party assurance;

23 Variations of this request also include climate transition related ambitions, or commitment to reporting on the implementation of a climate plan.

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◾	Disclosure of how the company’s lobbying activities and its capital expenditures align with company strategy;
◾	Whether there are specific industry decarbonization challenges; and
◾	The company’s related commitment, disclosure, and performance compared to its industry peers.

Say on Climate (SoC) Shareholder Proposals

General Recommendation: Vote case-by-case on shareholder proposals that request the company to disclose a report providing its GHG emissions levels and reduction targets and/or its upcoming/approved climate transition action plan and provide shareholders the opportunity to express approval or disapproval of its GHG emissions reduction plan, taking into account information such as the following:

◾	The completeness and rigor of the company’s climate-related disclosure;
◾	The company’s actual GHG emissions performance;
◾	Whether the company has been the subject of recent, significant violations, fines, litigation, or controversy related to its GHG emissions; and
◾	Whether the proposal’s request is unduly burdensome (scope or timeframe) or overly prescriptive.

Climate Change/Greenhouse Gas (GHG) Emissions

General Recommendation: Generally vote for resolutions requesting that a company disclose information on the financial, physical, or regulatory risks it faces related to climate change on its operations and investments or on how the company identifies, measures, and manages such risks, considering:

◾

Whether the company already provides current, publicly-available information on the impact that climate change may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;

◾	The company’s level of disclosure compared to industry peers; and
◾	Whether there are significant controversies, fines, penalties, or litigation associated with the company’s climate change-related performance.

Generally vote for proposals requesting a report on greenhouse gas (GHG) emissions from company operations and/or products and operations, unless:

◾

The company already discloses current, publicly-available information on the impacts that GHG emissions may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;

◾	The company’s level of disclosure is comparable to that of industry peers; and
◾	There are no significant, controversies, fines, penalties, or litigation associated with the company’s GHG emissions.

Vote case-by-case on proposals that call for the adoption of GHG reduction goals from products and operations, taking into account:

◾	Whether the company provides disclosure of year-over-year GHG emissions performance data;
◾	Whether company disclosure lags behind industry peers;
◾	The company’s actual GHG emissions performance;
◾	The company’s current GHG emission policies, oversight mechanisms, and related initiatives; and
◾	Whether the company has been the subject of recent, significant violations, fines, litigation, or controversy related to GHG emissions.

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Energy Efficiency

General Recommendation: Generally vote for proposals requesting that a company report on its energy efficiency policies, unless:

◾

The company complies with applicable energy efficiency regulations and laws, and discloses its participation in energy efficiency policies and programs, including disclosure of benchmark data, targets, and performance measures; or

◾	The proponent requests adoption of specific energy efficiency goals within specific timelines.

Renewable Energy

General Recommendation: Generally vote for requests for reports on the feasibility of developing renewable energy resources unless the report would be duplicative of existing disclosure or irrelevant to the company’s line of business.

Generally vote against proposals requesting that the company invest in renewable energy resources. Such decisions are best left to management’s evaluation of the feasibility and financial impact that such programs may have on the company.

Generally vote against proposals that call for the adoption of renewable energy goals, taking into account:

◾	The scope and structure of the proposal;
◾	The company’s current level of disclosure on renewable energy use and GHG emissions; and
◾	The company’s disclosure of policies, practices, and oversight implemented to manage GHG emissions and mitigate climate change risks.

Diversity

Board Diversity

General Recommendation: Generally vote for requests for reports on a company’s efforts to diversify the board, unless:

◾	The gender and racial minority representation of the company’s board is reasonably inclusive in relation to companies of similar size and business; and
◾	The board already reports on its nominating procedures and gender and racial minority initiatives on the board and within the company.

Vote case-by-case on proposals asking a company to increase the gender and racial minority representation on its board, taking into account:

◾	The degree of existing gender and racial minority diversity on the company’s board and among its executive officers;
◾	The level of gender and racial minority representation that exists at the company’s industry peers;
◾	The company’s established process for addressing gender and racial minority board representation;
◾	Whether the proposal includes an overly prescriptive request to amend nominating committee charter language;

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◾	The independence of the company’s nominating committee;
◾	Whether the company uses an outside search firm to identify potential director nominees; and
◾	Whether the company has had recent controversies, fines, or litigation regarding equal employment practices.

Equality of Opportunity

General Recommendation: Generally vote for proposals requesting a company disclose its diversity policies or initiatives, or proposals requesting disclosure of a company’s comprehensive workforce diversity data, including requests for EEO-1 data, unless:

◾	The company publicly discloses equal opportunity policies and initiatives in a comprehensive manner;
◾	The company already publicly discloses comprehensive workforce diversity data; and
◾	The company has no recent significant EEO-related violations or litigation.

Generally vote against proposals seeking information on the diversity efforts of suppliers and service providers. Such requests may pose a significant burden on the company.

Gender Identity, Sexual Orientation, and Domestic Partner Benefits

General Recommendation: Generally vote for proposals seeking to amend a company’s EEO statement or diversity policies to prohibit discrimination based on sexual orientation and/or gender identity, unless the change would be unduly burdensome.

Generally vote against proposals to extend company benefits to, or eliminate benefits from, domestic partners. Decisions regarding benefits should be left to the discretion of the company.

Gender, Race/Ethnicity Pay Gap

General Recommendation: Vote case-by-case on requests for reports on a company’s pay data by gender or race/ ethnicity, or a report on a company’s policies and goals to reduce any gender or race/ethnicity pay gaps, taking into account:

◾	The company’s current policies and disclosure related to both its diversity and inclusion policies and practices and its compensation philosophy on fair and equitable compensation practices;
◾	Whether the company has been the subject of recent controversy, litigation, or regulatory actions related to gender, race, or ethnicity pay gap issues;
◾	The company’s disclosure regarding gender, race, or ethnicity pay gap policies or initiatives compared to its industry peers; and
◾	Local laws regarding categorization of race and/or ethnicity and definitions of ethnic and/or racial minorities.

Racial Equity and/or Civil Rights Audit Guidelines

General Recommendation: Vote case-by-case on proposals asking a company to conduct an independent racial equity and/or civil rights audit, taking into account:

◾	The company’s established process or framework for addressing racial inequity and discrimination internally;
◾	Whether the company adequately discloses workforce diversity and inclusion metrics and goals;
◾	Whether the company has issued a public statement related to its racial justice efforts in recent years, or has committed to internal policy review;

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◾	Whether the company has engaged with impacted communities, stakeholders, and civil rights experts;
◾	The company’s track record in recent years of racial justice measures and outreach externally; and
◾	Whether the company has been the subject of recent controversy, litigation, or regulatory actions related to racial inequity or discrimination.

Environment and Sustainability

Facility and Workplace Safety

General Recommendation: Vote case-by-case on requests for workplace safety reports, including reports on accident risk reduction efforts, taking into account:

◾	The company’s current level of disclosure of its workplace health and safety performance data, health and safety management policies, initiatives, and oversight mechanisms;
◾	The nature of the company’s business, specifically regarding company and employee exposure to health and safety risks;
◾	Recent significant controversies, fines, or violations related to workplace health and safety; and
◾	The company’s workplace health and safety performance relative to industry peers.

Vote case-by-case on resolutions requesting that a company report on safety and/or security risks associated with its operations and/or facilities, considering:

◾	The company’s compliance with applicable regulations and guidelines;
◾	The company’s current level of disclosure regarding its security and safety policies, procedures, and compliance monitoring; and
◾	The existence of recent, significant violations, fines, or controversy regarding the safety and security of the company’s operations and/or facilities.

General Environmental Proposals and Community Impact Assessments

General Recommendation: Vote case-by-case on requests for reports on policies and/or the potential (community) social and/or environmental impact of company operations, considering:

◾	Current disclosure of applicable policies and risk assessment report(s) and risk management procedures;
◾

The impact of regulatory non-compliance, litigation, remediation, or reputational loss that may be associated with failure to manage the company’s operations in question, including the management of relevant community and stakeholder relations;

◾	The nature, purpose, and scope of the company’s operations in the specific region(s);
◾	The degree to which company policies and procedures are consistent with industry norms; and
◾	The scope of the resolution.

Hydraulic Fracturing

General Recommendation: Generally vote for proposals requesting greater disclosure of a company’s (natural gas) hydraulic fracturing operations, including measures the company has taken to manage and mitigate the potential community and environmental impacts of those operations, considering:

◾	The company’s current level of disclosure of relevant policies and oversight mechanisms;
◾	The company’s current level of such disclosure relative to its industry peers;
◾	Potential relevant local, state, or national regulatory developments; and

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◾	Controversies, fines, or litigation related to the company’s hydraulic fracturing operations.

Operations in Protected Areas

General Recommendation: Generally vote for requests for reports on potential environmental damage as a result of company operations in protected regions, unless:

◾	Operations in the specified regions are not permitted by current laws or regulations;
◾	The company does not currently have operations or plans to develop operations in these protected regions; or
◾	The company’s disclosure of its operations and environmental policies in these regions is comparable to industry peers.

Recycling

General Recommendation: Vote case-by-case on proposals to report on an existing recycling program, or adopt a new recycling program, taking into account:

◾	The nature of the company’s business;
◾	The current level of disclosure of the company’s existing related programs;
◾	The timetable and methods of program implementation prescribed by the proposal;
◾	The company’s ability to address the issues raised in the proposal; and
◾	How the company’s recycling programs compare to similar programs of its industry peers.

Sustainability Reporting

General Recommendation: Generally vote for proposals requesting that a company report on its policies, initiatives, and oversight mechanisms related to social, economic, and environmental sustainability, unless:

◾

The company already discloses similar information through existing reports or policies such as an environment, health, and safety (EHS) report; a comprehensive code of corporate conduct; and/or a diversity report; or

◾	The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame.

Water Issues

General Recommendation: Vote case-by-case on proposals requesting a company report on, or adopt a new policy on, water-related risks and concerns, taking into account:

◾	The company’s current disclosure of relevant policies, initiatives, oversight mechanisms, and water usage metrics;
◾	Whether or not the company’s existing water-related policies and practices are consistent with relevant internationally recognized standards and national/local regulations;
◾	The potential financial impact or risk to the company associated with water-related concerns or issues; and
◾	Recent, significant company controversies, fines, or litigation regarding water use by the company and its suppliers.

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General Corporate Issues

Charitable Contributions

General Recommendation: Vote against proposals restricting a company from making charitable contributions. Charitable contributions are generally useful for assisting worthwhile causes and for creating goodwill in the community. In the absence of bad faith, self-dealing, or gross negligence, management should determine which, and if, contributions are in the best interests of the company.

Data Security, Privacy, and Internet Issues

General Recommendation: Vote case-by-case on proposals requesting the disclosure or implementation of data security, privacy, or information access and management policies and procedures, considering:

◾	The level of disclosure of company policies and procedures relating to data security, privacy, freedom of speech, information access and management, and Internet censorship;
◾	Engagement in dialogue with governments or relevant groups with respect to data security, privacy, or the free flow of information on the Internet;
◾	The scope of business involvement and of investment in countries whose governments censor or monitor the Internet and other telecommunications;
◾	Applicable market-specific laws or regulations that may be imposed on the company; and
◾	Controversies, fines, or litigation related to data security, privacy, freedom of speech, or Internet censorship.

ESG Compensation-Related Proposals

General Recommendation: Vote case-by-case on proposals seeking a report or additional disclosure on the company’s approach, policies, and practices on incorporating environmental and social criteria into its executive compensation strategy, considering:

◾	The scope and prescriptive nature of the proposal;
◾	The company’s current level of disclosure regarding its environmental and social performance and governance;
◾	The degree to which the board or compensation committee already discloses information on whether it has considered related E&S criteria; and
◾	Whether the company has significant controversies or regulatory violations regarding social or environmental issues.

Human Rights, Human Capital Management, and International Operations

Human Rights Proposals

General Recommendation: Generally vote for proposals requesting a report on company or company supplier labor and/or human rights standards and policies unless such information is already publicly disclosed.

Vote case-by-case on proposals to implement company or company supplier labor and/or human rights standards and policies, considering:

◾	The degree to which existing relevant policies and practices are disclosed;
◾	Whether or not existing relevant policies are consistent with internationally recognized standards;
◾	Whether company facilities and those of its suppliers are monitored and how;

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◾	Company participation in fair labor organizations or other internationally recognized human rights initiatives;
◾	Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;
◾	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;
◾	The scope of the request; and
◾	Deviation from industry sector peer company standards and practices.

Vote case-by-case on proposals requesting that a company conduct an assessment of the human rights risks in its operations or in its supply chain, or report on its human rights risk assessment process, considering:

◾	The degree to which existing relevant policies and practices are disclosed, including information on the implementation of these policies and any related oversight mechanisms;
◾	The company’s industry and whether the company or its suppliers operate in countries or areas where there is a history of human rights concerns;
◾	Recent significant controversies, fines, or litigation regarding human rights involving the company or its suppliers, and whether the company has taken remedial steps; and
◾	Whether the proposal is unduly burdensome or overly prescriptive.

Mandatory Arbitration

General Recommendation: Vote case-by-case on requests for a report on a company’s use of mandatory arbitration on employment-related claims, taking into account:

◾	The company’s current policies and practices related to the use of mandatory arbitration agreements on workplace claims;
◾	Whether the company has been the subject of recent controversy, litigation, or regulatory actions related to the use of mandatory arbitration agreements on workplace claims; and
◾	The company’s disclosure of its policies and practices related to the use of mandatory arbitration agreements compared to its peers.

Operations in High-Risk Markets

General Recommendation: Vote case-by-case on requests for a report on a company’s potential financial and reputational risks associated with operations in “high-risk” markets, such as a terrorism-sponsoring state or politically/socially unstable region, taking into account:

◾	The nature, purpose, and scope of the operations and business involved that could be affected by social or political disruption;
◾	Current disclosure of applicable risk assessment(s) and risk management procedures;
◾	Compliance with U.S. sanctions and laws;
◾	Consideration of other international policies, standards, and laws; and
◾	Whether the company has been recently involved in recent, significant controversies, fines, or litigation related to its operations in “high-risk” markets.

Outsourcing/Offshoring

General Recommendation: Vote case-by-case on proposals calling for companies to report on the risks associated with outsourcing/plant closures, considering:

◾	Controversies surrounding operations in the relevant market(s);

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◾	The value of the requested report to shareholders;
◾	The company’s current level of disclosure of relevant information on outsourcing and plant closure procedures; and
◾	The company’s existing human rights standards relative to industry peers.

Sexual Harassment

General Recommendation: Vote case-by-case on requests for a report on company actions taken to strengthen policies and oversight to prevent workplace sexual harassment, or a report on risks posed by a company’s failure to prevent workplace sexual harassment, taking into account:

◾	The company’s current policies, practices, oversight mechanisms related to preventing workplace sexual harassment;
◾	Whether the company has been the subject of recent controversy, litigation, or regulatory actions related to workplace sexual harassment issues; and
◾	The company’s disclosure regarding workplace sexual harassment policies or initiatives compared to its industry peers.

Weapons and Military Sales

General Recommendation: Vote against reports on foreign military sales or offsets. Such disclosures may involve sensitive and confidential information. Moreover, companies must comply with government controls and reporting on foreign military sales.

Generally vote against proposals asking a company to cease production or report on the risks associated with the use of depleted uranium munitions or nuclear weapons components and delivery systems, including disengaging from current and proposed contracts. Such contracts are monitored by government agencies, serve multiple military and non-military uses, and withdrawal from these contracts could have a negative impact on the company’s business.

Political Activities

Lobbying

General Recommendation: Vote case-by-case on proposals requesting information on a company’s lobbying (including direct, indirect, and grassroots lobbying) activities, policies, or procedures, considering:

◾	The company’s current disclosure of relevant lobbying policies, and management and board oversight;
◾	The company’s disclosure regarding trade associations or other groups that it supports, or is a member of, that engage in lobbying activities; and
◾	Recent significant controversies, fines, or litigation regarding the company’s lobbying-related activities.

Political Contributions

General Recommendation: Generally vote for proposals requesting greater disclosure of a company’s political contributions and trade association spending policies and activities, considering:

◾	The company’s policies, and management and board oversight related to its direct political contributions and payments to trade associations or other groups that may be used for political purposes;

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◾	The company’s disclosure regarding its support of, and participation in, trade associations or other groups that may make political contributions; and
◾	Recent significant controversies, fines, or litigation related to the company’s political contributions or political activities.

Vote against proposals barring a company from making political contributions. Businesses are affected by legislation at the federal, state, and local level; barring political contributions can put the company at a competitive disadvantage.

Vote against proposals to publish in newspapers and other media a company’s political contributions. Such publications could present significant cost to the company without providing commensurate value to shareholders.

Political Expenditures and Lobbying Congruency

General Recommendation: Generally vote case-by-case on proposals requesting greater disclosure of a company’s alignment of political contributions, lobbying, and electioneering spending with a company’s publicly stated values and policies, considering:

◾

The company’s policies, management, board oversight, governance processes, and level of disclosure related to direct political contributions, lobbying activities, and payments to trade associations, political action committees, or other groups that may be used for political purposes;

◾

The company’s disclosure regarding: the reasons for its support of candidates for public offices; the reasons for support of and participation in trade associations or other groups that may make political contributions; and other political activities;

◾	Any incongruencies identified between a company’s direct and indirect political expenditures and its publicly stated values and priorities.
◾	Recent significant controversies related to the company’s direct and indirect lobbying, political contributions, or political activities.

Generally vote case-by-case on proposals requesting comparison of a company’s political spending to objectives that can mitigate material risks for the company, such as limiting global warming.

Political Ties

General Recommendation: Generally vote against proposals asking a company to affirm political nonpartisanship in the workplace, so long as:

◾	There are no recent, significant controversies, fines, or litigation regarding the company’s political contributions or trade association spending; and
◾	The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and prohibit coercion.

Vote against proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

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8. Mutual Fund Proxies

Election of Directors

General Recommendation: Vote case-by-case on the election of directors and trustees, following the same guidelines for uncontested directors for public company shareholder meetings. However, mutual fund boards do not usually have compensation committees, so do not withhold for the lack of this committee.

Closed End Funds- Unilateral Opt-In to Control Share Acquisition Statutes

General Recommendation: For closed-end management investment companies (CEFs), vote against or withhold from nominating/governance committee members (or other directors on a case-by-case basis) at CEFs that have not provided a compelling rationale for opting-in to a Control Share Acquisition statute, nor submitted a by-law amendment to a shareholder vote.

Converting Closed-end Fund to Open-end Fund

General Recommendation: Vote case-by-case on conversion proposals, considering the following factors:

◾	Past performance as a closed-end fund;
◾	Market in which the fund invests;
◾	Measures taken by the board to address the discount; and
◾	Past shareholder activism, board activity, and votes on related proposals.

Proxy Contests

General Recommendation: Vote case-by-case on proxy contests, considering the following factors:

◾	Past performance relative to its peers;
◾	Market in which the fund invests;
◾	Measures taken by the board to address the issues;
◾	Past shareholder activism, board activity, and votes on related proposals;
◾	Strategy of the incumbents versus the dissidents;
◾	Independence of directors;
◾	Experience and skills of director candidates;
◾	Governance profile of the company;
◾	Evidence of management entrenchment.

Investment Advisory Agreements

General Recommendation: Vote case-by-case on investment advisory agreements, considering the following factors:

◾	Proposed and current fee schedules;
◾	Fund category/investment objective;
◾	Performance benchmarks;
◾	Share price performance as compared with peers;
◾	Resulting fees relative to peers;
◾	Assignments (where the advisor undergoes a change of control).

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Approving New Classes or Series of Shares

General Recommendation: Vote for the establishment of new classes or series of shares.

Preferred Stock Proposals

General Recommendation: Vote case-by-case on the authorization for or increase in preferred shares, considering the following factors:

◾	Stated specific financing purpose;
◾	Possible dilution for common shares;
◾	Whether the shares can be used for antitakeover purposes.

1940 Act Policies

General Recommendation: Vote case-by-case on policies under the Investment Advisor Act of 1940, considering the following factors:

◾	Potential competitiveness;
◾	Regulatory developments;
◾	Current and potential returns; and
◾	Current and potential risk.

Generally vote for these amendments as long as the proposed changes do not fundamentally alter the investment focus of the fund and do comply with the current SEC interpretation.

Changing a Fundamental Restriction to a Nonfundamental Restriction

General Recommendation: Vote case-by-case on proposals to change a fundamental restriction to a non-fundamental restriction, considering the following factors:

◾	The fund’s target investments;
◾	The reasons given by the fund for the change; and
◾	The projected impact of the change on the portfolio.

Change Fundamental Investment Objective to Nonfundamental

General Recommendation: Vote against proposals to change a fund’s fundamental investment objective to non-fundamental.

Name Change Proposals

General Recommendation: Vote case-by-case on name change proposals, considering the following factors:

◾	Political/economic changes in the target market;
◾	Consolidation in the target market; and
◾	Current asset composition.

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Change in Fund’s Subclassification

General Recommendation: Vote case-by-case on changes in a fund’s sub-classification, considering the following factors:

◾	Potential competitiveness;
◾	Current and potential returns;
◾	Risk of concentration;
◾	Consolidation in target industry.

Business Development Companies—Authorization to Sell Shares of Common Stock at a Price below Net Asset Value

General Recommendation: Vote for proposals authorizing the board to issue shares below Net Asset Value (NAV) if:

◾

The proposal to allow share issuances below NAV has an expiration date no more than one year from the date shareholders approve the underlying proposal, as required under the Investment Company Act of 1940;

◾

The sale is deemed to be in the best interests of shareholders by (1) a majority of the company’s independent directors and (2) a majority of the company’s directors who have no financial interest in the issuance; and

◾	The company has demonstrated responsible past use of share issuances by either:
◾	Outperforming peers in its 8-digit GICS group as measured by one- and three-year median TSRs; or
◾	Providing disclosure that its past share issuances were priced at levels that resulted in only small or moderate discounts to NAV and economic dilution to existing non-participating shareholders.

Disposition of Assets/Termination/Liquidation

General Recommendation: Vote case-by-case on proposals to dispose of assets, to terminate or liquidate, considering the following factors:

◾	Strategies employed to salvage the company;
◾	The fund’s past performance;
◾	The terms of the liquidation.

Changes to the Charter Document

General Recommendation: Vote case-by-case on changes to the charter document, considering the following factors:

◾	The degree of change implied by the proposal;
◾	The efficiencies that could result;
◾	The state of incorporation;
◾	Regulatory standards and implications.

Vote against any of the following changes:

◾	Removal of shareholder approval requirement to reorganize or terminate the trust or any of its series;
◾	Removal of shareholder approval requirement for amendments to the new declaration of trust;

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◾

Removal of shareholder approval requirement to amend the fund’s management contract, allowing the contract to be modified by the investment manager and the trust management, as permitted by the 1940 Act;

◾	Allow the trustees to impose other fees in addition to sales charges on investment in a fund, such as deferred sales charges and redemption fees that may be imposed upon redemption of a fund’s shares;
◾	Removal of shareholder approval requirement to engage in and terminate subadvisory arrangements;
◾	Removal of shareholder approval requirement to change the domicile of the fund.

Changing the Domicile of a Fund

General Recommendation: Vote case-by-case on re-incorporations, considering the following factors:

◾	Regulations of both states;
◾	Required fundamental policies of both states;
◾	The increased flexibility available.

Authorizing the Board to Hire and Terminate Subadvisers Without Shareholder Approval

General Recommendation: Vote against proposals authorizing the board to hire or terminate subadvisers without shareholder approval if the investment adviser currently employs only one subadviser.

Distribution Agreements

General Recommendation: Vote case-by-case on distribution agreement proposals, considering the following factors:

◾	Fees charged to comparably sized funds with similar objectives;
◾	The proposed distributor’s reputation and past performance;
◾	The competitiveness of the fund in the industry;
◾	The terms of the agreement.

Master-Feeder Structure

General Recommendation: Vote for the establishment of a master-feeder structure.

Mergers

General Recommendation: Vote case-by-case on merger proposals, considering the following factors:

◾	Resulting fee structure;
◾	Performance of both funds;
◾	Continuity of management personnel;
◾	Changes in corporate governance and their impact on shareholder rights.

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Shareholder Proposals for Mutual Funds

Establish Director Ownership Requirement

General Recommendation: Generally vote against shareholder proposals that mandate a specific minimum amount of stock that directors must own in order to qualify as a director or to remain on the board.

Reimburse Shareholder for Expenses Incurred

General Recommendation: Vote case-by-case on shareholder proposals to reimburse proxy solicitation expenses. When supporting the dissidents, vote for the reimbursement of the proxy solicitation expenses.

Terminate the Investment Advisor

General Recommendation: Vote case-by-case on proposals to terminate the investment advisor, considering the following factors:

◾	Performance of the fund’s Net Asset Value (NAV);
◾	The fund’s history of shareholder relations;
◾	The performance of other funds under the advisor’s management.

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PART C
OTHER INFORMATION
We have omitted responses to Items 28(e), (i) and (k) pursuant to paragraph 2(b) of General Instruction B to Form N-1A.
Item 28.
Exhibits
(a)
Amended and Restated Agreement and Declaration of Trust dated April 14, 2014 of State Street Master Funds is incorporated herein by reference to Amendment No. 18 to State Street Master Funds’ Registration Statement on Form
N-1A filed with the Commission on April 30, 2014.

(b)
Amended and Restated By-Laws of State Street Master Funds dated August 28, 2015 is incorporated herein by reference to Amendment No. 20 to State Street Master Funds’ Registration Statement on Form N-1A filed with the
Commission on April 14, 2016.

(c)	Not applicable.
(d)(1)
Amended and Restated Investment Advisory Agreement dated November 17, 2015 between SSGA Funds
Management, Inc. and the Trust is incorporated herein by reference to Amendment No. 20 to State Street Master
Funds’ Registration Statement on Form N-1A filed with the Commission on April 14, 2016.

(2)
Amended and Restated Appendix A and Amended and Restated Appendix B dated December 31, 2020 to Amended and Restated Investment Advisory Agreement dated November 17, 2015 between SSGA Funds Management, Inc. and the Trust is incorporated herein by reference to Amendment No. 29 to State Street Master Funds’ Registration
Statement on Form N-1A filed with the Commission on April 28, 2021.

(3)
Fee Waiver letter dated February 1, 2011 between SSGA Funds Management, Inc. and the Trust with respect to the
Money Market Portfolios is incorporated herein by reference to Amendment No. 14 to State Street Master Funds’
Registration Statement on Form N-1A filed with the Commission on April 29, 2011.

(4)
Reimbursement Agreement dated September 20, 2012 by and among State Street Master Funds, State Street
Institutional Investment Trust, and SSGA Funds Management, Inc. is incorporated herein by reference to Amendment
No. 17 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30,
2013.

(5)
Notice dated December 31, 2020 to the Amended and Restated Investment Advisory Agreement dated November 17,
2015 between SSGA Funds Management, Inc. and the Trust with respect to the State Street International Developed
Equity Index Portfolio is incorporated herein by reference to Amendment No. 30 to State Street Master Funds’
Registration Statement on Form N-1A filed with the Commission on April 28, 2022.

(6)
Reimbursement Agreement dated May 1, 2020 by and among State Street Master Funds, State Street Institutional
Investment Trust, State Street Navigator Securities Lending Trust, Elfun Government Money Market Fund, SSGA
Funds Management, Inc. and State Street Global Advisors Funds Distributors, LLC is incorporated herein by reference to Amendment No. 29 to State Street Master Funds’ Registration Statement on Form N-1A filed with the
Commission on April 28, 2021.

(e)	Not applicable.
(f)	Not applicable.
(g)(1)
Custodian Agreement dated March 1, 2000 between State Street Bank and Trust Company and the Trust is incorporated herein by reference to Amendment No. 3 to State Street Master Funds’ Registration Statement on Form
N-1A filed with the Commission on April 30, 2002.

(2)
Amendment to Custodian Agreement dated February 14, 2001 between State Street Bank and Trust Company and the
Trust is incorporated herein by reference to Amendment No. 3 to State Street Master Funds’ Registration Statement on
Form N-1A filed with the Commission on April 30, 2002.

(3)
2nd Amendment to Custodian Agreement dated September 30, 2020 between the State Street Bank and Trust
Company and the Trust is incorporated herein by reference to Amendment No. 29 to State Street Master Funds’
Registration Statement on Form N-1A filed with the Commission on April 28, 2021.

(4)
Notice dated February 14, 2002 to Custodian Agreement dated March 1, 2000 with respect to the State Street Money
Market Portfolio and the State Street U.S. Government Money Market Portfolio is incorporated herein by reference to
Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on
April 30, 2008.

(5)
Notice dated February 12, 2004 to Custodian Agreement dated March 1, 2000 between State Street Bank and Trust
Company and the Trust with respect to the State Street Money Market Portfolio is incorporated herein by reference to
Amendment No. 11 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on
April 30, 2008.

(6)
Notice dated September 10, 2007 to Custodian Agreement dated March 1, 2000 between State Street Bank and Trust
Company and the Trust with respect to the State Street Treasury Portfolio and the State Street Treasury Plus Portfolio
is incorporated herein by reference to Amendment No. 12 to State Street Master Funds’ Registration Statement on
Form N-1A filed with the Commission on April 30, 2009.

(7)
Notice dated December 31, 2020 to Custodian Agreement dated March 1, 2000 between the State Street Bank and
Trust Company and the Trust with respect the State Street International Developed Equity Index Portfolio is
incorporated herein by reference to Amendment No. 30 to State Street Master Funds’ Registration Statement on Form
N-1A filed with the Commission on April 28, 2022.

(h)(1)
Transfer Agent and Services Agreement dated March 1, 2000 between State Street Bank and Trust Company and the
Trust is incorporated herein by reference to Amendment No. 3 to State Street Master Funds’ Registration Statement on
Form N-1A filed with the Commission on April 30, 2002.

(2)
Notice dated February 14, 2002 to Transfer Agent and Services Agreement dated March 1, 2000 between State Street
Bank and Trust Company and the Trust with respect to the State Street Money Market Portfolio and the State Street
U.S. Government Money Market Portfolio is incorporated herein by reference to Amendment No. 11 to State Street
Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(3)
Notice dated February 12, 2004 to Transfer Agent and Services Agreement dated March 1, 2000 with respect to the
State Street Money Market Portfolio is incorporated herein by reference to Amendment No. 11 to State Street Master
Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(4)
Services Amendment dated April 5, 2004 to Transfer Agent and Services Agreement dated March 1, 2000 between
State Street Bank and Trust Company and the Trust is incorporated herein by reference to Amendment No. 11 to State
Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2008.

(5)
Anti-Money Laundering Services Amendment dated October 31, 2006 to Transfer Agent and Services Agreement
dated March 1, 2000 between State Street Bank and Trust Company and the Trust is incorporated herein by reference to Amendment No. 12 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 30, 2009.

(6)
Notice dated September 10, 2007 to Transfer Agency and Services Agreement dated March 1, 2000 between the State
Street Bank and Trust Company and the Trust with respect to the State Street Treasury Portfolio and the State Street
Treasury Plus Portfolio is incorporated herein by reference to Amendment No. 12 to State Street Master Funds’
Registration Statement on Form N-1A filed with the Commission on April 30, 2009.

(7)
Administration Agreement dated June 1, 2015 between SSGA Funds Management, Inc., SSGA Funds, State Street
Institutional Investment Trust and State Street Master Funds is incorporated herein by reference to Amendment No. 20 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 14, 2016.

(8)
Sub-Administration Agreement dated June 1, 2015 between State Street Bank and Trust Company and SSGA Funds
Management, Inc. is incorporated herein by reference to Amendment No. 20 to State Street Master Funds’
Registration Statement on Form N-1A filed with the Commission on April 14, 2016.

(9)
Amendment to the Sub-Administration Agreement dated June 1, 2015 between State Street Bank and Trust Company and SSGA Funds Management, Inc. is incorporated herein by reference to Amendment No. 25 to State Street Master
Funds’ Registration Statement on Form N-1A filed with the Commission on April 29, 2019.

(10)
Notice dated November 17, 2015 to the Administration Agreement dated June 1, 2015 between SSGA Funds
Management, Inc., SSGA Funds, State Street Institutional Investment Trust and State Street Master Funds with respect the State Street International Developed Equity Index Portfolio is incorporated herein by reference to Amendment No.
21 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 29, 2016.

(11)
Notice dated December 31, 2020 to Sub-Administration Agreement dated June 1, 2015 between State Street Bank and
Trust Company and SSGA Funds Management, Inc. with respect the State Street International Developed Equity
Index Portfolio is incorporated herein by reference to Amendment No. 30 to State Street Master Funds’ Registration
Statement on Form N-1A filed with the Commission on April 28, 2022.

(12)
Amendment to Master-Feeder Participation Agreement between Henderson Global Funds, on behalf of its series
Henderson Money Market Fund (the “Feeder Fund”), and the Trust dated April 20, 2009 is incorporated herein by reference to Amendment No. 14 to State Street Master Funds’ Registration Statement on Form N-1A filed with the
Commission on April 29, 2011.

(13)
Form of Master-Feeder Participation Agreement is incorporated herein by reference to Amendment No. 14 to State
Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on April 29, 2011.

(14)
Information Security Program Agreement dated November 19, 2010 is incorporated herein by reference to
Amendment No. 14 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on
April 29, 2011.

(15)
Notice dated December 31, 2020 to Transfer Agency and Services Agreement dated March 1, 2000 between the State
Street Bank and Trust Company and the Trust with respect the State Street International Developed Equity Index
Portfolio is incorporated herein by reference to Amendment No. 30 to State Street Master Funds’ Registration
Statement on Form N-1A filed with the Commission on April 28, 2022.

(16)
Indemnification Agreement dated September 15, 2022 between the Trust and the Board of Trustees of the Trust is incorporated herein by reference to Amendment No. 31 to State Street Master Funds’ Registration Statement on Form
N-1A filed with the Commission on April 26, 2023.

(17)	Indemnification Agreement dated March 2, 2023 between the Trust and the Board of Trustees of the Trust is filed herewith.

(18)
Master Amended and Restated Securities Lending Authorization Agreement dated January 6, 2017 between SSGA
Funds, State Street Institutional Investment Trust, State Street Master Funds and State Street Bank and Trust Company
is incorporated herein by reference to Amendment No. 28 to State Street Master Funds’ Registration Statement on
Form N-1A filed with the Commission on April 24, 2020.

(19)
First Amendment to Master Amended and Restated Securities Lending Authorization Agreement between SSGA
Funds, State Street Institutional Investment Trust, State Street Master Funds and State Street Bank and Trust Company
dated December 7, 2018 is incorporated herein by reference to Amendment No. 25 to State Street Master Funds’
Registration Statement on Form N-1A filed with the Commission on April 29, 2019.

(20)
Second Amendment to Master Amended and Restated Securities Lending Authorization Agreement between SSGA
Funds, State Street Institutional Investment Trust, State Street Master Funds and State Street Bank and Trust Company
dated February 28, 2022 is filed herewith.

(21)
Third Amendment to Master Amended and Restated Securities Lending Authorization Agreement between SSGA
Funds, State Street Institutional Investment Trust, State Street Master Funds and State Street Bank and Trust Company
dated December 18, 2023 is filed herewith.

(i)	Not applicable.
(j)	Consent of Ernst & Young LLP is filed herewith.
(k)	Not applicable.
(l)	Not applicable.
(m)	Not applicable.
(n)	Not applicable.
(o)(1)
Power of Attorney dated September 15, 2022 as it relates to the SSGA Funds, State Street Institutional Investment
Trust, the Trust, State Street Institutional Funds, State Street Variable Insurance Series Funds, Inc. State Street
Navigator Securities Lending Trust, Elfun Government Money Market Fund, Elfun Tax-Exempt Income Fund, Elfun
Income Fund, Elfun Diversified Fund, Elfun International Equity Fund and Elfun Trusts is incorporated herein by reference to Amendment No. 31 to State Street Master Funds’ Registration Statement on Form N-1A filed with the
Commission on April 26, 2023.

(2)
Power of Attorney dated March 10, 2023 as it relates to the SSGA Funds, State Street Institutional Investment Trust,
the Trust, State Street Institutional Funds, State Street Variable Insurance Series Funds, Inc. State Street Navigator
Securities Lending Trust, Elfun Government Money Market Fund, Elfun Tax-Exempt Income Fund, Elfun Income
Fund, Elfun Diversified Fund, Elfun International Equity Fund and Elfun Trusts is incorporated herein by reference to
Amendment No. 31 to State Street Master Funds’ Registration Statement on Form N-1A filed with the Commission on
April 26, 2023.

(3)
Power of Attorney dated May 10, 2023 as it relates to the SSGA Funds, State Street Master Funds, the Trust, State
Street Institutional Funds, State Street Variable Insurance Series Funds, Inc. State Street Navigator Securities Lending
Trust, Elfun Government Money Market Fund, Elfun Tax-Exempt Income Fund, Elfun Income Fund, Elfun Diversified
Fund, Elfun International Equity Fund and Elfun Trusts is filed herewith.

(p)(1)	Joint Code of Ethics dated March 31, 2024 governing the Registrant is filed herewith.
(2)	Code of Ethics for the Independent Trustees is incorporated by reference to Post-Effective Amendment No. 43 filed on April 28, 2022.
Item 29.
Persons Controlled By or Under Common Control With Registrant
See Item 18 in Part B for information regarding ownership of State Street Money Market Portfolio, State Street U.S. Government Money Market Portfolio, State Street Treasury Money Market Portfolio, State Street Treasury Plus Money Market Portfolio and State Street International Developed Equity Index Portfolio.
Item 30.
Indemnification
Under the terms of Registrant’s Amended and Restated Declaration of Trust, Article VIII, Registrant is required, subject to certain exceptions and limitations, to indemnify each of its Trustees and officers, including persons who serve at the Registrant’s request as directors, officers or trustees of another organization in which the Registrant has any interest as a shareholder, creditor or otherwise who may be indemnified by Registrant under the Investment Company Act of 1940.
Under a separate Indemnification Agreement by and among the Registrant and each Trustee, the Registrant has undertaken to indemnify and advance expenses to each Trustee in a manner consistent with the laws of the Commonwealth of Massachusetts. The Agreement precludes indemnification or advancement of expenses with respect to “disabling conduct” (willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of office) and sets forth reasonable and fair means for determining whether indemnification or advancement of expenses shall be made.

Item 31.
Business and Other Connections of Investment Adviser
Any other business, profession, vocation or employment of a substantial nature in which each director or principal officer of each investment adviser is or has been, at any time during the last two fiscal years, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee are as follows:
SSGA FM serves as the investment adviser for each series of the Trust. SSGA FM is a wholly-owned subsidiary of State Street Global Advisors, Inc., which itself is a wholly-owned subsidiary of State Street Corporation. SSGA FM and other advisory affiliates of State Street Corporation make up State Street Global Advisors (“SSGA”), the investment management arm of State Street Corporation. The principal address of SSGA FM is One Iron Street, Boston, Massachusetts 02210. SSGA FM is an investment adviser registered under the Investment Advisers Act of 1940.
Below is a list of the directors and principal executive officers of SSGA FM and their principal occupation(s). Unless otherwise noted, the address of each person listed is One Iron Street, Boston, Massachusetts 02210.
Name	Principal Occupation
Barry Smith	Chairperson, Director and President; Executive Vice President of SSGA
Sean Driscoll	Director of SSGA FM; Managing Director of SSGA
Shweta Narasimhadevara	Director of SSGA FM; Senior Managing Director of SSGA
Apea Amoa	Director of SSGA FM; Chief Financial Officer of SSGA
Greg Hartch	Director of SSGA FM; Senior Managing Director of SSGA
Brian Harris	Chief Compliance Officer of SSGA FM; Managing Director of SSGA
Steven Hamm	Treasurer of SSGA FM; Vice President of SSGA
Sean O’Malley, Esq.	Chief Legal Officer of SSGA FM; General Counsel of SSGA
Ann M. Carpenter	Chief Operating Officer of SSGA FM; Managing Director of SSGA
Tim Corbett	Chief Risk Officer of SSGA FM; Senior Vice President/Senior Managing Director of SSGA
Jamie Bernardi	Derivates Risk Manager of SSGA FM; Managing Director of SSGA
Christyann Weltens	Derivates Risk Manager; Vice President of SSGA
David Ireland	CTA Chief Marketing Officer; Senior Vice President/Senior Managing Director of SSGA
David Urman, Esq.	Clerk of SSGA FM; Vice President and Senior Counsel of SSGA
Dan Furman, Esq.	Assistant Clerk of SSGA FM; Managing Director and Managing Counsel of SSGA
David Robbins Ireland	CTA-Chief Marketing Officer of SSGA FM
Item 32.
Principal Underwriters
Not applicable.
Item 33.
Location of Accounts and Records
The accounts and records of the Trust are located, in whole or in part, at the office of the Trust and the following locations:
State Street Master Funds
One Iron Street
Boston, Massachusetts 02210
SSGA Funds Management, Inc. (the Investment Adviser and Administrator)
One Iron Street
Boston, Massachusetts 02210
State Street Bank and Trust Company (Custodian, Sub-Administrator and Transfer Agent)
One Congress Street
Boston, Massachusetts 02114
Item 34.
Management Services
Not applicable.

Item 35.
Undertakings
Not applicable.

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Trust, State Street Master Funds, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 25th day of April, 2024.
STATE STREET MASTER FUNDS
By:	/s/ Ann M. Carpenter
Ann M. Carpenter President (Principal Executive Officer)

By:	/s/ Bruce S. Rosenberg
Bruce S. Rosenberg Treasurer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX
Exhibit No.	Exhibit
(h)(17)	Indemnification Agreement dated March 2, 2023
(h)(20)	Second Amendment to Master Amended and Restated Securities Lending Authorization Agreement
(h)(21)	Third Amendment to Master Amended and Restated Securities Lending Authorization Agreement
(j)	Consent of Ernst &Young LLP
(o)(3)	Power of Attorney dated May 10, 2023
(p)(1)	Joint Code of Ethics